                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy StatemenT    [_]  Confidential,For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        RETAIL PROPERTY INVESTORS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check appropriate box):

[_] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid;

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party;

    4) Date Filed:

                        RETAIL PROPERTY INVESTORS, INC.
                          1285 Avenue of the Americas
                           New York, New York 10019

                                                                August 23, 1996

Dear Fellow Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of Retail Property Investors, Inc. (the "Company") to be held on October 16, 1996, at 9:00 a.m., local time, at the offices of PaineWebber Properties Incorporated, 1285 Avenue of the Americas, 38th Floor, New York, New York 10019.

  At the Special Meeting, you will be asked to consider and approve, among other things, the complete and voluntary liquidation and dissolution of the Company pursuant to the Plan of Liquidation and Dissolution of the Company. As part of the overall transaction, the Company will sell substantially all of its assets to Glimcher Realty Trust for an aggregate purchase price of $197,000,000, plus prepayment penalties and assumption fees, in accordance with the terms of the Purchase and Sale Agreement, dated as of March 11, 1996, by and among Glimcher, the Company and certain other entities affiliated with the Company, as amended from time to time. After the prepayment or assumption of all of the Company's mortgage indebtedness and the payment of all prepayment penalties, assumption fees and certain closing costs by Glimcher, the Company will receive, upon the closing of the sale, net proceeds estimated to be equal to $37,401,126 in the aggregate. ASSUMING SHAREHOLDER APPROVAL IS OBTAINED AT THE SPECIAL MEETING, THE BOARD ANTICIPATES THAT, BY DECEMBER 31, 1996, THE COMPANY WILL LIQUIDATE ANY AND ALL OF ITS REMAINING ASSETS AND WILL DISTRIBUTE TO ITS SHAREHOLDERS AN ESTIMATED AMOUNT OF $42,585,000 IN THE AGGREGATE OR APPROXIMATELY $8.50 PER SHARE OF COMMON STOCK. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SALE AND THE DISSOLUTION OF THE COMPANY AND HAS DETERMINED THAT THE OVERALL TRANSACTION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE TRANSACTION.

  The aggregate amount to be distributed to shareholders represents the distribution of the net proceeds of the sale of the Company's assets to Glimcher and of any disposition of any remaining assets plus all accumulated cash reserves, together with any interest thereon (after payment of, or making provision for the payment of, all of the Company's remaining liabilities). In the event it is not possible or practical for the Company to complete final liquidating distributions of cash to the shareholders by December 31, 1996, the shareholders will also receive beneficial interests in a liquidating trust, established to liquidate such assets and satisfy or provide for such claims, in proportion to their respective holdings of the outstanding shares of common stock of the Company. After making final liquidating distributions to the shareholders, including distributions of interests in a liquidating trust, the separate corporate existence of the Company will cease.

  SHAREHOLDERS ARE URGED TO GIVE THE ATTACHED PROXY STATEMENT THEIR CAREFUL AND PROMPT ATTENTION. APPROVAL OF THE TRANSACTION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF MORE THAN 66 2/3% OF ALL THE VOTES ENTITLED TO BE CAST ON THE TRANSACTION. AS SUCH, YOUR FAILURE TO VOTE WILL BE EQUIVALENT TO A VOTE AGAINST THE TRANSACTION. IF THE TRANSACTION IS NOT APPROVED, THE BOARD OF DIRECTORS DOES NOT ANTICIPATE THAT THE COMPANY WILL BE ABLE TO REINSTATE THE REGULAR PAYMENT OF QUARTERLY DIVIDENDS IN THE FORESEEABLE FUTURE. ACCORDINGLY, SHAREHOLDERS ARE URGED TO APPROVE THE TRANSACTION BY SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD TODAY.

  On behalf of your Board of Directors, thank you for your cooperation and continued support.

                                          Sincerely,

                                          Lawrence A. Cohen
                                          President and Chief Executive
                                           Officer

                        RETAIL PROPERTY INVESTORS, INC.
                          1285 Avenue of the Americas
                           New York, New York 10019

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON OCTOBER 16, 1996

                               ----------------

NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of Retail Property Investors, Inc., a Virginia corporation (the "Company"), will be held on October 16, 1996, at 9:00 a.m., local time, at the offices of PaineWebber Properties Incorporated, 1285 Avenue of the Americas, 38th Floor, New York, New York 10019 (the "Special Meeting"), for the following purposes:

    1. To consider and vote upon a single proposal (the "Transaction") to approve and adopt (i) the Purchase and Sale Agreement by and among Glimcher Realty Trust, a Maryland real estate investment trust ("Glimcher"), the Company, PaineWebber Retail Property Investments, Ltd., PaineWebber Retail Property Investments Joint Venture, PaineWebber College Plaza, L.P. and PaineWebber Marion Towne, L.P., dated as of March 11, 1996, as amended from time to time and as assigned by Glimcher to its affiliate, Glimcher Properties Limited Partnership, a Delaware limited partnership (the "Sale Agreement"); (ii) the sale of substantially all of the Company's assets to Glimcher, pursuant to the Sale Agreement (the "Sale"); (iii) the Plan of Liquidation and Dissolution of the Company, approved by the Board of Directors of the Company on April 23, 1996 (the "Plan"), which provides, among other things, for the Sale; and (iv) the complete and voluntary liquidation and dissolution of the Company, in accordance with the terms of the Plan (the "Liquidation"). Copies of the Sale Agreement and the Plan are attached to the accompanying Proxy Statement as Annex A and Annex C, respectively. A vote in favor of the Transaction will constitute a vote in favor of the Sale Agreement, the Sale, the Plan and the Liquidation, including the terms thereof and each of the transactions contemplated thereby.

    2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  The Board of Directors of the Company has fixed the close of business on August 21, 1996 as the record date. Only holders of shares of the common stock, par value $.01 per share, of the Company of record at the close of business on that date are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The Transaction and the other related matters are more fully described in the accompanying Proxy Statement and the Annexes thereto, which form a part of this Notice.

                                          By Order of the Board of Directors

                                          Linda Z. MacDonald
                                          Assistant Secretary

Boston, Massachusetts
August 23, 1996

  IT IS IMPORTANT THAT YOUR PROXY BE RETURNED PROMPTLY, WHICH WILL HELP YOUR COMPANY AVOID ADDITIONAL SOLICITATION COSTS. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, INCLUDING BY VOTING IN PERSON AT THE SPECIAL MEETING. IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL D.F. KING & CO., INC., WHICH IS ASSISTING YOUR COMPANY, TOLL-FREE AT 1-800-290-6431.

                        RETAIL PROPERTY INVESTORS, INC.
                          1285 Avenue of the Americas
                           New York, New York 10019
                                (800) 225-1174

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON OCTOBER 16, 1996

  This Proxy Statement is being furnished to the holders (collectively, the "Shareholders" and individually, a "Shareholder") of common stock, par value $.01 per share ("Common Stock"), of Retail Property Investors, Inc., a Virginia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at a Special Meeting of Shareholders of the Company to be held on October 16, 1996, at 9:00 a.m., local time, at the offices of PaineWebber Properties Incorporated, 1285 Avenue of the Americas, 38th Floor, New York, New York 10019 and at any adjournment or postponement thereof (the "Special Meeting"). This Proxy Statement, the Notice of Special Meeting of Shareholders and the accompanying proxy card are first being mailed to the Shareholders on or about August 23, 1996, in connection with the solicitation of proxies for the Special Meeting.

  At the Special Meeting, Shareholders entitled to notice of and to vote at the Special Meeting will be asked to consider and vote upon the overall transaction (the "Transaction") more fully described below, involving the sale of substantially all of the Company's assets to Glimcher Realty Trust, a Maryland real estate investment trust ("Glimcher"), and the complete and voluntary liquidation and dissolution of the Company (the "Liquidation") in accordance with the Plan of Liquidation and Dissolution of the Company, approved by the Board on April 23, 1996 (the "Plan"), and to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. ASSUMING SHAREHOLDER APPROVAL IS OBTAINED AT THE SPECIAL MEETING, THE BOARD ANTICIPATES THAT, BY DECEMBER 31, 1996, THE COMPANY WILL LIQUIDATE ANY AND ALL OF ITS REMAINING ASSETS AND WILL DISTRIBUTE TO ITS SHAREHOLDERS AN ESTIMATED AMOUNT OF $42,585,000 IN THE AGGREGATE OR APPROXIMATELY $8.50 PER SHARE OF COMMON STOCK.

  As part of the Transaction, the Company will sell substantially all of its assets to Glimcher for an aggregate purchase price of $197,000,000 (the "Sale"), pursuant to the Purchase and Sale Agreement by and among Glimcher and the Company, PaineWebber Retail Property Investments, Ltd., PaineWebber Retail Property Investments Joint Venture, PaineWebber College Plaza, L.P. and PaineWebber Marion Towne, L.P. (collectively, the "Sellers" and each, a "Seller"), dated as of March 11, 1996 (the "Original Sale Agreement"), as amended by the letter agreements by and among Glimcher and the Sellers, dated as of May 12, 1996, May 14, 1996, May 30, 1996, June 6, 1996, June 13, 1996,
June 19, 1996 and June 27, 1996 (each, an "Amendment" and collectively, the "Amendments") (as amended, the "Sale Agreement"). After the prepayment or assumption of all of the Company's mortgage indebtedness and the payment by Glimcher of all prepayment penalties, assumption fees and certain closing costs, the Company will receive, upon consummation of the Sale, net proceeds estimated to be equal to $37,401,126 in the aggregate. Glimcher deposited into escrow on June 27, 1996 sufficient funds to cover such payment in the form of four (4) irrevocable letters of credit. Pursuant to a certain Assignment of Purchase and Sale Agreement (the "Assignment"), dated as of June 27, 1996, between Glimcher and its affiliate, Glimcher Properties Limited Partnership, a Delaware limited partnership ("GPLP"), Glimcher assigned all of its right, title and interest under the Sale Agreement to GPLP, though Glimcher remains primarily liable for its obligations under the Sale Agreement. Consummation of the Sale is conditioned upon, among other things, approval thereof by the Shareholders. See "The Transaction--The Proposed Sale" and "Summary of Certain Agreements--The Sale Agreement."

  Anticipated distributions to the Shareholders in an estimated amount of $42,585,000 in the aggregate represent the distribution of the net proceeds of the Sale and of any disposition of any remaining assets plus all accumulated cash reserves, together with any interest thereon (after payment of, or making provision for the payment of, all of the Company's remaining liabilities), pursuant to the terms of the Plan. The Company plans to make such distributions to the Shareholders by December 31, 1996 in part because the Company does not anticipate that it will be able to continue to qualify as a real estate investment trust ("REIT") thereafter. See "The Transaction-- Certain Federal Income Tax Consequences." In the event it is not possible or practical for the Company fully to liquidate its remaining assets and satisfy all remaining claims by December 31, 1996, however, the Shareholders will receive by such date (i) a partial distribution of cash representing a substantial portion of the total anticipated distributions, and (ii) beneficial interests in a liquidating trust, established to liquidate such assets and satisfy or provide for such claims (the "Liquidating Trust"), in proportion to their respective holdings of the outstanding shares of Common Stock. A vote to approve the Transaction constitutes approval of Fleet National Bank to act as trustee of such Liquidating Trust and authorization of the transfer of all of the Company's remaining assets to such Liquidating Trust in accordance with the Plan. The Board may modify, amend, revoke or abandon the Plan, or delay or revoke the dissolution of the Company, pursuant to the terms thereof at any time without Shareholder approval, if it determines that such action will be in the best interests of the Company or its Shareholders. See "The Transaction--The Proposed Liquidation; Net Proceeds of the Transaction" and "Summary of Certain Agreements--The Plan."

  All summaries and references to the Sale Agreement and the Plan in this Proxy Statement are qualified in their entirety by reference to the text of the Sale Agreement and the Plan, which are attached hereto as Annex A and Annex C, respectively. A vote in favor of the Transaction will constitute a vote in favor of the Sale Agreement, the Sale, the Plan and the Liquidation, including the terms thereof and each of the transactions contemplated thereby.

  THE BOARD BELIEVES THAT THE TRANSACTION IS FAIR TO AND IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS. THE BOARD HAS UNANIMOUSLY APPROVED THE TRANSACTION AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE TRANSACTION.

  It is not anticipated that any other matter will be brought before the Special Meeting. If, however, other matters are properly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  IN DETERMINING WHETHER TO APPROVE THE TRANSACTION AT THE SPECIAL MEETING, SHAREHOLDERS SHOULD CONSIDER ALL OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

                               ----------------

             The date of this Proxy Statement is August 23, 1996.

  Shareholders should not surrender any certificate for shares of Common Stock with their proxy. Following approval of the Transaction, Shareholders will receive separate instructions for surrendering their certificates.

                                     (ii)

                             AVAILABLE INFORMATION

  The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial condition and other matters. Such reports, proxy statements and other information may be inspected and copied at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and also should be available for inspection and copying at the regional offices of the Commission located at 73 Tremont Street, Boston, Massachusetts 02108-3912 and at 75 Park Place, Room 1400, 14th floor, New York, New York 10007. Copies of such material may be obtained upon payment of the Commission's customary fees by writing to its principal office at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

                          INCORPORATION BY REFERENCE

  The following documents filed by the Company with the Commission under the Exchange Act accompany this Proxy Statement as Annex E and Annex F, respectively, and are incorporated herein by reference: the Company's Annual Report, as amended, on Form 10-K for the fiscal year ended August 31, 1995 (Commission File No. 0-18247) (the "1995 Form 10-K") and the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (Commission File No. 0-18247) (the "May 31, 1996 Form 10-Q"). The following documents filed by the Company with the Commission under the Exchange Act (Commission File No. 0-18247) are also incorporated herein by reference:

    (a) the Company's Annual Report on Form 10-K/A-2 for the fiscal year ended August 31, 1995 filed with the Commission on July 18, 1996;

    (b) the Company's Annual Report on Form 10-K/A-1 for the fiscal year ended August 31, 1995 filed with the Commission on April 25, 1996;

    (c) the Company's Current Report on Form 8-K filed March 15, 1996;

    (d) the Company's Quarterly Report on Form 10-Q for the quarter ended February 29, 1996; and

    (e) the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1995.

  In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to August 31, 1995 are hereby incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing of such documents. The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all such documents which may have been or may be incorporated by reference in this Proxy Statement but not attached hereto. Such written or oral request should be directed to Linda Z. MacDonald, Assistant Secretary, Retail Property Investors, Inc., 265 Franklin Street, Boston, Massachusetts 02110, telephone number (800) 225-1174.

  All statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                                     (iii)

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   1
  The Company.............................................................   1
  Terms of the Transaction................................................   1
    The Proposed Sale.....................................................   1
    The Proposed Liquidation..............................................   2
  Required Vote for Approval of the Transaction...........................   2
  Reasons for Transaction; Recommendation of the Board....................   3
  Fairness Opinion of the Financial Advisor...............................   4
  Conflicts of Interest; Interest of Certain Affiliates in the
   Transaction............................................................   4
  Certain Federal Income Tax Consequences.................................   5
  Accounting Treatment....................................................   6
  Regulatory and Other Approvals..........................................   6
  Dissenters' Rights......................................................   7
  Alternatives to the Transaction.........................................   7
  Pro Forma Financial Statements..........................................   7
  The Sale Agreement......................................................   7
    General...............................................................   7
    Purchase Price........................................................   8
    Acquisition Proposals.................................................   8
    Shareholder Approval..................................................   8
    Termination After Escrow Closing......................................   9
  The Closing Escrow Agreement............................................  10
  The Management Agreement................................................  10
    General Terms.........................................................  10
    Compensation of GPLP..................................................  11
    Termination Rights....................................................  11
    Non-Competition.......................................................  11
  The Plan................................................................  11
    Liquidating Distributions.............................................  11
    Liquidating Trust.....................................................  12
    Amendments, Revocation and Termination................................  12
  Certain Legal Proceedings...............................................  12
  The Special Meeting.....................................................  13
THE TRANSACTION...........................................................  14
  Background of the Company...............................................  14
  Corporate Structure of the Company and Related Entities.................  15
  The Proposed Sale.......................................................  16
  The Proposed Liquidation; Net Proceeds of the Transaction...............  17
  Reasons for Transaction; Recommendation of the Board....................  18
  Fairness Opinion of the Financial Advisor...............................  23
    Extensive Marketing and Auction Process...............................  24
    Internal Lehman Valuation.............................................  25
    Analysis of Appraised Values..........................................  25
  Background of the Transaction...........................................  26
  Conflicts of Interest; Interest of Certain Affiliates in the
   Transaction............................................................  34
    The Advisory Agreement................................................  34
    Services by Other Affiliates of the Company...........................  35
    PaineWebber Obligations...............................................  35

                                      (iv)

                                                                            PAGE
                                                                            ----
    Glimcher...............................................................  37
  Certain Federal Income Tax Consequences..................................  37
    The Sale and Liquidation...............................................  37
    Tax Consequences of Liquidation to the Company.........................  37
    Tax Consequences of Liquidation to Shareholders........................  39
    Liquidating Trust......................................................  40
    Taxation of Non-United States Shareholders.............................  40
    State and Local Income Tax.............................................  40
    Backup Withholding.....................................................  40
    Pending Legislation....................................................  40
  Accounting Treatment.....................................................  41
  Regulatory and Other Approvals...........................................  41
    Hart-Scott-Rodino......................................................  41
    Other Approvals........................................................  41
  Dissenters' Rights.......................................................  41
PRO FORMA FINANCIAL STATEMENTS.............................................  42
SUMMARY OF CERTAIN AGREEMENTS..............................................  48
  The Sale Agreement.......................................................  48
    Parties; Sale of Assets................................................  48
    Deposit; Due Diligence.................................................  48
    Purchase Price.........................................................  48
    Representations and Warranties.........................................  48
    Indemnification........................................................  49
    Indebtedness...........................................................  49
    Acquisition Proposals..................................................  50
    Shareholder Approval...................................................  50
    Escrow Closing.........................................................  50
    Defaults and Remedies..................................................  51
    Termination After Escrow Closing.......................................  51
    Liquidated Damages; Protection of REIT Status..........................  52
    Prorations and Adjustments at Escrow Closing...........................  52
  The Closing Escrow Agreement.............................................  52
  The Management Agreement.................................................  53
    General Terms..........................................................  53
    Collection of Rents and Revenues.......................................  54
    Leasing and Operation of the Properties................................  54
    Compensation of GPLP...................................................  54
    Indemnification........................................................  55
    Termination Rights.....................................................  55
    Non-Competition........................................................  55
  The Plan.................................................................  55
    Sale of the Properties.................................................  55
    Reserve for Liabilities................................................  56
    Liquidating Distributions..............................................  56
    Liquidating Trust......................................................  56
    Stock Certificates.....................................................  56
    Dissolution............................................................  57
    Amendments, Revocation and Termination.................................  57
    Indemnification/Insurance..............................................  57
    REIT Qualification.....................................................  57

                                      (v)

                                                                            PAGE
                                                                            ----
INFORMATION ABOUT THE COMPANY..............................................  57
  Market for Common Stock..................................................  57
  Dividends and Liquidity..................................................  58
    Dividends..............................................................  58
    Liquidity..............................................................  58
  Certain Legal Proceedings................................................  58
  Principal Executive Offices and Telephone Number.........................  59
  Additional Information...................................................  59
THE SPECIAL MEETING........................................................  59
  Date, Time and Place of Special Meeting..................................  59
  Record Date and Outstanding Shares.......................................  59
    Record Date............................................................  59
    Common Stock...........................................................  60
  Voting Rights and Quorum.................................................  60
    Voting Rights..........................................................  60
    Reason for Seeking Shareholder Approval................................  60
    Quorum.................................................................  60
  Vote Required to Approve the Transaction.................................  60
  Other Matters............................................................  60
  Proxies and Revocation...................................................  60
  Solicitation of Proxies and Expenses.....................................  61
  Presence of Accountants..................................................  61
  Security Ownership.......................................................  61
  Submission of Shareholder Proposals......................................  62

ANNEXES TO PROXY STATEMENT
  ANNEX A:PURCHASE AND SALE AGREEMENT, AS AMENDED
  ANNEX B:CLOSING ESCROW AGREEMENT, AS AMENDED
  ANNEX C:PLAN OF LIQUIDATION AND DISSOLUTION
  ANNEX D:FAIRNESS OPINION OF LEHMAN BROTHERS INC.
  ANNEX E:FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1995
  ANNEX F:FORM 10-Q FOR THE QUARTER ENDED MAY 31, 1996

                                      (vi)

                                    SUMMARY

  The following is a brief summary of certain information contained elsewhere in this Proxy Statement and the Annexes hereto relating to the proposed Transaction, pursuant to which the Company will (i) sell substantially all of its assets to Glimcher for an aggregate purchase price of $197,000,000, (ii) liquidate any and all of its remaining assets; (iii) pay or provide for payment of its remaining liabilities and (iv) distribute to its Shareholders an estimated amount of $8.50 per share of Common Stock by December 31, 1996. The separate corporate existence of the Company will thereafter cease. Unless the context indicates otherwise, all references to the Company include on a consolidated basis the following affiliated partnerships and joint venture (collectively, the "Partnerships") through which the Company owns all of its 22 shopping centers: PaineWebber Retail Property Investments, Ltd., PaineWebber Retail Property Investments Joint Venture, PaineWebber College Plaza, L.P. and PaineWebber Marion Towne, L.P. This summary does not purport to contain all material information relating to the Sale, the Sale Agreement, the Liquidation and the Plan, and is qualified in its entirety by the more detailed information and financial statements contained or incorporated by reference in this Proxy Statement. SHAREHOLDERS SHOULD READ THIS PROXY STATEMENT AND THE ANNEXES ATTACHED HERETO IN THEIR ENTIRETY.

THE COMPANY

  The Company is a Virginia corporation, originally organized in 1989 under the name "PaineWebber Retail Property Investments, Inc.," that has qualified under the Internal Revenue Code of 1986, as amended (the "Code"), as a REIT. The Company focuses on the ownership and operation of retail shopping centers, primarily containing Wal-Mart Stores, Inc. ("Wal-Mart") as the principal anchor tenant. At May 31, 1996, the Company owned and operated, indirectly through the Partnerships, 22 properties containing approximately 4.4 million square feet of leasable space. The Company is externally advised by PaineWebber Realty Advisors, L.P., a Virginia limited partnership (the "Advisor"), and its properties were, prior to June 27, 1996, externally managed by several managers. See page 15 of this Proxy Statement for a diagram of the corporate structure of the Company, the relationship of the Company to the Advisor and the defined terms for certain related entities. At the present time, there is no established public market for the resale of the shares of Common Stock. In addition, secondary share trading has been temporarily suspended since May 17, 1996 in connection with the closing of the Sale into escrow and will be reopened within two (2) weeks of the distribution to the Shareholders of this Proxy Statement. The payment of regular quarterly dividends to Shareholders has been suspended since the second quarter of fiscal 1994. For more information regarding the Company, see the 1995 Form 10-K and the May 31, 1996 Form 10-Q, both of which accompany this Proxy Statement. The Company's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019. Its telephone number is (800) 225-1174. See "Information About the Company."

TERMS OF THE TRANSACTION

  The Proposed Sale. The Board has approved the Transaction, including the Sale, the Sale Agreement, a copy of which is attached hereto as Annex A, the Liquidation and the Plan, a copy of which is attached hereto as Annex C. Pursuant to the Sale Agreement, as amended through June 27, 1996, the Company will sell to Glimcher its entire portfolio of properties, consisting of 22 retail shopping centers more fully described in the 1995 Form 10-K attached hereto as Annex E (collectively with all personal property used in connection therewith, the "Properties" and each, a "Property") for an aggregate purchase price of $197,000,000. The Company and Glimcher had previously entered into the Original Sale Agreement on March 11, 1996, providing for an aggregate purchase price for the Properties of $203,000,000 and a 60-day due diligence period during which Glimcher could notify the Company of any material engineering, structural, environmental and/or title matters concerning the Properties and/or material facts concerning the Assumed Indebtedness (as hereinafter defined), the leases, tenancies or rents and/or prepayment of premiums on the Prepaid Indebtedness (as hereinafter defined) (each, a "Material Concern"). As a result of its due diligence, Glimcher raised several Material Concerns during that period. Based on consideration of those Material Concerns and certain other factors described herein, the Company and Glimcher agreed to a reduced aggregate purchase price for the Properties of $197,000,000. See "The Transaction--Background of the Transaction."

  On June 27, 1996 (the "Escrow Closing Date"), the parties closed the Sale into escrow by delivery to Lawyers Title Insurance Corporation (the "Closing Escrow Agent") of a portion of the purchase price (not including that portion representing assumption of indebtedness) in the form of four (4) irrevocable letters of credit, instruments of transfer and assignment and other customary closing documents. On the Escrow Closing Date, Glimcher assigned all of its right, title and interest under the Sale Agreement to GPLP, though Glimcher remains primarily liable for its obligations under the Sale Agreement. GPLP began managing the Properties on the Escrow Closing Date, subject to certain approval rights of the Company, pursuant to an Exclusive Commercial Property Management Agreement by and among the Company, Glimcher and GPLP (the "Management Agreement"). Immediately upon fulfillment (or waiver) of the conditions set forth in the Sale Agreement (including approval thereof by the Shareholders) on or prior to October 31, 1996 (or such later date as may be mutually agreed upon by the Sellers and Glimcher, the "Outside Date"), Glimcher will prepay or assume all of the Company's mortgage indebtedness and will pay all prepayment penalties, assumption fees and certain related closing costs, and the Company will receive from the Closing Escrow Agent, net proceeds estimated to be equal to $37,401,126 in the aggregate. As a result of the Assignment, GPLP will become the owner of the Properties upon consummation of the Sale. See "The Transaction--The Proposed Sale," "Summary of Certain Agreements--The Sale Agreement," "Summary of Certain Agreements--The Closing Escrow Agreement" and "Summary of Certain Agreements--The Management Agreement."

  The Proposed Liquidation. Immediately thereafter, the Company intends to liquidate any remaining assets, pay or provide for the payment of all remaining liabilities and distribute net proceeds of the Sale and of any disposition of any remaining assets of the Company plus accumulated cash reserves, together with any interest thereon, to the Shareholders in complete liquidation of the Company. Based on an estimate of the Company's expenses and liabilities remaining after consummation of the Sale, the Company anticipates that it will make liquidating distributions to the Shareholders in an estimated amount of $42,585,000 in the aggregate, or approximately $8.50 per share, by December 31, 1996. It should be noted, however, that these values are estimates and represent the estimated liquidating distributions as of the date of this Proxy Statement, and that, pending completion of the Transaction, such values could change. Under the Plan, if the Board deems it advisable for any reason, the Company may at any time create a Liquidating Trust for the purpose of (i) finally determining and satisfying or providing for all then remaining claims of creditors and other liabilities of the Company and (ii) thereupon, making liquidating distributions to the Shareholders of any remaining money, property or assets. Upon transfer to the Liquidating Trust of all of the Company's remaining assets, each of the Shareholders would become a holder of a beneficial interest in the Liquidating Trust equal to the portion that such Shareholder then holds of the outstanding shares of Common Stock. In the event a Liquidating Trust is created, the Board anticipates making, by December 31, 1996, a partial distribution of cash to the Shareholders representing a substantial portion of the total anticipated distributions and a distribution of beneficial interests in the Liquidating Trust representing the remainder of the net assets of the Company. A vote to approve the Transaction constitutes approval of the appointment by the Board of Fleet National Bank as trustee of the Liquidating Trust and authorization of the transfer of all of the Company's remaining assets to the Liquidating Trust. Following the adoption of the Plan by the Shareholders at the Special Meeting, the Board may modify, amend, revoke or abandon the Plan, or delay or revoke the dissolution of the Company, at any time without Shareholder approval if it determines that such action will be in the best interests of the Company or its Shareholders. The Plan will terminate if the Sale Agreement is terminated without the Sale having occurred. See "The Transaction--The Proposed Liquidation; Net Proceeds of the Transaction Agreements" and "Summary of Certain Agreements--The Plan."

REQUIRED VOTE FOR APPROVAL OF THE TRANSACTION

  A quorum being present, the affirmative vote by Shareholders holding more than two-thirds of all the votes entitled to be cast on the Transaction is required to approve the Transaction. Approval of the Transaction by the Shareholders is required under Virginia law and the Restated and Amended Articles of Incorporation of the Company (as amended from time to time, the "Articles of Incorporation") and is a condition to consummation of the Sale pursuant to the terms of the Sale Agreement. See "Summary of Certain Agreements--The Sale Agreement" and "The Special Meeting-- Vote Required to Approve the Transaction."

REASONS FOR TRANSACTION; RECOMMENDATION OF THE BOARD

  The Board believes that the Transaction is fair to and in the best interests of the Company and its Shareholders. The Board has unanimously approved and adopted the Sale, the Sale Agreement, the Liquidation, the Plan and the transactions contemplated thereby and unanimously recommends that the Shareholders vote for the Transaction. The primary factors that the Board considered in reaching the foregoing conclusions were:

    (i) the Board's belief that ownership of the existing portfolio represented a continued risk to Shareholders, given the historical financial performance, condition and business operations of the Company;

    (ii) the Board's belief that the strategic changes in Wal-Mart's corporate growth plans, and the possible Wal-Mart relocations resulting from such changes, jeopardized the Company's leasing status of its non-Wal-Mart space, threatened the future ability of the Company to be profitable and resulted in potential buyers attributing a higher leasing risk to the Company's portfolio of Properties;

    (iii) the refinancing risk to which the Company has been and would remain subject in the event that it continued to hold its Properties for long term investment purposes, including the risk that the terms of any such refinanced debt might be significantly less favorable to the Company;

    (iv) the likely impact on the Company's future performance of the challenging economic conditions of the retail market, in general, and the Company's exposure to its retailing tenants, in particular;

    (v) the Board's belief that there appeared to be no feasible alternatives available to the Company that were as likely in the near term to provide significant market value appreciation, and the belief that the Company, as a stand-alone entity, would likely experience continued difficulty in accessing the capital markets on acceptable terms in the future;

    (vi) the Board's belief, based in part on the formal bidding process and analyses conducted by Lehman Brothers Inc., the Company's financial advisor ("Lehman"), that the Sale to Glimcher was the best offer reasonably available for the Shareholders;

    (vii) the likelihood that the undiversified portfolio of the Company would command a higher aggregate price if sold in bulk rather than on an individual basis; and

    (viii) the terms of the Plan, the Sale Agreement and the structure of the Sale, including its fixed price and the closing of the Sale into escrow following completion of Glimcher's due diligence period, pending Shareholder approval.

In making its recommendation, the Board also considered the opinion, analyses and presentations of Lehman, including its oral opinion of February 27, 1996, which was confirmed by a written opinion dated March 11, 1996, and its updated oral opinion of May 14, 1996, which was confirmed in writing on the date hereof, to the effect that, as of the date of such opinion, and based upon and subject to certain matters stated therein, the consideration to be received by the Company in the Sale was fair to the Company from a financial point of view. See "The Transaction--Fairness Opinion of the Financial Advisor."

  In addition, the Board considered several potentially negative factors in its deliberations concerning approval of the Transaction and concluded that such negative factors were not sufficient to outweigh the positive factors considered by the Board in its deliberations. The negative factors considered by the Board were as follows: the reduction of the aggregate purchase price for the Properties from $203,000,000 to $197,000,000, the various conditions to Glimcher's obligations to consummate the Sale, the use of letters of credit rather than cash for the initial deposit and the escrowed portion of the purchase price, restrictions under the Sale Agreement on solicitation of other proposals, the possibility that the Company might be required to pay Glimcher a termination fee of $4,000,000 in certain circumstances, the risk that the anticipated benefits of the Sale to the Shareholders might not be realized as a result of the uncertainty of the amount and timing of actual final liquidating distributions to the Shareholders, the possibility that the Company might seek to reduce its reporting requirements under the Exchange Act during the liquidation process in order to reduce administrative costs and the potential liability of Shareholders to return distributions made to them under certain circumstances in the event that the Company would be insolvent after any such distributions.

  For a discussion of the circumstances surrounding the Transaction and the reasons for the recommendation of the Board, see "The Transaction--Reasons for Transaction; Recommendation of the Board" and "The Transaction--Background of the Transaction."

FAIRNESS OPINION OF THE FINANCIAL ADVISOR

  On February 27, 1996, Lehman delivered its oral opinion to the Board to the effect that, as of such date, and based upon and subject to certain matters stated therein, the consideration to be received by the Company in the Sale was fair to the Company from a financial point of view. Lehman confirmed such opinion in writing on March 11, 1996. In connection with the Board's consideration of the Material Concerns raised by Glimcher and approval of certain of the Amendments reducing the aggregate purchase price for the Properties from $203,000,000 to $197,000,000, Lehman delivered an updated oral opinion to the Board on May 14, 1996 and confirmed such updated opinion in writing as of the date of this Proxy Statement, the full text of which accompanies this Proxy Statement as Annex D. Lehman's opinion is directed to the Board and addresses only the fairness from a financial point of view of the consideration to be received by the Company pursuant to the Sale Agreement. Lehman's opinion does not address any other aspect of the Transaction nor does it constitute a recommendation to any Shareholder as to how to vote at the Special Meeting. For a description of Lehman's opinion, including the procedures followed, the matter considered and the assumptions made by Lehman in arriving at its opinion, see "The Transaction--Fairness Opinion of the Financial Advisor."

CONFLICTS OF INTEREST; INTEREST OF CERTAIN AFFILIATES IN THE TRANSACTION

  In considering the recommendation of the Board to approve the Transaction, the Shareholders should be aware that potential conflicts of interest exist because certain executive officers of the Company (collectively, "Management") and a member of the Board are also, or previously have been, affiliated with PaineWebber (as defined in the footnotes to the diagram on page 15 hereof). The Advisor provides various services to the Company in connection with the management of the Company and the acquisition, management and disposition of the Company's investments in exchange for various fees and reimbursements. Affiliates of the Advisor also provide services to the Company in exchange for fees and reimbursements, including certain accounting, tax preparation, securities law compliance and investor communication and relations services; cash management services; and consulting services related to mortgage loan refinancings and acquisition due diligence activities.

  Effective March 1, 1995, the Advisor and its affiliates agreed, in order to maximize the Company's earnings and cash flow, to waive certain deferred fees as well as certain fees that it may earn in the future. Except for fees paid for cash management services, the Company does not expect the Advisor or its affiliates will earn any fees above those already paid by the Company as a result of the Transaction. In addition to the waiver of those service fees, PaineWebber has agreed, in connection with the Transaction: (i) to forgive the unsecured indebtedness of the Company to PaineWebber Properties Incorporated ("PWPI") with an outstanding principal balance of $1,136,000 as of June 1, 1996; (ii) to waive any rights to indemnification by the Company it may have with respect to any action or class action that has been or may be asserted by or on behalf of purchasers of securities offered by the Company relating to conduct prior to April 1, 1996, including, without limitation, with respect to the Class Actions (as defined below); (iii) to pay the fees of special counsel retained by the directors of the Company who are not affiliated with PaineWebber (the "Independent Directors") and certain other expenses associated with the Transaction; (iv) to reimburse the Company for Lehman's fees and expenses; (v) to assume certain responsibilities under the Sale Agreement, including certain indemnification obligations of the Company to Glimcher and the payment of certain expenses of Glimcher in certain circumstances; and (vi) to indemnify the Independent Directors against certain liabilities and expenses in the event coverage therefor is unavailable pursuant to, and is denied under, certain insurance policies maintained by the Company for the benefit of the Company's directors. Other potential conflicts of interest exist because PaineWebber and its affiliates have provided financial, advisory and investment banking services to Glimcher and have received fees for the rendering of those services and may provide such services in the future. Such services have included, without limitation, acting as lead underwriter for the January 1994 initial public offering of $320,400,000 of common stock of Glimcher and acting as co-manager of Glimcher's offering in June 1995 of $73,500,000 of its common stock. PaineWebber also has provided Glimcher with investment banking advice with regard to potential acquisition opportunities and, in connection therewith, has discussed the possibility of providing Glimcher with debt financing. Moreover, in the ordinary course of PaineWebber's business, PaineWebber may actively trade the securities of Glimcher for its own account and for the account of its customers and, accordingly, PaineWebber may at any time hold long or short positions in such securities. See "The Transaction--Conflicts of Interest; Interest of Certain Affiliates in the Transaction" and "Summary of Certain Agreements--The Sale Agreement."

  Because of these potential conflicts of interest, the Independent Directors retained their own independent counsel and separately voted to approve the Transaction. The Company believes that the Shareholders were not adversely affected by any of the conflicts of interest outlined above.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is not covered by an opinion of counsel, nor did the Company request a private letter ruling from the Internal Revenue Service (the "IRS") with respect to any tax consequence of the Transaction. Accordingly, no assurance can be given that the IRS will agree with the statements that appear below.

  The Sale will result in a tax gain of approximately $4,675,000 for the Company. In addition, the Company will recognize income from discharge of indebtedness in the amount of the forgiven balance of the unsecured loan from PWPI ($1,136,000 as of June 1, 1996). However, as noted below, it is anticipated that the Company will continue to qualify as a REIT through December 31, 1996 and that the liquidating distributions made on or before December 31, 1996 will eliminate any corporate level tax on such gain or income.

  If certain detailed conditions imposed by the REIT provisions of the Code are met, entities such as the Company that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations generally are not taxed at the corporate level on their "real estate investment trust taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" on earnings (i.e., taxation at both the corporate and shareholder levels) that generally results from the use of corporations. Prior to the consummation of the Sale, the Company has operated in a manner intended to allow it to qualify as a REIT. The Company intends to operate following the Sale in a manner so that it will continue to qualify as a REIT throughout the period of the Liquidation. If the liquidation and dissolution of the Company are not completed by December 31, 1996, the Company does not anticipate that it will be able to continue to qualify as a REIT in taxable year 1997. For that reason, the Plan provides that final liquidating distributions, including distributions of beneficial interests in a Liquidating Trust, will be made to the Shareholders by December 31, 1996. If, however, final liquidating distributions are not made by December 31, 1996 or the Company otherwise fails to qualify as a REIT in any taxable year, the Company will be subject to federal income taxation as if it were a domestic corporation, and the Company could be subject to potentially significant tax liabilities which could reduce or eliminate cash available for distribution to Shareholders. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost.

  In the context of the liquidation of a REIT, the Code provides a special rule, which will classify distributions in liquidation as dividends if certain conditions are met. If a REIT is liquidated within the 24-month period following the adoption of a plan of liquidation, distributions pursuant to such plan will, to the extent of the distributing corporation's earnings and profits for the year of the distribution, be treated as dividends for purposes of computing the REIT's dividends paid deduction. Adoption of the Plan by the Shareholders, which provides for the complete liquidation and dissolution of the Company by December 31, 1996, will constitute adoption of a plan of liquidation for this purpose, allowing the Company to take advantage of that special rule. The rule further provides that, for purposes of determining a REIT's dividends paid deduction, a REIT's earnings and profits for a taxable year are to be increased by the total amount of gain recognized on the sale or exchange of real property during that year. Thus, there should be sufficient earnings and profits to allow distribution of such gain on sale to qualify as a dividend. It is anticipated that the Company will have no REIT taxable income as a result of the Liquidation under the rules described above.

  The Company believes that liquidating distributions to Shareholders pursuant to the Plan will be treated as distributions in complete liquidation of the Company; that is, they will not be treated as dividends, but rather as if each Shareholder had sold his or her shares of Common Stock. Gain or loss recognized by a Shareholder will be capital gain or loss, provided the shares of Common Stock are held by the Shareholder as capital assets. Any losses may be recognized by a Shareholder only after the Company has made its final liquidating distribution or after the last substantial liquidating distribution is determinable with reasonable certainty. However, it is possible that pending litigation, to which the Company is not a party but with respect to which the Shareholders are potential beneficiaries, may delay the recognition of any losses. The Company estimates that Shareholders will recognize a loss with respect to their shares of Common Stock, exclusive of any recovery through the pending litigation, in the range of $5.89 to $6.73 per share. See "The Transaction--Certain Federal Income Tax Consequences" and "Information About The Company--Certain Legal Proceedings."

  For a more detailed discussion of the tax consequences of the Transaction, see "The Transaction--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

  Upon the receipt of the requisite Shareholder vote to approve the Sale, the Company will adopt the liquidation basis of accounting whereby all assets will be carried at their estimated net realizable values and liabilities will be stated at their estimated settlement amounts. See "The Transaction--Accounting Treatment."

REGULATORY AND OTHER APPROVALS

  The Company and Glimcher believe that the Sale may be consummated without notification being given or certain information being furnished to the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and that no waiting period requirements under the HSR Act are applicable to the Sale. However, there can be no assurance that the consummation of the Sale will not be delayed by reason of the HSR Act. At any time before or after consummation of the Sale, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Sale. At any time before or after the closing of the Sale, any state could also take such action under its own antitrust laws as it deems necessary or desirable. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

  The Company believes that, other than Shareholder approval, no further approvals are necessary for consummation of the Sale, as all required consents and estoppel certificates were obtained by the parties during the due diligence period and were delivered into escrow on the Escrow Closing Date. See "The Transaction--Regulatory and Other Approvals" and "Summary of Certain Agreements--The Sale Agreement."

DISSENTERS' RIGHTS

  Under Virginia law, Shareholders who object to or vote against the Transaction will not be entitled to any appraisal, dissenters' or similar rights with respect to their shares of Common Stock.

ALTERNATIVES TO THE TRANSACTION

  In the event the Sale is not consummated for any reason, the Company intends to continue to pursue its business objectives of maximizing Shareholder value. In addition, the Company may seek another strategic combination or a sale, in one transaction or a series of transactions, of substantially all of its assets. The Board believes there are no feasible alternatives to the Sale available to the Company at the present time that are likely to result in greater Shareholder value. In addition, if the Transaction is not approved by more than two-thirds of all votes entitled to be cast, the Board does not anticipate that the Company will be able to reinstate the regular payment of quarterly dividends in the foreseeable future.

PRO FORMA FINANCIAL STATEMENTS

  Unaudited pro forma financial statements are presented in this Proxy Statement to illustrate the effect of certain adjustments to the Company's historical financial statements that would result from: (i) the approval by the Shareholders of the Sale Agreement and the Plan; and (ii) the consummation of the Sale, pursuant to the Sale Agreement. The unaudited pro forma financial statements do not reflect the final completion of the Liquidation, in accordance with the terms of the Plan. The unaudited pro forma statement of net assets in liquidation presents the net assets of the Company on a liquidation basis as if the foregoing events had occurred as of May 31, 1996. The unaudited pro forma statements of operations present the Company's net operating results as if these events had occurred as of September 1, 1994. The unaudited pro forma financial statements and related notes should be read in conjunction with the Company's historical financial statements and notes thereto included in the 1995 Form 10-K and the May 31, 1996 Form 10-Q, attached to this Proxy Statement as Annex E and Annex F, respectively. The unaudited pro forma financial statements are not necessarily indicative of what the actual results of the Company would have been assuming such events had been completed as of May 31, 1996 with respect to the pro forma statement of net assets in liquidation and as of September 1, 1994 with respect to the pro forma statements of operations, nor do they purport to represent the future results of the Company. See "Pro Forma Financial Statements."

THE SALE AGREEMENT

  General. On March 11, 1996, the Original Sale Agreement, which provided for an aggregate purchase price for the Properties of $203,000,000, was executed and delivered, and Glimcher delivered into escrow an initial deposit of $2,000,000 in the form of an irrevocable letter of credit. For a period of 60 days following the execution and delivery of the Original Sale Agreement, Glimcher conducted due diligence on the Properties. Glimcher had the ability to terminate the Sale Agreement and to receive a refund of the deposit if its diligence revealed any Material Concerns. Based on consideration of the Material Concerns raised by Glimcher during that period and certain other factors described herein, the Company and Glimcher agreed to reduce the aggregate purchase price for the Properties from $203,000,000 to $197,000,000. All Material Concerns raised by Glimcher during its due diligence period have been resolved by mutual agreement of the Company and Glimcher pursuant to the Amendments, and Glimcher no longer has the right to terminate the Sale Agreement for any such Material Concerns. The Sale Agreement contains certain representations and warranties made by the Sellers and by Glimcher that are customarily made by sellers and purchasers, respectively, in transactions of the type contemplated by the Sale Agreement. In addition, PaineWebber Incorporated ("PWI"), which is a party to the Sale Agreement for the sole purpose of binding itself to Glimcher with respect to its obligations as set forth therein, also made certain representations and warranties. The representations and warranties of the parties must be true and correct as of the date of the Sale Agreement, as of the Escrow Closing Date and as of the closing of the Sale. Under certain circumstances in the event the Sale is consummated, PWI has agreed to indemnify

Glimcher against any liabilities and expenses arising out of any inaccurate representation or warranty made by the Sellers or PWI or as a result of the Sellers not maintaining their legal existence and/or having the financial ability to make the required post-closing adjustments or to satisfy certain indemnification obligations relating to broker fees and commissions. Pursuant to the Assignment, Glimcher assigned all of its right, title and interest under the Sale Agreement to GPLP on the Escrow Closing Date, though Glimcher remains primarily liable for its obligations under the Sale Agreement. As a result of the Assignment, GPLP will become the owner of the Properties upon consummation of the Sale.

  Purchase Price. Pursuant to the Sale Agreement, the aggregate purchase price for the Properties is $197,000,000, plus certain prepayment and assumption fees and subject to adjustment as described below (the "Purchase Price"). On the Escrow Closing Date, the Sellers, Glimcher, GPLP and the Closing Escrow Agent entered into an agreement (the "Closing Escrow Agreement") governing the delivery and release of the Purchase Price and the documents required to close the transactions contemplated by the Sale Agreement. On such date, $81,221,009 of the Purchase Price (the "Escrowed Purchase Price") was deposited into escrow with the Closing Escrow Agent in the form of four (4) irrevocable letters of credit (the "Escrow Closing"). The balance of the Purchase Price will be paid by the assumption of certain mortgage indebtedness of the Company. The amount of the Escrowed Purchase Price was determined by subtracting from the Purchase Price the principal balance of the indebtedness being assumed as of the Escrow Closing Date and adding thereto prepayment premiums on all of the Sellers' other mortgage indebtedness (which, pursuant to the Sale Agreement, will be prepaid upon consummation of the Sale), assumption fees and certain of Glimcher's closing costs. The Sellers have the ability to cause the Closing Escrow Agent to draw on the letters of credit and, therefore, to hold all or a portion of the Escrowed Purchase Price in immediately available funds. If the Sellers cause the Closing Escrow Agent to draw on the letters of credit and either the Sale is consummated or the Sale Agreement is terminated because of the failure to receive the requisite approval of the Shareholders, PWI has agreed to pay the amount by which Glimcher's actual interest expense on such funds exceeds the amount of interest actually earned on such amount.

  Acquisition Proposals. Unless and until the Sale Agreement is terminated in accordance with its terms, the Sellers and PWI have agreed, either directly or indirectly, not to solicit, initiate or knowingly encourage the submission of any Acquisition Proposal. The Sale Agreement defines "Acquisition Proposal" as
(i) any proposal for a merger or other business combination involving the Company or any other Seller or (ii) any proposal to acquire in any manner, directly or indirectly, without limitation, by tender offer, exchange offer or similar transaction, more than 15% of (a) the capital stock of the Company or any other Seller which is a corporation, (b) the partnership interests of any Seller which is a partnership or (c) the consolidated assets of the Sellers, other than the transactions contemplated by the Sale Agreement.

  Sellers may, however, participate in discussions or negotiations with, and furnish information to, any third party in response to any unsolicited proposal if the Board determines, based on the advice of legal counsel, that failure to do so would reasonably be expected to violate the fiduciary duties of the Board to the Shareholders. The Board may also disclose its position with respect to any tender offer in accordance with applicable securities laws.

  The Board may withdraw or modify its recommendation of approval of the Sale Agreement, recommend or enter into an agreement with respect to a different Acquisition Proposal or terminate the Sale Agreement if (i) an Acquisition Proposal is communicated to the Company and (ii) the Board determines, based on the advice of legal counsel, that such action is required in order to comply with its fiduciary duties to the Shareholders. In the event the Board is prepared to accept an Acquisition Proposal, the Board must notify Glimcher forty-eight (48) hours prior to terminating the Sale Agreement or the Closing Escrow Agreement, if applicable, and entering into a definitive agreement with respect to such Acquisition Proposal.

  Shareholder Approval. The Sale Agreement and the transactions contemplated thereby must be approved by the affirmative vote of the Shareholders holding more than two-thirds of all the votes entitled to be cast on such matters (the "Required Shareholder Vote"), as a condition to consummation of the Sale under the Sale

Agreement. The Company agreed under the Sale Agreement to take all action necessary (in accordance with applicable law and its organizational documents) promptly to convene a special meeting of Shareholders to consider and vote upon the approval of the Sale Agreement and the transactions contemplated thereby. Furthermore, the Board is required to recommend approval of the Sale Agreement, and the Company must use reasonable efforts to obtain such approval. However, the Board is not required to take such actions if, based upon the advice of legal counsel, such actions would reasonably be expected to violate the fiduciary duties of the Board to the Shareholders. Failure to obtain Shareholder approval of the Sale Agreement due to such fiduciary duties does not constitute a default under the Agreement.

  Termination After Escrow Closing. The Sale Agreement and the Closing Escrow Agreement may only be terminated after the Escrow Closing Date for any one of the following reasons: (a) by mutual written agreement of Glimcher and the Sellers; (b) by Glimcher or the Sellers if any United States federal or state court of competent jurisdiction or other governmental entity issues a final and non-appealable order, decree or ruling or takes any other final and non-appealable action, restraining or otherwise prohibiting the delivery or recordation, as the case may be, of the documents deposited in escrow at the Escrow Closing and/or the payment to the Sellers of the Escrowed Purchase Price; provided that the party seeking to terminate uses its reasonable efforts to appeal such order, decree, ruling or other action, unless such order, decree, ruling or other action is against or with respect to the non-terminating party, in which event no such reasonable efforts are required; (c) by Glimcher or the Sellers if the Sale Agreement and the transactions contemplated thereby fail to receive the Required Shareholder Vote; (d) by Glimcher if an event of bankruptcy, receivership or other similar event of any Seller occurs; (e) by the Sellers if an event of bankruptcy, receivership or other similar event of Glimcher occurs; (f) by Glimcher or the Sellers, if the Board (i) withdraws its recommendation to the Shareholders to approve the Sale Agreement and the transactions contemplated thereby or (ii) recommends to the Shareholders approval or acceptance of an Acquisition Proposal by a person other than Glimcher; or (g) by Glimcher or the Sellers if no vote of the Shareholders occurs on or before the Outside Date.

  In the event the Sale Agreement is terminated pursuant to any of the above provisions (and subject to the following paragraphs), (i) the Closing Escrow Agent is required to deliver the Escrowed Purchase Price, together with all interest thereon, to Glimcher, (ii) the documents deposited in escrow at the Escrow Closing are required to be returned to the party that deposited the same (or are to be destroyed if executed by more than one party), (iii) the Management Agreement continues in full force and effect in accordance with the terms thereof and (iv) the Sellers are required to reimburse Glimcher for Lease Costs and Advances, as defined in the Management Agreement.

  In addition, if Glimcher or the Sellers terminate the Sale Agreement pursuant to provision (c) above, then PWI is required to pay Glimcher (i) one-half of Glimcher's reasonable, documented, out-of-pocket, third party expenses (up to a maximum payment under this subsection of $1,000,000) and (ii) to the extent the Escrowed Purchase Price is held in immediately available funds as a result of the Sellers' request that the Closing Escrow Agent draw on the letters of credit held under the Closing Escrow Agreement, the amount by which Glimcher's actual interest expense on such funds exceeds the interest actually earned on such amount.

  If Glimcher terminates the Sale Agreement pursuant to provision (d) above, Glimcher is entitled to have the Escrowed Purchase Price returned, and the Sellers are required to pay Glimcher $3,000,000 as liquidated damages and up to an additional $500,000 as reimbursement for its reasonable and documented out-of-pocket expenses. Similarly, if the Sellers terminate the Sale Agreement pursuant to provision (e) above, the Sellers are entitled to receive out of the Escrowed Purchase Price $3,000,000 as liquidated damages and up to an additional $500,000 as reimbursement for the Sellers' reasonable and documented out-of-pocket expenses.

  Finally, if Glimcher or the Sellers terminate the Sale Agreement pursuant to provision (f) above and, in the event of termination pursuant to subsection (i) of such provision (f), the Company enters into a definitive purchase agreement with respect to an Acquisition Proposal by a person other than Glimcher at any time prior to six (6) months after the Outside Date, the Sellers are required to pay Glimcher $4,000,000 as liquidated damages; provided, however, that, in the event of termination pursuant to provision (f)(i) above, the Sellers are not required to pay Glimcher and Glimcher will not be entitled to any such liquidated damages in the event the Board reasonably determines that Glimcher is unlikely to be able to perform any of its material obligations under the Sale Agreement in a timely manner and provides an officer's certificate to Glimcher to that effect. The Sale Agreement allocates to the Sellers the burden of proof in a challenge by Glimcher that such standard has not been met by the Board. Glimcher's performance of its material obligations under the Sale Agreement will be deemed not to be able to be timely performed unless Glimcher is able to perform its material obligations within fourteen (14) days after the Special Meeting. In considering the ability to perform its obligations timely, the Sellers have no obligation to postpone or otherwise reschedule the Special Meeting for any reason whatsoever in order to enable Glimcher to perform its obligations under the Sale Agreement in a timely manner. See "Summary of Certain Agreements--The Sale Agreement."

THE CLOSING ESCROW AGREEMENT

  The Closing Escrow Agreement provides for the administration and transfer of documents and funds required by the Sale Agreement. The Closing Escrow Agent is not paid a fee, but is entitled to reimbursement for its out-of-pocket storage costs (of which the Company and GPLP are each liable for one-half), and if the Closing occurs, will be paid by Glimcher for issuing title insurance policies. Under the terms and conditions of the Closing Escrow Agreement, the Closing Escrow Agent is only liable to the Sellers or Glimcher to the extent of loss or damage caused by its acts of gross negligence and/or willful misconduct.

  Pursuant to the Closing Escrow Agreement, the Sellers are required to notify the Closing Escrow Agent and Glimcher that the Company has received the Required Shareholder Vote. Thereafter, when the Company submits to the Closing Escrow Agent an opinion of counsel, updated exhibits, notices to tenants and contract vendors, a certificate from the transfer agent indicating that the Company has received the Required Shareholder Vote and a notice of the amount of cash flow in dispute, if any, under the Management Agreement, the Closing occurs and the Closing Escrow Agent disburses the net proceeds of the Sale to the Company. After such distribution, Glimcher is required to pay the Closing Escrow Agent any deficiency required to satisfy in full the indebtedness being prepaid (including all prepayment penalties and fees) and certain of Glimcher's closing costs. When the Closing Escrow Agent has sufficient funds, it is then authorized to complete the transaction by, among other things, paying in full the holders of the indebtedness being prepaid, recording the deeds and any other title documents, paying all transfer taxes and recording fees, disbursing to Glimcher the balance of the Escrowed Purchase Price, disbursing to Glimcher the cash flow from the Properties since May 14, 1996 less an amount required to be held back as a result of disputes, if any, and notifying the Company and Glimcher of any such held back amount. As a result of the Assignment, GPLP will become the owner of the Properties upon the consummation of the Sale. See "Summary of Certain Agreements--The Closing Escrow Agreement."

THE MANAGEMENT AGREEMENT

  General Terms. The Management Agreement provides for GPLP to be appointed the managing, collecting and exclusive leasing agent for the Properties as of the Escrow Closing Date, subject to certain approval rights of the Company. The Management Agreement became effective as of the Escrow Closing Date and continues in full force and effect until the lapse of the Closing Escrow Agreement or the earlier termination of the Sale Agreement (the "Initial Term"). Upon the expiration of the Initial Term, the Management Agreement continues in full force and effect on a month-to-month basis terminable by the Company on 15 days written notice to GPLP and terminable by GPLP on 45 days written notice to the Company. In addition, the Management Agreement may be terminated upon the occurrence of certain other events set forth therein and more fully described in this Proxy Statement.

  Compensation of GPLP. In general, GPLP receives compensation comparable to that previously provided to the Company's former property managers. GPLP receives a management fee equal to 3% of gross revenues, which consists of all revenues received from (i) tenant rentals, (ii) cleaning, security and damage deposits, if and when forfeited, (iii) payments by tenants for taxes, insurance and maintenance expenses and (iv) vending machines and other miscellaneous income. GPLP, however, does not receive any management fee for gross revenues attributable to the first 30 days of the Initial Term. Though GPLP immediately began to manage the Properties as of the Escrow Closing Date, the Company was required to pay each of its former property managers a management fee for an additional 30 days because their management agreements provided for termination only upon 30 days prior written notice and because the Company did not give such notice until the Escrow Closing. GPLP also receives a leasing fee equal to
(i) $1.50 per square foot for spaces newly leased of less than 20,000 square feet, (ii) $1.00 per square foot for spaces newly leased of 20,000 square feet or more and (iii) $0.75 per square foot for spaces the lease on which is being renewed. No leasing fees are payable by the Company to GPLP during the Initial Term; provided, however, that if such term should end without the purchase of the Properties by Glimcher, then all leasing fees earned as of that date will be immediately due. In the event that Glimcher does purchase the Properties, Glimcher will earn an incentive management fee equal to the net cash flow of the Properties attributable to the period commencing on May 14, 1996 and ending on the date of expiration of the Initial Term. For purposes of the Management Agreement, net cash flow is defined as revenues less actual expenses, including but not limited to principal and interest payments on the Company's indebtedness.

  Termination Rights. The Company may terminate the Management Agreement if (i) either GPLP or Glimcher fails to perform any material provision of the Management Agreement, (ii) either GPLP or Glimcher is subject to a bankruptcy, dissolution or other similar occurrence, (iii) GPLP engages in any act constituting gross negligence with respect to its obligations under the Management Agreement, (iv) GPLP commits an act of fraud or embezzlement, (v) GPLP fails to provide the reports required to be furnished by the Management Agreement or (vi) the Sale Agreement is terminated by reason of Glimcher's default, and, in each case, GPLP or Glimcher, as the case may be, fails to cure such condition within the applicable time period as set forth in the Management Agreement. GPLP may terminate the Management Agreement if the Company fails to perform any material provision of such agreement and the Company fails to cure such condition within the applicable time period as set forth in the Management Agreement.

  Non-Competition. So long as the Management Agreement remains in effect, GPLP, Glimcher and their affiliates must not solicit any of the Company's tenants for any space within 7.5 miles of any of the Company's Properties, and each must notify the Company of its intent to solicit tenants for or to own, manage, lease or develop any property with 10 miles of any of the Properties. See "Summary of Certain Agreements--The Management Agreement."

THE PLAN

  Liquidating Distributions. Pursuant to the Plan, the proceeds of the Sale and of any sale, exchange or disposition of any remaining assets, and any interest or other return thereon, less costs of sale, the repayment of debt, any provision for reserves and costs of liquidating the Company, will be distributed to the Shareholders as soon as practicable after consummation of the Sale, at such times and in such amounts as shall be determined by the Board, in its sole discretion, but in no event later than December 31, 1996. The proceeds of the Sale and of any sale, exchange or disposition of any remaining assets will, pending any such liquidating distributions, be invested by the Board in any manner it deems appropriate, subject to the limitation that such investments do not result in the Company becoming an Investment Company under the Investment Company Act of 1940.

  All assets set aside for distribution that are not distributed because a Shareholder cannot be located will be transferred to an appropriate custodian, state official, trustee or other person authorized by law to receive distributions for the benefit of such unlocated Shareholders.

  The amount and timing of any liquidating distributions will be determined by the Board and will be contingent upon, among other things, the consummation of the Sale and the amounts that the Board deems necessary or appropriate to set aside for liabilities and continuing expenses of the Company. The Board anticipates that liquidating distributions in an estimated amount equal to $42,585,000 in the aggregate or approximately $8.50 per share will be made to the Shareholders of the Company by December 31, 1996 in part because the Company does not expect that it will be able to continue to qualify as a REIT thereafter. See "The Transaction--Certain Federal Income Tax Consequences." Nevertheless, the Board is unable to predict exactly when the Sale will be consummated and therefore when any distributions will be made, and if made, the precise amount that will be distributed to the Shareholders.

  Liquidating Trust. If the Board deems it advisable for any reason, the Company may at any time, in the Board's sole discretion and on behalf of the Shareholders, create a Liquidating Trust by entering into a trust agreement (the "Trust Agreement") for the purpose of (i) finally determining and satisfying or providing for all then remaining claims of creditors and other liabilities of the Company and (ii) thereupon, making liquidating distributions to the Shareholders of any remaining money, property or assets. Concurrently with the execution of the Trust Agreement, the Company would transfer and assign to the trustees of the Liquidating Trust all of Company's right, title and interest in and to all of its remaining assets. Effective upon such transfer, each of the Shareholders, on such date or as of any record date established in connection therewith, would become a holder of a beneficial interest in the Liquidating Trust equal to the proportion that such Shareholder held of the outstanding shares of Common Stock of the Company. The Board may appoint Fleet National Bank to act as trustee of the Liquidating Trust. In the event a Liquidating Trust is created, the Board anticipates making, by December 31, 1996, (i) a partial distribution of cash to the Shareholders representing a substantial portion of the total anticipated distributions and
(ii) a distribution of beneficial interests in the Liquidating Trust representing the remainder of the net assets of the Company.

  IT SHOULD BE NOTED THAT A VOTE TO APPROVE THE TRANSACTION ALSO CONSTITUTES APPROVAL OF ANY SUCH APPOINTED TRUSTEE AND AUTHORIZATION OF THE TRANSFER OF ALL OF THE COMPANY'S REMAINING ASSETS TO THE LIQUIDATING TRUST.

  Amendments, Revocation and Termination. Following the adoption of the Plan by the Shareholders at the Special Meeting, the Board may modify, amend, revoke or abandon the Plan, or delay or revoke the dissolution of the Company, at any time without Shareholder approval if it determines that such action will be in the best interests of the Company or its Shareholders. The Plan will terminate if the Sale Agreement is terminated without the Sale having occurred. See "Summary of Certain Agreements--The Plan."

CERTAIN LEGAL PROCEEDINGS

  A settlement was announced in January 1996 of a series of class actions (the "Class Actions") filed against, among others, PWI and PaineWebber Group, Inc. (together, the "PaineWebber Defendants") in connection with the sale of interests in approximately 70 entities between 1980 and 1992, including shares of Common Stock of the Company. Under the terms of such settlement, the PaineWebber Defendants agreed to deposit $125,000,000 irrevocably in an escrow fund to be used to resolve and settle the Class Actions in accordance with the terms of a definitive settlement agreement and a plan of allocation, which the parties expect to submit to the court for its consideration and approval within the next several months. Upon final approval by the court of the definitive settlement agreement and plan of allocation, it is anticipated that the court will direct plaintiffs' counsel to distribute the $125,000,000 in escrowed funds to the plaintiff class, subject to a deduction for attorneys' fees and other expenses. The Company is not yet in a position to determine the amount of the distribution on a per share basis that will be made to Shareholders as a result of the settlement.

  The Company is not a defendant in the Class Actions. In addition, PaineWebber has waived any right it may have to indemnification by the Company in connection with the Class Actions and any other action or class action that has been or may be asserted by or on behalf of purchasers of securities offered by the Company relating to conduct prior to April 1, 1996. As a result, the Company will not be making any cash payments or other contributions to fund the settlement of the Class Actions. See "Information About the Company--Certain Legal Proceedings."

THE SPECIAL MEETING

  The Special Meeting will be held on October 16, 1996, at 9:00 a.m., local time, at the offices of PaineWebber Properties Incorporated, 1285 Avenue of the Americas, 38th Floor, New York, New York 10019. The purposes of the Special Meeting are to consider and vote upon a proposal to approve and adopt the Transaction (including the Sale, the Sale Agreement, the Liquidation and the Plan and the terms thereof and the transactions contemplated thereby) and to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. See "The Special Meeting."

  The Board has fixed the close of business on August 21, 1996 as the record date for determination of Shareholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). Only Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. As of such date, the Company had issued and outstanding 5,010,050 shares of Common Stock, held by approximately 5,917 Shareholders of record. The securities that can be voted at the Special Meeting consist of issued and outstanding shares of Common Stock, with each share entitling its owner to one vote on all matters. There is no cumulative voting of shares. See "The Special Meeting--Record Date and Outstanding Shares."

  The by-laws of the Company (as amended from time to time, the "By-laws") provide that the presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting shall constitute a quorum. Abstentions and broker non-votes (i.e., shares represented at the Special Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting. A quorum being present, the affirmative vote by Shareholders holding more than two-thirds of all the votes entitled to be cast on the Transaction is required to approve the Transaction. Under Virginia law, abstentions and broker non-votes on this proposal have the same effect as votes AGAINST the Transaction.

  Shareholders as of the Record Date may grant proxies by signing, dating and mailing the proxy card accompanying this Proxy Statement. The shares of Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not subsequently revoked, will be voted at the Special Meeting in accordance with the instructions contained therein. IF A PROXY CARD IS RETURNED TO THE COMPANY AND NO SPECIFICATION IS MADE, A PROXY WILL BE VOTED FOR THE TRANSACTION. IF SHAREHOLDERS DO NOT VOTE AT ALL, THEIR SHARES WILL BE TREATED AS HAVING BEEN VOTED AGAINST THE TRANSACTION. A Shareholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise by (i) filing prior to the Special Meeting a written notice of revocation bearing a later date than the proxy with Linda Z. McDonald, Assistant Secretary, Retail Property Investors, Inc., 265 Franklin Street, Boston, Massachusetts 02110, (ii) delivering to the Company at or before the Special Meeting a duly executed proxy, relating to the same shares of Common Stock, bearing a later date or (iii) attending the Special Meeting and voting in person.

  THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE TRANSACTION AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE TRANSACTION. SEE "THE TRANSACTION--BACKGROUND OF THE TRANSACTION," "THE TRANSACTION--REASONS FOR THE TRANSACTION; RECOMMENDATION OF THE BOARD" AND "THE TRANSACTION--CONFLICTS OF INTEREST; INTERESTS OF CERTAIN AFFILIATES IN THE TRANSACTION."

                                THE TRANSACTION

  The following discussion summarizes the material aspects of the Transaction, as set forth in the Sale Agreement and the Plan. This summary is not intended to be a complete description of the Sale Agreement or the Plan, and is subject to, and qualified in its entirety by, reference to the Sale Agreement, the Closing Escrow Agreement and the Plan, copies of which are attached hereto as Annexes and incorporated herein by reference.

BACKGROUND OF THE COMPANY

  The Company was originally organized as a finite-life, non-traded REIT for the purpose of investing in a portfolio of retail shopping centers primarily containing Wal-Mart as the principal anchor tenant. The Company raised $100,201,000 in an initial public offering between October 1989 and December 1990 and completed the investment of the initial net offering proceeds during its fiscal year ended August 31, 1993 with the acquisition of the last of its 22 retail shopping centers. These centers, which were financed with approximately 75% leverage, contain approximately 4.4 million square feet of leasable space. Of the total gross leasable square footage at the Company's Properties, 49% is leased to Wal-Mart and its affiliates and 40% is leased to other national and regional credit tenants, including Goody's and Food Lion. The overall portfolio leasing level on an aggregate square foot basis was 98% as of May 31, 1996. Each of the Properties is directly owned by one of the four Partnerships and was, prior to the Escrow Closing, externally managed by one of several managers. Pursuant to an advisory agreement (the "Advisory Agreement"), the Company is externally advised by the Advisor, which provides various services to the Company in connection with the management of the day-to-day operations of the Company and the acquisition and the management and disposition of the Company's investments. Certain members of Management and a member of the Board are also, or previously have been, affiliated with the Advisor. The corporate structure of the Company, the relationship of the Company to the Advisor and the defined terms for certain related entities are set forth on the following page.

             CORPORATE STRUCTURE OF THE COMPANY AND RELATED ENTITIES


                       [CHART AND FOOTNOTES APPEAR HERE]


    [The Company is a publicly owned Virginia corporation. The Company is the general partner, and PaineWebber Properties Incorporated, a Delaware corporation("PWPI"), is the sole limited partner, of PaineWebber Retail Property Investments, Ltd., a Texas limited partnership, PaineWebber College Plaza, L.P., a Texas limited partnership, and PaineWebber Marion Towne, L.P., a Texas limited partnership. The Company is the managing venturer, and PWPI is the other venturer, of PaineWebber Property Investments Joint Venture, a Texas joint venture. PaineWebber Retail Property Investments, Ltd. owns the following properties directly: Village Plaza, Cross Creek Plaza, Audubon Village, Cypress Bay Plaza, Walterboro Plaza I & II, Piedmont Plaza, Artesian Square, Logan Place, East Pointe Plaza, Barren River Plaza, Cumberland Crossing, Lexington Parkway Plaza, Roane County Plaza, Applewood Village, Franklin Square, Aviation Plaza, Crossing Meadows and Southside Plaza. PaineWebber College Plaza, L.P. owns College Plaza directly. PaineWebber Marion Towne, L.P. owns Marion Towne directly. PaineWebber Retail Property Investments Joint Venture owns the following properties directly: Sycamore Square and Crossroads Centre.


     PWPI is 100% owned by PaineWebber Incorporated, a Delaware corporation ("PWI"). PWI is 100% owned by PaineWebber Group Inc., a Delaware corporation ("PaineWebber Group"). PWPI is the general partner of PaineWebber Realty Advisors, L.P., a Virginia limited partnership (the "Advisor"). PaineWebber Group, PWI, PWPI and the Advisor are sometimes collectively referred to herein as "PaineWebber." The Company entered into the Advisory Agreement with the Advisor to provide various services to the Company in connection with the management of the Company and the acquisition, management and disposition of the Company's investments. The Advisory Agreement is renewable on an annual basis at the discretion of the Board of Directors of the Company.]

THE PROPOSED SALE

  On March 11, 1996, the Sellers entered into the Original Sale Agreement with Glimcher, pursuant to which the Sellers agreed to sell to Glimcher their entire portfolio of Properties, consisting of 22 retail shopping centers. Upon execution of the Original Sale Agreement, Glimcher delivered into escrow a deposit of $2,000,000 in the form of an irrevocable letter of credit issued by The Huntington National Bank with an expiration date of June 11, 1996, which was extended to June 30, 1996 in accordance with the terms of the Amendments (the "Deposit"). The Deposit was returned to Glimcher, and the Sale was closed into escrow on the Escrow Closing Date by delivery to the Closing Escrow Agent of the Escrowed Purchase Price equal to $81,221,009 in the form of four (4) irrevocable letters of credit, instruments of transfer and assignment and other customary closing documents. The Escrowed Purchase Price deposited into escrow by Glimcher is equal to the Purchase Price under the Sale Agreement of $197,000,000, plus $1,673,611 in assumption fees, prepayment penalties and certain other closing costs to be paid by Glimcher and minus the outstanding principal balance of certain indebtedness of the Company being assumed by Glimcher in the amount of $117,452,602 (the "Assumed Indebtedness"). The Company, as of the Escrow Closing Date, retained available cash and cash equivalents of $6,382,000, a capital improvement reserve of $1,331,000 and certain tenant-related accounts receivable of approximately $1,312,000. Pursuant to the Assignment, Glimcher assigned all of its right, title and interest under the Sale Agreement to GPLP on the Escrow Closing Date, though Glimcher remains primarily liable under the Sale Agreement. As a result of such Assignment, GPLP will become the owner of the Properties upon consummation of the Sale.

  On the Escrow Closing Date, the Sellers, Glimcher and GPLP entered into the Management Agreement, pursuant to which GPLP began managing the Properties. Pursuant to the terms thereof, GPLP is responsible for providing all necessary property management and leasing services, maintaining all books and records in connection with the Properties, collecting all rents and other revenues due to the Company, paying all expenses related thereto and acting as the exclusive leasing agent. Under the terms of the Management Agreement, GPLP receives compensation comparable to that previously provided to the Company's former property managers; namely, a management fee equal to 3% of gross revenues and a leasing fee equal to between $1.50 and $0.75 per square foot, depending on the square footage of the space leased and whether the lease is new or is being renewed. Though GPLP immediately began to manage the Properties as of the Escrow Closing Date, the Company was required to pay each of its former property managers a management fee for an additional 30 days thereafter, pursuant to their respective management agreements, which provide for termination only upon 30 days prior written notice, because the Company did not give such notice until the Escrow Closing Date. Accordingly, during the first 30 days after the Escrow Closing Date, no management fees or leasing fees are payable by the Company to GPLP. See "Summary of Certain Agreements-- The Management Agreement."

  Assuming Shareholders approve the Transaction prior to the Outside Date, the Sale will close immediately thereafter, unless one of the following events occurs prior to the date of such approval: (i) a final and non-appealable ruling or other action taken by any court or other governmental entity enjoining the Sale or any of the deliveries or recordations necessary to consummate the Sale; (ii) an event of bankruptcy, receivership or other similar event of any of the Sellers or of Glimcher; (iii) a recommendation by the Board to the Shareholders to approve an Acquisition Proposal by a person other than Glimcher; or (iv) the withdrawal of the Board's recommendation to the Shareholders to approve the Sale and the Sale Agreement. It is anticipated that upon such closing, the Closing Escrow Agent will distribute to the Company net proceeds estimated to be equal to $37,401,126 in the aggregate, after assumption of the Assumed Indebtedness by Glimcher, prepayment of the Company's remaining mortgage indebtedness with an outstanding principal balance of $42,146,272 as of the Escrow Closing Date (the "Prepaid Indebtedness") and payment by Glimcher of certain closing costs in connection with the Sale. In addition, upon consummation of the Sale, Glimcher will earn an incentive management fee equal to the net cash flow of the Properties attributable to the period commencing on May 14, 1996 and ending on the date of lapse of the Closing Escrow Agreement or the earlier termination of the Sale Agreement. See "Summary of Certain Agreements--The Sale Agreement" and "Summary of Certain Agreements--The Management Agreement."

  In the event that the Sale Agreement is terminated by the Sellers or Glimcher because of the occurrence of any of the events described above, because a meeting of the Shareholders is not held prior to the Outside Date or because the Shareholders do not approve the Sale by the vote of two-thirds in interest of the shares of Common Stock entitled to vote, (i) the Closing Escrow Agent is required to deliver the amount of the Escrowed Purchase Price, together with all interest thereon, to Glimcher, (ii) the documents deposited in escrow are required to be returned to the party that deposited the same (or destroyed if executed by more than one party), (iii) the Management Agreement continues in full force and effect in accordance with the terms thereof on a month-to-month basis, terminable by the Company on 15 days written notice to GPLP and terminable by GPLP on 45 days written notice to the Company, and (iv) the Sellers are required to reimburse Glimcher for certain Lease Costs and Advances, as defined in the Management Agreement. Additionally, if the Sale Agreement is terminated because the Company fails to obtain the requisite Shareholder approval, the Company is not required to pay any liquidated damages to Glimcher, but PWI is required to pay one-half of Glimcher's reasonable, documented, out-of-pocket, third party expenses (up to a maximum payment of $1,000,000) and to reimburse Glimcher for the amount by which Glimcher's actual interest expense on the portion of the Escrowed Purchase Price held in immediately available funds exceeds the interest actually earned on such amount. In the event of the bankruptcy, receivership or other similar event of either party, the other party is entitled to receive $3,000,000 as liquidated damages and up to an additional $500,000 as reimbursement for its reasonable and documented out-of-pocket expenses. If the Sale Agreement is terminated because the Board (x) recommends to the Shareholders approval of an Acquisition Proposal by a person other than Glimcher or (y) withdraws its recommendation to the Shareholders of approval of the Sale Agreement and the Company enters into a definitive purchase agreement with respect to an Acquisition Proposal by a person other than Glimcher at any time within six
(6) months of the Outside Date, the Sellers are required to pay Glimcher $4,000,000 as liquidated damages, subject to certain conditions more fully described below. Finally, in the event of a default by either party under the Sale Agreement or the Closing Escrow Agreement, the non-defaulting party may elect, as its sole and exclusive remedy, either to terminate the Sale Agreement and receive $3,000,000 as liquidated damages and up to an additional $500,000 as reimbursement for its reasonable and documented out-of-pocket expenses or to seek specific performance. See "Summary of Certain Agreements-- The Sale Agreement" and "Summary of Certain Agreements--The Closing Escrow Agreement."

THE PROPOSED LIQUIDATION; NET PROCEEDS OF THE TRANSACTION

  The activities of the Company after consummation of the Sale will principally include (i) the collection or disposition of any remaining assets,
(ii) the temporary investment of the proceeds of the Sale and of any disposition of any remaining assets of the Company pending completion of the Liquidation, (iii) the discharge or making provision for the discharge of any remaining liabilities of the Company and (iv) the distribution of the net proceeds of the Sale and of any disposition of any remaining assets of the Company plus accumulated cash reserves, together with any interest thereon, to the Shareholders in complete liquidation of the Company by December 31, 1996. See "Summary of Certain Agreements--The Plan." Prior to any such liquidating distribution to the Shareholders, the Company will use the net proceeds of the Sale and of the disposition of any remaining assets and accumulated cash reserves to satisfy the remaining outstanding liabilities of the Company, including the costs and expenses incurred by the Company in connection with the Transaction. Before final liquidating distributions of the Company's assets to the Shareholders, the Common Stock will continue to be transferable and the Shareholders will continue to have such rights as applicable law confers upon shareholders. In addition, the Company anticipates that, during the Liquidation, the shares of Common Stock will remain registered under the Exchange Act, and the Company will continue to comply with the reporting requirements thereunder.

  Under the Plan, if the Board deems it advisable for any reason, the Company may at any time create a Liquidating Trust by entering into a Trust Agreement for the purpose of (i) finally determining and satisfying or providing for all then remaining claims of creditors and other liabilities of the Company and
(ii) thereupon, making liquidating distributions to the Shareholders of any remaining money, property or assets. Upon transfer to the Liquidating Trust of all of the Company's right, title and interest in and to all of its remaining assets, each of the Shareholders would become a holder of a beneficial interest in the Liquidating Trust equal to the portion that such Shareholder then holds of the outstanding shares of Common Stock. A vote to approve the Transaction constitutes approval of the appointment by the Board of Fleet National Bank as trustee of the Liquidating Trust and authorization of the transfer of all of the Company's remaining assets to the Liquidating Trust. See "Summary of Certain Agreements--The Plan--Liquidating Trust."

  Following the adoption of the Plan by the Shareholders at the Special Meeting, the terms of the Plan provide that the Board may modify, amend, revoke or abandon the Plan, or delay or revoke the dissolution of the Company, at any time without Shareholder approval if it determines that such action is in the best interests of the Company or its Shareholders. The Plan terminates if the Sale Agreement is terminated without the Sale having occurred.

  The Board anticipates that the net proceeds of the Sale and the Liquidation will result in the full satisfaction of the Company's outstanding prior debts to creditors. Based on estimated Sale-related expenses of approximately $2,585,000, capital expenditure commitments of approximately $800,000 and Liquidation-related expenses of approximately $643,000, the Company anticipates that it will make liquidating distributions to the Shareholders in an estimated amount of $42,585,000 in the aggregate, or approximately $8.50 per share, by December 31, 1996. The Board, therefore, does not currently intend to reserve any amount as of the date of any liquidating distribution for potential contingent claims that may arise against the Company after the date hereof. In the event a Liquidating Trust is created, the Board anticipates making, by December 31, 1996, (i) a partial distribution of cash to the Shareholders representing a substantial portion of the total anticipated distributions and (ii) a distribution of beneficial interests in the Liquidating Trust representing the remainder of the net assets of the Company. It should be noted, however, that these values are estimates and represent the estimated liquidating distributions as of the date of this Proxy Statement, and that, pending completion of the Transaction, such values could change. In addition, estimates of costs, expenses and reserves for contingent liabilities may not prove accurate. In particular, the Board may establish reserves for any claim against the Company arising between the date hereof and the date of any liquidating distribution to the Shareholders in accordance with its obligations to do so under Virginia law. As a result of these and other factors, the aggregate amount of any liquidating distributions pursuant to the Plan may be materially lower.

REASONS FOR TRANSACTION; RECOMMENDATION OF THE BOARD

  At a special meeting of the Board held on February 27, 1996, Management and the Company's legal and financial advisors made presentations concerning the business and prospects of the Company and the potential Sale of the Company to Glimcher. The Board also reviewed the terms of the Original Sale Agreement with Management and the Company's legal and financial advisors. After further consideration, the Board unanimously approved the Sale, the Original Sale Agreement and the transactions contemplated thereby. On April 23, 1996, the Board held another special meeting, among other reasons, to approve the Plan and the Liquidation pursuant thereto. At such meeting, the Board reviewed with Management and the Company's legal and financial advisors the events since its meeting on February 27, 1996 and the terms of the proposed Liquidation and the Plan. Following such discussion, the Board unanimously approved the Liquidation, the Plan and the transactions contemplated thereby. During the due diligence period provided to Glimcher under the terms of the Original Sale Agreement, Glimcher notified the Company of certain Material Concerns it had with respect to its due diligence. During the period from completion of Glimcher's due diligence on May 10, 1996 through the Escrow Closing Date, the Board held several special meetings to review with its legal and financial advisors the final negotiations between the parties and the terms of the Amendments to the Sale Agreement. In particular, on May 14, 1996, after consideration of the Material Concerns raised by Glimcher and certain other factors described herein, the Board approved an Amendment reducing the aggregate purchase price for the Properties from $203,000,000 to $197,000,000. BY UNANIMOUS VOTE, THE BOARD DETERMINED THAT THE TRANSACTION IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS, APPROVED AND ADOPTED THE SALE, THE SALE AGREEMENT (AS AMENDED), THE LIQUIDATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RESOLVED TO RECOMMEND THAT THE SHAREHOLDERS APPROVE THE TRANSACTION. See "--Background of the Transaction."

  In making its determination with respect to the Transaction, the Board considered a number of factors, including, without limitation, the factors listed below (all of which the Board deemed to support approval of the

Transaction). In view of the wide variety of factors considered by the Board, the Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination:

    (i) information relating to the financial performance, condition and business operations of the Company. The Board noted that the Company has generated net book losses since its fiscal year ended August 31, 1992, has not paid dividends since the second quarter of fiscal 1994 and, with its Properties financed with approximately 75% leverage, has a generally high level of debt. Because of the uncertainty related to the portfolio's performance, the Board believed that ownership of the existing portfolio represented a continued risk to Shareholders.

    (ii) increasing exposure of the Company to the risk that Wal-Mart will relocate from its existing stores at the Properties, threatening the long-term prospects of the Company. Since the Company's inception, Wal-Mart has significantly changed its prototype store concept, requiring larger stores with additional expansion space to accommodate increasing per store sales volume. In addition, Wal-Mart had begun building "supercenters," each of which contains up to 200,000 square feet and includes a grocery store component in addition to a Wal-Mart discount store. This practice reflects a recent trend among retailers to maximize selling areas and reduce costs by constructing supercenters or by emphasizing larger properties and closing smaller stores. The Board noted that, as a result, Wal-Mart had delayed an anticipated expansion at Cross Creek Plaza in order to re-evaluate its prototype store requirements in that market area and was expected (at the time of the Board's initial deliberations) to vacate its existing stores at Audubon Village, Applewood Village and Piedmont Plaza. The Board was concerned that there could be additional Wal-Mart relocations as a result of this trend toward supercenter construction, which would adversely affect certain of the Properties over the course of the next several years. In the event Wal-Mart were to vacate any of the Properties, it would remain obligated to pay rent and its share of operating expenses through the remaining terms of the leases, which have scheduled expiration dates between the years 2007 and 2012. Unless a suitable replacement anchor tenant could be located, however, the Board recognized that such a relocation of a Wal-Mart store would have a long-term negative impact on renewals by other tenants and on the long-term performance of the affected shopping center. In addition, certain tenants of the Properties have co-tenancy clauses in their lease agreements which stipulate that if the Wal-Mart anchor space is vacant, those tenants are entitled to pay a reduced amount of rent and, in some cases, retain the right to terminate their lease agreements. The Board believed that the strategic changes in Wal-Mart's corporate growth plans, and the possible Wal-Mart relocations resulting from such changes, jeopardized the Company's leasing status of its non-Wal-Mart space, threatened the future ability of the Company to be profitable and resulted in potential buyers attributing a higher leasing risk to the Company's portfolio of Properties.

    (iii) the refinancing risk to which the Company has been and would remain subject in the event that it continued to hold its Properties for long term investment purposes. All but three of the Company's loans have terms that expire prior to the end of its fiscal year ending August 31, 2002. Consequently, the Board noted, the Company would continue to face the refinancing risk associated with mortgage loans that had already been refinanced (in connection with which the Company paid approximately $1,500,000 in closing costs) as well as with significant new loan maturities in the short-term. Specifically, the aggregate balloon principal payments required on the Company's debt maturing (i) in calendar year 1996 is $13,477,388 and (ii) in calendar year 1997 is $28,127,661. The Board also noted that the Company was exposed, through these refinancings as well as through its floating interest rate indebtedness, to increases in interest rates, which would (absent interest rate protection or cap agreements) adversely affect the Company's net income, FFO and cash available for distribution. Though the Company has obtained commitments for the renewal of the 1996 loans through March 31, 1997, the Board noted that there were no assurances that the Company would be able to refinance the majority of the debt scheduled to mature in the next few years, and that the terms of any such renegotiated or refinanced debt might be significantly less favorable to the Company.

    (iv) information relating to current industry, economic and market conditions in general, the conditions of the retail market in particular, the Company's credit exposure to its retailing tenants and the prospects of the Company. The Board noted the differences in the retailing market in 1989 as compared to today, and the likely future trends in retailing. All of the Company's Properties consist of retail shopping centers catering to retail tenants, and, therefore, the Company's performance is linked to economic conditions of the market for retail space generally. In this regard, the Board noted that the market for retail space has been adversely affected by the ongoing consolidation in the retail sector, the adverse financial condition of certain large companies in this sector and the excess amount of retail space in certain markets. To the extent that these conditions continue to impact the market rents for retail space, the Board recognized that such conditions could result in a reduction of net income, FFO and cash available for distribution. Moreover, since substantially all of the Company's income is derived from rental income from retail shopping centers, the Board noted that the Company's net income, FFO and cash available for distribution would also be adversely affected if a significant number of the Company's tenants were unable to meet their obligations to the Company or if the Company were unable to lease, on economically favorable terms, a significant amount of space in its shopping centers. The Board noted that sales were weak both for general merchandise and specialty retailers and that a tenant of the Properties might experience a downturn in its business, which could weaken its financial condition and result in a reduction in or failure to make rental payments when due. With weak sales and eroding margins, the Board recognized that cost cutting has become a top priority for all discount retailers, and underperforming stores are being closed. The Board believed that the continuing weakness in the retail market would have a negative impact on the Company's performance in the future.

    (v) the possible alternatives to the Sale for enhancing Shareholder value, such as raising additional capital and acquiring new properties. In this regard, the Board noted that there appeared to be no feasible alternatives available to the Company that were as likely in the near term to provide significant market value appreciation. The Board further noted the Company's earlier recapitalization efforts in 1993 and 1994 and concluded that the Company, as a stand-alone entity, would likely experience continued difficulty in accessing the capital markets on acceptable terms in the future. Because of these factors, the Board concluded that it was unlikely that an offering of the Company's securities would be successful. In light of the declining business prospects of the Company, the conditions of the retail market in general and the extensive analysis conducted by Management, the Board and the Advisor with respect to strategic options available to the Company, the Board decided that the Transaction represented the best available course of action for the Company and its Shareholders.

    (vi) the Board believed that the Sale to Glimcher was the best offer reasonably available for the Shareholders. The Board noted that there were no other prospective purchasers that had both the financial ability to complete the transaction and the willingness to pay an aggregate fixed purchase price for the Properties greater than that to be paid by Glimcher. In seeking to maximize value to the Shareholders, the Company and Lehman solicited the interest of nearly 50 investor groups for potential strategic scenarios for the Company (including mergers and sales of assets), screened prospects, received and reviewed seven (7) preliminary indications of interest and solicited revised indications of interest in November 1995. Three (3) definitive proposals were submitted in December 1995, all of which were indications to buy the Company's entire real estate portfolio. Out of the three (3) proposals, Glimcher's proposal offered the highest fixed gross purchase price and corresponding estimated value to Shareholders. After review of these bids and an analysis of other options available to the Company, the Board unanimously selected Glimcher as the final bidder at its meeting on December 21, 1995. In connection with the Board's consideration of the Material Concerns raised by Glimcher during its due diligence period and the associated $6 million reduction in the Purchase Price for the Properties, the Board considered re-soliciting interest in the Company's portfolio from other prospective purchasers. After advice from Lehman, the Board decided against a re-solicitation, in part, due to concerns that such other prospective purchasers, if re-solicited, might consider the portfolio to be damaged. Moreover, the Board concluded, based on the Advisor's analysis, that certain of the Material Concerns identified by Glimcher would most likely have a negative impact on the value of the portfolio and could also be raised by other prospective purchasers should interest in the Company's portfolio be re-solicited from them. The Board concluded, based on these concerns and other factors more fully described herein, that the Sale to Glimcher at the reduced purchase price of $197,000,000 was still the best offer reasonably available for the Shareholders. See "--Background of the Transaction."

    (vii) the fact that the Company's portfolio consists of only one property type. Because the Company's portfolio is undiversified, the Board believed that the portfolio would be attractive to other REITs and, therefore, would most likely command a higher aggregate price if sold in bulk rather than on an individual basis. If the Properties were sold piecemeal, the liquidation period would be greatly extended. Given the known risks of the retail market, Wal-Mart relocations and refinancing of the Company's indebtedness, the Board noted that the ownership and maintenance of the portfolio over an extended period would present additional risks to Shareholder value. The Board believed that the Company would incur material incremental expenses if the Company were liquidated by selling the Properties on an individual basis, including the high costs associated with operating a public REIT with fewer and fewer assets. This belief was substantiated by the fact that all indications of interest received during the extensive bidding process conducted by Lehman were indications of interest in purchasing the Company's entire portfolio, except Glimcher's original bid for 14 of the Properties, which was subsequently revised to include the entire portfolio.

    (viii) the terms of the Plan, the Sale Agreement and the structure of the Sale, including the fixed purchase price and the closing of the Sale into escrow immediately following completion of Glimcher's due diligence period, pending Shareholder approval. In this regard, the Board noted that the terms of the Sale Agreement satisfied its concerns to avoid a formula purchase price and adjustments to the purchase price based on changes in the operations of the Properties prior to consummation of the Sale. See "Summary of Certain Agreements--The Sale Agreement" and "Summary of Certain Agreements--The Plan."

    (ix) the opinion, analyses and presentations of Lehman described below under "--Background of the Transaction," to the effect that, on the date of execution of the Original Sale Agreement (confirmed in writing on March 11, 1996) and on the date of the Board's approval of the Amendment reducing the Purchase Price to $197,000,000 (confirmed in writing as of the date of this Proxy Statement), the consideration to be received by the Company in the Sale was fair to the Company from a financial point of view. The Board viewed Lehman's opinion as favorable to its determination, in part, because Lehman is an internationally recognized investment banking firm with experience in the valuation of businesses and their securities in connection with transactions similar to the Sale and in providing advisory services for companies in the real estate industry. See "--Fairness Opinion of the Financial Advisor."

  The Board also considered the following potentially negative factors in its deliberations concerning approval of the Transaction:

    (i) the reduction of the aggregate purchase price for the Properties from $203,000,000 to $197,000,000 and the various conditions to Glimcher's obligations to consummate the Sale. The Board noted that Glimcher had 60 days after execution of the Original Sale Agreement to conduct due diligence on the Properties. In that regard, the Board noted that Glimcher had a right to terminate the Sale Agreement prior to the Escrow Closing Date, pursuant to its terms, in the event it notified the Company of any Material Concerns and the parties were unable to agree on a resolution of any such matter. As more fully described herein, Glimcher raised several Material Concerns during its due diligence period, in connection with which the parties agreed upon certain Amendments to the Original Sale Agreement, among other things, reducing the aggregate purchase price for the Properties from $203,000,000 to $197,000,000. See "--Background of the Transaction." Even after the Escrow Closing Date, the Sale Agreement could be terminated upon the occurrence of any of the following events: (i) a final and non-appealable ruling or other action taken by any court or other governmental entity enjoining the Sale or any of the deliveries or recordations necessary to consummate the Sale; (ii) an event of bankruptcy, receivership or similar event of any of the Sellers or of Glimcher; (iii) the failure of the Board to recommend to the Shareholders approval of the Sale or the withdrawal of such recommendation and (iv) the failure to obtain the requisite Shareholder vote by the Outside Date. The Board recognized that there were no assurances that these conditions would in fact be met. See "Summary of Certain Agreements--The Sale Agreement."

    (ii) the use of letters of credit rather than cash for the Deposit and the Escrowed Purchase Price, the effect of Glimcher's financial condition on the ability of the Company to draw on the letters of credit and the bankruptcy risk of the issuing banks. See "Summary of Certain Agreements-- The Sale Agreement--

  Purchase Price." In this regard, the Board noted the declining price per share of Glimcher's common stock and evaluated the potential risk of the issuing bank or other creditors of Glimcher attaching the funds held in escrow for the benefit of the Company because of a default by Glimcher under its credit facility or other obligations, thereby preventing the Company from drawing on the letters of credit. In addition, the Board recognized that the Company would be subject to the additional risk of a potential bankruptcy of the issuing bank, which could cause the Company to experience significant delays and to incur substantial costs in enforcing its rights under the letters of credit. The Board noted, however, that the Company had the ability under the terms of the Sale Agreement to cause the Closing Escrow Agent to draw on the letters of credit.

    (iii) the fact that, under the terms of the Sale Agreement, the Company, PaineWebber and their directors, officers, employees, agents and representatives, including Lehman, would be prohibited from soliciting, initiating or knowingly encouraging the submission of a proposal of an Acquisition Proposal and from participating in discussions or negotiations with such other party unless the Board determined, based on the advice of counsel, that such discussion or negotiation was required for the Board to comply with its fiduciary duties to the Shareholders under applicable law; Glimcher's right to notice at least 48 hours prior to the Board's acceptance of an Acquisition Proposal by a person other than Glimcher; and the possibility that the Company might be required, if the Sale Agreement is terminated under certain circumstances, to pay Glimcher a termination fee of $4,000,000 (approximately 2.0% of the transaction value). See "Summary of Certain Agreements--The Sale Agreement--Acquisition Proposals." The Board recognized that the inclusion of such provisions in the Sale Agreement would render it less likely that a more attractive offer for the acquisition of the Company would be presented to the Company and its Shareholders; however, the Board believed that, based on its efforts to find a buyer for the Company and Lehman's fairness opinion, the Sale represented the best offer reasonably available to the Company and its Shareholders. In addition, the Board found reasonable the views of its advisors that a 2.0% termination fee was within the range of fees payable in comparable transactions and that such a break-up fee was typically given in comparable transactions in exchange for a fiduciary out provision.

    (iv) the risk that the anticipated benefits of the Sale to the Shareholders might not be realized as a result of the uncertainty of the amount and timing of actual final liquidating distributions to the Shareholders. The Board recognized that a number of factors could affect the amount which would be distributed as liquidating distributions under the Plan, including costs of the Liquidation and other matters, many of which are beyond the control of the Company. As a result, there could be no assurances as to the timing or amount of such liquidating distributions to Shareholders. In addition, the Board noted that it might be necessary to create a Liquidating Trust to provide for outstanding liabilities of the Company, to which all of the Company's remaining assets would be transferred. In that event, each Shareholder would receive a beneficial interest in the Liquidating Trust in proportion to its holdings of the outstanding shares of Common Stock. The Board noted that it could not estimate when final distributions from any such Liquidating Trust might be made. See "Summary of Certain Agreements--The Plan--Liquidating Trust."

    (v) the effect of the Transaction on the registration of the Common Stock under the Exchange Act. The Board anticipated that following the approval of the Plan, the shares of Common Stock would remain registered under the Exchange Act, and the Company would continue to comply with the registration and reporting requirements under the Exchange Act until the completion of the liquidation and dissolution of the Company. The Board noted, however, that the Company might seek to reduce its reporting requirements at some time during the liquidation process in order to reduce administrative costs. Moreover, in the event that assets are transferred to a Liquidating Trust, the Board recognized that the beneficial interests in the Liquidating Trust received by the Shareholders would not be registered under the Exchange Act, and that the Liquidating Trust might not be subject to the full reporting requirements of the Exchange Act. Though the Board did not anticipate that the Liquidating Trust would file the full range of reports required under the Exchange Act, primarily in an effort to maximize Shareholder value by minimizing costs of the Liquidating Trust, the Board did intend that the Liquidating Trust would issue annual reports to the holders of the beneficial interests in the Liquidating Trust and, when warranted in the opinion of the trustee, interim reports.

    (vi) the potential liability of Shareholders. The Board noted that it expects to provide adequately for all of the Company's liabilities prior to distributing any of the net proceeds of the Sale or of any disposition of any remaining assets of the Company to the Shareholders. In that regard, the Board noted the ability of the Company to establish a Liquidating Trust under the Plan. If, however, the Company would be insolvent after any distribution to the Shareholders, the Board recognized that the Shareholders receiving such distribution could, in certain circumstances, be liable to return to the Company the amount causing the Company to be insolvent, but not exceeding the total amount distributed in all of such distributions.

  In the view of the Board, the potentially negative factors considered by it were not sufficient to outweigh the positive factors considered by the Board in its deliberations relating to the Transaction.

  In the event the Sale is not consummated for any reason, the Company intends to continue to transact business as a REIT and to pursue its business objectives of maximizing Shareholder value. The Company may seek another strategic combination or a sale, in one transaction or a series of transactions, of substantially all of its assets. In light of the general and Company-specific retail market conditions affecting the business prospects of the Company and the other reasons summarized above, the Board believes there are no feasible alternatives to the Transaction available to the Company that are likely to prevent further erosion of the Shareholders' equity or to result in greater Shareholder value.

  FOR THE REASONS SUMMARIZED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE TRANSACTION.

FAIRNESS OPINION OF THE FINANCIAL ADVISOR

  The Board engaged Lehman as of May 12, 1995 to provide financial and strategic advisory services to the Board regarding strategic options available to the Company based upon Lehman's qualifications, experience and reputation. At a telephonic meeting of the Board on February 27, 1996, Lehman rendered an oral opinion to the Board that, as of such date, the consideration to be received by the Company pursuant to the Sale Agreement is fair to the Company from a financial point of view. Lehman subsequently confirmed its oral opinion by delivery of a written opinion dated March 11, 1996 and updated its opinion in connection with the Board's approval of the Amendments orally on May 14, 1996 and by delivery of a written opinion as of the date of this Proxy Statement.

  The full text of Lehman's written opinion dated as of August 23, 1996 is attached as Annex D to this Proxy Statement and is incorporated herein by reference. Shareholders may read Lehman's opinion for a discussion of assumptions made, matters considered and limitations on the review undertaken by Lehman in rendering the Lehman Opinion. The summary of Lehman's opinion set forth in this Proxy Statement is qualified in its entirety be reference to the full text of such opinion.

  In arriving at its opinion, Lehman reviewed and analyzed (i) the Sale Agreement and the specific financial terms of the Sale; (ii) publicly-available information concerning the Company, including the Company's initial public offering prospectus dated October 6, 1989 and all supplements attached thereto, all of the Company's previously filed Annual Reports on Form 10-K, all of the Company's previously filed Current Reports on Form 8-K and the Company's Quarterly Report on Form 10-Q for the quarters ended November 30, 1995, February 29, 1996 and May 31, 1996; (iii) financial, operating and market information with respect to the business, operations and prospects of the Properties furnished to Lehman by the Company and by the Advisor; (iv) an appraisal of the Properties as of December 31, 1994 performed by Arthur Andersen LLP, Real Estate Services Group; (v) certain market information obtained by Lehman from independent sources regarding conditions and trends in the retail property real estate market generally as well as the retailing industry, including the trading patterns of retail property REIT stocks and the trading patterns and publicly available information of major retailing companies (such as Wal-Mart and Kmart) and the largest retailing companies that are tenants in the Company's portfolio (such as Wal-Mart, Goody's Family Clothing, Inc., Cato Corporation and Winn Dixie); (vi) a comparison of the financial terms (particularly average price per square foot and implied capitalization rates) of the Sale with the financial terms of other retail property sale transactions contained within the appraisals performed by Arthur Andersen LLP, Real Estate Services Group; and (vii) the results of its efforts to solicit proposals and offers from third parties with respect to a purchase of the Properties and the amount and nature of the offers received from other potential acquirers in the bidding process. In addition, Lehman had discussions with the management of the Company and the Advisor concerning the business, operations, financial conditions and prospects of the Properties and undertook such other studies, analyses and investigations as it deemed appropriate.

  In arriving at its opinion, Lehman assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of Management and the Advisor that they were not aware of any facts that would make such information inaccurate or misleading. In arriving at its opinion, Lehman did not conduct a physical inspection of the Properties. Lehman's opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of its opinion.

  No limitations were imposed by the Company on the scope of Lehman's investigation or the procedures to be followed by Lehman in rendering its opinion, except that, under the terms of the Sale Agreement, Lehman was prohibited from soliciting the submission of any other Acquisition Proposal following execution of the Original Sale Agreement, and therefore, Lehman did not recontact any other potential acquirors. Lehman was not requested to and did not make any recommendation to the Board as to the form or amount of the consideration to be received by the Company in the Sale, which was determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman did not ascribe a specific range of value to the Company, but made its determination as to the fairness, from a financial point of view, of the consideration to be received by the Company in the Sale on the basis of the financial and comparative analyses described below. Lehman's opinion is for the use and benefit of the Board and was rendered to the Board in connection with its consideration of the Sale. Lehman's opinion does not constitute a recommendation to any Shareholder of the Company as to how such Shareholder should vote with respect to the Sale. Lehman was not requested to opine as to, and its opinion does not address, the Company's underlying business decision to proceed with or effect the Sale or the allocation or use of proceeds from the Sale.

  In connection with the preparation and delivery of its opinion to the Board, Lehman performed a variety of financial and comparative analyses, as summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman did not attribute any particular weight to any analysis and factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future result or values, which may be significantly more or less favorable than as set forth therein.

  Extensive Marketing and Auction Process. As more fully described in "-- Background of the Transaction," Lehman conducted an extensive marketing and auction process for the portfolio. Specifically, Lehman contacted 49 investor groups in several investment markets, including publicly traded REITs, private investors, pension funds, pension fund advisors, insurance companies, real estate funds and foreign investors to solicit indications of interest in the Company and its portfolio. Of those 49 investors, 21 indicated further interest and were sent information on the Company. Those investors were given approximately nine (9) weeks to evaluate the materials and submit preliminary indications of interest concerning several types of transactions, including purchasing the Company, all of its assets or certain selected assets of the Company. Lehman conducted three rounds of bidding, resulting in three final bids offering a gross purchase price between $198,373,476 and $203,000,000.

  Internal Lehman Valuation. Lehman conducted an independent review and performed an independent valuation of the Properties during September 1995, prior to receiving any offers or indications of interest for the portfolio. The valuation was based upon financial information provided by the Company and market data obtained by third parties. A valuation of $203,665,713 was obtained based upon derived capitalization rates and financial information of the Company as of August 31, 1995.

  Because the conditions in the retail sector continued to change subsequent to the internal valuation performed by Lehman, Lehman believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly made qualitative judgments concerning the internal valuation. Such qualitative judgments included the state of the retail industry, the likely trends in retailing, the adverse financial condition of certain large companies in the retailing sector and the increasing exposure of the Company to the risk that Wal-Mart would relocate from its existing stores at the Properties because of the changing Wal-Mart prototype store.

  Analysis of Appraised Values. Lehman reviewed the appraisals of the Properties performed by Arthur Andersen LLP, Real Estate Services Group as of December 31, 1994 which valued the portfolio of 22 properties at $210,700,000. In reviewing the appraisals, Lehman analyzed the assumptions which Arthur Andersen LLP had used, the comparable sales transactions within the appraisals, and considered the changes to the Properties subsequent to the date of the appraisals, the change in the retailing sector subsequent to the date of the appraisals and other factors Lehman deemed relevant.

  In connection with evaluating the financial terms of other retail property sales transactions, Lehman reviewed the nine property sales transactions contained within the appraisals performed by Arthur Andersen Real Estate Services Group. In evaluating the property sales transactions, Lehman focused primarily on the Net Operating Income Capitalization Analysis. In general, Lehman evaluated the capitalization rates derived by Arthur Andersen, which for the nine property sales transactions ranged from 9.64% to 10.61% with an overall average of 10.1%. In addition to the Net Operating Income Capitalization Analysis, Lehman reviewed the sales price per square foot figures also derived by Arthur Andersen, which for the nine property sales transactions ranged from $18.40 to $72.18 per square foot with an overall average of $47.34 per square foot. Lehman then reviewed each property sales transaction and made qualitative judgments about the derived capitalization rates and sales price per square foot. Specifically, Lehman considered the trends in the credit ratings of the anchor tenants and other companies in the retailing sector, the remaining terms of the anchor tenant leases, the change in the retailing sector subsequent to the date of the appraisals and of the comparable sale transactions and other factors Lehman deemed relevant.

  Lehman noted that the overall average capitalization rate for the nine property sales transactions was 10.1% versus 10.7%, which was the derived capitalization rate for Glimcher's bid (calculated by using the net operating income figures provided to Lehman by the Company, before income adjustments made by Glimcher, divided by $197,000,000), and that the overall sales price per square foot for the nine property sales transaction was $47.34 per square foot, as compared to $45.55 per square foot for Glimcher's bid.

  Because the conditions in the retail sector changed significantly between the time the appraisals were performed in 1994 and the time of Lehman's review in 1995, Lehman believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the appraisals, and accordingly made qualitative judgments concerning the appraised values. Specifically, Lehman considered the state of the retail industry, the differences in the retailing market in 1994 as compared to today, the likely trends in retailing, the adverse financial condition of certain large companies in the retailing sector, the fact that four major retailers had recently filed for bankruptcy and the fact that Moody's Investor Services had placed Wal-Mart debt under review for a possible downgrade.

  In arriving at its updated opinion on May 14, 1996 regarding the reduced purchase price of $197,000,000 negotiated between the Company and Glimcher, Lehman considered, in addition to the analyses discussed above, the market, economic and other conditions as they existed on the date of the updated opinion, including changes in the retail sector. Lehman also considered the likelihood that other prospective purchasers would raise similar concerns as those expressed by Glimcher following the conclusion of Glimcher's due diligence and, therefore, that it was unlikely a re-solicitation of other prospective purchasers would result in a higher purchase price. Lehman remained of the opinion that, as of the date of the updated opinion, the consideration to be received by the Company pursuant to the Sale Agreement was fair from a financial point of view.

  Pursuant to an agreement dated as of May 12, 1995 (the "Engagement Letter"), Lehman was retained until November 12, 1996 as the Company's sole and exclusive financial advisor for the purpose of (a) providing financial and strategic advisory services to the Board regarding recapitalization alternatives and other strategic options available to the Company; (b) providing financial and strategic advisory services to the Board regarding merger, acquisition and sale opportunities for the Company or any of its assets, including general business, financial and transaction feasibility analysis; (c) identifying opportunities for the merger or sale of the Company or any of its assets; (d) providing advice to the Board concerning opportunities for such merger or sale of the Company or any of its assets, whether or not identified by Lehman; and (e) as requested by the Board, participating in negotiations concerning any merger or sale of the Company or any of its assets. See "--Background of the Transaction." The Board retained Lehman as its financial advisor based upon its experience, qualifications and reputation. Lehman is a nationally recognized investment banking firm with experience in transactions similar to the Sale and is familiar with the Company and its business. As part of its investment banking business, Lehman is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive biddings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Lehman does not beneficially own, nor has it ever beneficially owned, any equity interest in the Company. Pursuant to the Engagement Letter, Lehman receives a retainer fee of $25,000 per month. If the Sale occurs, Lehman is entitled to receive a fee of $1,000,000 less any amounts it received as a retainer. If the Sale does not occur, Lehman is entitled to receive a fee of $250,000 less any amounts it received as a retainer. In either event, the Company must also reimburse Lehman for its reasonable expenses, not to exceed $100,000 without written approval, which are payable upon consummation of the Sale. The Company has further agreed to indemnify Lehman for certain liabilities that might arise out of the rendering of its opinion. See "-- Conflicts of Interest--PaineWebber Obligations" for a discussion of PaineWebber's agreement to reimburse the Company for Lehman's fees and expenses and any indemnification obligations of the Company under the Engagement Letter.

BACKGROUND OF THE TRANSACTION

  Throughout 1993, the Company pursued a potential acquisition of a private real estate management company. As part of the proposed acquisition, it was anticipated that the Company would simultaneously consummate an offering of its Common Stock. In connection therewith, the Shareholders authorized, among other things, the conversion of the Company to an infinite-life corporation and the execution of a 2 for 1 reverse stock split. The Board, however, unanimously voted at its meeting on December 7, 1993 not to conclude the proposed acquisition based upon the terms and conditions then under discussion and agreed that the Company should continue to pursue other strategic alternatives.

  During 1994, the Company sought to raise approximately $185,000,000 through a secondary public offering. It was anticipated that the proceeds of this offering would be used, among other things, to repay existing indebtedness and to acquire additional properties. In connection with the proposed offering, the Shareholders authorized, among other things, an increase in the number of authorized shares of Common Stock to 50,000,000 and amendments to the Company's Articles of Incorporation, reducing the percentage of Shareholders necessary to approve a merger to a majority of outstanding shares of Common Stock and redesignating the Common Stock into two series (this later amendment would only become effective upon the completion of the secondary public offering). By the end of 1994, however, because of, among other reasons, the negative conditions of the public markets for REITs, the Board believed that it was unlikely that the proposed equity offering would be successful, and thereafter, the Board began exploring the Company's other various strategic alternatives.

  In connection with its review of strategic alternatives, the Company retained the law firm of Hutchins, Wheeler & Dittmar, A Professional Corporation ("Hutchins Wheeler") in April 1995 to serve as special counsel to the Independent Directors, because persons affiliated with the Advisor could potentially be viewed as having conflicts of interest with the Company. The Board noted that the Company was an externally-advised REIT and that its executive officers and one of its directors were officers of its Advisor. Moreover, the Company's regular outside counsel, Campbell & Riggs, also represented PWPI. The Board ultimately decided to retain special independent counsel in order to avoid existing conflicts of interest and conflicts that may arise in the future.

  On May 12, 1995, the Company retained Lehman as its exclusive financial advisor for the purpose of providing financial and strategic advisory services to the Board regarding the various alternatives available, including a recapitalization and the sale of the Company or any of its assets. In an effort to determine what alternatives were available to the Company to enhance Shareholder value, Lehman contacted 49 potential investors in several investment markets, including publicly traded REITs, private investors, pension funds, pension fund advisors, insurance companies, real estate funds and foreign investors, to determine their interest in the Company and its portfolio. Of those 49 investors, 21 indicated further interest and obtained information packages subject to confidentiality agreements. Those 21 investors were given approximately nine (9) weeks to evaluate the materials and submit preliminary indications of interest concerning several types of transactions, including purchasing the Company, all of its assets or certain select assets of the Company. On September 22, 1995, seven (7) bidders submitted preliminary indications of interest for the Company. All of the proposals were indications of interest from third parties to buy the Company's entire real estate portfolio, except for a bid by Glimcher with a gross cash purchase price of $126,351,230 that excluded eight (8) Properties with an appraised value of $64,900,000. The six (6) other bids offered a gross purchase price between $178,250,000 and $200,000,000 and a corresponding approximate value to Shareholders of between $17,504,533 and $40,396,649. Two (2) of these preliminary indications of interest included consideration to the Company in the form of securities.

  For purposes of comparison, Lehman prepared a formula to estimate the approximate value to Shareholders of each of the indications of interest received by the Company, based on various assumptions as to penalties, fees and expenses provided by the Company. Pursuant to this formula, using estimated amounts of certain expenses and fees provided to the bidders as of September 1, 1995 and the terms of the bids, approximate value to Shareholders is equal to the gross purchase price plus an estimated cash balance of $7,000,000 minus the following: (i) indebtedness proposed to be assumed, (ii) indebtedness proposed to be paid off, (iii) prepayment penalties to be paid by the Company, (iv) assumption fees to be paid by the Company, and (v) estimated closing costs.

  On September 28, 1995, the Board met to consider the seven (7) bids which had been received. All of these bids were below the independent appraisals of the Properties previously prepared by Arthur Andersen LLP, Real Estate Services Group of approximately $210,700,000 as of December 31, 1994. At that meeting, Lehman made a presentation to the Board concerning the bidders and their proposals. After discussion among the Board and the Company's legal and financial advisors concerning those indications of interest, the Board instructed Lehman to continue discussions with each of the bidders to clarify certain aspects their bids and to request that they submit a new bid, which would include a property-by-property valuation of the assets that the bidder sought to acquire. On November 6, 1995, revised indications of interest were received from five (5) of the original seven (7) bidders, including Glimcher, two (2) other public REITs and two (2) privately held real estate companies; the other two (2) original bidders removed themselves from the bidding process prior to such date.

  On November 10, 1995, a meeting of the Board was held to consider the bids that had been received and the strategic options available to the Company. At that meeting, Lehman made a presentation concerning the terms of the five (5) revised indications of interest that had been received. The Advisor then made a presentation concerning the Company's future operational and financial strategies and reviewed with the Board certain financial models reflecting potential results of various strategies. Among other strategies, the Board discussed the liquidation of the assets of the Company over a period of several years as opposed to a sale of the entire portfolio. The Board noted, among other factors, business and industry risks involved in continuing to hold the portfolio and risks involved in selling the portfolio. The Board concluded that it would be in the Shareholders' best interests to proceed with the process of obtaining bids to acquire the Company or its entire portfolio. The Board's conclusion was based, in part, on the perceived risks associated with a long holding period in the then-current retail environment, including the high costs of operating a public REIT with few assets and the premium anticipated to be received for a bulk sale of the Properties. The Board then discussed the revised indications of interest, the bidders who submitted them and the ability of each bidder to close a transaction with the Company.

  At that meeting on November 10, 1995, the Board selected, from the five (5) bids, three (3) finalists: (i) Glimcher, (ii) a privately held real estate management company (the "Private Bidder") and (iii) a public REIT (the "Public Bidder"). The Board based its selection of those three (3) finalists on, among other factors, (i) the estimated value of each offer to the Shareholders and
(ii) the ability of each bidder to close a transaction. All five (5) revised indications of interest submitted contemplated the acquisition of all 22 Properties or the stock of the Company and offered a gross purchase price between $195,704,735 and $201,000,220. Though Glimcher's revised bid offered the highest gross purchase price of the five (5) revised indications of interest, it produced the lowest net equity to the Company because Glimcher's revised bid contemplated the assumption of only two (2) mortgage loans and the payment of all prepayment and assumption fees by the Company. At that point, Glimcher had performed extensive due diligence, including certain site visits, and was perceived by Lehman to have the ability to close a transaction. The Private Bidder offered the highest estimated net value to Shareholders. The Board believed there was little risk that the Private Bidder would renegotiate the price because it had performed extensive due diligence by that point. The Public Bidder submitted two proposals--one involving the exchange of Common Stock for perpetual preferred stock of the Public Bidder and one involving an all cash transaction with a gross purchase price of $198,373,476. The Public Bidder had performed fairly extensive due diligence, and Lehman advised the Board that it believed the Public Bidder had the ability to close a transaction. The other public REIT that submitted a revised indication of interest was rejected because the consideration to be received for the sale included preferred convertible stock of the bidder with a below market preferred dividend and because of the risk that the bid would be renegotiated because such bidder had performed only minimal due diligence prior to the date of its bid. In general, the Board viewed cash consideration to be more favorable to the Company and its Shareholders than any of the stock consideration offered by the various bids primarily because of concerns about the issuing company, concerns regarding the security offered and because the Board believed the interests of the Shareholders would be better served by distributing cash proceeds so that the Shareholders would then be free to make their own investment decisions as to where to invest such proceeds. The fifth revised indication of interest, submitted by a private real estate developer, was also rejected for a number of reasons, including, without limitation, the following: (i) it offered the lowest gross purchase price and approximate value to Shareholders of the five (5) revised indications of interest; (ii) it required issuance of additional stock of the Company; (iii) it consisted of an investment in the Company, with the current Shareholders remaining in place; and (iv) it was contingent upon the bidder obtaining bank financing to close the transaction. The Board requested that Lehman obtain two (2) bids from each of the three (3) remaining bidders: one based on the Properties with the current debt in place and a separate bid based on the delivery of all Properties free and clear of any debt. In addition, at the Board's direction, a preliminary purchase and sale agreement was drafted by the Company and sent to each of the three (3) final bidders for comment.

  In connection with those bids, the Board met again on December 4, 1995 with Management, the Advisor and Lehman to discuss the draft of the purchase and sale agreement prepared by counsel and the procedures that would be followed upon receipt by the Company of the final bids. It was agreed that final bids would be received by December 15, 1995, and Lehman would make a presentation to the Board at its next meeting which was scheduled for December 21, 1995.

  At the December 21, 1995 meeting, Lehman reported to the Board that it believed all three (3) finalists were credible bidders with the capability to close a transaction and had performed significant due diligence prior to submitting their bids. Though the resulting three (3) final bids, in Lehman's opinion, were fairly similar, the bid submitted by the Private Bidder was significantly lower than the bids from Glimcher and the Public Bidder.

Lehman disclosed that the bids based on the current indebtedness remaining in place offered a gross all-cash purchase price ranging from $198,373,476 to $203,000,000, with corresponding approximate value to Shareholders of between $39,627,496 and $46,769,565, while bids based on the delivery of the Properties free and clear of any indebtedness offered a gross all-cash purchase price ranging from $200,000,000 to $203,000,000, with corresponding approximate value to Shareholders of between $36,298,277 and $39,857,277. According to Lehman, in both cases, Glimcher's bid was the highest. After these final indications of interest were received and evaluated, Lehman received on December 20, 1995, a revised bid by the Public Bidder offering an adjustable purchase price based on a formula for net operating income and a capitalization rate of 10.25%. The actual gross purchase price would be determined based on such multiple of net operating income (calculated in accordance with such formula) as of the closing date of the sale transaction. The bid further provided that the Public Bidder would pay all prepayment penalties but that the Company would pay approximately $840,000 to cover assumption fees.

  The Board discussed with Lehman at the December 21, 1995 meeting the basis of the bids submitted by Glimcher and the Public Bidder and the specific ability of each bidder to perform under a purchase and sale agreement. Lehman indicated that there are several criteria that are significant in evaluating a particular offer, including the purchase price, the level of due diligence performed at the time the bid is submitted, the relative credibility of the purchaser, the relative benefit of the transaction to the purchaser and the current obligations of the purchaser that may affect its ability to perform. Lehman noted that the purchase price offered by the Public Bidder was based upon a formula using net operating income, while the Glimcher offer was for a firm amount. The Board noted the inherent risk associated with a formula bid, especially given the continuing decline in the prospects of the Company and the long period of time between execution of a definitive agreement and consummation of the Sale. The Board recognized that the actual amount of the Public Bidder's bid could not be finally determined until the closing of the Sale. In that regard, the Board believed that the bid by the Public Bidder was more likely to be adjusted downward in light of its dependence on net operating income numbers, which had not yet been verified by the bidder, and the projected decrease in the net operating income of the Company. Though the new bid by the Public Bidder indicated that, assuming net operating income of $21,000,000, it would provide a cash purchase price of $204,878,048 (not including prepayment penalties payable by the Public Bidder), the Company's actual net operating income as determined using the formula contained in the Public Bidder's bid was approximately $20,600,000. With the 10.25% capitalization rate provided for in the bid, the Board noted that the Public Bidder's bid actually offered a gross purchase price as of that date of approximately $201,000,000, which when added to the approximately $2,500,000 in prepayment penalties that the Public Bidder agreed to pay, equaled an aggregate purchase price of approximately $203,500,000. In comparison, the Board estimated that Glimcher's bid actually offered an aggregate purchase price of approximately $206,350,000, determined by adding to its $203,000,000 bid estimated prepayment penalties and assumption fees to be paid by Glimcher of approximately $3,350,000. In connection with its advice, Lehman advised that it believed Glimcher had also performed more due diligence than the Public Bidder at the date of their bids. With respect to capacity to perform and existing obligations of the bidders, Lehman indicated that Glimcher appeared to have the ability to close a transaction without raising capital or obtaining additional financing, while the Public Bidder's financing had not yet been finalized and required the sale of certain assets by the Public Bidder. In light of the issues raised above, as well as the Board's concerns that the Glimcher might walk away from the deal if the process was delayed, the Board decided to proceed with Glimcher's bid.

  Following Lehman's presentation, Hutchins Wheeler then advised the Board as to the members' duties as directors of the Company and summarized the process by which the Board had reached the decision that the best strategic option for the Company was the sale of the Properties. After further discussion among the Board members, the Independent Directors first voted upon the bids and then the entire Board voted upon the bids, with both votes unanimously resolving that Glimcher was selected as the final bidder and that Management was authorized to enter into negotiations with Glimcher for the execution of a definitive purchase and sale agreement.

  Negotiations with Glimcher focused primarily on the following issues: (i) the length of the period from execution of the Original Sale Agreement during which Glimcher would conduct its due diligence and have a right to terminate the agreement for certain issues raised by its due diligence; (ii) Glimcher's ability to terminate the Sale Agreement, adjust the purchase price or elect not to purchase certain properties in the event of any Material Concern on the part of Glimcher with regard to the Properties and/or the Company's business; (iii) parameters for the operations of the Properties in the period between the signing of the definitive purchase agreement and the consummation of the Sale; (iv) the survivability of the Company's representations and warranties after consummation of the Sale and indemnification for breaches of those representations and warranties; (v) the Company's right to terminate the Sale Agreement in connection with the Board's fiduciary duties to the Company's Shareholders; (vi) the amount of the break-up fee due to Glimcher in the event an alternative Acquisition Proposal is recommended to the Shareholders; (vii) the amount of the deposit required to be posted by Glimcher upon execution of the Original Sale Agreement and the method of payment; (viii) pending Shareholder approval, the method of payment for the purchase price (i.e., in the form of a letter of credit or in cash); and (ix) the treatment of the Company's outstanding indebtedness and the release of the Company thereunder. On January 5, 1996, Management met with the Advisor, Lehman and various legal counsel for the Company to discuss the issues outlined above. Following these discussions, the Company sent a revised Sale Agreement to Glimcher on January 10, 1996.

  Glimcher, the Company and their respective counsel met in Boston on Tuesday, January 16, 1996 to discuss the Company's responses to the comments made by Glimcher in its letter to the Board, which accompanied its final bid submitted on December 15, 1995, and to negotiate the open issues under the Sale Agreement. Based on extensive negotiations at that meeting, a revised draft of the Sale Agreement was redistributed to the parties on January 19, 1996. Counsel for Glimcher responded to the revised Sale Agreement by letter dated January 23, 1996, in which it described its major business and legal issues. As a result of the comments contained in that letter, the parties met in New York City on January 26, 1996 to discuss the overall structure of the transaction. Negotiations at that meeting continued to focus on the issues outlined in the paragraph above. Glimcher's primary concern was to preserve and protect the current status of the Properties and their operations during the period between execution of the Original Sale Agreement and consummation of the Sale. In furtherance of such goal, Glimcher requested a pre-determined ability to adjust the purchase price and/or to elect not to purchase certain Properties based on a change in the operation of the Properties or an adverse condition or issue arising between execution of the Original Sale Agreement and the closing of the Sale. Glimcher proposed that the adjustment be based on differences between a final and initial rent roll and on terminations of any tenant leases or conversions to percentage rent associated with Wal-Mart vacating any lease or acquiring property within a two mile radius of any Property, whether such terminations and conversions occurred before or after the closing of the Sale. During these negotiations, the Company's primary concern was to avoid such an adjustment to the purchase price prior to consummation of the Sale as a result of Glimcher's due diligence or changes in the results of operation of the Properties, especially given that the Board, in selecting Glimcher, relied upon the fact that Glimcher's offer was for a firm amount and not based on a net operating income formula. The Company, therefore, refused to agree to such an adjustment, believing that it would, in effect, convert Glimcher's fixed price bid into a formula bid, which was unacceptable to the Board.

  In order to address each party's concerns, the Company and Glimcher agreed, at the January 26, 1996 meeting in New York City, to restructure the transaction. Under the terms of the restructured transaction, the parties would close the Sale into escrow shortly after completion of the due diligence period, upon which Glimcher would immediately begin to manage the Properties, subject to certain guidelines and approval rights of the Company. If requisite Shareholder consent was obtained, all economic benefits and burdens would flow to Glimcher (including cash flow from the Properties and the benefits of debt amortization from the date of the escrow closing) as if Glimcher owned the Properties, subject to a management agreement, as of the date on which the transaction closed into escrow. If requisite Shareholder consent was not obtained, the Company would retain the economic benefits and burdens of ownership, Glimcher would receive its deposit back and be reimbursed by the Company for leasing costs incurred and Glimcher's management agreement would continue on a month-to-month basis. Unlike the original purchase and sale agreement, Glimcher would be required to purchase all of the Properties; there would be no provision that would allow Glimcher to elect not to purchase certain Properties. By restructuring the transaction, Glimcher's concerns regarding the operation of the Properties prior to consummation of the Sale were alleviated and the Board's concerns to avoid a formula purchase price were addressed. On January 30, 1996, the Company's counsel circulated a transaction summary describing in concept the restructured transaction, and in accordance with such summary, circulated on February 1, 1996 a revised Sale Agreement reflecting the new structure.

  The Board met on February 2, 1996 to discuss with counsel certain issues arising under the revised draft of the Sale Agreement. In particular, the Board indicated that, because the Company had to reimburse Glimcher for leasing costs incurred after the escrow closing if requisite Shareholder consent was not obtained, the Company should have the ability to approve any such leasing costs that were not budgeted. The Board also discussed the treatment of the Company's outstanding indebtedness with counsel, explaining that the debt would be serviced by cash flow from the Properties and that Glimcher would get the benefit of amortization of the debt from the date of the escrow closing, assuming the Sale closes. Counsel also discussed the time line for the negotiation of the Sale Agreement and the consummation of the Sale, along with timing issues associated with the change in management that would occur on the date of the escrow closing. After discussing certain obligations of PaineWebber under the Sale Agreement, the Board turned to a consideration of Glimcher's ability to pay the purchase price. Lehman indicated to the Board that, although Glimcher's debt to capitalization ratio was above the market average, Lehman believed that the transaction would nevertheless be accretive and that the purchase of the Company's portfolio would increase the quality of Glimcher's portfolio. In addition, the Board noted that any financial risk was minimized by the restructured transaction, which only provided for 75 days between execution and closing of the Sale into escrow.

  Between February 5, 1996 and February 9, 1996, the parties participated in several conference calls to negotiate the terms of the revised Sale Agreement. These negotiations continued to focus on the issues listed above. The Company agreed to increase the length of the due diligence period with respect to all matters to 60 days, from what was originally 45 days. Whereas it was initially contemplated under the restructured transaction that the parties would close into escrow within 15 days after expiration of the due diligence period, the parties agreed to close the Sale into escrow immediately upon termination of such period. It was agreed that the existence of a 15-day delay raised the same concerns on behalf of the parties as existed before the transaction was restructured. Because the Company's management agreements with its then property managers provided for termination upon 30 days prior written notice, Glimcher and the Company also agreed that Glimcher would immediately take over the management of the Properties upon termination of the due diligence period but would waive its management fee for the first 30 days. At the same time, the Company would give its then property managers notice of termination of their management agreements and, though they would continue to be paid their management fees for the next 30 days, they would immediately terminate management of the Properties. With regard to Glimcher having a letter of credit issued for the purchase price, the Board repeatedly indicated its desire to have cash rather than a letter of credit, noting that a letter of credit presented additional risks in the event that the issuing bank failed. The parties then discussed the different events that would trigger a payment to Glimcher by the Company of a break-up fee. In addition to the Board actually recommending to the Shareholders an Acquisition Proposal by a person other than Glimcher, the parties agreed that Glimcher would be entitled to a break-up fee in the event that the Board withdrew its recommendation to the Shareholders to approve the Sale or failed to give such a recommendation. After negotiations, and several discussions with the Board, the parties agreed that in the event of a withdrawal of, or failure to make, such recommendation, the break-up fee would be payable to Glimcher only if the Company entered into another agreement with respect to an Acquisition Proposal by a person other than Glimcher within six (6) months of the Outside Date, unless the Board previously presented a certificate to Glimcher stating that it had reasonably determined that Glimcher was unlikely to be able to perform its obligations under the Sale Agreement in a timely manner. In exchange for its ability to present such a certificate, the Company agreed that it would have the burden of proof in a litigation that the Board met that standard. Though the Board rejected Glimcher's initial proposition of a $5,000,000 break-up fee, suggesting instead a break-up fee in the amount of $3,500,000, the parties agreed to a $3,000,000 break-up fee if the termination occurred prior to the expiration of the due diligence period and a $4,000,000 break-up fee if the termination occurred after the expiration of the due diligence period. The parties also negotiated during this period the proposed terms of Glimcher's Management Agreement with the Company. Glimcher's comments focused on, among other things, the reconciliation of the terms of the Management Agreement with the terms of the Sale Agreement, especially in connection with certain adjustments and prorations to be made, the integration of the Company's system with that of Glimcher's, the Company's approval rights, including without limitation with respect to leasing costs, the effect of termination of Glimcher as manager and/or a default by Glimcher under the Management Agreement and the use of cash flows after the Escrow Closing.

  The Board held a special meeting on February 9, 1996 to receive an update on the status of the discussions with Glimcher. At such meeting, Management and the Company's legal advisors gave the Board a presentation on the issues under the Sale Agreement then being negotiated between the parties, with the Board raising particular concern over the use of a letter of credit for the purchase price. The Board met again on February 15, 1996 to discuss the use of a letter of credit for the purchase price, at which meeting the Board acknowledged that the only material difference between cash and the letter of credit was the creditworthiness of the issuing bank. The Board therefore agreed, after deliberation, that they would accept a letter of credit for the purchase price, provided that an interest factor be added to reflect the fact that the Company would have received interest on the cash portion of the purchase price deposited into escrow. In response to other comments by Glimcher, the Board increased Glimcher's remedy upon a default by the Company to $3,000,000 plus up to an additional $500,000 as reimbursement for its out-of-pocket expenses, in exchange for which the Board requested mutuality in the default provisions, including a right of the Company to specific performance upon a breach by Glimcher.

  On February 27, 1996, the Company's Board held a special meeting to approve the Sale and the Sale Agreement. At such meeting, Management and the Company's legal and financial advisors updated the Board on the events since its last meeting on February 15, 1996, including the terms of the proposed Sale Agreement and the proposed Management Agreement with Glimcher. Legal counsel also gave a presentation to the Board on the timetable concerning the execution of definitive documentation relating to the transaction and certain disclosure issues relating thereto. Lehman then reviewed with the Board its financial analysis of the transaction and rendered its oral fairness opinion to the Board that, as of such date, based upon the facts and circumstances as they existed at that time, and subject to certain assumptions, factors and limitations set forth in such opinion, the consideration to be received by the Company pursuant to the Sale Agreement was fair to the Company, from a financial point of view. See "--Fairness Opinion of the Financial Advisor." Following such discussion, the Board unanimously approved the Sale, the proposed Original Sale Agreement and the transactions contemplated thereby. Following that Board meeting, the Company concluded negotiations with Glimcher on the Original Sale Agreement, and turned to extensive discussions with respect to the schedules and exhibits thereto, including Glimcher's Management Agreement. On February 27, 1996, the Board approved, and as of March 11, 1996, the Company entered into the Original Sale Agreement with Glimcher, providing for the sale of substantially all of the Company's assets to Glimcher for $203,000,000 in accordance with the terms summarized below. See "Summary of Certain Agreements--The Sale Agreement."

  The Board held another special meeting on April 23, 1996, among other reasons, to approve the Plan and the Liquidation pursuant thereto. At such meeting, the Board reviewed with Management and the Company's legal and financial advisors the events since its meeting on February 27, 1996 and the terms of the proposed Liquidation and the Plan. Following such discussion, the Board unanimously approved the Liquidation, the Plan and the transactions contemplated thereby.

  During the sixty-day period following the execution and delivery of the Original Sale Agreement, Glimcher conducted due diligence on the Properties. Glimcher had the ability to notify the Company during this period if its diligence revealed any Material Concerns. In the event Glimcher and the Company were unable to agree upon a resolution of any such matters prior to the Escrow Closing Date, the Sale Agreement would automatically terminate. As a result of its due diligence and in accordance with the terms of the Sale Agreement, Glimcher delivered to the Company three (3) notices of Material Concern. In the first notice of Material Concern, dated March 28, 1996, Glimcher rejected the proposed interest rate resets on the indebtedness secured by Barren River Plaza, East Pointe Plaza and Cumberland Crossing as being above market rate. The second notice of Material Concern, dated April 8, 1996, identified the need to repair those portions of the roofs on Barren River Plaza and

Applewood that contain phenolic foam insulation. The third and final notice of Material Concern, dated May 3, 1996, reasserted the above-mentioned Material Concerns and identified the following four additional Material Concerns: (i) the failure of certain lenders to consent to the assignment to Glimcher of their loans in the amounts requested; (ii) reports indicating the need for various repairs estimated by Glimcher's engineers to cost approximately $5,800,000; (iii) review of the leases indicating that net income available from the Properties was less than anticipated by Glimcher; and (iv) review of the title reports and updated surveys revealing certain issues.

  Between April 17, 1996 and May 9, 1996, the Board held a number of special meetings, among other reasons, to discuss the merits of the above-referenced notices of Material Concerns and to decide how to proceed with Glimcher in resolving the Material Concerns raised in such notices. Upon expiration of Glimcher's sixty-day due diligence period on May 10, 1996, Management and Glimcher met in Ohio in an effort to reach mutually satisfactory resolution of the Material Concerns prior to the date on which the Sale Agreement would expire. At that meeting, the parties had extensive discussions regarding possible resolutions of the Material Concerns described above. While the Company disagreed with many of the issues raised by Glimcher, it became evident that Glimcher intended to resolve its Material Concerns, in part, by a significant reduction in the purchase price for the Properties. Based on these negotiations, Glimcher offered to settle its Material Concerns in exchange for a reduction in the purchase price of the Properties to $189,910,000. This reduced price was immediately rejected by the Company.

  The Board met several times between the May 10, 1996 meeting of the parties and May 14, 1996, to provide Management with appropriate guidelines and parameters within which to negotiate with Glimcher the resolution of the open issues between the parties. As of May 12, 1996, the Board approved and the Company entered into the first Amendment with Glimcher, extending the Escrow Closing Date to May 14, 1996 in order to give the parties sufficient time to resolve, and document the resolution of, Glimcher's Material Concerns. Based on extensive negotiations during this period, the parties agreed to a reduced purchase price of $197,000,000. During this period, the Board considered whether to reject the reduced purchase price and re-solicit interest in the Company's portfolio from other prospective purchasers. As part of its consideration, the Board was advised by Lehman that the market might consider the Company's properties to be of a reduced value during, and as a result of, any re-solicitation. The Advisor also provided the Board with advice concerning the Material Concerns raised by Glimcher. After consideration of this advice of Lehman and the Advisor, the Board noted that it shared Lehman's concerns that other prospective purchasers, if re-solicited, might consider the portfolio to be damaged. Moreover, the Board concluded, based on the Advisor's analysis, that certain of the Material Concerns identified by Glimcher would most likely have a negative impact on the value of the portfolio and could also be raised by other prospective purchasers should interest in the Company's portfolio be re-solicited from them. In addition to considering this advice of Lehman and the Advisor, the Board also considered the implications of Glimcher's disclosure, during this period, that it was considering a potential acquisition of Marathon U.S. Realties, Inc.'s portfolio of retail properties. Upon learning of this, the Board was concerned that, with the possibility of this alternative acquisition, Glimcher might be more inclined to reject any proposed resolution of its Material Concerns and walk away from the Sale. The Board further learned at the end of this period that PaineWebber had offered to assist Glimcher in financing such acquisition. See "--Conflicts of Interest; Interest of Certain Affiliates in the Transaction." At that time, the members of the Board expressed to PaineWebber their concern that enabling Glimcher to acquire a competing portfolio of retail properties could adversely affect the Company's ability to close the Sale with Glimcher and requested PaineWebber to cease its involvement with Glimcher in the potential acquisition. The Board was subsequently advised that Marathon U.S. Realties, Inc. had entered into an agreement to sell its portfolio to a third party unrelated to Glimcher and that PaineWebber was not involved in that transaction. In addition to weighing these concerns and the advice of its advisors, the Board considered the reduced purchase price in light of the capital markets generally, the retail industry in particular and the transaction costs which had been incurred to date and which would be incurred in the event the Board re-solicited interest in the market. Based on its consideration of all of the factors set forth above, the Board determined that it was in the best interests of the Shareholders not to terminate the Sale Agreement and instead to recommend that the Shareholders approve the Sale to Glimcher at the reduced price of $197,000,000.

  On May 14, 1996, the Board held a special meeting to review the final negotiations between the parties, the terms of the proposed Amendment dated May 14, 1996 and the other alternatives available to the Company. In connection with the Board's consideration of the reduced purchase price, at that meeting, Lehman orally updated its fairness opinion, to the effect that the consideration to be received by the Company under the terms of the Sale Agreement, as amended, was fair to the Company from a financial point of view. This updated fairness opinion was confirmed in writing as of August 23, 1996. See "--Fairness Opinion of the Financial Advisor." After consideration of the issues set forth above, the Board unanimously approved the Sale Agreement (as amended by the Amendment dated as of May 14, 1996) and the transactions contemplated thereby. As of May 14, 1996, the Company entered into the second Amendment with Glimcher, which, among other things, extended the Escrow Closing Date to May 30, 1996, reduced the purchase price to $197,000,000, revised the indebtedness being assumed and being prepaid and provided for the Company to perform budgeted structural work and roof repairs with respect to certain of the Properties.

  In order to accommodate the parties' need for additional time to prepare for the closing of the Sale into escrow, the Board unanimously approved the execution and delivery of, and the Company entered into, the other Amendments with Glimcher, extending the Escrow Closing Date to June 27, 1996. In addition to extending the Escrow Closing Date, the Amendments, among other things, provide that (i) Glimcher generally waives all future Material Concerns; (ii) Glimcher will receive the net cash flow of the Properties, in the event Shareholder approval of the Transaction is obtained and the Sale closes out of escrow, from May 14, 1996, rather than from the Escrow Closing Date; and (iii) the Company will receive interest on that portion of the Escrowed Purchase Price paid to the Company at the closing of the Sale (or an interest factor thereon in the event immediately available funds are not held in escrow) in the event Shareholder approval of the Transaction is obtained and the Sale closes out of escrow, with such interest or interest factor, as applicable, being deemed to accrue as of June 20, 1996, rather than as of the Escrow Closing Date. In addition, the Company consented to the assignment by Glimcher of all of its right, title and interest under the Sale Agreement to GPLP, with Glimcher remaining primarily liable for its obligations under the Sale Agreement. In accordance with the terms of the Sale Agreement, as amended by the Amendments thereto, the Company and Glimcher closed the Sale into escrow on June 27, 1996 by delivery to Lawyer's Title Insurance Corporation, as escrow agent, of the Escrowed Purchase Price in the aggregate amount of $81,221,009 in the form of four (4) irrevocable letters of credit, the Property deeds, documents evidencing the indebtedness on the Properties and other closing documents.

CONFLICTS OF INTEREST; INTEREST OF CERTAIN AFFILIATES IN THE TRANSACTION

  The Advisory Agreement. The Company entered into the Advisory Agreement with the Advisor to provide various services to the Company in connection with the original sale of the Company's shares of Common Stock, the management of the Company and the acquisition, management and disposition of the Company's investments. The Advisory Agreement is renewable on an annual basis at the discretion of the Board. Certain members of Management and the Board of the Company are also, or previously have been, executive officers and/or directors of PWPI, the general partner of the Advisor. The types of compensation paid by the Company to the Advisor and its affiliates under the terms of the Advisory Agreement are as follows.

  Under the Advisory Agreement, the Advisor has specific management responsibilities to perform day-to-day operations of the Company and to act as the investment advisor and consultant for the Company in connection with general policy and investment decisions. The Advisor receives an annual "Asset Management Fee" and an annual "Advisory Incentive Fee," each of which is equal to 0.25% of the capital contributions of the Company. The Advisory Incentive Fee is subordinated to the Shareholders' receipt of distributions of net cash sufficient to provide a return equal to 8% per annum on their Invested Capital (as defined in the Advisory Agreement). During the quarter ended February 28, 1994, the payment of regular quarterly distributions was temporarily suspended and has not been reinstated. Accordingly, the Advisor has not earned any Advisory Incentive Fees since December 1, 1993. In order to maximize the Company's earnings and cash flow, the Advisor agreed to waive, effective March 1, 1995, its deferred Advisory Incentive Fees in the aggregate amount of $76,000 as well as all

Asset Management Fees, including deferred Asset Management Fees of $125,000 for the year ended August 31, 1995, which reflected Asset Management Fees earned between September 1, 1994 and February 28, 1995.

  The Advisory Agreement provides that, for its services in finding and recommending investments and for analyzing, structuring and negotiating the purchase of Properties by the Company, PWPI will receive non-recurring "Acquisition Fees" equal to 3% of the capital contributions of the Company. PWPI has received Acquisition Fees in connection with the Company's real estate investments in the amount of $3,006,000 since inception of the Company.

  The Advisory Agreement further provides that, for its services in obtaining financing and refinancing, the Advisor will be paid fees equal to 0.5% of any financing and 1% of any refinancing obtained by the Company for which the Advisor renders substantial services and for which no fees are paid to a third party. The Advisor had earned no such fees as of May 31, 1996.

  Upon disposition of the Company's investments, the Advisor may also earn sales commissions and disposition fees under the Advisory Agreement. These fees and commissions are subordinated to the repayment to the Shareholders of their capital contributions plus certain minimum returns on their Invested Capital (as defined in the Advisory Agreement). In no event may the disposition fees exceed an amount equal to 15% of certain proceeds remaining after the Shareholders have received an amount equal to their capital contributions plus a return on Invested Capital (as defined in the Advisory Agreement) of 6% per annum, cumulative and noncompounded. The Advisor had not earned any disposition fees or sales commissions as of May 31, 1996, and will not earn any such fees or commissions as a result of the Transaction.

  Services by Other Affiliates of the Company. An affiliate of the Advisor performs certain accounting, tax preparation, securities law compliance and investor communication and relations services for the Company. The total costs incurred by this affiliate in providing these services are allocated among several entities, including the Company. As with the fees discussed above, the Advisor has agreed to waive these service fees, effective March 1, 1995, in order to maximize the Company's earnings and cash flow. For the year ended August 31, 1995, the Company paid $111,000 to this affiliate, representing reimbursements from September 1, 1994 through February 28, 1995 for providing the above services to the Company.

  Mitchell Hutchins Institutional Investors, Inc. ("Mitchell Hutchins") provides cash management services with respect to the Company's cash assets. Mitchell Hutchins is a subsidiary of Mitchell Hutchins Asset Management, Inc., an independently operated subsidiary of PaineWebber. For the year ended August 31, 1995, Mitchell Hutchins earned fees of $8,000 for managing the Company's cash assets. For the nine months ended May 31, 1996, Mitchell Hutchins earned fees of $21,000 for managing the Company's cash assets. Fees charged by Mitchell Hutchins are based on a percentage of invested cash reserves which varies based on the total amount of invested cash that Mitchell Hutchins manages on behalf of PWPI.

  The Company has engaged the services of a consulting firm for certain professional services related to its mortgage loan refinancing and acquisition due diligence activities. The consulting firm is a partnership in which Mr. Robert J. Pansegrau is one of two current partners. Mr. Pansegrau is formerly a Senior Vice President of the Company who resigned effective March 31, 1993. The consulting firm received fee compensation from the Company totaling approximately $186,000 for the year ended August 31, 1995. The consulting firm also received reimbursement for out-of-pocket expenses of approximately $79,000 and $23,000 for the periods ended August 31, 1995 and May 31, 1996, respectively. The Company no longer engages the services of this consulting firm.

  PaineWebber Obligations. In order to enhance the best interests of the Shareholders, PaineWebber has assumed and waived certain obligations of the Company in connection with the consummation of the Sale. First, PaineWebber has forgiven the unsecured indebtedness of the Company with an outstanding principal balance of $1,136,000 as of June 1, 1996 in connection with the Transaction. The original Applewood Village loan, which had been held by PWPI since September 1993, had a principal balance of $5,175,000. On June 14, 1995, the Company refinanced that loan by securing a new mortgage loan in the amount of $4,000,000, which repaid a portion of the PWPI loan. The lower principal balance on the new mortgage loan reflects the uncertainty associated with the relocation of the Wal-Mart anchor store at the Applewood property. Though the Board explored the possibility of an absolute forgiveness of the shortfall at that time, PWPI agreed instead to take back an unsecured loan for the difference, in the amount of $1,175,000. That unsecured loan had a 15-year term and carried an interest rate tied to PWPI's cost of funds, not to exceed 8% per annum. As of June 1, 1996, PaineWebber forgave this unsecured indebtedness of the Company, which, as of such date, had an outstanding principal of $1,136,000. See "--Reasons for Transaction; Recommendation of the Board."

  Second, PaineWebber has waived any rights to indemnification it may have with respect to the Class Actions or any other action or class action that has been or may be asserted by or on behalf of purchasers of securities offered by the Company relating to conduct prior to April 1, 1996, under the terms of the Advisory Agreement with the Company, the Articles of Incorporation and certain other agreements.

  Third, PaineWebber agreed to reimburse the Company for the fees and expenses of Hutchins Wheeler, which has had no prior relationship with PaineWebber or any of its affiliates, and certain other expenses associated with the Transaction.

  Fourth, at the March 17, 1995 meeting of the Board, during which, among other issues, the need to obtain an analysis of how to maximize Shareholder value and to hire an independent financial advisor was discussed, PaineWebber indicated that it intended to work with the Board in achieving the best interests of the Shareholders and offered to waive its fees effective March 1, 1995, as more fully described above. In accordance with this offer, PaineWebber entered into a new Advisory Agreement effective as of March 1, 1996 waiving all fees thereunder.

  Fifth, PaineWebber agreed to reimburse the Company for Lehman's fees and expenses, including any indemnification obligations of the Company under the Engagement Letter.

  Sixth, as described more fully below, PaineWebber has agreed to assume certain responsibilities of the Company under the Sale Agreement. PaineWebber agreed to indemnify Glimcher against any loss arising out of any of the Sellers' representations and warranties or arising as a result of the Sellers' failure to maintain their legal existence and/or financial inability to make certain post-closing adjustments or to satisfy certain indemnification obligations with regard to broker's fees. Such indemnification is enforceable only with respect to claims asserted within one year from the Escrow Closing Date and then only for matters for which estoppel certificates were not delivered at the Escrow Closing. Along with the Sellers, PaineWebber also agreed not to solicit the submission of a different Acquisition Proposal. Moreover, in the event the Sale Agreement is terminated because of the failure to receive the requisite approval of the Shareholders, PaineWebber agreed to pay Glimcher (i) one-half of Glimcher's reasonable, documented, out-of-pocket third party expenses up to $1,000,000 and (ii) to the extent the Escrowed Purchase Price is held in immediately available funds, the amount by which Glimcher's actual interest expense on such funds exceeds the interest actually earned on such an amount, if immediately available funds are held as a result of the Sellers' request that the escrow agent draw on a letter of credit. PaineWebber also agreed to pay to Glimcher such interest arbitrage in the event the Sale closes. See "Summary of Certain Agreements--The Sale Agreement."

  Seventh, pursuant to a certain Indemnification Agreement, dated as of August 16, 1996, among PWI and the Independent Directors (the "Indemnification Agreement"), PWI has agreed to indemnify the Independent Directors against certain liabilities and expenses actually and reasonably incurred (and to advance amounts therefor) in connection with any proceeding to which any Independent Director is made a party by reason of the fact that he is or was a director of the Company, if such director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. Indemnification thereunder is limited to a maximum payment of $5 million in the aggregate for and in respect of all claims and all Independent Directors. PWI's obligation to provide such indemnification takes effect if and only if coverage or advancement of expenses is denied or is otherwise unavailable for any reason under certain insurance policies maintained by the Company for the benefit of the Company's directors. The Indemnification Agreement only covers claims made by written notice to and received by PWI within six (6) years of the date of the distribution of substantially all of the assets of the Company to the Shareholders.

  Glimcher. PaineWebber and its affiliates have provided financial, advisory and investment banking services to Glimcher and have received fees for the rendering of these services and may provide such services in the future. Such services have included, without limitation, acting as lead underwriter for the January 1994 initial public offering of $320,400,000 of common stock of Glimcher and acting as co-manager of Glimcher's offering in June 1995 of $73,500,000 of its common stock. PaineWebber also has provided Glimcher with investment banking advice with regard to potential acquisition opportunities and, in connection therewith, has discussed the possibility of providing Glimcher with debt financing. These investment banking services included an offer by PaineWebber in April 1996 to provide Glimcher with approximately $225,000,000 in financing for its proposed acquisition of Marathon U.S. Realties, Inc.'s portfolio of retail properties. The Company has been advised that Marathon U.S. Realties, Inc. has entered into an agreement to sell its portfolio to a third party unrelated to Glimcher and that PaineWebber was not involved in that transaction. See "The Transaction--Background of the Transaction." In the ordinary course of PaineWebber's business, PaineWebber may actively trade the securities of Glimcher for its own account and for the account of its customers and, accordingly, PaineWebber may at any time hold long or short positions in such securities.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a summary of the material federal income tax consequences to the Shareholders relevant to consummation of the Sale and the Company's adoption and implementation of the Plan. The discussion does not deal with all of the tax consequences of the Transaction that may be relevant to every Shareholder. SHAREHOLDERS SHOULD THEREFORE CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE TRANSACTION TO THEM UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS. The discussion of tax consequences that follows is based upon the Code, Treasury Regulations, IRS rulings and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The discussion is not covered by an opinion of counsel, nor did the Company request a private letter ruling from the IRS with respect to any tax consequence of the Transaction. Accordingly, no assurance can be given that the IRS will agree with the statements that appear below.

  The Sale and Liquidation. The Sale will be a taxable transaction to the Company. Net of accumulated depreciation and amortization, the adjusted cost basis of the Company's portfolio of operating properties will be approximately $192,325,000 as of October 31, 1996. Given a purchase price of $197,000,000 (payable $79,547,398 in cash and $117,452,602 in assumption of indebtedness), the Company anticipates that the Sale will result, for tax purposes, in a gain of approximately $4,675,000 for the Company. In addition, the Company will recognize income from discharge of indebtedness in the amount of the forgiven balance of the unsecured loan from PWPI ($1,136,000 as of June 1, 1996). As discussed below, provided the Company qualifies for taxation as a REIT, it generally is not subject to federal income taxation to the extent it distributes its taxable income currently to its Shareholders.

  Tax Consequences of Liquidation to the Company. For federal income tax purposes, the Company is taxed as a REIT. In order for the Company to continue to qualify as a REIT, it must satisfy a number of asset, income and distribution tests. First, at least 75% of the value of the Company's assets at the close of each quarter of the Company's taxable year must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of the Company's operations) and government securities. The Company may not have more than 25% of its total assets represented by non-government securities and, in connection with investments in such non-government securities, not more than 5% of the value of the Company's total assets may be invested in such securities of any one issuer. In addition, the Company may not hold more than 10% of the outstanding voting securities of any one issuer.

  The Company must also meet a threefold source of income test. First, at least 75% of the Company's gross income must be derived from rents from real property, interest on obligations secured by mortgages on real property and other sources directly related to its real estate activities. Second, at least 95% of the Company's gross income must be derived from the sources described above and from dividends, interest and gains from sales or other dispositions of stock or securities. Third, no more than 30% of the Company's gross income may be derived from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four (4) years. In the case of a taxable year in which a REIT is completely liquidated, any gain from the sale or other disposition of any property after the adoption of the plan of complete liquidation is not taken into account under this 30% gross income test. Finally, the Company must distribute 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gain) to its Shareholders each taxable year.

  The Company anticipates that it will remain qualified under the foregoing tests throughout the period of the Liquidation. However, given the changes in the nature of the Company's assets and in the Company's sources of income which may result from sales of assets in the Liquidation, and the need to retain assets to meet liabilities, there can be no assurance that the qualification tests will be met. If the Company ceases to qualify as a REIT for any taxable year, it would not be entitled to deduct dividends paid to Shareholders from its taxable income and would, therefore, be liable for federal income taxes with respect to (i) its gains from sales of assets, (ii) any income from discharge of indebtedness and (iii) its income from operations for that year and for subsequent taxable years, although any net operating loss carryforwards would be available to offset most of such income. Net operating loss carryforwards are, however, allowed to offset a maximum of 90% of a corporation's alternative minimum taxable income. In addition, certain states impose restrictions on a corporation's use of net operating carryforwards. Thus, if the Company fails to maintain its qualification as a REIT and has taxable income for a taxable year, some federal and state taxes will be owing in spite of any net operating loss carryforwards.

  For purposes of calculating a REIT's taxable income for a given year,
Section 857(b) of the Code allows the REIT a deduction for dividends paid to its shareholders during that taxable year, and, therefore, a REIT generally is not subject to federal income tax to the extent it distributes its taxable income to its shareholders as a dividend. In order to be entitled to this deduction, a REIT's distributions to shareholders must be dividends, but distributions in liquidation of a corporation are generally treated as being in full payment for a shareholder's interest in the corporation. In the context of the liquidation of a REIT, Section 562(b) of the Code provides a special rule which will classify distributions in liquidation as dividends if certain conditions are met. Section 562(b) provides that, if a REIT is liquidated within the 24-month period following the adoption of a plan of liquidation, distributions pursuant to such Plan will, to the extent of the distributing corporation's earnings and profits for the year of the distribution, be treated as dividends for purposes of computing the corporation's dividends paid deduction.

  Adoption of the Plan by the Shareholders will constitute adoption of a plan of liquidation for this purpose. The Plan provides for the complete liquidation and dissolution of the Company by December 31, 1996. See "Summary of Certain Agreements--The Plan." It is therefore anticipated that the Company will completely liquidate within 24 months of the adoption of the Plan so as to take advantage of Section 562(b), but no assurance can be provided that this timetable will, in fact, be met. If the end of the 24-month period approaches (or earlier, in accordance with the terms of the Plan), the Company will evaluate the then current situation and will consider whether distribution of its remaining assets and liabilities to a Liquidating Trust (which would satisfy the complete liquidation requirement) would be appropriate, or whether existing circumstances, taken as a whole, indicate that Shareholders would be advantaged by a course of action which might forego the benefits of Section 562(b). If for any reason a dividend paid deduction were not available to eliminate the Company's taxable income, net operating loss carryforwards of the Company, if any, would offset such income, provided, as noted above, that such net operating loss carryforwards may only offset a maximum of 90% of a corporation's alternative minimum taxable income.

  Although Section 562(b) may treat liquidating distributions as dividends, it only does so to the extent of the earnings and profits of the corporation for the taxable year of the distribution. Section 562(e) of the Code provides that, for purposes of determining a REIT's dividends paid deduction, a REIT's earnings and profits for a taxable year are to be increased by the total amount of gain recognized on the sale or exchange of real property during that year. Thus, there should be sufficient earnings and profits to allow distribution of such gain on sale to qualify as a dividend. It is anticipated that the Company will distribute sufficient amounts to the Shareholders each year that it remains in existence after the Sale so that it will remain qualified as a REIT under the rules described above and that the Company will have no REIT taxable income as a result of the Liquidation.

  The Company is also subject to a 100% excise tax on any gain from a "prohibited transaction." The term "prohibited transaction" means the sale or other disposition of Company property which is held for sale to customers in the ordinary course of the Company's trade or business. The determination of whether property is held for sale to customers in the ordinary course of the Company's trade or business is inherently factual in nature and, thus, cannot be predicted with certainty. The Code does provide a "safe harbor" which, if all its conditions are met, would protect a REIT's property sales from being considered prohibited transactions, but the Company may not be able to satisfy these conditions in every case, either because the Liquidation will result in more sales in a year than permitted under the safe harbor or because certain expenses directly incurred by the Company may be too high. While, as noted above, this determination is inherently factual, the Company does not believe that any of its Property is held for sale to customers in the ordinary course of business, but rather that the Properties are all held for investment and the production of rental income.

  Tax Consequences of Liquidation to Shareholders. The Company believes that liquidating distributions to Shareholders pursuant to the Plan will be treated as distributions in complete liquidation of the Company; that is, they will not be treated as dividends, but rather as if each Shareholder had sold his or her stock. In such case, a Shareholder will recognize gain or loss with respect to each share of Common Stock held by the Shareholder, measured by the difference between (i) the Shareholder's basis in that share and (ii) the total amount of cash and fair market value of other property, if any, received by the Shareholder with respect to such shares pursuant to the Plan. See "-- Liquidating Trust" for consequences to Shareholders if the Company's assets are dispersed to a Liquidating Trust. If a Shareholder holds more than one block of Common Stock (groups of shares acquired at different times or at different costs), each liquidating distribution will be allocated ratably among the various blocks of shares of Common Stock and gain or loss will be computed separately with respect to each block of shares of Common Stock. The Company estimates that Shareholders will recognize a loss with respect to their shares of Common Stock, exclusive of any recovery through the pending litigation, in the range of $5.89 to $6.73 per share.

  Gain or loss recognized by a Shareholder will be capital gain or loss provided the shares of Common Stock are held by the Shareholder as capital assets; capital gain or loss will be long-term if the shares were held for more than one year. Corporate Shareholders may deduct capital losses recognized in a taxable year only to the extent of capital gains recognized during such year. Unused capital losses of a corporation may be carried back three years and forward for five years, but may not be carried to any year in which they would create or increase a net operating loss. On the other hand, individual Shareholders may deduct capital losses to the extent of their capital gains, plus $3,000. Any unused capital loss may be carried forward indefinitely until the individual taxpayer recognizes sufficient capital gains to absorb them. Capital losses may not be carried back by an individual.

  If the Plan results in more than one liquidating distribution to the Shareholders, each liquidating distribution will be first applied against the adjusted tax basis of each of a Shareholder's shares of Common Stock and gain will be recognized with respect to a share only after an amount equal to the adjusted tax basis of such share has been fully recovered. Any losses with respect to a share of Common Stock may be recognized by a Shareholder only after the Company has made its final liquidating distribution or after the last substantial liquidating distribution is determinable with reasonable certainty. As a consequence of the foregoing, Shareholders incurring losses under the Plan will likely be prevented from recognizing such losses until the receipt of the final liquidating distribution.

  The Shareholders are potential beneficiaries of certain pending litigation relating to their investment in the Company. See "Information About The Company--Certain Legal Proceedings" for a discussion of the relevant litigation. The Company is not a party to such litigation. It is likely that any proceeds received by the Shareholders through such litigation will occur after December 31, 1996, and it is not known whether the amount to be received by the Shareholders will even be known at the time of the proposed final liquidation in December 1996. Accordingly, while it is believed that the potential receipt of proceeds through such litigation should not delay the recognition of any loss by the Shareholders upon receipt of the final liquidating distribution from the Company, it is possible that Shareholders will be prevented from recognizing any loss with respect to their shares of Common Stock until they have received the last of the proceeds to which they may be entitled from litigation with respect to their investment in the Company, or until it is finally determined that they will not be entitled to any additional proceeds. Alternatively, the Shareholders may be required to estimate and treat as a reduction of their loss the anticipated amount of the proceeds from such litigation. The tax consequences of the pending litigation to the Shareholders are unclear and may vary depending upon the Shareholders' relative entitlement to litigation proceeds and any actions they may have taken relating to the litigation. Because the tax implications of the pending litigation are complex, uncertain and potentially taxpayer-specific, Shareholders are urged to consult their own tax advisors.

  Liquidating Trust. If the Company's assets are distributed to a Liquidating Trust, such distribution would be treated, for federal income tax purposes, as a distribution of the Company's assets to the Shareholders followed by a contribution by the Shareholders of the assets to the Liquidating Trust. As a result, each Shareholder would recognize gain or loss upon the transfer of assets to the Liquidating Trust based upon the value of the assets transferred, reduced by fixed liabilities assumed by the Liquidating Trust. If gain is recognized by a Shareholder on the transfer of assets to the Liquidating Trust, that Shareholder will be liable for the payment of any resulting tax, whether or not any distribution of cash has been made to the Shareholder. In addition, the Shareholders would be taxed on all income earned by the Liquidating Trust, whether or not such income is distributed. Further, if a contingent liability of the Company is paid by the Liquidating Trust, the payment would give rise to a capital loss to the Shareholders.

  Taxation of Non-United States Shareholders. Because the liquidating distributions pursuant to the Plan will be treated as paid in exchange for a Shareholder's shares of Common Stock and not as dividends, such distributions to non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "Non-U.S. Shareholders") generally will not be subject to federal income taxation or withholding unless the Common Stock constitutes a "United States real property interest" within the meaning of the Foreign Investment in Real Property Tax Act, commonly known as "FIRPTA." The Common Stock will not constitute a United States real property interest if the Company is a "domestically controlled REIT." The Company will be considered a domestically-controlled REIT with respect to a liquidating distribution if at all times during the five-year period preceding the distribution less than 50% in value of its shares was held directly or indirectly by Non-U.S. Shareholders. It is currently anticipated that the Company will be a domestically-controlled REIT and that liquidating distributions with respect to its Common Stock accordingly will not be subject to taxation under FIRPTA. However, because the Common Stock is freely transferable, no assurance can be given that the Company will continue to be a domestically-controlled REIT. Notwithstanding the foregoing, capital gains not subject to FIRPTA will be taxable to a Non-U.S. Shareholder (under rules generally applicable to U.S. Shareholders) if the Non-U.S. Shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply.

  State and Local Income Tax. Shareholders of the Company may also be subject to state or local taxes with respect to distributions received by them pursuant to the Plan and should consult their tax advisors regarding such taxes.

  Backup Withholding. Liquidating distributions will not be subject to back-up withholding.

  Pending Legislation. Shareholders of the Company should be aware that a variety of tax-related legislation is currently pending in Congress, some of which could affect the tax treatment of transactions described in this proxy. Neither the Company nor its counsel can predict whether any of these proposals will ultimately be enacted or whether any enactments would have an adverse effect on the Company or any Shareholder. Shareholders are urged to contact their own tax advisors regarding the effect any proposed changes may have on their own individual situations.

ACCOUNTING TREATMENT

  As a result of the decision by the Board to solicit offers to purchase the Company's portfolio of Properties, the operating investment Properties and certain related assets have been classified as investment properties held for sale in the Company's financial statements prepared in accordance with generally accepted accounting principles. The balances of investment properties held for sale are net of an allowance for possible impairment loss of $4,360,000 and $3,850,000 at May 31, 1996 and August 31, 1995,
respectively, which reflect the writedown of such assets to the lower of adjusted cost or net realizable value. Such allowance applies only to the Properties for which losses are expected based on their estimated individual fair values. The expected gains on Properties for which the estimated fair value less costs to sell exceeds the adjusted cost basis would be recognized in the period in which the Sale is completed. Based on the aggregate Purchase Price for the Company's assets discussed elsewhere in this Proxy Statement, the Company would have recognized a net gain of approximately $9,000,000 for financial reporting purposes if the Sale had been completed as of May 31, 1996. The Company will continue to recognize depreciation on its assets held for sale through the date of disposal, which would increase the amount of the aggregate gain recognized upon the completion of the Sale. Such gain would be offset, in part, by the write-off of unamortized loan buydown fees which would be reflected as a loss on the early extinguishment of debt. The unamortized portion of such buydown fees, which are being amortized into interest expense using the effective interest method over the terms of the respective mortgage loans, totaled approximately $3,911,000 as of May 31, 1996. The costs to proxy the Shareholders and complete the potential Sale have been and will continue to be expensed as incurred. Upon the receipt of the requisite Shareholder vote to approve the Sale, the Company will adopt the liquidation basis of accounting whereby all assets will be carried at their estimated net realizable values and liabilities will be stated at their estimated settlement amounts.

REGULATORY AND OTHER APPROVALS

  Hart-Scott-Rodino. The Company and Glimcher believe that the Sale may be consummated without notification being given or certain information being furnished to the FTC or the Antitrust Division, pursuant to the HSR Act, and that no waiting period requirements under the HSR Act are applicable to the Sale. However, there can be no assurance that the consummation of the Sale will not be delayed by reason of the HSR Act. At any time before or after consummation of the Sale, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Sale. At any time before or after the closing of the Sale, any state could also take such action under its own antitrust laws as it deems necessary or desirable. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

  Other Approvals. Under the terms of the Sale Agreement, the consent of the Company's lenders to the Sale is required, except for those lenders who are being paid at the closing, some of whom must consent to the change in manager. In addition, estoppel certificates from all anchor tenants of the Properties and 75% of all non-anchor tenants must be obtained. Each of the required consents and estoppel certificates were obtained by the parties during the due diligence period and were delivered into escrow on the Escrow Closing Date. See "Summary of Certain Agreements--The Sale Agreement." Therefore, no further approvals are necessary for consummation of the Sale, other than the approval of the Shareholders of the Transaction.

DISSENTERS' RIGHTS.

  Under Virginia law, Shareholders who object to or vote against the Transaction will not be entitled to any appraisal, dissenters' or similar rights with respect to their shares of Common Stock. Article 15 of the Virginia Stock Corporation Act (the "Virginia Act") provides that shareholders do not have dissenters' rights in the event of a sale of all, or substantially all, of the property of a corporation for cash pursuant to a plan by which all, or substantially all, of the net proceeds of the sale will be distributed to the shareholders within one (1) year of the consummation of the sale. The Plan being submitted to the Shareholders of the Company at the Special Meeting provides for the distribution of net proceeds from the Sale (after payment of all remaining fixed liabilities and provision of adequate reserves for contingent liabilities) within such one-year period. The Company anticipates that such distribution or distributions will be made by December 31, 1996.

                        PRO FORMA FINANCIAL STATEMENTS

  The accompanying unaudited pro forma financial statements are presented to illustrate the effect of certain adjustments to the Company's historical financial statements that would result from: (i) the approval by the Shareholders of the Sale Agreement and the Plan; and (ii) the consummation of the Sale pursuant to the Sale Agreement. The unaudited pro forma financial statements do not reflect the final completion of the liquidation and dissolution of the Company, in accordance with the terms of the Plan. The unaudited pro forma statement of net assets in liquidation presents the net assets of the Company on a liquidation basis as if the foregoing events had occurred as of May 31, 1996. The unaudited pro forma statements of operations present the Company's net operating results as if these events had occurred as of September 1, 1994.

  As a result of the decision by the Company's Board of Directors to solicit offers to purchase the Company's portfolio of properties, the operating investment properties and certain related assets have been classified as investment properties held for sale in the Company's historical financial statements beginning in the fourth quarter of fiscal 1995. The balance of investment properties held for sale is net of an allowance for possible impairment loss of $4,360,000 at May 31, 1996, which reflects the writedown of such assets to the lower of adjusted cost or net realizable value. Such allowance applies only to those properties for which losses are expected based on their estimated individual fair values. The expected gains on properties for which the estimated fair value less costs to sell exceeds the adjusted cost basis would be recognized in the period in which the Sale is completed. The Company would have recognized a gain of approximately $9,000,000 if the proposed Sale had occurred as of May 31, 1996. The Company will continue to recognize depreciation expense on its assets held for sale through the date of disposal, which would increase the actual gain recognized upon the successful completion of the Sale. Such gain will be offset, in part, by the write-off of unamortized loan buydown fees which would be reflected as a loss on the early extinguishment of debt. Costs of obtaining Shareholder approval and completing the potential Sale have been and will continue to be expensed as incurred. Upon the receipt of the requisite Shareholder vote to approve the Sale, the Company will adopt the liquidation basis of accounting whereby all assets will be carried at their estimated net realizable values and liabilities will be stated at their estimated settlement amounts. Accordingly, the accompanying unaudited pro forma financial statements reflect the liquidation basis presentation in the statement of net assets in liquidation.

  The unaudited pro forma financial statements and related notes should be read in conjunction with the Company's historical financial statements and notes thereto included elsewhere in this Proxy Statement. In management's opinion, all adjustments necessary to reflect the effects of these events have been made. The unaudited pro forma financial statements are not necessarily indicative of what the actual results of the Company would have been assuming such events had been completed as of May 31, 1996 with respect to the pro forma statement of net assets in liquidation and as of September 1, 1994 with respect to the pro forma statements of operations, nor do they purport to represent the future results of the Company.

                        RETAIL PROPERTY INVESTORS, INC.

                PRO FORMA STATEMENT OF NET ASSETS IN LIQUIDATION

                               AS OF MAY 31, 1996
                                  (UNAUDITED)

                                              RPI      PRO FORMA        RPI
                                           HISTORICAL ADJUSTMENTS    PRO FORMA
                                           ---------- -----------    ---------
                                            (DOLLAR AMOUNTS IN THOUSANDS)
                  ASSETS
Operating investment properties held for    $187,601   $(187,601)(A)  $    --
 sale, net................................
Cash and cash equivalents.................     7,057     197,000 (A)
                                                            (427)(A)
                                                        (159,660)(B)
                                                            (527)(C)
                                                            (316)(D)
                                                            (143)(E)
                                                              75 (F)   43,059
Capital improvement reserve...............     1,331        (800)(G)      531
Escrowed cash.............................     1,167      (1,092)(H)
                                                             (75)(F)       --
Receivables and prepaid expenses..........     1,106          --        1,106
Other assets..............................        45         (45)(I)       --
Deferred expenses, net....................     1,100      (1,100)(I)       --
                                            --------   ---------      -------
                                             199,407    (154,711)      44,696
               LIABILITIES
Mortgage notes payable, net...............   155,749    (159,660)(B)
                                                           3,911 (I)       --
Note payable--affiliate...................     1,136      (1,136)(J)       --
Accounts payable and accrued expenses.....     1,743      (1,092)(H)      651
Mortgage interest payable.................       316        (316)(D)       --
Other liabilities.........................       153        (143)(E)       10
Accounts payable--affiliate...............        16          --           16
Estimated costs during period of                  --         992 (C)      992
 liquidation..............................
                                            --------   ---------      -------
                                             159,113    (157,444)       1,669
                                            --------   ---------      -------
Net assets in liquidation.................  $ 40,294   $   2,733 (K)  $43,027
                                            ========   =========      =======


                             See accompanying notes

                        RETAIL PROPERTY INVESTORS, INC.

           NOTES TO PRO FORMA STATEMENT OF NET ASSETS IN LIQUIDATION

                              AS OF MAY 31, 1996
                                  (UNAUDITED)

A. Reflects the Sale of the Properties at the agreed upon price of $197,000,000, net of closing costs of $427,000. The difference between the net proceeds of $196,573,000 and the net carrying value of the operating investment properties as of May 31, 1996, of $187,601,000, would have been reflected as a gain on sale of $8,972,000 if the Sale had closed on May 31, 1996. The net carrying value of the operating investment properties as of May 31, 1996 is comprised of the following amounts (in thousands):

                                                                        MAY 31
                                                                       --------
     Land............................................................. $ 37,845
     Buildings and improvements.......................................  175,837
     Furniture and equipment..........................................    9,676
                                                                       --------
                                                                        223,358
     Less: accumulated depreciation...................................  (32,131)
                                                                       --------
                                                                        191,227
     Deferred rent receivable.........................................      305
     Deferred leasing commissions, net................................      429
                                                                       --------
                                                                        191,961
     Less: Allowance for possible impairment loss.....................   (4,360)
                                                                       --------
                                                                       $187,601
                                                                       ========

B. Adjustment to record the assumption or prepayment of the outstanding mortgage debt secured by the Company's operating investment Properties upon the closing of the Sale. The adjustment amount reflects the outstanding principal balances of the mortgage loans as of May 31, 1996 (see note I below).

C. Adjustment to accrue the estimated costs of obtaining Shareholder approval, completing the Sale and operating the Company and winding up its affairs through the date of the final liquidation, net of costs already incurred through May 31, 1996. This adjustment reflects the estimated costs expected to be incurred on or before the date of the closing of the Sale ($527,000), as well as an accrual for the estimated expenses to be incurred subsequent to the closing of the Sale but prior to the final liquidation of the Company. Such an accrual would be made upon the adoption of the liquidation basis of accounting. The Company will adopt the liquidation basis in the event that the proposed Sale is approved by the Shareholders. For purposes of this pro forma financial statement, such approval is assumed to have been received effective as of May 31, 1996 (see note K below).

D. Adjustment to reflect the payment of accrued interest on outstanding mortgage loans, which would be settled upon the closing of the Sale.

E. Reflects the transfer of tenant security deposit funds to Glimcher upon the closing of the Sale.

F. Reflects the release of certain escrowed funds held by one of the Company's mortgage lenders. Upon the sale of the related operating investment Properties, such funds would be released by the lender and applied to the repayment of the outstanding loan balances.

G. Adjustment to reflect the use of the Company's capital improvement reserve to fund the costs of certain required capital repair work to be performed prior to the closing of the Sale, in the amount of $500,000, and the obligation of the Company to establish a repair program for two roofs for which the Company is proceeding on claims against the manufacturer. The cost of such repair program has been estimated at $300,000.

H. Adjustment to use funds escrowed for taxes and insurance, in the amount of $1,092,000, to settle the Company's portion of the prorated liability for real estate taxes and insurance through the date of the Sale.

I. Reflects the write-off of deferred expenses, other non-realizable assets and unamortized loan buydown fees in conjunction with the assumed closing of the proposed Sale.

J. Adjustment to write-off the liability to repay an affiliate, PaineWebber Properties Incorporated ("PWPI"), under the terms of an unsecured promissory note taken back in connection with the refinancing of the Applewood Village mortgage loan in fiscal 1995. As discussed elsewhere in this Proxy Statement (see pages 35-36), effective June 1, 1996 PWPI agreed to forgive the remaining balance of this note. The Company will recognize a gain on forgiveness of indebtedness in the amount of the outstanding balance of this note payable.

K. The net impact of the pro forma adjustments on the Company's net assets in liquidation as of May 31, 1996 reflects the nonrecurring gains and losses and other expenses which are directly attributable to the Sale. The amounts of such gains, losses and other expenses, calculated as if the Sale closed on May 31, 1996, can be summarized as follows (in thousands):

     Net gain on sale of operating investment properties (see A above).......................................................... $8,972
     Gain on forgiveness of indebtedness (see J above)................  1,136
     Repairs and maintenance expenses (see G above)...................   (800)
     Portfolio sale expenses and estimated liquidation costs (see C above)(1)....................................................... (1,519)
     Loss on early extinguishment of debt (see I above)............... (5,011)
     Write-off of other assets (see I above)..........................    (45)
                                                                       ------
                                                                       $2,733
                                                                       ======

    --------
    (1) The gross components of this estimate of portfolio sale expenses and estimated liquidation costs, which does not include portfolio sale expenses totaling $1,282 that has already been incurred and accrued as of May 31, 1996, are as follows (in thousands):

         Legal fees....................................... $  759
         Audit and tax fees...............................    114
         Shareholder proxy expenses.......................    100
         Directors and officers liability insurance.......    200
         State income and franchise taxes.................     80
         Printing and mailing expenses....................     42
         Shareholder database management..................     57
         Directors' compensation and reimbursements.......     57
         Miscellaneous liquidation expenses...............    110
                                                           ------
                                                           $1,519
                                                           ======

                        RETAIL PROPERTY INVESTORS, INC.

                       PRO FORMA STATEMENTS OF OPERATIONS

   FOR THE NINE MONTHS ENDED MAY 31, 1996 AND THE YEAR ENDED AUGUST 31, 1995
                                  (UNAUDITED)

                           NINE MONTHS ENDED MAY 31, 1996           YEAR ENDED AUGUST 31, 1995
                          -----------------------------------    -----------------------------------
                             RPI      PRO FORMA        RPI          RPI      PRO FORMA        RPI
                          HISTORICAL ADJUSTMENTS    PRO FORMA    HISTORICAL ADJUSTMENTS    PRO FORMA
                          ---------- -----------    ---------    ---------- -----------    ---------
                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Rental income and
   expense
   reimbursements.......   $18,960    $(18,960)(A)   $   --       $24,682    $(24,682)(A)   $    --
  Interest income.......       363          --          363           327          --           327
                           -------    --------       ------       -------    --------       -------
    Total revenues......    19,323     (18,960)         363        25,009     (24,682)          327
Expenses:
  Interest expense and
   related fees.........    11,093     (11,093)(A)       --        15,283     (15,283)(A)        --
  Depreciation and
   amortization.........     4,837      (4,837)(A)       --         6,495      (6,495)(A)        --
  Real estate taxes.....     1,084      (1,084)(A)       --         1,329      (1,329)(A)        --
  Property expenses.....     1,933      (1,933)(A)       --         2,348      (2,348)(A)        --
  Portfolio sale
   expenses.............     1,282      (1,282)(B)       --            --         --             --
  Loss on impairment of
   assets held for
   sale.................       510        (510)(C)       --         3,850      (3,850)(C)        --
  General and
   administrative.......       712          --          712         1,731          --         1,731
  Management fees paid
   to affiliates........        --          --           --           125          --           125
  Financial and investor
   servicing expenses...        --          --           --           111          --           111
  Investment analysis
   expense..............        --          --           --           101        (101)(A)        --
                           -------    --------       ------       -------    --------       -------
                            21,451     (20,739)         712        31,373     (29,406)        1,967
                           -------    --------       ------       -------    --------       -------
Net loss................   $(2,128)                  $ (349)(D)   $(6,364)                  $(1,640)(D)
                           =======                   ======       =======                   =======
Net loss per common
 share (5,010,050 shares
 outstanding)...........   $ (0.42)                  $(0.07)      $ (1.27)                  $ (0.33)
                           =======                   ======       =======                   =======

                             See accompanying notes

                        RETAIL PROPERTY INVESTORS, INC.

                  NOTES TO PRO FORMA STATEMENTS OF OPERATIONS

   FOR THE NINE MONTHS ENDED MAY 31, 1996 AND THE YEAR ENDED AUGUST 31, 1995
                                  (UNAUDITED)

A. Adjustment to eliminate all items of revenues and expenses attributable to the operating investment Properties, which, for purposes of these pro forma statements of operations, are assumed to have been sold as of September 1, 1994. Interest expense and related fees pertaining to the mortgage loans secured by the operating investment Properties have been eliminated because such debt would have been settled at the time of the assumed Sale.

B. Reflects the elimination of portfolio sale expenses recorded in the Company's historical financial statements for the nine months ended May 31, 1996. Since these pro forma statements of operations assume a sale of the operating investment Properties as of September 1, 1994, all expenses related to the transaction are assumed to have been incurred as of the sale date.

C. Adjustment to eliminate the loss on impairment of assets held for sale recognized in the Company's historical financial statements for the nine months ended May 31, 1996 and the year ended August 31, 1995. Since these pro forma statements of operations assume a sale of the operating investment Properties as of September 1, 1994, no such reserves would have been recorded.

D. The accompanying pro forma statements of operations do not include any nonrecurring gains or losses or other expenses directly attributable to the Sale. The amounts of such gains, losses and other expenses computed as if the Sale closed on May 31, 1996 can be summarized as follows (in thousands):

     Net gain on sale of operating investment properties............... $ 8,972
     Gain on forgiveness of indebtedness...............................   1,136
     Repairs and maintenance expenses..................................    (800)
     Portfolio sale expenses and estimated liquidation costs(1)........   1,519)
     Loss on early extinguishment of debt..............................  (5,011)
     Write-off of other assets.........................................     (45)
                                                                        -------
     Net nonrecurring gains and losses and other expenses.............. $ 2,733
                                                                        =======

    --------
    (1) The gross components of this estimate of portfolio sale expenses and estimated liquidation costs, which does not include portfolio sale expenses totaling $1,282 that has already been incurred and accrued as of May 31, 1996, are as follows (in thousands):

         Legal fees....................................... $  759
         Audit and tax fees...............................    114
         Shareholder proxy expenses.......................    100
         Directors and officers liability insurance.......    200
         State income and franchise taxes.................     80
         Printing and mailing expenses....................     42
         Shareholder database management..................     57
         Directors' compensation and reimbursements.......     57
         Miscellaneous liquidation expenses...............    110
                                                           ------
                                                           $1,519
                                                           ======

                         SUMMARY OF CERTAIN AGREEMENTS

  The following is a brief summary of the material provisions of the Sale Agreement, the Closing Escrow Agreement, the Management Agreement and the Plan. The description is qualified in its entirety by, and made subject to, the more complete information set forth in the Sale Agreement, the Closing Escrow Agreement and the Plan, which are attached to this Proxy Statement as Annex A, Annex B and Annex C, respectively, and incorporated herein by reference.

THE SALE AGREEMENT

  Parties; Sale of Assets. Pursuant to the Sale Agreement, Glimcher has agreed to purchase the Properties from the Sellers. PWI is a party to the Sale Agreement for the sole purpose of binding itself to Glimcher with respect to its obligations as set forth in the Sale Agreement. Pursuant to the Assignment, the Company consented to the assignment by Glimcher of all of its right, title and interest under the Sale Agreement to GPLP, with Glimcher remaining primarily liable for its obligations under the Sale Agreement. As a result of the Assignment, GPLP will become the owner of the Properties upon consummation of the Sale.

  Deposit; Due Diligence. On March 11, 1996, the Original Sale Agreement was executed and delivered, and Glimcher delivered into escrow the Deposit of $2,000,000 in the form of an irrevocable letter of credit. For a period of 60 days following the execution and delivery of the Original Sale Agreement, Glimcher conducted due diligence on the Properties. Glimcher had the ability to terminate the Sale Agreement and to receive a refund of the Deposit if its diligence revealed a Material Concern, including material title, engineering, structural or environmental matters concerning the Properties or material facts concerning the Assumed Indebtedness, leases, tenancies or rents or prepayment premiums on the Prepaid Indebtedness. All Material Concerns raised by Glimcher during its due diligence period have been resolved by mutual agreement of the Company and Glimcher pursuant to the Amendments, and Glimcher no longer has the right to terminate the Sale Agreement for any such Material Concerns. In connection with the resolution of Glimcher's Material Concerns, the Company agreed to reduce the aggregate purchase price from $203,000,000 to $197,000,000, to have certain budgeted structural work performed on the Properties in an amount not to exceed $500,000 and to repair or institute a repair program for those portions of the roofs on Barren River Plaza and Applewood that contain phenolic foam insulation, at an estimated cost to the Company of $300,000. See "The Transaction--Background of the Transaction."

  Purchase Price. Pursuant to the Sale Agreement, the aggregate Purchase Price for the Properties is $197,000,000, plus certain prepayment and assumption fees and subject to adjustment as described below. On the Escrow Closing Date, the Escrowed Purchase Price, in an aggregate amount equal to $81,221,009, was deposited into escrow with the Closing Escrow Agent in the form of four (4) irrevocable letters of credit. The balance of the Purchase Price will be paid by the assumption of the Assumed Indebtedness, which is described in detail below. The amount of the Escrowed Purchase Price was determined by subtracting from the Purchase Price the principal balance of the Assumed Indebtedness as of the Escrow Closing Date and adding thereto prepayment premiums on all of the Sellers' other mortgage indebtedness (which, pursuant to the Sale Agreement, will be prepaid upon consummation of the Sale), certain of Glimcher's closing costs and assumption fees. The Sellers have the ability to cause the Closing Escrow Agent to draw on the letters of credit and, therefore, to hold all or a portion of the Escrowed Purchase Price in immediately available funds. If the Sellers cause the Closing Escrow Agent to draw on the letters of credit and either the Sale is consummated or the Sale Agreement is terminated because of the failure to receive the requisite approval of the Shareholders, PWI has agreed to pay the amount by which Glimcher's actual interest expense on such funds exceeds the amount of interest actually earned on such amount.

  Representations and Warranties. The Sale Agreement contains certain representations and warranties made by the Sellers, which are customarily made by sellers in transactions of the type contemplated by the Sale Agreement, relating to, among other things: (i) due organization of the Sellers; (ii) validity of leases; (iii) rent rolls; (iv) service contracts; (v) environmental matters; (vi) policies of insurance; (vii) litigation; (viii) indebtedness; and (ix) power and authority of the Sellers to enter into the Sale Agreement. In addition, PWI represents and warrants as to its due organization and its power and authority to enter into the Sale Agreement. These representations and warranties must be true and correct as of the date of the Sale Agreement, as of the Escrow Closing Date and as of the closing of the Sale.

  The Sale Agreement also contains certain representations and warranties made by Glimcher, which are customarily made by purchasers in transactions of the type contemplated by the Sale Agreement, relating to, among other things: (i) its due organization; (ii) its due authorization; and (iii) its REIT status.

  Indemnification. Pursuant to the Sale Agreement, PWI has agreed, if the closing of the Sale (the "Closing") occurs, to indemnify and hold harmless Glimcher (and its respective subsidiaries and affiliates and persons serving as trustees, officers or directors thereof) against any damages, liabilities, losses, taxes, fines, penalties, costs and expenses (including, without limitation, reasonable fees of counsel) of any kind whatsoever which (i) may be sustained or suffered by any of them arising out of or based upon any representation or warranty made by the Sellers or PWI being inaccurate when made or (ii) arise as a result of the Sellers not maintaining their legal existence and/or not having the financial ability to make the required post-Closing adjustments or to satisfy their indemnification obligations relating to broker fees and commissions. Notwithstanding the foregoing, indemnification by PWI will be enforceable only with respect to claims asserted or made prior to the date which is one year from the Escrow Closing Date in connection with matters for which estoppel certificates were not delivered at the Escrow Closing.

  The Sale Agreement also provides that Glimcher must indemnify and hold harmless each Seller from and against any mechanics' and materialmen's liens and other liens or claims, suits, actions, debts, liabilities, damages, costs, charges and expenses (including court costs and reasonable attorneys' fees) that any such Seller may suffer or incur by reason of any action or inaction of Glimcher, Glimcher's agents, or Glimcher's contractors, or entry onto, inspection or physical testing of the Properties.

  Indebtedness. Under the terms of the Sale Agreement, the following Properties will be conveyed subject to the applicable Assumed Indebtedness as more fully described herein: Applewood Village, Artesian Square, Audubon Village, Aviation Plaza, Barren River Plaza, Crossing Meadows, Crossroads Center, Cumberland Crossing, East Pointe Plaza, Lexington Parkway Plaza, Logan Place, Marion Towne Center, Piedmont Plaza, Roane County Plaza, Southside Plaza and Village Plaza. The interest rates on the Assumed Indebtedness with respect to Barren River Plaza, Cumberland Crossing, East Pointe Plaza and Marian Towne Center have been reset, and a portion of the existing indebtedness with respect to Crossroads Center and Logan Place are being prepaid, as specified below. The outstanding principal balance of the Assumed Indebtedness on the Escrow Closing Date was $117,452,602. Holders of the Assumed Indebtedness are required to be paid assumption fees of $1,174,526 in the aggregate, and Glimcher has agreed to pay all such fees. The Sellers and Glimcher obtained the consents of the holders of the Assumed Indebtedness to the transactions contemplated by the Sale Agreement. Holders of the Assumed Indebtedness have either agreed to release the Sellers from liability, or Glimcher has agreed to assume such indebtedness and to indemnify, defend and hold the Sellers harmless from any and all obligations that arise under the Assumed Indebtedness.

  Under the terms of the Sale Agreement, the following Properties will be conveyed after prepayment of the applicable Prepaid Indebtedness thereon:
College Plaza, Cross Creek Plaza, Crossroads Center ($740,000 principal reduction required), Cypress Bay Plaza, Franklin Square, Logan Place ($1,315,000 principal reduction required), Sycamore Square and Walterboro Plaza. The outstanding principal balance of the Prepaid Indebtedness on the Escrow Closing Date was $42,146,272. Certain of the holders of the Prepaid Indebtedness are entitled to prepayment fees or premiums when the debt is paid. Prepayment premiums or fees in the amount of $343,684 would have been due if the Prepaid Indebtedness was satisfied in full on the Escrow Closing Date. As a material part of the consideration paid under the Sale Agreement, Glimcher has agreed to pay, in addition to the Purchase Price, the actual prepayment premiums or fees due to the holders of the Prepaid Indebtedness at the Closing; therefore, any increase in the prepayment premiums or fees between the Escrow Closing Date and the date of the Closing will be Glimcher's obligation and any decrease in the prepayment premiums or fees between the Escrow Closing Date and the date of the Closing inures to Glimcher's benefit. The Sellers and Glimcher have obtained the consent of the holders of the Prepaid Indebtedness to the change in manager in each instance in which a change in manager of the applicable Property requires the consent of the holder of such Prepaid Indebtedness and would constitute, without such consent, a default or an event of default under such Prepaid Indebtedness. Glimcher and the Sellers have also obtained payoff letters from the holders of the Prepaid Indebtedness, containing calculations of prepayment premiums and fees, as of the Escrow Closing Date, if any.

  Other than with respect to specific agreed-upon terms and conditions, the Sellers have agreed otherwise not to modify, alter or amend any Assumed Indebtedness or Prepaid Indebtedness without Glimcher's prior written consent. After the Escrow Closing Date, Glimcher has the right to contact holders of the existing indebtedness of the Company in an effort to negotiate modifications to such indebtedness. The Sellers, however, are not obligated to execute any documents in connection with such negotiations or proposed modifications, and no such modifications will be effective unless the Sale is consummated.

  Acquisition Proposals. Unless and until the Sale Agreement is terminated in accordance with its terms, the Sellers and PWI have agreed, either directly or indirectly, not to solicit, initiate or knowingly encourage the submission of any Acquisition Proposal. The Sale Agreement defines "Acquisition Proposal" as
(i) any proposal for a merger or other business combination involving the Company or any other Seller or (ii) any proposal to acquire in any manner, directly or indirectly, without limitation, by tender offer, exchange offer or similar transaction, more than 15% of (a) the capital stock of the Company or any other Seller which is a corporation, (b) the partnership interests of any Seller which is a partnership or (c) the consolidated assets of the Sellers, other than the transactions contemplated by the Sale Agreement.

  Sellers may, however, participate in discussions or negotiations with, and furnish information to, any third party in response to any unsolicited proposal if the Board determines, based on the advice of legal counsel, that failure to do so would reasonably be expected to violate the fiduciary duties of the Board to the Shareholders. The Board may also disclose its position with respect to any tender offer in accordance with applicable securities laws.

  The Board may withdraw or modify its recommendation of approval of the Sale Agreement, recommend or enter into an agreement with respect to a different Acquisition Proposal or terminate the Sale Agreement if (i) an Acquisition Proposal is communicated to the Company and (ii) the Board determines, based on the advice of legal counsel, that such action is required in order to comply with its fiduciary duties to the Shareholders. In the event the Board is prepared to accept an Acquisition Proposal, the Board must notify Glimcher forty-eight (48) hours prior to terminating the Sale Agreement or the Closing Escrow Agreement, if applicable, and entering into a definitive agreement with respect to such Acquisition Proposal.

  Shareholder Approval. The Sale Agreement and the transactions contemplated thereby must be approved by the Required Shareholder Vote, as a condition to consummation of the Sale under the Sale Agreement. See "--Termination After Escrow Closing." The Company agreed under the Sale Agreement to take all action necessary (in accordance with applicable law and its organizational documents) promptly to convene a special meeting of Shareholders to consider and vote upon the approval of the Sale Agreement and the transactions contemplated thereby. Furthermore, the Board is required to recommend approval of the Sale Agreement, and the Company must use reasonable efforts to obtain such approval. However, the Board is not required to take such actions if, based upon the advice of legal counsel, such actions would reasonably be expected to violate the fiduciary duties of the Board to the Shareholders. Failure to obtain Shareholder approval of the Sale Agreement due to such fiduciary duties will not constitute a default under the Agreement.

  Escrow Closing. On the Escrow Closing Date, the Sellers, Glimcher, GPLP and the Closing Escrow Agent entered into the Closing Escrow Agreement, governing the delivery and release of the Escrowed Purchase Price and the documents required to close the transactions contemplated by the Sale Agreement. Pursuant to the Closing Escrow Agreement, on the Escrow Closing Date, the Sellers delivered the following documents to the

Closing Escrow Agent: special warranty deeds, assignment and assumption agreements, indemnity agreements, original option agreements, leases and service contracts, affidavits relating to taxpayer identification numbers, evidence of each Seller's and PWI's authority to enter into the transaction, forms of opinions of counsel regarding the enforceability of the Sale Agreement, affidavits regarding parties in possession and mechanics liens, final rent rolls, notices to tenants, vendors and lenders regarding the change in manager and the sale of assets, bills, option parcel conveyance documents, transfer tax returns, settlement statements, tenant estoppel certificates and lender consents. Pursuant to the Closing Escrow Agreement, on the Escrow Closing Date, Glimcher delivered to the Closing Escrow Agent the Escrowed Purchase Price (in the form of three (3) irrevocable letters of credit issued to the Closing Escrow Agent by The Huntington National Bank and one (1) irrevocable letter of credit issued to the Closing Escrow Agent by KeyBank National Association), together with the following documents: evidence that Glimcher is in existence and in good standing under the laws of the State of Maryland, assignment and assumption agreements, indemnity agreements, evidence of Glimcher's authority to enter into the Transaction, an opinion of counsel regarding the enforceability of the Sale Agreement, transfer tax returns and settlement statements. On the Escrow Closing Date, the Sellers, Glimcher and GPLP entered into a Management Agreement, pursuant to which GPLP began managing the Properties. See "--The Closing Escrow Agreement" and "--The Management Agreement."

  Defaults and Remedies. If the Sellers default under the Sale Agreement or the Closing Escrow Agreement, Glimcher may elect, as its sole and exclusive remedy: (i) to terminate the Sale Agreement, in which event the Escrowed Purchase Price will be returned to Glimcher, and the Sellers must pay to Glimcher $3,000,000 as liquidated damages and up to an additional $500,000 as reimbursement for its reasonable and documented out-of-pocket expenses; or
(ii) to seek specific performance of the Sellers' obligations. If Glimcher defaults under the Sale Agreement or the Closing Escrow Agreement, the Sellers may elect, as their sole and exclusive remedy: (x) to terminate the Sale Agreement, in which event the Sellers will be entitled to receive out of the Escrowed Purchase Price $3,000,000 as liquidated damages and up to and additional $500,000 as reimbursement for the Sellers' reasonable and documented out-of-pocket expenses, and Glimcher will receive the balance of the Escrowed Purchase Price, or (y) to seek specific performance of Glimcher's obligations.

  Termination After Escrow Closing. The Sale Agreement and the Closing Escrow Agreement may only be terminated after the Escrow Closing Date for any one of the following reasons: (a) by mutual written agreement of Glimcher and the Sellers; (b) by Glimcher or the Sellers if any United States federal or state court of competent jurisdiction or other governmental entity has issued an order, decree or ruling or taken any other action, restraining or otherwise prohibiting the delivery or recordation, as the case may be, of the documents deposited in escrow at the Escrow Closing and/or the payment to the Sellers of the Escrowed Purchase Price and such order, decree, ruling or other action has become final and non-appealable; provided that the party seeking to terminate used its reasonable efforts to appeal such order, decree, ruling or other action, unless such order, decree, ruling or other action was against or with respect to the non-terminating party, in which event no such reasonable efforts are required; (c) by Glimcher or the Sellers if the Sale Agreement and the transactions contemplated thereby shall have failed to receive the Required Shareholder Vote; (d) by Glimcher if an event of bankruptcy, receivership or other similar event of any Seller occurs; (e) by the Sellers if an event of bankruptcy, receivership or other similar event of Glimcher occurs; (f) by Glimcher or the Sellers, if the Board (i) does not recommend to the Shareholders approval of the Sale Agreement and the transactions contemplated thereby or withdraws any such recommendation or (ii) recommends to the Shareholders approval or acceptance of an Acquisition Proposal by a person other than Glimcher; or (g) by Glimcher or the Sellers if no vote of the Shareholders has occurred on or before the Outside Date.

  In the event the Sale Agreement is terminated pursuant to any of the above provisions (and subject to the following paragraphs), (i) the Closing Escrow Agent is required to deliver the Escrowed Purchase Price, together with all interest thereon, to Glimcher, (ii) the documents deposited in escrow at the Escrow Closing are required to be returned to the party that deposited the same (or are to be destroyed if executed by more than one party), (iii) the Management Agreement continues in full force and effect in accordance with the terms thereof and (iv) the Sellers are required to reimburse Glimcher for Lease Costs and Advances, as defined in the Management Agreement.

  In addition, if Glimcher or the Sellers terminate the Sale Agreement pursuant to provision (c) above, then PWI is required to pay Glimcher (i) one-half of Glimcher's reasonable, documented, out-of-pocket, third party expenses (up to a maximum payment under this subsection of $1,000,000) and (ii) (A) to the extent the Escrowed Purchase Price is held in immediately available funds as a result of the Sellers' request that the Closing Escrow Agent draw on the letters of credit held under the Closing Escrow Agreement, the amount by which Glimcher's actual interest expense on such funds exceeds the interest actually earned on such amount, and (B) to the extent any portion of the Escrowed Purchase Price is held in immediately available funds as a result of Glimcher's election, one-half of the amount by which Glimcher's actual interest expense on such funds exceeds the interest actually earned on such amount (up to a maximum payment under this subsection of $500,000).

  If Glimcher terminates the Sale Agreement pursuant to provision (d) above, Glimcher is entitled to have the Escrowed Purchase Price returned, and the Sellers are required to pay Glimcher $3,000,000 as liquidated damages and up to an additional $500,000 as reimbursement for its reasonable and documented out-of-pocket expenses. Similarly, if the Sellers terminate the Sale Agreement pursuant to provision (e) above, the Sellers are entitled to receive out of the Escrowed Purchase Price $3,000,000 as liquidated damages and up to an additional $500,000 as reimbursement for the Sellers' reasonable and documented out-of-pocket expenses.

  Finally, if Glimcher or the Sellers terminate the Sale Agreement pursuant to provision (f) above and, in the event of termination pursuant to subsection
(i) of such provision (f), the Company enters into a definitive purchase agreement with respect to an Acquisition Proposal by a person other than Glimcher at any time prior to six (6) months after the Outside Date, the Sellers are required to pay Glimcher $4,000,000 as liquidated damages; provided, however, that, in the event of termination pursuant to provision
(f)(i) above, the Sellers are not required to pay Glimcher and Glimcher will not be entitled to any such liquidated damages in the event the Board reasonably determines that Glimcher is unlikely to be able to perform any of its material obligations under the Sale Agreement in a timely manner (the "Fiduciary Standard") and provides an officer's certificate to Glimcher to that effect. The Sale Agreement allocates to the Sellers the burden of proof in a challenge by Glimcher that the Fiduciary Standard has not been met by the Board. Glimcher's performance of its material obligations under the Sale Agreement will be deemed not to be able to be timely performed unless Glimcher is able to perform its material obligations within fourteen (14) days after the Special Meeting. In considering the ability to perform its obligations timely, the Sellers have no obligation to postpone or otherwise reschedule such Special Meeting for any reason whatsoever in order to enable Glimcher to perform its obligations under the Sale Agreement in a timely manner.

  Liquidated Damages; Protection of REIT Status. Pursuant to the Sale Agreement and other related agreements among the parties, the parties have agreed that any payments made from one party to the other pursuant to the above-mentioned termination events shall be construed to be "liquidated damages." In order to protect the REIT status of the Company and Glimcher, all such liquidated damages will only be paid directly to the party entitled thereto to the extent such payment does not cause such party to fail to meet the requirements of Sections 856(c)(2) and 856(c)(3) of the Code. Any amount not paid to the party that is owed the liquidated damages is required to be paid into escrow and thereafter to be released over a period of five years, in each case only to the extent the release would either (i) constitute "Qualifying Income" as described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code or (ii) be excluded from gross income within Sections 856(c)(2) and 856(c)(3) of the Code. If any liquidated damages remain in escrow after five years, the amount remaining in escrow will be returned to the party which made the liquidated damages payment.

  Prorations and Adjustments at Escrow Closing. The Sale Agreement provides for certain prorations and adjustments that are customary for transactions of the type contemplated by the Sale Agreement, relating to, among other things:
(i) real property taxes and assessments; (ii) rents; (iii) security deposits;
(iv) utilities; (v) income and expenses of the Properties; and (vi) closing costs.

THE CLOSING ESCROW AGREEMENT

  The Closing Escrow Agreement provides for the administration and transfer of documents and funds required by the Sale Agreement. The Closing Escrow Agent is not paid a fee, but is entitled to reimbursement of its out-of-pocket storage costs (of which the Company and GPLP are each liable for one-half), and if the Closing occurs, will be paid by Glimcher for issuing title insurance policies. Under the terms and conditions of the Closing Escrow Agreement, the Closing Escrow Agent is only liable to the Sellers or Glimcher to the extent of loss or damage caused by its acts of gross negligence and/or willful misconduct.

  Pursuant to the Closing Escrow Agreement, the Sellers are required to notify the Closing Escrow Agent and Glimcher that the Company has received the Required Shareholder Vote. Thereafter, when the Company submits to the Closing Escrow Agent an opinion of counsel, updated exhibits, notices to tenants and contract vendors, a certificate from the transfer agent indicating that the Company has received the Required Shareholder Vote and a notice of the amount of cash flow in dispute, if any, under the Management Agreement, the Closing occurs and the Closing Escrow Agent disburses the equity distribution, as described below.

  The equity distribution is equal to (A) that portion of the Escrowed Purchase Price not otherwise required to satisfy outstanding principal and interest on Prepaid Indebtedness and to pay the Company's closing costs, (B) plus interest on the cash portion of the Escrowed Purchase Price and an interest factor on the letter of credit portion of the Escrowed Purchase Price, as the case may be, with such interest or interest factor being deemed to accrue as of June 20, 1996, (C) less the amount (the "Holdback Amount") required to be held back as a result of disputes, if any, over the cash flow under the terms and conditions of the Management Agreement, (D) less the amount by which Glimcher's actual interest expense on the Escrowed Purchase Price, if any, exceeds the interest actually earned on the Escrowed Purchase Price, if the Sellers require the Closing Escrow Agent to call on the letters of credit and (E) less the amount representing the cash flow from the Properties during the period from May 14, 1996 through the Escrow Closing Date, if such amount has not already been made available to Glimcher.

  After the equity distribution, Glimcher is required to pay the Closing Escrow Agent any deficiency required to satisfy the Prepaid Indebtedness in full (including all prepayment penalties and fees) and certain of Glimcher's closing costs. When the Closing Escrow Agent has sufficient funds, it is then authorized to complete the transaction by paying the holders of the Prepaid Indebtedness in full, recording the deeds and any other title documents, paying all transfer taxes and recording fees, disbursing to Glimcher the balance of the Escrowed Purchase Price, disbursing to Glimcher the cash flow from the Properties since May 14, 1996 less the Holdback Amount, if any, delivering the Purchaser's Escrow Closing Deliveries (as defined in the Sale Agreement), delivering the Seller's Escrow Closing Deliveries (as defined in the Sale Agreement) and notifying the Company and Glimcher of any Holdback Amount. As a result of the Assignment, GPLP will become the owner of the Properties upon consummation of the Sale.

  The Closing Escrow Agreement may be terminated if: (i) Glimcher and the Company mutually agree in a written agreement, (ii) either the Company or Glimcher are subject to bankruptcy, receivership or similar event, (iii) a government entity issues an order or decree restraining or prohibiting the transaction, (iv) the Sellers fail to receive the Required Shareholder Vote,
(v) the Board does not recommend approval of the Sale Agreement, (vi) the Board recommends approval or acceptance of an Acquisition Proposal by a person other than Glimcher, or (vii) no vote of the Shareholders has occurred on or before the Outside Date. If so terminated, the Closing Escrow Agent may resign. Documents shall be returned to the party that signed them. The effect of termination is addressed under the terms of the Sale Agreement. See "--The Sale Agreement--Termination After Escrow Closing."

THE MANAGEMENT AGREEMENT.

  General Terms. The Management Agreement provides for GPLP to be appointed the managing, collecting and exclusive leasing agent for the Properties as of the Escrow Closing Date. The Management Agreement became effective as of the Escrow Closing Date and continues in full force and effect during the Initial Term, which ends upon the lapse of the Closing Escrow Agreement or the earlier termination of the Sale Agreement. Upon the expiration of the Initial Term, the Management Agreement continues in full force and effect on a month-to-month basis terminable by the Company on 15 days written notice to GPLP and terminable by GPLP on 45 days written notice to the Company. In addition, the Management Agreement may be terminated upon the occurrence of any event described in the section below entitled "Termination Rights."

  Pursuant to the terms and conditions of the Management Agreement, GPLP is responsible for providing all property management and leasing services necessary to preserve, protect and maintain the Properties. GPLP is required either to employ personnel or negotiate and contract with third parties to perform all routine services and repairs for all of the Properties, provided that the payments for such services and repairs not exceed the budgeted amounts for such items approved by the Company. In the event that the Sale does not occur, the Company will assume the obligations of all third party contracts made by GPLP and is required to indemnify GPLP for all liabilities, costs and expenses associated therewith. If the Closing does occur, Glimcher will assume the obligations of all third party contracts made by GPLP and must indemnify the Company for all liabilities, costs and expenses associated therewith.

  Subject to the Company's right of inspection, GPLP is required to keep all books and records in connection with the Properties at its offices. GPLP must periodically provide to the Company the financial and other reports described in the Management Agreement, and GPLP must propose annually for the Company's approval an operating budget for each Property. In addition, GPLP is required to procure and maintain, at its own expense, certain insurance coverage with respect to the Properties.

  Collection of Rents and Revenues. GPLP is required to collect all of the rents and other revenues due to the Company and to deposit all such funds in non-commingled bank accounts. Except for payments of real estate taxes or debt service, GPLP must obtain the Company's prior written consent prior to the payment of any amounts in excess of certain thresholds. During the Initial Term, GPLP must remit the excess revenues to the Closing Escrow Agent and, after the expiration of the Initial Term without the purchase of the Properties by Glimcher, to the Company, after the deduction of all management fees then due. If, during the Initial Term, GPLP has insufficient funds to pay all the expenses, Glimcher is obligated to advance any deficiency. In the event the Initial Term expires without the purchase of the Properties by Glimcher, the Company will be obligated to reimburse Glimcher for any amounts paid to cover deficiencies, and the Company will be obligated to cover any future deficiencies.

  Leasing and Operation of the Properties. Pursuant to the Sale Agreement and the Management Agreement, Glimcher and the Sellers have agreed to allocate responsibility for certain costs and expenses associated with the ongoing leasing and operation of the Properties. Glimcher has agreed to pay for tenant improvements agreed to or incurred prior to the Escrow Closing Date for leases that it approves. The Sellers are responsible for such costs which are agreed to prior to the Escrow Closing Date if the lease is not consented to by Glimcher. Glimcher has agreed to pay the leasing costs for all leases entered into after the Escrow Closing Date; provided, that if the Closing does not occur, the Sellers have agreed to reimburse Glimcher for all such costs, together with any interest thereon. In addition to covenants and agreements described herein under separate headings, the Sale Agreement contains certain covenants of the Sellers and Glimcher, relating to, among other things, the Sellers' operation of the Properties prior to the Escrow Closing Date and leases. With respect to leases, the Sellers agreed, prior to the Escrow Closing Date, (i) not to effect any change in any lease or enter into any new lease without Glimcher's written consent and (ii) to keep Glimcher informed and to consult with Glimcher regarding negotiations with respect to new leases and amendments to, and assignments of, existing leases. Notwithstanding the foregoing, the Sellers had the unilateral right to amend or enter into any lease which complied with certain agreed-upon leasing guidelines. As of the Escrow Closing Date, GPLP is the exclusive leasing agent for the Properties pursuant to the Management Agreement. As such, GPLP may approve any new lease with respect to the Company's Properties; provided, however, that any lease which does not conform with the guidelines set forth in the Management Agreement requires the Company's prior written approval.

  Compensation of GPLP. In general, GPLP receives compensation comparable to that previously provided to the Company's former property managers. GPLP receives a management fee equal to 3% of gross revenues, which consists of all revenues received from (i) tenant rentals, (ii) cleaning, security and damage deposits, if and when forfeited, (iii) payments by tenants for taxes, insurance and maintenance expenses and (iv) vending machines and other miscellaneous income. GPLP, however, does not receive any management fee for gross revenues attributable to the first 30 days of the Initial Term. Though GPLP immediately began to manage the Properties as of the Escrow Closing Date, the Company was required to pay each of its former Property managers a management fee for an additional 30 days because their management agreements provided for termination only upon 30 days prior written notice and because the Company did not give such notice until the Escrow Closing.

  GPLP receives a leasing fee equal to (i) $1.50 per square foot for spaces newly leased of less than 20,000 square feet, (ii) $1.00 per square foot for spaces newly leased of 20,000 square feet or more and (iii) $0.75 per square foot for spaces the lease on which is being renewed. No leasing fees are payable by the Company to GPLP during the Initial Term; provided, however, that if such term should end without the purchase of the Properties by Glimcher, then all leasing fees earned as of that date will be immediately due. In the event that Glimcher does purchase the Company's Properties, Glimcher will earn an incentive management fee equal to the net cash flow of the Properties attributable to the period commencing on May 14, 1996 and ending on the date of expiration of the Initial Term. For purposes of the Management Agreement, net cash flow is defined as revenues less actual expenses, including but not limited to principal and interest payments on the Company's indebtedness.

  Indemnification. In the event that the Management Agreement terminates without Glimcher's purchase of the Properties, so long as GPLP acts within the scope of its authority under the Management Agreement and is not guilty of any willful misconduct or negligence, the Company has agreed to indemnify and hold harmless GPLP from any loss resulting from its management of the Properties. In the event that the Management Agreement terminates without Glimcher's purchase of the Properties, so long as the Company is not guilty of any willful misconduct or negligence, GPLP must indemnify and hold harmless the Company for any acts outside the scope of the Management Agreement and for losses due to GPLP's willful misconduct or negligence, which is not covered by insurance required of the Company under the Management Agreement. In the event the Sale occurs, Glimcher and GPLP have agreed to indemnify and hold harmless the Company for any loss resulting from the operation, leasing and condition of the Properties or from GPLP's willful misconduct or negligence, which is not covered by insurance required of the Company under the Management Agreement.

  Termination Rights. The Company may terminate the Management Agreement if
(i) either GPLP or Glimcher fails to perform any material provision of the Management Agreement, (ii) either GPLP or Glimcher is subject to a bankruptcy, dissolution or other similar occurrence, (iii) GPLP engages in any act constituting gross negligence with respect to its obligations under the Management Agreement, (iv) GPLP commits an act of fraud or embezzlement, (v) GPLP fails to provide the reports required to be furnished by the Management Agreement or (vi) the Sale Agreement is terminated by reason of Glimcher's default, and, in each case, GPLP or Glimcher fails to cure such condition within the applicable time period as set forth in the Management Agreement. GPLP may terminate the Management Agreement if the Company fails to perform any material provision of such agreement and the Company fails to cure such condition within the applicable time period as set forth in the Management Agreement.

  Non-Competition. So long as the Management Agreement remains in effect, GPLP, Glimcher and their affiliates must not solicit any of the Company's tenants for any space within 7.5 miles of any of the Company's Properties, and each must notify the Company of its intent to solicit tenants for or to own, manage, lease or develop any property with 10 miles of any of the Properties.

THE PLAN

  Sale of the Properties. Upon approval of the Transaction by the Shareholders, the Company will take all steps necessary to consummate the Sale and otherwise to effect the sale, exchange or other disposition of all of its assets during the liquidation period, which will begin on the date of Shareholder approval of the Transaction at the Special Meeting and end on December 31, 1996 (the "Liquidation Period"). The proceeds of the Sale and of any sale, exchange or disposition of any remaining assets will, pending any liquidating distributions, be invested by the Board in any manner it deems appropriate, subject to the limitation that such investments do not result in the Company becoming an Investment Company under the Investment Company Act of 1940.

  Reserve for Liabilities. Within the Liquidation Period, the Company will pay or discharge, or set aside a reserve fund for, or otherwise provide for, all of its liabilities and obligations, including contingent liabilities.

  Liquidating Distributions. The proceeds of the Sale and of any sale, exchange or disposition of any remaining assets, and any interest or other return thereon, less costs of sale, the repayment of debt, any provision for reserves and costs of liquidating the Company, will be distributed to the Shareholders as soon as practicable after consummation of the Sale, at such times and in such amounts as shall be determined by the Board, in its sole discretion. At such time as the Board authorizes any liquidating distribution to be made to the Shareholders, the Board will cause the aggregate amount of funds, securities or other assets (the "Distributable Assets") to be distributed to the Shareholders of record on the record date fixed with respect to such distribution (the "Eligible Shareholders") to be set aside. All Distributable Assets set aside for distribution will be distributed through the Company's transfer agent, or some other agent of the Company, to the Eligible Shareholders. The Company will distribute its assets to its Shareholders from time to time to the end that, by the end of the Liquidation Period, it will have distributed to its Shareholders all of its assets, including the proceeds of the Sale and any sale, exchange or disposition of any remaining assets.

  All Distributable Assets set aside for distribution that are not distributed because an Eligible Shareholder cannot be located will be transferred to an appropriate custodian, state official, trustee or other person authorized by law to receive distributions for the benefit of such unlocated Shareholders.

  The amount and timing of any liquidating distributions will be determined by the Board and will be contingent upon, among other things, the consummation of the Sale and the amounts that the Board deems necessary or appropriate to set aside for liabilities and continuing expenses of the Company. The Board anticipates that liquidating distributions in an estimated amount equal to $42,585,000 in the aggregate or approximately $8.50 per share will be made to the Shareholders of the Company by December 31, 1996 in part because the Company does not expect that it will be able to continue to qualify as a REIT thereafter. See "The Transaction--Certain Federal Income Tax Consequences." Nevertheless, the Board is unable, however, to predict exactly when the Sale will be consummated and therefore when any distributions will be made, and if made, the precise amount that will be distributed to the Shareholders.

  Liquidating Trust. If the Board deems it advisable for any reason, the Company may at any time, in the Board's sole discretion and on behalf of the Shareholders, create a Liquidating Trust by entering into a Trust Agreement for the purpose of (i) finally determining and satisfying or providing for all then remaining claims of creditors and other liabilities of the Company and
(ii) thereupon, making liquidating distributions to the Eligible Shareholders of any remaining money, property or assets. See "The Transaction--Certain Federal Income Tax Consequences." Concurrently with the execution of the Trust Agreement, the Company would transfer and assign to the trustees of the Liquidating Trust all of Company's right, title and interest in and to all of its remaining assets. Effective upon such transfer, each of the Shareholders, on such date or as of any record date established in connection therewith, would become a holder of a beneficial interest in the Liquidating Trust equal to the proportion that such Shareholder held of the outstanding shares of Common Stock of the Company. The Board may appoint Fleet National Bank to act as trustee of the Liquidating Trust. In the event a Liquidating Trust is created, the Board anticipates making, by December 31, 1996, (i) a partial distribution of cash to the Shareholders representing a substantial portion of the total anticipated distributions and (ii) a distribution of beneficial interests in the Liquidating Trust representing the remainder of the net assets of the Company.

  IT SHOULD BE NOTED THAT A VOTE TO APPROVE THE TRANSACTION ALSO CONSTITUTES APPROVAL OF ANY SUCH APPOINTED TRUSTEE AND AUTHORIZATION OF THE TRANSFER OF ALL OF THE COMPANY'S REMAINING ASSETS TO THE LIQUIDATING TRUST.

  Stock Certificates. Upon request, the Shareholders shall surrender to the Company all of their certificates representing shares of the Company's Common Stock for cancellation. The Company may delay distributions to those Shareholders who have not surrendered their certificates or who have not provided acceptable documentation and indemnities for lost certificates.

  Dissolution. At such time as the Board determines, the Company will (a) give notice of dissolution to all its known creditors of its intended dissolution,
(b) cause Articles of Dissolution to be prepared, executed and filed with and accepted for record by the State Corporation Commission of Virginia (the "SCC") and any required notice to its Shareholders of the filing thereof to be made, (c) cause any documentation required by federal tax authorities to be prepared, executed and filed, (d) after making final liquidating distributions (or transferring its assets to a Liquidating Trust), cause Articles of Termination to be prepared, executed and filed with and accepted for record by the SCC and (e) withdraw its ability to do business as a foreign corporation in any state in which it presently has such authority.

  Amendments, Revocation and Termination. Following the adoption of the Plan by the Shareholders at the Special Meeting, the Board may modify, amend, revoke or abandon the Plan, or delay or revoke the dissolution of the Company, at any time without Shareholder approval if it determines that such action will be in the best interests of the Company or its Shareholders. The Plan will terminate if the Sale Agreement is terminated without the Sale having occurred.

  Indemnification/Insurance. The Board shall have the power and authority after the effective date of the Plan to purchase and/or maintain insurance covering acts or omissions of its directors and officers and the Company's indemnification obligations to its directors and officers. The Board will also have the power and authority to satisfy any of the indemnification obligations of the Company out of the assets of the Company.

  REIT Qualification. Under the terms of the Plan, the Board shall take all steps necessary to cause the Company to maintain its status as a REIT until the Company is terminated. See "The Transaction--Certain Federal Income Tax Consequences."

                         INFORMATION ABOUT THE COMPANY

MARKET FOR COMMON STOCK

  During the initial public offering period, which commenced October 23, 1989 and closed in the second quarter of fiscal 1991, the selling price of the shares of Common Stock was $10.00 per share (prior to the effect of the 2 for 1 reverse stock split which was effected in fiscal 1994). As of the date of this Proxy Statement, there were 5,917 record holders of the Company's Common Stock. At the present time, there is no established public market for the resale of the shares of Common Stock. Secondary share trading has been temporarily suspended since May 17, 1996 in connection with the final negotiations between the parties, the Escrow Closing on June 27, 1996 and the distribution to the Shareholders of this Proxy Statement.

  In the Company's Quarterly Report for the quarter ended November 30, 1995, the Company provided Shareholders with an internally prepared estimated net asset value of $9.50 per share at December 31, 1995, based upon the information known as of that date about a potential portfolio sale. As the Company noted at that time, it is only an estimate and may not be indicative of resale value in any secondary market trading. That estimated net asset value may not have any relationship to the current market price of the Company's shares or to the distribution per share that will be made following the successful completion of the Sale and does not take into account any discount for, among other things, a lack of liquidity of the Common Stock. The 1995 estimated net asset value of $9.50 per share compares to the estimated value at December 31, 1994 of $10.74 per share and to the estimated liquidating distributions to be made to the Shareholders pursuant to the Transaction of approximately $8.50 per share.

  While the values for most other securities are generally obtained by looking at market trading prices as quoted on the stock exchanges, the shares of Common Stock are not traded on any organized stock exchange and only a limited number of shares change hands during the year. As a result, prices obtained from isolated secondary market transactions, if any, may not be reliable indicators of the value of a share in the Company. During the period from April 25, 1996, when trading of the Common Stock resumed, through May 17, 1996, when trading was re-suspended for the reasons set forth above, six (6) trades were effected of an aggregate of approximately 14,971 shares at a price per share ranging from $5.23 to $7.44.

DIVIDENDS AND LIQUIDITY

  Dividends. The Company is required to make annual distributions to the Shareholders in an amount equal to at least 95% of its REIT taxable income (which does not include capital gains) in order to continue to qualify as a REIT under the Code. During the Company's acquisition period, the Company supported a portion of its quarterly dividend payments to Shareholders by returning capital reserves. In the second quarter of fiscal 1994, the Board suspended the payment of regular quarterly dividends to Shareholders to meet the cash and working capital needs of the Company. The Company incurred a loss for both book and tax purposes in 1995 and, therefore, was not required to pay cash dividends in order to retain its REIT status. Due to the non-cash depreciation and amortization charges that will continue to be recognized for both book and tax purposes, losses are expected to be reported in 1996 as well, and therefore, the Company is not expected to be required to pay a dividend during 1996 in order to retain its REIT status. The Board has periodically reviewed the cash position of the Company and the policy of suspending dividends, and, based on the Board's decision to recommend approval of the Transaction by the Shareholders, pursuant to which final liquidating distributions will be made to the Shareholders by December 31, 1996, the payment of regular quarterly dividends will not be reinstated.

  Through the date of the dividend suspension in fiscal 1994, Shareholders had received total dividend payments of approximately $30,800,000, of which approximately $9,700,000 was from cash reserves. As of the date of suspension of dividends, the earliest Shareholders had received $6.56 per share in distributions, of which approximately $4.63 per share was income from real estate operations after the payment of Company expenses and costs capitalized subsequent to acquisition for new leases, tenant renewals and expansions, and approximately $1.93 per share was a return of original capital. If the Shareholders approve the Transaction, it is anticipated that liquidating distributions of accumulated cash reserves, net sales proceeds and interest thereon, after payment of all Transaction-related expenses and payment of or provision for the payment of all of the Company's remaining liabilities, will be made to the Shareholders in an estimated amount of $42,585,000 in the aggregate or approximately $8.50 per share, pursuant to the Plan.

  Liquidity. As of May 31, 1996, the Company had available cash and cash equivalents of approximately $7,057,000 and a capital improvement reserve of approximately $1,331,000. The source of future liquidity and dividends to the Shareholders is expected to be through cash generated from the operations of the income producing Properties, interest income on working capital reserves and proceeds from the Sale or refinancing of the Properties. Such sources of liquidity are expected to be sufficient to meet the Company's needs through the liquidation and dissolution of the Company.

CERTAIN LEGAL PROCEEDINGS

  In November 1994, the Class Actions were filed in the United States District Court for the Southern District of New York against, among others, the PaineWebber Defendants in connection with the sale of interests in approximately 70 limited partnerships and other entities between 1980 and 1992, including shares of Common Stock of the Company. The Company is not a defendant in the Class Actions and has not incurred and does not expect to incur any expense or liability of any kind whatsoever in connection with the Class Actions. The Class Actions, which were brought by dissatisfied investors in such partnerships and other entities, were certified by the Court on May 30, 1995. In connection with the sale of such interests, the amended complaint in the Class Actions alleged that the PaineWebber Defendants (1) failed to provide adequate disclosure of the risks involved with each investment; (2) made false and misleading representations about the safety of the investments and their anticipated performance; and (3) marketed those products to investors for whom such investments were not suitable. The plaintiffs, who purport to be suing on behalf of all persons who invested in proprietary public limited partnerships and other entities, including the Company, sold by the PaineWebber Defendants between

1980 and 1992, also alleged that following the sale of these interests, the defendants misrepresented information about the investments' value and performance. The amended complaint alleged that the defendants violated the Racketeer Influenced and Corrupt Organizations Act ("RICO") and the federal securities laws. The plaintiffs sought unspecified damages, including reimbursement for all sums invested by them in those entities. In addition, the plaintiffs also sought treble damages under RICO.

  Under the terms of the settlement of the Class Actions announced in January 1996, the PaineWebber Defendants agreed to deposit $125,000,000 irrevocably in an escrow fund under the supervision of the United States District Court for the Southern District of New York. These monies are to be used to resolve and settle the Class Actions in accordance with the terms of the definitive settlement agreement and plan of allocation, which was preliminarily approved by the Court on July 17, 1996, pending a hearing on the matter currently scheduled in October 1996. Upon final approval by the Court of the definitive settlement agreement and plan of allocation, it is anticipated that the Court will direct plaintiffs' counsel to distribute the $125,000,000 in escrowed funds to the plaintiff class, subject to a deduction for attorneys' fees and other expenses. The Company is not yet in a position to determine the amount of the distribution on a per share basis that will be made to Shareholders as a result of the settlement.

  The Company is not a defendant in the Class Actions. Under the terms of its Articles of Incorporation, its Advisory Agreement with the Advisor and certain other agreements, the Company may be required to indemnify PaineWebber for the costs and liabilities of litigation in certain limited circumstances. PaineWebber has waived any such right to indemnification in connection with the Class Actions and any other action or class action that has been or may be asserted by or on behalf of purchasers of securities offered by the Company relating to actions prior to April 1, 1996. As a result, the Company will not be making any cash payments or other contributions to fund the settlement of the Class Actions.

PRINCIPAL EXECUTIVE OFFICES AND TELEPHONE NUMBER

  Principal executive offices of the Company are located at 1285 Avenue of the Americas, New York, New York 10019, and its telephone number is (800) 225-1174.

ADDITIONAL INFORMATION

  More detailed information about the Company can be found in the copies of the 1995 Form 10-K and the May 31, 1996 Form 10-Q, which are attached to this Proxy Statement as Annex E and Annex F, respectively. These documents, as well as certain other documents filed by the Company with the Commission under the Exchange Act, are incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing of such documents. See "Incorporation by Reference."

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF SPECIAL MEETING

  The Special Meeting will be held on October 16, 1996, at 9:00 a.m., local time, at the offices of PaineWebber Properties Incorporated, 1285 Avenue of the Americas, 38th Floor, New York, New York 10019.

RECORD DATE AND OUTSTANDING SHARES

  Record Date. The Board has fixed the close of business on August 21, 1996 as the Record Date for determination of Shareholders entitled to notice of and to vote at the Special Meeting. Only Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

  Common Stock. The Company's authorized capital stock consists of 50,000,000 shares of Common Stock. On the Record Date, the Company had issued and outstanding 5,010,050 shares of Common Stock, held by approximately 5,917 Shareholders of record. Pursuant to the Company's Articles of Incorporation, the Board may, in its discretion, issue additional shares of Common Stock or other equity of the Company, including options, warrants and other rights, on such terms as the Board may deem advisable. The Board does not, however, have any present intention or plan to issue any such additional shares of Common Stock or other equity of the Company.

VOTING RIGHTS AND QUORUM

  Voting Rights. The securities that can be voted at the Special Meeting consist of issued and outstanding shares of Common Stock, with each share entitling its owner to one vote on all matters. There is no cumulative voting of shares. Shareholders' votes will be tabulated by the persons appointed by the chairman of the Special Meeting to act as inspectors of election for the Special Meeting.

  Reason for Seeking Shareholder Approval. Approval of the Transaction by the Shareholders is required under Virginia law and the Articles of Incorporation and is a condition to consummation of the Sale pursuant to the terms of the Sale Agreement. See "Summary of Certain Agreements--The Sale Agreement-- Shareholder Approval." If the requisite Shareholder vote is not obtained, the Sale will not be consummated and the Liquidation will not occur, in which case, the Company will continue to transact business as a REIT and to pursue strategic options available to the Company.

  Quorum. The By-laws provide that the presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting shall constitute a quorum. Abstentions and broker non-votes (i.e., shares represented at the Special Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting.

VOTE REQUIRED TO APPROVE THE TRANSACTION

  A quorum being present, the affirmative vote by Shareholders holding more than two-thirds of all the votes entitled to be cast on the Transaction is required to approve the Transaction. Under Virginia law, abstentions and broker non-votes on this proposal have the same effect as votes against the Transaction. Approval of the Sale and the Sale Agreement by Shareholders holding two-thirds in interest of the shares of Common Stock entitled to vote on the Transaction is a condition to consummation of the Sale under the terms of the Sale Agreement. See "Summary of Certain Agreements--The Sale Agreement--Shareholder Approval." The receipt of the requisite Shareholder approval will therefore satisfy Virginia law, the Articles of Incorporation and the terms of the Sale Agreement.

OTHER MATTERS

  Management knows of no matters other than those described above which are expected to be presented at the Special Meeting. However, if any other matters are properly presented at the Special Meeting for action, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

PROXIES AND REVOCATION

  The shares of Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not subsequently revoked, will be voted at the Special Meeting in accordance with the instructions contained therein. If no specification is made, a proxy will be voted FOR the Transaction.

  The presence of a Shareholder at the Special Meeting will not automatically revoke such Shareholder's proxy. However, a Shareholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise by (i) filing prior to the Special Meeting a written notice of revocation bearing a later date than the proxy with Linda Z. MacDonald, Assistant Secretary, Retail Property Investors, Inc., 265 Franklin Street, Boston, Massachusetts 02110, (ii) delivering to the Company at or before the Special Meeting a duly executed proxy, relating to the same shares of Common Stock, bearing a later date or (iii) attending the Special Meeting and voting in person.

  If the Special Meeting is adjourned for any reason, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

  Shareholders are requested to sign and date the enclosed proxy card and mail it promptly to the Company in the postage-paid envelope that has been provided.

SOLICITATION OF PROXIES AND EXPENSES

  The cost of soliciting proxies from the Shareholders will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by officers, directors and employees of the Company and by brokers employed by PWI, who will not be specifically compensated for such solicitation activities, and/or by D.F. King & Co., Inc., who will receive a fee of $15,000 (plus out-of-pocket expenses) for its services for soliciting such proxies. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

PRESENCE OF ACCOUNTANTS

  The Company's independent accountants for the current year and for the most recently completed fiscal year are Price Waterhouse LLP. Representatives of Price Waterhouse LLP are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

SECURITY OWNERSHIP

  As of the Record Date, there are no persons known to the Company who beneficially own more than 5% of the outstanding shares of the Company's Common Stock.

  The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each of the Company's directors, (ii) each of the executive officers of the Company and (iii) all the directors and executive officers of the Company as a group.

                                                           SHARES
                                                        BENEFICIALLY PERCENT OF
DIRECTORS AND EXECUTIVE OFFICERS                          OWNED(1)    CLASS(2)
- --------------------------------                        ------------ ----------
Lawrence S. Bacow(3)...................................       0         --
Lawrence A. Cohen(4)...................................     350          *
Joseph W. Robertson, Jr.(3)............................       0         --
J. William Sharman, Jr.(3).............................       0         --
All directors and executive officers as a group (12
 persons)..............................................     350          *

- --------
 *Less than 1%.
(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Exchange Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed.

   The amounts set forth as beneficially owned include shares of Common Stock which such directors or officers has the right to acquire within 60 days, including upon exercise of stock options or conversion of a convertible security.
(2) Percentages are calculated on the basis of 5,010,050 shares of Common Stock outstanding as of August 21, 1996.
(3) Lawrence S. Bacow, Joseph W. Robertson, Jr. and J. William Sharman, Jr. are Independent Directors and members of the Audit Committee.
(4) Lawrence A. Cohen is President, Chief Executive Officer and a director of the Company and was previously affiliated with the Advisor.

SUBMISSION OF SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the next annual meeting of Shareholders must be received by the Company at the Company's principal executive offices, located at 265 Franklin Street, Boston, Massachusetts 02110, on or before June 11, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. In addition, such a proposal must comply with the requirements as to form and substance established by applicable laws and regulations.

                                        By Order of the Board of Directors

                                        Linda Z. MacDonald
                                        Assistant Secretary

Boston, Massachusetts
August 23, 1996

                           ANNEXES TO PROXY STATEMENT

ANNEX A: PURCHASE AND SALE AGREEMENT, AS AMENDED

ANNEX B: CLOSING ESCROW AGREEMENT, AS AMENDED

ANNEX C: PLAN OF LIQUIDATION AND DISSOLUTION

ANNEX D: FAIRNESS OPINION OF LEHMAN BROTHERS INC.

ANNEX E: FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1995

ANNEX F: FORM 10-Q FOR THE QUARTER ENDED MAY 31, 1996

                                    ANNEX A


                          PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                      GLIMCHER REALTY TRUST, AS PURCHASER

                                      AND

                        RETAIL PROPERTY INVESTORS, INC.,

                 PAINEWEBBER RETAIL PROPERTY INVESTMENTS, LTD.,

             PAINEWEBBER RETAIL PROPERTY INVESTMENTS JOINT VENTURE,

                      PAINEWEBBER COLLEGE PLAZA, L.P. AND

            PAINEWEBBER MARION TOWNE, L.P., COLLECTIVELY, AS SELLERS

                               TABLE OF CONTENTS

 1.      Introduction......................................................    1
 2.      Definitions.......................................................    1
 3.      Purchase and Sale.................................................    5
         3.1 Purchase Price................................................    5
         3.2 Allocation of Purchase Price..................................    6
 4.      Due Diligence.....................................................    6
         4.1 Title Insurance...............................................    6
         4.2 Other Information.............................................    6
         4.3 Surveys.......................................................    7
         4.4 Inspection....................................................    7
         4.5 Notice of Material Concern....................................    7
         4.6 Failure to Deliver Notice of Material Concern.................    8
 5.      Deposit...........................................................    8
         5.1 Immediately Available Funds...................................    8
         5.2 Letter of Credit..............................................    8
         5.3 Failure to Make Deposit.......................................    8
 6.      Representations and Warranties of Sellers.........................    8
         6.1 Representations and Warranties................................    8
         6.2 Survival of Representations and Warranties....................    9
         6.3 Indemnification by PaineWebber................................    9
         6.4 Limitations on Indemnification by PaineWebber.................    9
         6.5 Notice; Defense of Claims.....................................    9
 7.      Representations and Warranties of Purchaser.......................   10
         7.1 Organization..................................................   10
         7.2 Due Authorization.............................................   10
         7.3 REIT Status...................................................   10
         7.4 Indemnity.....................................................   10
         7.5 Restoration of Properties.....................................   11
         7.6 No Conflict...................................................   11
         7.7 Bankruptcy....................................................   11
 8.      Covenants of Purchaser and Sellers................................   11
         8.1 Sellers' Operation of the Properties..........................   11
         8.2 Leases........................................................   11
         8.3 Existing Indebtedness.........................................   12
         8.4 Sellers' Agreement Regarding Acquisition Proposals............   13
         8.5 Shareholder Meeting and Proxy.................................   14
         8.6 Estoppel Certificates.........................................   14
         8.7 Indebtedness..................................................   15
         8.8 Confidentiality Agreement.....................................   15
 9.      Escrow Closing, Deliveries, Disclaimer of Warranties..............   15
         9.1 Escrow Closing................................................   15
         9.2 Sellers' Deliveries at the Escrow Closing.....................   15
         9.3 Purchaser's Deliveries at the Escrow Closing..................   16
         9.4 Escrow........................................................   16
         9.5 Disclaimer of Warranties; Limitation of Liability.............   16

                                      (i)

 10.     Conditions to Obligations to Close into Escrow....................   16
         10.1 Conditions to Obligation of Purchaser........................   17
         10.2 Conditions to Obligations of Sellers.........................   17
         10.3 Conditions to Release from Escrow............................   17
 11.     Defaults and Remedies.............................................   18
         11.1 Sellers' Default.............................................   18
         11.2 Purchaser's Default..........................................   18
 12.     Termination and Effect of Termination.............................   19
         12.1 Termination Prior to Escrow Closing..........................   20
         12.2 Effect of Termination prior to Escrow Closing................   20
         12.3 Termination After Escrow Closing.............................   21
         12.4 Effect of Termination After Escrow Closing...................   21
         12.5 Liquidated Damages...........................................   22
 13.     Prorations and Adjustments at Escrow Closing......................   24
         13.1 Taxes and Assessments........................................   24
         13.2 Rents........................................................   24
         13.3 Security Deposits............................................   25
         13.4 Utilities....................................................   25
         13.5 Other Income and Expenses....................................   25
         13.6 Closing Costs................................................   25
         13.7 Payments during Escrow Period................................   25
         13.8 Closing......................................................   25
         13.9 Post Closing Adjustment......................................   26
 14.     Fees and Commissions..............................................   26
 15.     Survival of Provisions............................................   26
 16.     Notices...........................................................   27
 17.     Applicable Law....................................................   27
 18.     Attorneys' Fees...................................................   27
 19.     Construction......................................................   28
 20.     No Third-Party Beneficiaries......................................   28
 21.     No Assignment.....................................................   28
 22.     Deposit or Escrowed Purchase Price................................   28
 23.     Entire Agreement..................................................   28
 24.     Publicity.........................................................   28
 25.     Regulatory Filings................................................   29
 26.     Exculpation.......................................................   29
 27.     Liability of Sellers..............................................   29

                                      (ii)

 EXHIBITS
 EXHIBIT A-1    -- List of Improvements
 EXHIBIT A-2    -- Legal Description of Tracts
 EXHIBIT B      -- Form of Letter of Credit
 EXHIBIT C      -- Deposit Escrow Agreement
 EXHIBIT D      -- Closing Escrow Agreement
 EXHIBIT E      -- Management Agreement
 EXHIBIT F      -- Form of Purchaser's Tenant Estoppel Certificate
 SCHEDULES
 SCHEDULE 2a    -- Assumed Indebtedness
 SCHEDULE 2o(m) -- Option Parcel Reimbursement and Adjustment
 SCHEDULE 2p    -- Prepaid Indebtedness
 SCHEDULE 3.2   -- Allocation of Purchase Price
                -- Locations; Index of Sellers' Supplemental Information
 SCHEDULE 4.2      Deliveries
 SCHEDULE 4.5   -- Known Conditions
 SCHEDULE 6.1   -- Sellers' Representations and Warranties
 SCHEDULE 6.7   -- Leases
 SCHEDULE 6.8   -- Schedule of Tenant Defaults and Landlord Work
 SCHEDULE 6.9   -- Initial Rent Rolls
 SCHEDULE 6.10  -- Leasing Commissions
 SCHEDULE 6.12  -- Service Contracts
 SCHEDULE 6.17  -- Environmental Matters
 SCHEDULE 6.18  -- Schedule of Insurance Coverages
 SCHEDULE 6.19  -- Litigation
 SCHEDULE 6.26  -- Material Guaranties and Warranties
 SCHEDULE 6.27a -- Existing Indebtedness Documents
 SCHEDULE 6.27b -- Outstanding Principal Balance
 SCHEDULE 6.32  -- Option Agreements
 SCHEDULE 8.2   -- Leasing Guidelines
 SCHEDULE 8.3a  -- Assumed Indebtedness which may be modified
 SCHEDULE 10.1  -- Estoppel Carve Out
 SCHEDULE 24(a) -- Form of Initial RPI Press Release
 SCHEDULE 24(b) -- Form of Initial Glimcher Press Release

                                     (iii)

                          PURCHASE AND SALE AGREEMENT

  This Agreement dated as of March 11, 1996 (this "Agreement") is by and among GLIMCHER REALTY TRUST, a Maryland real estate investment trust ("Purchaser"), RETAIL PROPERTY INVESTORS, INC., a Virginia corporation ("RPI"), PAINEWEBBER RETAIL PROPERTY INVESTMENTS, LTD., a Texas limited partnership ("PWRPI"), PAINEWEBBER RETAIL PROPERTY INVESTMENTS JOINT VENTURE, a Texas joint venture ("JV"), PAINEWEBBER COLLEGE PLAZA, L.P., a Texas limited partnership ("College"), and PAINEWEBBER MARION TOWNE, L.P., a Texas limited partnership ("Marion"). RPI, PWRPI, JV, College and Marion are referred to herein individually as "Seller" and collectively as "Sellers."

  1. Introduction. Sellers are the owners of the Properties, as hereinafter defined. Purchaser has responded to a request from Lehman, as hereinafter defined, for offers to acquire all of the real estate assets of Sellers. Purchaser has been selected as the entity with which Sellers will enter into a definitive purchase agreement. Sellers desire to enter into this Agreement to sell the Properties to Purchaser on the terms and conditions herein contained and Purchaser desires to enter into this Agreement to acquire the Properties from Sellers on the terms and conditions herein contained. Upon execution and delivery of this Agreement and making the Deposit, as hereinafter defined, the parties hereto shall each act in good faith and deal fairly with each other with respect to the matters contained in this Agreement.

  2. Definitions. In addition to other terms defined herein, the following terms have the following meanings when used in this Agreement:

    "Acquisition Proposal." "Acquisition Proposal" shall have the meaning set forth in Section 8.4(a).

    "Additional Rents." "Additional Rents" shall have the meaning set forth in Section 13.2.

    "Agreement." "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

    "Anchor Tenants." "Anchor Tenants" shall refer to any tenant under a Lease in any Project who rents and occupies at least 20,000 square feet of gross leasable area.

    "Assumed Indebtedness." "Assumed Indebtedness" shall refer to the then current outstanding principal balance of the indebtedness under those loans made to PWRPI, JV, College, Marion or RPI set forth on Schedule 2a attached hereto, as the same may be updated and amended pursuant to the terms and conditions of this Agreement.

    "Basic Rents." "Basic Rents" shall have the meaning set forth in Section
  13.2.

    "Bear." "Bear" shall refer to Bear Stearns & Co., Inc.

    "Business Day." "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in New York are not open for business.

    "Closing." "Closing" shall mean the adjustment of the Escrowed Purchase Price, the release to Sellers out of escrow of the Escrowed Purchase Price (as adjusted) and the delivery of the closing documents out of escrow as set forth in the Closing Escrow Agreement.

    "Closing Date." "Closing Date" shall mean the date on which the Escrowed Purchase Price is adjusted under Section 13.8 below and released out of escrow to Sellers and the closing documents are delivered as set forth in the Closing Escrow Agreement.

    "Closing Escrow Agent." "Closing Escrow Agent" shall mean Lawyers Title Insurance Corporation and any substitute or successor appointed under the terms and conditions of the Closing Escrow Agreement.

    "Closing Escrow Agreement." "Closing Escrow Agreement" shall have the meaning set forth in Section 9.1.

    "Code." "Code" shall refer to the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

    "College." "College" shall have the meaning set forth in the first paragraph of this Agreement.

    "Confidentiality Agreement." "Confidentiality Agreement" shall refer to the confidentiality agreement by and between RPI and Glimcher Properties Limited Partnership, dated May 11, 1995.

    "Deposit." "Deposit" shall have the meaning set forth in Section 3.1.

    "Deposit Escrow Agent." "Deposit Escrow Agent" shall mean Lawyers Title Insurance Corporation and any substitute or successor appointed under the terms and conditions of the Deposit Escrow Agreement.

    "Deposit Escrow Agreement." "Deposit Escrow Agreement" shall have the meaning set forth in Section 5.1.

    "Effective Date." "Effective Date" of this Agreement shall mean the date first above written.

    "Escrow Closing." "Escrow Closing" shall have the meaning set forth in
  Section 9.1.

    "Escrow Closing Date." "Escrow Closing Date" shall have the meaning set forth in Section 9.1.

    "Escrowed Purchase Price." "Escrowed Purchase Price" shall have the meaning set forth in Section 3.1.

    "Estoppel Certificates." "Estoppel Certificates" shall have the meaning set forth in Section 8.6.

    "Exchange Act." "Exchange Act" shall refer to the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

    "Existing Indebtedness." "Existing Indebtedness" shall mean the Prepaid Indebtedness and the Assumed Indebtedness.

    "Existing Indebtedness Documents." "Existing Indebtedness Documents" shall mean all instruments evidencing or securing Existing Indebtedness.

    "Final Rent Rolls." "Final Rent Rolls" shall have the meaning set forth in Section 9.2.

    "Improvements." "Improvements" shall refer to the shopping centers listed by name on Exhibit A-1 attached hereto. The Improvements are located on the Tracts.

    "Indemnification Cut-off Date." "Indemnification Cut-off Date" shall have the meaning set forth in Section 6.4.

    "Initial Rent Rolls." "Initial Rent Rolls" shall have the meaning set forth in Section 4.2.

    "IRS." "IRS" shall have the meaning set forth in Section 12.5.

    "JV." "JV" shall have the meaning set forth in the first paragraph of this Agreement.

    "Leases." "Leases" shall mean all written leases (including amendments thereto) (i) referenced on Schedule 6.7, (ii) entered into pursuant to
  Section 8.2, and/or (iii) entered into pursuant to and in accordance with the terms and conditions contained in the Management Agreement.

    "Leasing Costs." "Leasing Costs" shall have the meaning set forth in
  Section 8.2.

    "Leasing Guidelines." "Leasing Guidelines" shall have the meaning set forth in Section 8.2.

    "Legal Counsel." "Legal Counsel" shall have the meaning set forth in
  Section 8.4.

    "Lehman." "Lehman" shall refer to Lehman Brothers, Inc.

    "Liquidated Damage Amount." "Liquidated Damage Amount" shall have the meaning set forth in Section 12.5.

    "Management Agreement." "Management Agreement" shall refer to the Exclusive Commercial Property Management Agreement by and among Sellers, Purchaser and Manager in the form attached hereto as Exhibit E.

    "Manager." "Manager" shall refer to Purchaser's affiliate, Glimcher Properties Limited Partnership.

    "Marion." "Marion" shall have the meaning set forth in the first paragraph of this Agreement.

    "Material Concern." A "Material Concern" means a concern of Purchaser (other than any matter listed on Schedule 4.5 hereof) with regard to material engineering, structural, environmental and/or title matters concerning the Properties and/or material facts concerning the Assumed Indebtedness, the Leases, tenancies or rents and/or prepayment premiums on Prepaid Indebtedness.

    "Notice of Material Concern." "Notice of Material Concern" shall have the meaning set forth in Section 4.5.

    "Option Agreements." "Option Agreements" shall mean the agreements listed on Schedule 6.32.

    "Option Parcels." "Option Parcels" shall have the meaning set forth in clause (m) of the definition of Other Interests.

    "Other Interests." "Other Interests" shall mean the rights, title and interests of Sellers in and to the following:

      (a) Any catalogs, booklets, manuals, files, logs, records, correspondence, purchaser prospect lists, tenant lists, tenant prospect lists and other mailing lists, sales brochures and materials, leasing brochures and materials, advertisement materials and other items, including without limitation, title information, soil, engineering and environmental inspections, studies and reports, and similar inspections with respect to the sale, management, leasing, promotion, ownership, maintenance, use, occupancy and operation of the Projects;

      (b) Any name, trade name, trademark, service mark or logo (and all goodwill associated therewith) by which the Projects or any part thereof may be known or which may be used in connection with the Projects, and all other fictitious names used on the date hereof or which Sellers have the right to use in connection with the ownership, use, occupancy or operation of the Projects (collectively, "Names") together with all registrations, if any, for such Names;

      (c) All tenant security deposits held by Sellers and any bank or other depository accounts relating thereto, except to the extent that
    (i) the same have been forfeited or applied against rents prior to the Effective Date or (ii) the terms of the Lease in question require that such security deposit be applied against rents for a period following the date of this Agreement (but prior to the Escrow Closing), other than on account of the default of the tenant thereunder;

      (d) Any bond, guaranty, warranty or repair agreements existing and outstanding on the Effective Date (and any additional bond, guaranty, warranty or repair agreements existing and outstanding at the date of the Closing) concerning the Projects or any part thereof, including without limitation, any bond, guaranty or warranty (including, any fidelity bonds) relating to construction, use, maintenance, occupancy or operation of the Improvements and the Personalty;

      (e) Any licenses, permits, franchise approvals and certificates of any governmental authorities required or used in or relating to the ownership, use, maintenance, occupancy or operation of any part of the Projects;

      (f) Any surveys of, and plans or specifications relating to, the Projects;

      (g) Any unrecorded utility agreements including any deposits made thereunder;

      (h) The Service Contracts (as hereinafter defined);

      (i) The Leases;

      (j) Any unpaid awards for any taking by condemnation or any damage to the Projects by reason of a change of grade of any street or highway, or any award paid to any Seller and not used or applied by Sellers to the restoration of the Projects; provided, however, that in the event of a temporary taking occurring between the Effective Date and the Escrow Closing Date, the Other Interests shall not include that portion of the award for such taking which is attributable to the period prior to the Escrow Closing Date;

      (k) Any unpaid proceeds for any unrepaired damage to the Projects by reason of fire or other casualty occurring after the Effective Date, or any proceeds paid to Sellers in connection with any fire or other casualty occurring after the Effective Date and not used or applied by Sellers to the restoration of the Projects;

      (l) Any development rights with respect to the Projects; and

      (m) Any options or expansion parcels which exist on the Closing Date, if any (the "Option Parcels"), subject to the adjustments and reimbursements described on Schedule 2o(m) attached hereto.

    "Outside Date." "Outside Date" shall mean October 31, 1996; provided, however, that Sellers and Purchaser may, by mutual agreement, extend the Outside Date to a date not later than December 31, 1996.

    "PaineWebber." "PaineWebber" shall mean PaineWebber Incorporated.

    "Past Due Rent." "Past Due Rent" shall have the meaning set forth in
  Section 13.2.

    "Percentage Rents." "Percentage Rents" shall have the meaning set forth in Section 13.2.

    "Pearson." "Pearson" shall mean Pearson Partners, Inc.

    "Permitted Exceptions." "Permitted Exceptions" shall mean all liens and encumbrances and other matters of record or shown on the Survey (as hereinafter defined) for each Project as of the expiration of the Study Period, unless objected to by Purchaser in writing prior to the lapse of the Study Period pursuant to Section 4.5.

    "Personalty." "Personalty" shall mean the rights, title and interests of Sellers in and to all fixtures, machinery, equipment, furnishings, appliances, supplies, operational records and other personal property owned by any Seller and used in connection with the operation of a Project, including, without limitation, all fittings, heating, air cooling, air conditioning, freezing, lighting, laundry, incinerating, and power equipment and apparatus; all engines, pipes, pumps, tanks, motors, conduits, switch boards, plumbing, lifting, cleaning, fire prevention, fire extinguishing and refrigerating equipment and apparatus; all furnaces, oil burners or units thereof; all appliances, vacuum cleaning systems, awnings, screens, storm doors and windows, cabinets, partitions, ducts and compressors, furniture and furnishings, hot water heaters, garbage receptacles and containers above and below ground, janitorial supplies, landscaping, materials, lawn mowers, tools, vehicles and articles of a nature similar to the foregoing; and all future additions to or substitutions for the foregoing, or any part thereof, between the Effective Date and the Closing Date and all other personal property upon, on the Effective Date, or thereafter placed on any Project which is used in connection with the operation of such Project and owned by any Seller and all warranties and guarantees to and right of action of Sellers therefor, if any.

    "Prepaid Indebtedness." "Prepaid Indebtedness" shall refer to the then current outstanding principal balance of the indebtedness under those loans made to PWRPI, JV, College, Marion or RPI set forth on Schedule 2p attached hereto, as the same may be updated and amended pursuant to the terms and conditions of this Agreement.

    "Projects." "Projects" refers to the Tracts and the Improvements.

    "Properties." "Properties" means, collectively, the Projects, the Personalty and the Other Interests.

    "Proxy Statement." "Proxy Statement" means the Proxy Statement to be delivered to the shareholders of RPI for the purpose of soliciting their approval of this Agreement and the consummation of the transactions contemplated herein.

    "Purchase Price." The aggregate purchase price of all Properties, as more particularly described in Section 3.1.

    "Purchaser." "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

    "Purchaser Indemnified Party" and "Purchaser Indemnified Parties." "Purchaser Indemnified Party" and "Purchaser Indemnified Parties" shall have the meanings set forth in Section 6.3.

    "Purchaser's Expenses." "Purchaser's Expenses" shall have the meaning set forth in Section 11.1.

    "Purchaser's Title Commitments." "Purchaser's Title Commitments" shall have the meaning set forth in Section 4.4.

    "PW Response." "PW Response" shall have the meaning set forth in Section
  6.5.

    "PWRPI." "PWRPI" shall have the meaning set forth in the first paragraph of this Agreement.

    "Qualifying Income." "Qualifying Income" shall have the meaning set forth in Section 12.5.

    "RPI." "RPI" shall have the meaning set forth in the first paragraph of this Agreement.

    "SEC." "SEC" shall have the meaning set forth in Section 8.5.

    "Seller" and "Sellers." "Seller" and "Sellers" shall have the meanings set forth in the first paragraph of this Agreement.

    "Sellers' Due Diligence Deliveries." "Sellers' Due Diligence Deliveries" shall have the meaning set forth in Section 4.2.

    "Sellers' Expenses." "Sellers' Expenses" shall have the meaning set forth in Section 11.2.

    "Sellers' Title Documents." "Sellers' Title Documents" shall have the meaning set forth in Section 4.1.

    "Service Contracts." "Service Contracts" shall mean all contracts, agreements and the like referenced on Schedule 6.12 attached hereto.

    "Study Period." "Study Period" shall refer to the period commencing on the Effective Date and ending at 5:00 P.M., E.S.T., on the sixtieth (60th) day after the Effective Date; provided, however, that in the event the sixtieth (60th) day after the Effective Date is not a Business Day, at 5:00 P.M. E.S.T. on the next succeeding Business Day.

    "Surveys." "Surveys" shall have the meaning set forth in Section 4.3.

    "Tracts." "Tracts" shall mean the tracts of real property described in Exhibit A-2 attached hereto, together with all easements, privileges, right-of-ways and appurtenances pertaining to or accruing to the benefit of the Properties.

  3. Purchase and Sale. Subject to and on the terms and conditions set forth herein, Purchaser agrees to purchase from Sellers, and each Seller agrees to sell to Purchaser, fee simple title in and to the Properties owned by such Seller, subject only to the Permitted Exceptions, the Leases, the Management Agreement and any encumbrance created by or consented to in writing by Purchaser.

    3.1 Purchase Price. The Purchase Price for the Properties shall be Two Hundred Three Million Dollars ($203,000,000.00), which, subject to the terms and conditions hereinafter set forth, shall be paid as follows:

      (a) On the Effective Date, Purchaser shall deliver to Deposit Escrow Agent either (i) Two Million Dollars ($2,000,000.00) in immediately available federal funds to be held in escrow in accordance with the provisions of Section 5 hereof or (ii) an irrevocable, standby letter of credit issued by The Huntington National Bank (or such other financial institution as may be acceptable to Sellers, in their sole and absolute discretion) with an expiration date not earlier than the ninety (90) days after the Effective Date; provided, however, that Purchaser shall be obligated to extend the expiration thereof or make the deposit referenced in clause (i) above if this Agreement has not been terminated and the Escrow Closing has not occurred, in the face amount of Two Million Dollars ($2,000,000.00), together with any other documents required to be delivered under the Deposit Escrow Agreement, which letter of credit shall be in the form attached hereto as Exhibit B (the "Deposit"), to be held in escrow in accordance with the provisions of Section 5 hereof.

      (b) On the Escrow Closing Date, Purchaser shall deliver to Closing Escrow Agent, at Purchaser's option, by wire transfer of immediately available federal funds and/or in the form of an irrevocable, standby letter of credit issued by The Huntington National Bank (or such other financial institution as may be acceptable to Sellers, in their sole and absolute discretion) with an expiration date not earlier than the Outside Date that in the aggregate are an amount (the "Escrowed Purchase Price") equal to the Purchase Price less any portion of the Deposit made in immediately available federal funds less the then outstanding principal balance of the Assumed Indebtedness plus all of Purchaser's closing costs described in Section 13.6 below. On the Escrow Closing Date, Purchaser shall be entitled to receive from Deposit Escrow Agent any letter of credit delivered as part of the Deposit.

      (c) As a material part of the Purchase Price, at the Closing, Purchaser shall (A) acquire title to the Properties subject to the Assumed Indebtedness and (B) assume and agree to pay (x) all prepayment premiums on Prepaid Indebtedness and (y) such other costs and expenses referenced in Section 13.6 below that are to be paid by Purchaser.

      (d) The Escrowed Purchase Price shall, upon satisfaction or waiver of the conditions precedent to release from escrow listed in Section 10.3 hereof and in the Closing Escrow Agreement, be adjusted as described in
    Section 13.8 below and shall be disbursed in accordance with the terms and conditions of the Closing Escrow Agreement.

      (e) Time is of the essence of each and every provision of this Agreement.

    3.2 Allocation of Purchase Price. The Purchase Price (and all other capitalized costs and other amounts treated as purchase price for federal income tax purposes) shall be allocated among the Properties as agreed by the parties and set forth in Schedule 3.2. The values used to allocate the Purchase Price among the Properties have been agreed upon solely for federal, state and local tax reporting purposes. The Purchaser and Sellers agree to file IRS Form 8594 and any replacement or supplement thereto, based upon such agreed upon allocation.

  4. Due Diligence.

    4.1 Title Insurance. To the extent Sellers have not already delivered the same to Purchaser, Sellers shall deliver to Purchaser copies of its existing policies of title insurance (together with copies of all documents listed as exceptions therein, to the extent copies of such documents are in Sellers' possession) (collectively, "Sellers' Title Documents") within five
  (5) Business Days after the Effective Date. Sellers shall have no obligation to obtain title updates or commitments for Purchaser.

    4.2 Other Information. To the extent Sellers have not already delivered the same to Purchaser, Sellers shall deliver, or make available to Purchaser in the locations indicated on Schedule 4.2, no later than five
  (5) Business Days after the Effective Date, the following (collectively, along with Sellers' Title Documents and the Surveys, "Sellers' Due Diligence Deliveries"):

      (a) Rent rolls for the Projects dated no earlier than January 31, 1996 (the "Initial Rent Rolls") together with a list of delinquencies and a detailed aging report, each dated as of the date of the applicable Initial Rent Roll;

      (b) Copies of any plans and specifications in Sellers' possession for the Improvements or portions thereof, which are delivered to Purchaser without recourse to, or warranty by, Sellers of any kind, other than any representation or warranty contained in Section 6 below;

      (c) Copies of Service Contracts in Sellers' possession, including any modifications or amendments thereto;

      (d) Copies of all (i) annual operating statements for the Projects for fiscal years ending August 31, 1993, August 31, 1994 and August 31, 1995 and (ii) monthly and quarterly operating statements for the Projects from August 31, 1994 through January 31, 1996;

      (e) Copies of the ad valorem and personal property tax statements for the Properties for calendar or fiscal year 1995 and, to the extent Sellers have copies in their possession, calendar or fiscal years 1993, 1994 and 1996;

      (f) Copies of certificates of insurance or policies evidencing the property insurance maintained by Sellers covering the Properties;

      (g) Copies of all Existing Indebtedness Documents;

      (h) Copies of all utility bills for the Projects (including gas, water and electricity) for the twelve (12) full calendar months immediately preceding the Effective Date;

      (i) Copies of all Leases and Option Agreements;

      (j) Copies of any environmental, engineering and/or other property inspection reports concerning the Properties in Sellers' possession, which reports are delivered to Purchaser without recourse to, or warranty by, Sellers of any kind, other than any representation or warranty contained in Section 6 below;

      (k) Copies of all organizational documents of Sellers;

      (l) Copies of all reports filed by Sellers with the SEC since August 31, 1995;

      (m) Copies of documents relating to any litigation with respect to one or more of the Projects to which any Seller is a party; and

      (n) Such other documents and instruments set forth on Schedule 4.2.

    In no event shall the failure by Sellers to have delivered or made available every item of Sellers' Due Diligence Deliveries to Purchaser be deemed to toll the Study Period or to be a default of Sellers hereunder. Purchaser hereby agrees to coordinate requests and/or questions regarding Sellers' Due Diligence Deliveries by making written requests of Mark Dunne or such other authorized individual which Sellers notify Purchaser of in writing. Purchaser shall not be authorized to contact Sellers' agents, employees, attorneys or managers without making arrangements through Sellers' authorized representative. Sellers shall cooperate with Purchaser by promptly providing or making available in the locations set forth on
  Schedule 4.2 any omitted Sellers' Due Diligence Deliveries and other information regarding the Projects which is brought to Sellers' attention or discovered by Sellers after the Effective Date.

    4.3 Surveys. To the extent Sellers have not already delivered the same to Purchaser, within five (5) Business Days after the Effective Date, Sellers shall provide Purchaser with copies of Sellers' most current as-built surveys of the Projects (the "Surveys"), which are delivered without recourse to, or warranty by, Sellers of any kind, other than any representation or warranty contained in Section 6 below.

    4.4 Inspection. From the Effective Date to the earlier to occur of (i) any termination of this Agreement or (ii) the expiration of the Study Period, Purchaser shall use diligent efforts to inspect the Properties during normal business hours upon two (2) Business Days' prior written notice to Sellers, review Sellers' Due Diligence Deliveries and review any of Sellers' books, records and general correspondence relating to the Properties and such other information made available to Purchaser; provided, however, that, in carrying out any such inspection of the Properties, Purchaser (i) shall obtain Sellers' prior written consent to perform physical testing at the Properties (which consent shall not be unreasonably withheld or delayed) and (ii) shall not unreasonably interfere with the rights of any tenant or other occupant of the Properties in violation of the Lease or other agreement by which such tenant or occupant occupies space in the Properties. Purchaser shall restore the Properties to their original condition following any inspection or testing and shall commit no act, nor permit any agent of Purchaser to commit an act, that would impair or void any manufacturer's warranty. In exercising Purchaser's diligence, Purchaser shall obtain title commitments for each of the Projects from one or more nationally recognized title insurance companies ("Purchaser's Title Commitments"). Sellers acknowledge that Purchaser may, upon reasonable prior written notice, interview the tenants of the Properties. Sellers acknowledge that Purchaser may communicate with the holders of the Existing Indebtedness regarding the prepayment or assumption thereof, as the case may be. Sellers agree, upon reasonable prior written notice, to use their reasonable efforts to make available to Purchaser the managers of the Properties and such other persons employed by or under contract with any Seller who have knowledge of the operation of the Properties. Sellers shall be entitled to have a representative present during all inspection and testing of the Properties and, at Sellers' option, present at or included in interviews with tenants conducted at any location other than the Properties, with managers of the Properties, with holders of the Existing Indebtedness or with such other persons who have knowledge of the operation of the Properties.

    4.5 Notice of Material Concern. In the event Purchaser's diligence reveals matters which are of a Material Concern to Purchaser, Purchaser shall notify Sellers in writing within five (5) Business Days of discovery of the matter of Material Concern, and in any event, Purchaser shall notify Sellers in writing on or before the expiration of the Study Period ("Notice of Material Concern"). In the event that Purchaser does not obtain updated surveys on the Projects during the Study Period, then in no event shall any title company's failure to delete survey-related exceptions be deemed to be a Material Concern to Purchaser. If Sellers receive a Notice of Material Concern prior to the expiration of the Study Period and Sellers and Purchaser are unable to agree, prior to the Escrow Closing Date, on resolution of such matters or if Sellers receive a Notice of Material Concern after the expiration of the Study Period but prior to the Escrow Closing Date with respect to any Material Concern which arises after the expiration of the Study Period and Sellers and Purchaser are unable to agree, prior to the Escrow Closing Date, on resolution of such matter, this Agreement automatically shall terminate and Purchaser promptly shall receive the Deposit, together with all interest earned thereon, if any, and neither party shall have any further recourse to the other under this Agreement. Purchaser hereby acknowledges that it has taken the matters described on Schedule 4.5 into account in the Purchase Price, and therefore, the matters listed on Schedule 4.5 attached hereto are not matters of Material Concern for which a valid Notice of Material Concern may be given. Any Notice of Material Concern that relates to any matters listed on Schedule 4.5 shall be deemed to be void with respect to matters listed on Schedule 4.5.

    4.6 Failure to Deliver Notice of Material Concern. Subject to the provisions of Sections 11 and 12 below, in the event there is no Notice of Material Concern given or if given, the matters listed therein relate solely to matters listed on Schedule 4.5 or are resolved by mutual agreement of Sellers and Purchaser, the Deposit shall be and become nonrefundable and all of Purchaser's rights to terminate this Agreement as a result of any matter contained in Sellers' Due Diligence Deliveries, or found by or revealed to Purchaser during the Study Period as a result of Purchaser's inspection of the Properties or otherwise found or discovered in any reports generated by or for Purchaser during the Study Period shall be deemed to be waived.

  5. Deposit.

    5.1 Immediately Available Funds. To the extent any portion of the Deposit is made in immediately available funds, such funds and all interest earned thereon shall be held in escrow and disbursed by Deposit Escrow Agent in accordance with the escrow agreement attached hereto as Exhibit C (the "Deposit Escrow Agreement").

    5.2 Letter of Credit. To the extent any portion of the Deposit is made with a letter of credit in accordance with Section 3.1(a) above, such letter of credit shall be held by Deposit Escrow Agent in accordance with the terms of the Deposit Escrow Agreement and shall be returned to Purchaser in accordance with the terms of the Deposit Escrow Agreement.

    5.3 Failure to Make Deposit. In the event Purchaser does not timely make the Deposit, this Agreement shall be void and shall not become effective.

  6. Representations and Warranties of Sellers.

    6.1 Representations and Warranties. Sellers hereby jointly and severally represent, warrant and agree that, as of the Effective Date and as of the Escrow Closing Date, the representations and warranties set forth as items
  6.1 through 6.29 and 6.32 on Schedule 6.1 attached hereto are (or shall be, as the case may be) true and correct (except as otherwise disclosed to Purchaser during the Study Period as a result of any matter contained in Seller's Due Diligence Deliveries, documents, books, records, correspondence and other written information delivered or made available to Purchaser in the locations set forth on Schedule 4.2, Purchaser's investigations or pursuant to any estoppel certificate or otherwise) and in each case subject to the qualifications contained in the introductory paragraph of Schedule 6.1. Sellers hereby jointly and severally represent and warrant that as of the Closing Date the representations and warranties set forth in items 6.1 through 6.6 and items 6.28, 6.29 and 6.32 of
  Schedule 6.1 shall be true and correct. PaineWebber hereby represents and warrants that as of the Effective Date, as of the Escrow Closing Date and as of the Closing Date the representations and warranties set forth in items 6.30 and 6.31 of Schedule 6.1 are or shall be true and correct, as the case may be. In no event shall Purchaser have any recourse to any Seller after the Escrow Closing Date for any such breach of representations or warranties under this Agreement, and

  Purchaser hereby agrees to look solely to PaineWebber for any such breach of representations and warranties as provided in Section 6.3 of this Agreement.

    6.2 Survival of Representations and Warranties. Subject to the provisions of Sections 6.1, 6.3, 6.4 and 6.5, each of the representations and warranties set forth on Schedule 6.1 shall, unless otherwise so provided for in Schedule 6.1, survive the Escrow Closing Date but only through the Indemnification Cut-Off Date (as hereinafter defined).

    6.3 Indemnification by PaineWebber. Subject to the terms of this Agreement, PaineWebber agrees, if the Closing occurs, to indemnify and hold Purchaser and its respective subsidiaries and affiliates and persons serving as trustees, officers or directors thereof (individually a "Purchaser Indemnified Party" and collectively the "Purchaser Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, cost, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which (i) may be sustained or suffered by any of them arising out of or based upon any representation or warranty set forth on Schedule 6.1 (subject to the standard contained in the introductory paragraph of Schedule 6.1) being inaccurate on the Escrow Closing Date and/or the Closing Date, if such representation or warranty is made as of the Closing Date under Section 6.1 above, as the case may be, or (ii) arise as a result of Sellers not maintaining their legal existence and/or not having the financial ability to make the post-Closing adjustments described in Section 13 or to satisfy the indemnification obligations contained in Section 14.

    6.4 Limitations on Indemnification by PaineWebber. Notwithstanding the foregoing, the right of Purchaser Indemnified Parties to indemnification under Section 6.3 shall be enforceable only with respect to (i) claims asserted or made by any Purchaser Indemnified Party in accordance with
  Section 6.5 prior to the date which is one year from the Escrow Closing Date (the "Indemnification Cut-Off Date") and (ii) matters for which estoppel certificates were not delivered at the Escrow Closing.

    6.5 Notice; Defense of Claims. A Purchaser Indemnified Party may make claims for indemnification hereunder by giving written notice thereof to PaineWebber prior to the Indemnification Cut-Off Date. If indemnification is sought for a claim or liability asserted by a third party, the Purchaser Indemnified Party must also give written notice thereof to PaineWebber promptly after it receives notice of the claim or liability being asserted, but in each event prior to the Indemnification Cut-Off Date. Such notice shall summarize the basis for the claim for indemnification and any claim or liability being asserted by a third party. Within ten (10) Business Days after receiving such notice, PaineWebber shall give written notice to the Purchaser Indemnified Party (the "PW Response") stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If PaineWebber disputes its obligation of indemnification or defense of a claim or liability, written notice of which is given by PaineWebber in accordance with the terms of this Agreement, PaineWebber's obligation of indemnification and defense shall automatically terminate unless (i) a lawsuit regarding such claim or liability is filed with a court of competent jurisdiction prior to the Indemnification Cutoff Date or within twenty (20) Business Days after the date of the PW Response, whichever is later, and (ii) such court of competent jurisdiction (subject to appeal by PaineWebber) determines that PaineWebber is obligated to provide indemnification for and to defend such claim or liability. PaineWebber shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the Purchaser Indemnified Party who made the claim for indemnification, which consent shall not be unreasonably withheld or delayed) as long as PaineWebber is conducting a good faith and diligent defense. PaineWebber shall have the right to compromise or settle any claim against a Purchaser Indemnified Party with respect to which PaineWebber has undertaken the defense, if the remedy sought is monetary damages and/or equitable relief. If there is criminal liability sought, PaineWebber cannot settle without the Purchaser Indemnified Party's prior written consent. In all cases where PaineWebber settles, PaineWebber must use its best efforts to obtain a release of the Purchaser Indemnified Party or other adequate protection or assurances. Nothing contained herein shall be deemed to grant authority to PaineWebber to commit or obligate any Purchaser Indemnified Party to any obligation, liability or restraint. The Purchaser Indemnified

  Party shall at all times have the right to participate fully in the defense of a third party claim or liability directly or through counsel (at its own expense from and after the date PaineWebber notifies such Purchaser Indemnified Party that it will undertake such defense); provided, however, that if the named parties to the action or proceeding include both Sellers and the Purchaser Indemnified Party and PaineWebber is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Purchaser Indemnified Party may engage separate counsel at the expense of PaineWebber but in no event shall PaineWebber be obligated to indemnify Purchaser Indemnified Parties for the cost and expense of more than one such counsel. If no such notice of intent to dispute and defend a third party claim or liability is given by PaineWebber, or if such good faith and diligent defense is not being or ceases to be conducted by PaineWebber, the Purchaser Indemnified Party shall have the right, at the expense of PaineWebber, to undertake the defense of such claim or liability (with counsel selected by the Purchaser Indemnified Party), and to compromise or settle it, exercising reasonable business judgment, so long as neither Sellers nor PaineWebber are defendants in such action. If either Sellers or PaineWebber are defendants in any such action and criminal liability is sought, the Purchaser Indemnified Party cannot settle without PaineWebber's prior written consent. In all cases where the Purchaser Indemnified Party settles, the Purchaser Indemnified Party must use its best efforts to obtain a release of all Sellers and PaineWebber if such Sellers or PaineWebber are a defendant in such action or other adequate protection or assurances. If the third party claim or liability is one that by its nature cannot be defended solely by PaineWebber, then the Purchaser Indemnified Party shall make available such information and assistance as PaineWebber may reasonably request and shall cooperate with PaineWebber in such defense, at the expense of PaineWebber.

  7. Representations and Warranties of Purchaser. Purchaser represents, warrants and agrees that, as of the Effective Date of this Agreement and as of the Escrow Closing Date:

    7.1 Organization. Purchaser is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

    7.2 Due Authorization. This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, and the consent of no person, including, but not limited to, directors, shareholders, partners or creditors of Purchaser, is required for Purchaser to execute, deliver or perform its obligations under this Agreement.

    7.3 REIT Status. The Purchaser has elected to be treated as a real estate investment trust within the meaning of Sections 856-860 of the Code, and has satisfied the requirements of the Code and all regulations promulgated thereunder to maintain its status as a real estate investment trust for the years 1993 and 1994 and has operated and intends to continue to operate in such manner as to qualify as a real estate investment trust for 1995 and 1996.

    7.4 Indemnity. Purchaser shall indemnify and hold harmless each Seller from and against any mechanics' and materialmen's liens and other liens or claims, suits, actions, debts, liabilities, damages, costs, charges and expenses, including court costs and reasonable attorneys' fees, which any such Seller may suffer or incur by reason of any action or inaction of Purchaser prior to the Escrow Closing Date in connection with Purchaser's, Purchaser's agents, or Purchaser's contractors, entry onto, inspection or physical testing of the Properties. This indemnification shall survive the termination of this Agreement, notwithstanding anything else to the contrary contained herein. Any such Seller may make claims for indemnification hereunder by giving written notice thereof to Purchaser. If indemnification is sought for a claim or liability asserted by a third party, Sellers must also give written notice thereof to Purchaser promptly after they receive notice of the claim or liability being asserted. The notice must summarize the basis for the claim for indemnification and any claims or liability being asserted by a third party. Purchaser shall be entitled to direct the defense against the third party claim or liability with counsel selected by it (subject to the consent of the applicable Sellers, which consent shall not be unreasonably withheld or delayed) as long as Purchaser is conducting a good faith and diligent defense. Purchaser shall have the right to compromise or settle any claim against Sellers with respect to which Purchaser has undertaken the defense, if the remedy sought is monetary damages and/or equitable relief. If there is criminal liability sought, Purchaser cannot settle without Sellers' prior written consent. In all cases where Purchaser settles, Purchaser must use its best efforts to obtain a release of the applicable Sellers or other adequate protection or assurances. Nothing contained herein shall be deemed to grant authority to Purchaser to commit or obligate Sellers to any obligation, liability or restraint. If any third party claim or liability is one that by its nature cannot be defended solely by Purchaser, then the applicable Sellers shall make available such information and assistance as Purchaser may reasonably request and shall cooperate with Purchaser in such defense, at the expense of Purchaser.

    7.5 Restoration of Properties. Purchaser shall restore or shall cause the Properties to be restored to substantially the condition existing prior to any tests or studies conducted or caused to be conducted by Purchaser if any damage or change in condition of the Properties results from such tests or studies. Such obligation shall survive the termination of this Agreement notwithstanding anything else to the contrary contained herein.

    7.6 No Conflict. Purchaser has the requisite power and authority to enter into this Agreement and to create thereby the binding obligation of Purchaser and to perform its obligations hereunder, in each case, without the consent or approval of any other persons or entities. The execution and delivery by Purchaser of this Agreement does not, and the performance by Purchaser of its covenants and agreements under this Agreement, will not
  (a) violate any material requirement of applicable law, (b) violate or contravene any provision of Purchaser's organizational documents or any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to Purchaser or (c) violate, contravene or result in a breach of or constitute a default under any indenture, lease, loan or other agreement or any instrument to which Purchaser is party or by which its properties may be bound or affected.

    7.7 Bankruptcy. No bankruptcy, insolvency, rearrangement or similar action involving Purchaser whether voluntary or involuntary, is pending or to Purchaser's actual knowledge, threatened; and Purchaser has no intention of filing any such action or proceeding.

  8. Covenants of Purchaser and Sellers.

    8.1 Sellers' Operation of the Properties. Between the Effective Date and the Escrow Closing Date or any earlier termination of this Agreement, Sellers shall (a) continue to maintain and to make all ordinary and non-structural repairs and replacements to the Projects so as to keep them in substantially their present condition (reasonable wear and tear and damage by casualty and eminent domain excepted), (b) continue to expend funds for advertising and capital improvements with respect to the Projects in accordance with Sellers' existing plans, budgets and pro formas for fiscal year ending August 31, 1996, (c) maintain in full force and effect the insurance described on Schedule 6.18, (d) not enter into any new Service Contract or modify existing Service Contracts unless same may be terminated by Sellers without penalty on thirty (30) days (or less) notice unless not practicable, in which case Sellers shall request Purchaser's consent therefor in writing and Purchaser shall not unreasonably withhold or delay its consent thereto, (e) not allow material agreements necessary to operate the Properties to expire without replacing the same after obtaining Purchaser's prior written consent therefor, which consent shall not be unreasonably withheld or delayed, (f) perform all of its obligations under the Existing Indebtedness, (g) not apply security deposits to cure defaults of tenants except in the case of those Leases terminated prior to the Escrow Closing Date or where the Lease otherwise requires. Beginning on the Escrow Closing Date, operation of the Properties shall be governed by the Management Agreement, (h) deliver to Purchaser within ten (10) days after the last day of each month during such period rent rolls for the Projects dated as of the last day of each month during such period together with a list of delinquencies and a detailed aging report, (i) deliver to Purchaser within ten (10) days after the last day of each month during such period monthly and quarterly operating statements for the Projects for the period from and after February 1, 1996, and (j) promptly deliver to Purchaser copies of all publicly available reports filed by Sellers with the SEC during such period.

    8.2 Leases. Between the Effective Date and the Escrow Closing Date, unless this Agreement is terminated as provided hereunder, Sellers shall not, without the written consent of Purchaser, which consent may be withheld in Purchaser's sole discretion, effect any change in any Lease or enter into any new Lease which does not comply with the leasing guidelines set forth on Schedule 8.2 (the "Leasing Guidelines"). Sellers shall keep Purchaser informed and shall consult with Purchaser regarding negotiations with respect to new Leases and amendments to, and assignments of, existing Leases. Sellers shall provide copies of all executed agreements (together with copies of all contracts, plans and specifications for any tenant improvements contemplated thereunder) to Purchaser promptly after the execution thereof. Schedule 6.7 shall be deemed to be amended to include any Leases or amendments entered into in accordance with the terms of this Section 8.2. Sellers shall not grant consent to any assignment of a Lease for which Sellers have discretionary ability to so consent, without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed. Sellers shall notify Purchaser of all notices of assignment and all requests for consent to assignment. Although Sellers have agreed to keep Purchaser informed and consult with Purchaser regarding negotiations of new Leases and/or Lease modification, Sellers shall have the unilateral right to amend or enter into any Lease which complies with the Leasing Guidelines. When seeking consent to a new or modified Lease, Sellers shall provide notice of the identity of the tenant, a term sheet or letter of intent containing material business terms (including base rent, percentage rent, co-tenancy requirements, exclusive requirements, expense base, concessions, tenant improvement allowances, brokerage commissions, expansion and extension options and copies of all contracts, plans and specifications for the contemplated tenant improvements) and whatever credit and background information, if any, Sellers then possess with respect to such tenant. Purchaser shall be deemed to have consented to any proposed new Lease or Lease modification which does not meet the Leasing Guidelines if it has not responded to Sellers within five (5) Business Days after receipt of such information. Purchaser hereby designates Herbert Glimcher, David Glimcher and Fred Zantello as individuals who, acting singly, will each be authorized to grant approvals under this Section 8.2. Notwithstanding any provision of this Section 8.2 to the contrary, Sellers may, without the prior written consent of the Purchaser, cancel or terminate any Lease or commence collection, unlawful detainer or other remedial action against any tenant upon the occurrence of a default by the tenant under said Lease. Sellers shall promptly notify Purchaser of any such termination or remedial action.

    In the event Purchaser consents in writing to a new Lease or an amendment to any existing Lease, the tenant improvement costs, leasing commissions and similar leasing expenses thereunder (the "Leasing Costs") that are actually incurred by Sellers on or prior to the Escrow Closing Date shall be added to the Escrowed Purchase Price. With respect to Leases entered into prior to the Escrow Closing Date for which Purchaser's consent has not been obtained, the tenant improvement costs, leasing commissions and similar leasing expenses thereunder shall be paid by Sellers (regardless of when such costs are incurred). Beginning on the Escrow Closing Date, decisions with respect to leasing matters and responsibility for expenses incurred in connection with Leases and/or Lease modifications entered into after the Escrow Closing Date shall be allocated between Purchaser and Sellers as provided in the Management Agreement.

    8.3 Existing Indebtedness. Schedule 8.3a attached hereto lists loans which are included in the definition of Assumed Indebtedness and which Sellers may revise prior to the Closing Date to address the items listed in
  Schedule 8.3a. All such revisions will be on the terms and conditions set forth on Schedule 8.3a, without adjustment to the Purchase Price. Sellers shall forward all drafts of documentation evidencing such revisions and shall consult with Purchaser regarding such drafts and the status of such negotiations. Sellers shall provide Purchaser with copies of all executed agreements promptly after the execution thereof. Except as specifically provided above, prior to the Closing Date, if this Agreement shall not have been terminated as provided hereunder, Sellers shall not, without the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole discretion, otherwise modify, alter or amend the terms of any Assumed Indebtedness. When seeking consent for any such other amendment to the Assumed Indebtedness, Sellers shall provide copies of the proposed terms and conditions and documentation to evidence such amendment. Purchaser shall be deemed to have rejected any such amendment if it has not responded to Sellers within five (5) Business Days after receipt of such information. Purchaser hereby designates Herbert Glimcher, David Glimcher and Fred Zantello as individuals who, acting singly, will each be authorized to grant approvals under this Section 8.3. Sellers shall be entitled to request waivers of defaults under the Existing Indebtedness without prior written consent of the Purchaser.

    8.4 Sellers' Agreement Regarding Acquisition Proposals.

      (a) Unless and until this Agreement and, if applicable, the Closing Escrow Agreement shall have been terminated, Sellers hereby covenant and agree that prior to the Closing Date, Sellers and PaineWebber shall not, nor shall Sellers or PaineWebber authorize any officer, director, partner or employee, investment banker, attorney or other advisor or representative of any Seller or PaineWebber to, directly or indirectly, solicit, initiate or knowingly encourage the submission of, any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means (i) any proposal for a merger or other business combination involving RPI or any other Seller or (ii) any proposal to acquire in any manner, directly or indirectly, including, without limitation, by tender offer, exchange offer or similar transaction, more than 15% of (a) the capital stock of RPI or any other Seller which is a corporation, (b) the partnership interests of any Seller which is a partnership, or (c) the consolidated assets of Sellers, other than the transactions contemplated by this Agreement.

      (b) Notwithstanding any provision of this Agreement to the contrary:
    (i) Sellers may participate in discussions or negotiations with, and may furnish information to any third party which (without any solicitation, initiation or encouragement in violation of Section 8.4(a)) seeks to engage in such discussions or negotiations or requests such information, if the Board of Directors of RPI determines, based on the advice of Goodwin, Procter & Hoar or Campbell & Riggs as counsel to RPI or Hutchins, Wheeler & Dittmar as counsel to the independent directors of RPI or such other legal counsel which RPI or the independent directors of RPI may select and which other legal counsel are reasonably acceptable to Purchaser ("Legal Counsel"), that failing to engage in such discussions or negotiations or to provide such information would reasonably be expected to violate the fiduciary duties of the Board of Directors of RPI to the stockholders of RPI; and
    (ii) the Board of Directors of RPI may take and disclose to RPI's stockholders a position contemplated by Rules 14e-2 and 14a-9 promulgated under the Exchange Act with respect to any tender offer and may make such disclosure to the stockholders of RPI as may be required under applicable law; provided, that the Board of Directors of RPI shall not recommend that the stockholders of RPI tender their shares unless such recommendation is permitted by Section 8.4(c).

      (c) Notwithstanding anything to the contrary in this Agreement, the Board of Directors of RPI shall be permitted from time to time to take the following actions in the circumstances described below: (i) to withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to Purchaser;
    (ii) to approve or recommend or enter into an agreement with respect to an Acquisition Proposal; or (iii) to terminate this Agreement, if, in each case: (A) an Acquisition Proposal is commenced, publicly proposed, publicly disclosed or otherwise communicated to RPI and (B) the Board of Directors of RPI determines, based on the advice of Legal Counsel, that such action is required in order to comply with its fiduciary duties to the stockholders of RPI. No such action by the Board of Directors of RPI shall constitute a breach of this Agreement by RPI or any Seller.

      (d) In the event the Board of Directors of RPI is prepared to accept an Acquisition Proposal (other than an Acquisition Proposal which is in the form of a tender offer, exchange offer or similar transaction), the Board of Directors of RPI shall so notify Purchaser at least forty-eight (48) hours prior to terminating this Agreement or the Closing Escrow Agreement, if applicable, and entering into a definitive agreement with respect to such Acquisition Proposal. Notwithstanding anything set forth in Sections 7(iii) and 7(v) of the Confidentiality Agreement and without being in breach thereof, Purchaser shall have the right to communicate and discuss with Sellers and their officers and directors proposed modifications of the terms and conditions set forth in this Agreement for the purchase of the Properties, but not to communicate or discuss with, or make any written or oral proposal or offer to, any of Sellers' other employees or shareholders with respect thereto. Nothing contained in this Section 8.4(d) shall be construed to permit Purchaser (hereunder and under the Confidentiality Agreement), and Purchaser hereby agrees not, (i) to seek to advise, encourage, or influence any person with respect to the voting of any securities of RPI, or induce, attempt to induce or in any manner assist any other person in initiating any stockholder proposal or a tender or exchange offer for securities of RPI or any change of control of RPI, or for the purpose of convening a stockholders' meeting of RPI; or (ii) to make any public announcement or make any written or oral proposal or invitation to discuss any possibility, intention, plan or arrangement, relating to a tender or exchange offer for securities of RPI or a business combination (or other similar transaction which would result in a change of control), sale of assets (other than as provided in the immediately preceding sentence), liquidation or other extraordinary corporate transaction between Purchaser or any of Purchaser's affiliates and any of the Sellers or take any action that might require RPI to make a public announcement regarding any of the foregoing, except, in each case, as provided in Section 7 of the Confidentiality Agreement.

    8.5 Shareholder Meeting and Proxy. RPI shall take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of RPI shall recommend that its stockholders approve this Agreement and the transactions contemplated hereby, and RPI shall use its reasonable efforts to obtain such approval, including, without limitation, by timely mailing the proxy statement described below to its stockholders; provided, however, that nothing contained in this
  Section 8.5 shall prohibit the Board of Directors of RPI from failing to:
  (i) convene such meeting, (ii) make such recommendation or (iii) use its reasonable efforts to obtain such approval if the Board of Directors of RPI has determined, after consultation with and based upon the advice of Legal Counsel, that convening such meeting, making such recommendation or using its reasonable efforts to obtain such approval would reasonably be expected to violate the fiduciary duties of the Board of Directors of RPI to its stockholders. In the event that the stockholders of RPI do not approve this Agreement or the transactions contemplated hereby, the failure to obtain such approval shall not be a default by Sellers under this Agreement if Sellers have complied with the foregoing provisions of this Section 8.5. Notwithstanding the recommendation of approval by the Board of Directors, the Board of Directors of RPI shall be entitled to disclose all risks of and alternatives to the transaction. RPI shall promptly prepare and, after the Escrow Closing Date, file with the Securities and Exchange Commission (the "SEC") a proxy statement pursuant to Section 14 of the Exchange Act with respect to the meeting of the stockholders of RPI in connection with the sale of the Properties to Purchaser (the "Proxy Statement"). RPI will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act. Purchaser shall furnish all information about itself and its business and operations and all necessary financial information to RPI and its counsel as RPI may reasonably request in connection with the preparation of the Proxy Statement. Purchaser agrees that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of RPI, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Purchaser shall promptly furnish RPI with any such information necessary to correct any statement in the Proxy Statement or any amendment or supplement thereto that has become false or misleading. RPI will advise and deliver copies to Purchaser of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, promptly after RPI receives notice thereof.

    8.6 Estoppel Certificates. Within fifteen (15) days after the Effective Date, Sellers shall request estoppel certificates (the "Estoppel Certificates") from all tenants of the Projects, in each case, in the form attached to or required by the applicable Lease, or the form commonly used by the applicable tenant or, if no form is attached to or required by the Lease or commonly used by the applicable tenant, in the form attached hereto as Exhibit F. Sellers shall use good faith efforts to obtain Estoppel Certificates from all tenants of the Projects; provided, however, that nothing contained herein shall require Sellers to pay money to any tenant, commence litigation, threaten litigation or otherwise adversely affect relations with tenants. Sellers shall promptly provide Purchaser with a copy of all Estoppel Certificates received by Sellers and shall notify Purchaser of any tenant that refuses to deliver an Estoppel Certificate and the reason for such refusal, if known. Nothing contained in this Section 8.6 is intended to change the percentage of Estoppel Certificates required to be delivered under Section 10.1(d).

    8.7 Indebtedness. Purchaser and Sellers shall each use reasonable efforts to obtain the consent of the holders of the Assumed Indebtedness to the transactions contemplated herein (including, but not limited to the change in manager, the Escrow Closing, and the transfer of the Projects to the Purchaser) and to the release of the applicable Seller (and any other obligor thereunder or guarantor thereof) from liability under the Assumed Indebtedness. Purchaser and Sellers shall also each use reasonable efforts to cause the holders of the Assumed Indebtedness to deliver estoppel certificates with respect to the status of the Assumed Indebtedness. In the event, despite such reasonable efforts, the holder of any Assumed Indebtedness is unwilling to so release the applicable Seller (and any other obligor thereunder or guarantor thereof) and the failure to obtain the release prevents the liquidation of any Seller or has the effect of requiring the establishment or increase in reserves upon liquidation of any Seller, this Agreement shall terminate and Purchaser shall be entitled to a return of the Deposit. Purchaser and Sellers shall each use reasonable efforts to obtain the consent of the holders of the Prepaid Indebtedness to the change in manager, in the event a change in manager of the applicable Project requires the consent of the holder of such Prepaid Indebtedness or would constitute a default or an event of default under such Prepaid Indebtedness. In the event, despite such reasonable efforts, the holder of any Prepaid Indebtedness whose consent is required as set forth above is unwilling to consent to the change in manager, any Seller, PaineWebber, and Purchaser may each, in the order listed herein, attempt to purchase such Prepaid Indebtedness, failing such purchase, this Agreement may be terminated by Purchaser or Sellers, and the Purchaser shall be entitled to a return of the Deposit. Purchaser and Sellers shall also use reasonable efforts to obtain payoff letters from the holders of the Prepaid Indebtedness containing a calculation of prepayment premiums, if any.

    8.8 Confidentiality Agreement. Purchaser understands and agrees that it is still bound by and subject to the terms of the Confidentiality Agreement (subject to the modifications thereof contained in Section 8.4(d) above), the terms and conditions of which are incorporated herein by this reference. In addition, during the period in which the provisions of
  Section 8.5 above are applicable, Purchaser hereby covenants and agrees that it will not, nor will it permit or allow, directly or indirectly, any officer, director or employee of or any investment banker, attorney or other advisor or representative of Purchaser to request RPI or the Board of Directors of RPI, directly or indirectly, to amend or waive Section 7 or
  Section 8 of the Confidentiality Agreement. Any material breach by Purchaser of the Confidentiality Agreement or this Section 8.8 shall constitute a default by Purchaser hereunder.

  9. Escrow Closing, Deliveries, Disclaimer of Warranties.

    9.1 Escrow Closing. Subject to the terms of this Agreement, Sellers and the Purchaser have agreed to close the purchase and sale of the Properties in escrow (the "Escrow Closing") at the offices of Goodwin, Procter & Hoar, Exchange Place, Boston, MA (or such other place as may be mutually agreed to by Sellers and Purchaser) at 10:00 A.M. Boston time on the first (1st) Business Day following the expiration of the Study Period (the "Escrow Closing Date"), or such other date and time as may be mutually agreed upon in writing by Sellers and Purchaser; provided, however, that Sellers and Purchaser shall each have the right to one extension of the Escrow Closing Date without cost or penalty for a period of up to five (5) Business Days by notice to the other for the exclusive purpose of satisfying the conditions contained in Sections 10.1 and 10.2 below. The Escrow Closing and the delivery of documents and funds required under Sections 9.2 and 9.3 below shall be effectuated by the use of a single escrow agreement substantially in the form attached hereto as Exhibit D (the "Closing Escrow Agreement").

    9.2 Sellers' Deliveries at the Escrow Closing. At the Escrow Closing, Sellers shall deliver the following (collectively, the "Sellers' Escrow Closing Deliveries") to the Closing Escrow Agent to be held by the Closing Escrow Agent, subject to the terms and conditions of the Closing Escrow
  Agreement:

      (a) Special Warranty Deeds in form acceptable to Purchaser, conveying good and indefeasible title in fee simple to the Properties free and clear of any and all liens, leases, tenancies, encumbrances, conditions, easements, assessments, restrictions, and other conditions except for the Permitted Exceptions, the Leases, the Service Contracts, the Management Agreement and any encumbrance created, caused or consented to in writing by Purchaser.

      (b) Assignment and Assumption Agreements for the Leases and
    Assignment Agreements for the Service Contracts, Management Agreement, licenses, warranties and approvals and Indemnity Agreements for the Assumed Indebtedness, Service Contracts, Management Agreement, licenses, warranties and approvals.

      (c) Original counterparts of the Option Agreements, Leases and Service Contracts and documents evidencing and/or securing Assumed Indebtedness, in each case, to the extent in Sellers' possession, or copies thereof if originals are unavailable and copies thereof have not been previously delivered to Purchaser.

      (d) Affidavits in form and substance satisfactory to Purchaser stating each Seller's taxpayer identification number and that such Seller is not a "Foreign Person" as provided in Section 1445 of the Code.

      (e) Evidence of each Seller's capacity and authority (subject only to the affirmative vote of the shareholders of RPI holding two-thirds in interest of the shares of RPI's common stock entitled to vote on such matter) to enter into and close this transaction, and evidence of PaineWebber's capacity and authority to enter into and close this transaction.

      (f) An opinion of counsel to PaineWebber in form and substance satisfactory to Purchaser and its counsel opining as to the enforceability of this Agreement with respect to PaineWebber's obligations hereunder and the authorization of PaineWebber to enter into this Agreement and perform its obligations hereunder.

      (g) An opinion of counsel to Sellers in form and substance satisfactory to Purchaser and its counsel opining as to the enforceability of this Agreement with respect to Sellers and the authorization of Sellers to enter into this Agreement and to perform their respective obligations hereunder.

      (h) Affidavits addressed to the Closing Escrow Agent or the applicable title insurance company (in each case dated as of the Escrow Closing Date) regarding parties in possession and mechanics liens and such other affidavits, indemnities and certificates as are customarily and reasonably required by the Closing Escrow Agent or the applicable title insurance company in transactions of a similar size and nature including, without limitation, gap indemnities with respect to matters created by, consented to or caused by Sellers.

      (i) Rent rolls for the Projects dated no earlier than one (1) Business Day prior to the Escrow Closing Date (the "Final Rent Rolls") together with a list of delinquencies with a detailed aging report.

      (j) The Estoppel Certificates which are received as a result of the requests required under Section 8.6 above.

      (k) Notices, dated as of the Escrow Closing Date, addressed to all tenants under the Leases and all vendors under all contracts and all holders of Existing Indebtedness regarding the change in manager for the Projects.

      (l) Notices, dated in blank, addressed to tenants under the Leases and all vendors under all contracts and all holders of Assumed Indebtedness regarding the sale of the Projects.

      (m) All bills with respect to the Projects for 1996 and other current lease years and such other information as shall allow Purchaser to bill tenants for Additional Rents under the Leases.

      (n) Such other documents, affidavits and certificates as are customarily and reasonably required in transactions of a similar size and nature or in a jurisdiction in which the applicable Property is located.

      (o) Such documents as are reasonably required to convey Sellers' interest in the Option Parcels.

      (p) Transfer tax returns, if any.

      (q) Settlement statements.

      (r) Such documents as are reasonably required to substitute Purchaser as the party in interest in any tax appeal.

    9.3 Purchaser's Deliveries at the Escrow Closing. At the Escrow Closing, Purchaser shall deliver the following (collectively, the "Purchaser's Escrow Closing Deliveries") to the Closing Escrow Agent to be held by the Closing Escrow Agent, subject to the terms and conditions of the Closing Escrow Agreement:

      (a) The Escrowed Purchase Price (as adjusted hereunder) and all closing costs for which Purchaser is responsible (including, without limitation, all prepayment fees which would be due under the Prepaid Indebtedness as of the Escrow Closing Date if such loans were in fact paid on such date).

      (b) To the extent obtained from the holders thereof, evidence of releases of Sellers and other obligors and guarantors from all obligations under the Assumed Indebtedness.

      (c) Evidence of consent of the holders of the Existing Indebtedness to the transactions contemplated hereby (to the extent required as set forth in Section 8.7), estoppel certificates from holders of the Assumed Indebtedness and payoff letters from the holders of the Prepaid Indebtedness.

      (d) Assignment and Assumption Agreements for the Leases and
    Assignment Agreements for the Service Contracts, Management Agreement, licenses, warranties and approvals and Indemnity Agreements for the Assumed Indebtedness, the Service Contracts, Management Agreement, licenses, warranties and approvals.

      (e) Evidence of Purchaser's capacity and authority to enter into and close this transaction.

      (f) An opinion of counsel to Purchaser in form and substance satisfactory to Sellers and Legal Counsel opining as to the enforceability of this Agreement with respect to Purchaser and the authorization of Purchaser to enter into this Agreement and to perform its obligations hereunder.

      (g) Forms of Affidavits addressed to the Closing Escrow Agent or the applicable title insurance company (in each case with regard to the period from the Escrow Closing Date to the date of recording of the deeds) regarding parties in possession and mechanics liens and such other affidavits, indemnities and certificates as are currently and reasonably required by the Closing Escrow Agent or the applicable title insurance company in transactions of a similar size and nature, including, without limitation, gap indemnities with respect to matters created or caused by Purchaser.

      (h) Such other documents, affidavits and certificates as are customarily and reasonably required in transactions of a similar size and nature or in a jurisdiction in which the applicable Property is located.

      (i) Transfer tax returns, if any.

      (j) Settlement statements.

    9.4 Escrow. All deeds, agreements, documents, funds, letters of credit, affidavits and indemnities deposited in escrow with the Closing Escrow Agent in connection with the Escrow Closing shall be held and disbursed by the Closing Escrow Agent strictly in accordance with the terms and conditions of the Closing Escrow Agreement and the terms and conditions hereof, if applicable.

    9.5 Disclaimer of Warranties; Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement or any document related hereto, except as otherwise specifically provided in this Section
  9.5 to the contrary, Purchaser and Sellers acknowledge and Purchaser agrees that the Properties will be sold to Purchaser in the condition the Properties are in on the Escrow Closing Date "AS IS, WHERE IS", with all faults, and without any warranty, express or implied, as to fitness, habitability, use, merchantability, quality of construction, workmanship, or otherwise. Purchaser represents and warrants to Sellers that Purchaser is entering into this Agreement and shall purchase the Properties (subject to the terms hereof) solely on the basis of Purchaser's own independent investigations without relying upon any statement, information or projection made or furnished by Sellers, their agents, employees or contractors except for the representations and warranties made herein by Sellers and in no event shall any Seller or PaineWebber be liable to Purchaser for any consequential damages related thereto.

  10. Conditions to Obligations to Close into Escrow.

    10.1 Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the transactions to be performed by it in connection with the Escrow Closing is subject to satisfaction of the following conditions:

      (a) The representations and warranties of Sellers referred to in
    Section 6 above shall be true and correct in all material respects at and as of the Escrow Closing Date.

      (b) Each Seller and PaineWebber shall have furnished Purchaser evidence that each such Seller and PaineWebber is in existence and in good standing under the laws of the state of its organization.

      (c) Sellers shall have executed and delivered the Management Agreement and the Closing Escrow Agreement, delivered the documents set forth in Section 9.2 hereof and otherwise complied with their covenants in this Agreement.

      (d) Sellers shall have furnished Estoppel Certificates from (i) all Anchor Tenants, other than those Anchor Tenants listed on Schedule 10.1 attached hereto and (ii) at least seventy-five percent (75%) of non-Anchor Tenants in each Project, in each case in the form attached to or required by the applicable Lease, in the form then commonly used by the applicable Tenant or if no form is attached to or required by the Lease, or commonly used by the applicable Tenant, in the form attached hereto as Exhibit F (with such reasonable modifications to such form as may be required by such tenant). Failure of Sellers to satisfy the conditions contained in this Section 10.1(d) shall be deemed to be a failure of a condition precedent and shall not constitute a default hereunder.

      (e) Sellers shall have received all consents described in Section 8.7 above. Failure of Sellers to satisfy the conditions contained in this
    Section 10.1(e) shall be deemed a failure of a condition precedent and shall not constitute a default hereunder.

    10.2 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions to be performed by them in connection with the Escrow Closing are subject to satisfaction of the following conditions:

      (a) The representations and warranties of Purchaser set forth in
    Section 7 above shall be true and correct in all material respects at and as of the Escrow Closing Date.

      (b) Purchaser shall have furnished Sellers evidence that Purchaser is in existence and in good standing under the laws of the State of Maryland.

      (c) Purchaser shall have executed and delivered the Management Agreement and the Closing Escrow Agreement, delivered the Escrowed Purchase Price and the documents set forth in Section 9.3 and otherwise complied with its covenants in this Agreement.

      (d) Sellers shall have received evidence of the releases under the Assumed Indebtedness of the applicable Seller (and any other obligor thereunder or guarantor thereof) or shall have received evidence (which may be in the form of an opinion of counsel to Sellers) that the failure to obtain any such release does not prevent the liquidation of any Seller and will not have the effect of requiring or increasing reserves to be held upon liquidation of any Seller. Failure of Sellers to satisfy the conditions contained in this Section 10.2(d) shall be deemed to be a failure of a condition precedent and shall not constitute or default hereunder.

      (e) Sellers shall have received all consents described in Section 8.7 above. Failure of Sellers to satisfy the conditions contained in this
    Section 10.2(e) shall be deemed to be a failure of a condition precedent and shall not constitute or default hereunder.

    10.3 Conditions to Release from Escrow. Upon the execution and delivery of the Closing Escrow Agreement and the occurrence of the Escrow Closing, the Closing Escrow Agreement shall provide that the provisions in Section
  12.3 shall constitute the sole conditions under which the Closing Escrow Agreement may be terminated. The Closing Escrow Agreement shall also provide that upon delivery of (x) evidence of the approval of this Agreement and the transactions contemplated hereby by the stockholders of RPI holding two-thirds in interest of the shares of RPI's common stock entitled to vote on such matter at a duly convened meeting of stockholders and (y) the executed opinion of counsel to Sellers in the form delivered at the

  Escrow Closing pursuant to Section 9.2(g), the Escrowed Purchase Price shall be adjusted pursuant to Section 13.8 and disbursed in accordance with the Closing Escrow Agreement. The Closing Escrow Agreement shall also provide (i) that Purchaser shall be obligated to provide the Closing Escrow Agent on or before the Closing Date with immediately available funds (which funds shall be deemed to be added to and included under the definition of the Escrowed Purchase Price) necessary to pay (A) net increases in prepayment premiums, if any, for Prepaid Indebtedness, and (B) the Interest Factor, (ii) that the deeds and other title documents shall be recorded,
  (iii) that the remaining documents shall be delivered in accordance with the Closing Escrow Agreement, (iv) Closing Escrow Agent shall date the notices to tenants, vendors and holders of Assumed Indebtedness and (v) that Sellers shall update exhibits to the agreements listed in Section 9.2(b). In the event immediately available federal funds are held in escrow under the Closing Escrow Agreement, (a) Purchaser shall be entitled to the interest earned on the portion of the Escrowed Purchase Price which will be paid to parties other than Sellers, and (b) Sellers shall be entitled to the interest on the remaining portion of the Escrowed Purchase Price. In the event immediately available federal funds are not held in escrow under the Closing Escrow Agreement Purchaser shall pay to Sellers at Closing an amount (the "Interest Factor") equal to the product of that portion of the Escrowed Purchase Price paid to Sellers at the Closing multiplied by an interest rate per annum equal to the six (6) month U.S. Treasury Bill rate published in the Wall Street Journal on the Escrow Closing Date for the number of days from the Escrow Closing Date through and including the Closing Date.

  11. Defaults and Remedies.

    11.1 Sellers' Default.

      (a) Except as otherwise specifically provided herein, in the event that this Agreement is not terminated prior to the Escrow Closing Date and the Escrow Closing is not consummated due to default by Sellers under this Agreement, Purchaser shall have the election of one of the following remedies as Purchaser's sole and exclusive remedy hereunder at law or in equity: (i) to terminate this Agreement by giving written notice to Sellers, Deposit Escrow Agent, as the case may be, in which event the Deposit shall be returned to Purchaser by Deposit Escrow Agent after notification of such cancellation, and Sellers promptly shall pay to Purchaser $2,000,000 as liquidated damages and neither Sellers nor Purchaser shall have any further duties or obligations hereunder or (ii) to seek specific performance of Sellers' obligations under this Agreement in a court of competent jurisdiction.

      (b) After the Escrow Closing, in the event Sellers are in default under this Agreement or the Closing Escrow Agreement, Purchaser shall have the election of one of the following remedies as Purchaser's sole and exclusive remedy hereunder at law or in equity: (i) to terminate this Agreement by giving written notice to Sellers and Closing Escrow Agent in which event the Escrowed Purchase Price shall be returned to Purchaser by Closing Escrow Agent after notification of such cancellation, and Sellers shall promptly pay to Purchaser $3,000,000.00 as liquidated damages and up to an additional $500,000 as reimbursement of Purchaser's reasonable and documented out-of-pocket, third-party expenses incurred in connection herewith, including, without limitation, fees and disbursements of accountants, attorneys and investment bankers ("Purchaser's Expenses"), and neither Sellers nor Purchaser shall have any further duties or obligations hereunder or
    (ii) to seek specific performance of Sellers' obligations under this Agreement and/or the Closing Escrow Agreement, as the case may be, in a court of competent jurisdiction.

    11.2 Purchaser's Default. In the event that this Agreement is not terminated prior to the Escrow Closing Date and the Escrow Closing is not consummated due to default by Purchaser under this Agreement, upon written notice from Sellers to Purchaser and Deposit Escrow Agent, this Agreement shall terminate, and Sellers shall be entitled to receive the Deposit as liquidated damages as the sole and exclusive remedy at law or in equity. After the Escrow Closing, in the event Purchaser is in default under this Agreement or the Closing Escrow Agreement, Sellers shall have the election of one of the following remedies as Sellers' sole and exclusive remedy hereunder at law or in equity: (i) to terminate this Agreement by giving written notice to Purchaser and Closing Escrow Agent, in which event Sellers shall be entitled to receive out of the Escrowed Purchase Price $3,000,000.00 as liquidated damages and up to an additional

  $500,000.00 for the reimbursement of Sellers' reasonable and documented out-of-pocket, third party costs and expenses incurred in connection herewith, including, without limitation, fees and disbursements of accountants, attorneys, proxy solicitors and investment bankers ("Sellers' Expenses"), Purchaser shall be entitled to receive the balance of the Escrowed Purchase Price, and neither Sellers nor Purchaser shall have any further duties or obligations hereunder or (ii) to seek specific performance of Purchaser's obligations under this Agreement and/or the Closing Escrow Agreement, as the case may be, in a court of competent jurisdiction.

  12. Termination and Effect of Termination.

    12.1 Termination Prior to Escrow Closing. At any time prior to the Escrow Closing Date, this Agreement may be terminated as follows:

      (a) by mutual written consent of Purchaser and Sellers;

      (b) by Purchaser or Sellers if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the purchase and sale of any of the Properties and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate shall have used its reasonable efforts to appeal such order, decree, ruling or other action unless such order, decree, ruling or other action was against or with respect to the non-terminating party, in which event no such reasonable efforts shall be required;

      (c) by Purchaser upon (i) a material breach of a material representation, warranty, covenant or agreement on the part of Sellers set forth in this Agreement, or if any material representation or warranty of Sellers shall have become materially untrue, in either case, after written notice from Purchaser and a reasonable period to cure such breach (in any event not less than thirty (30) days and for such longer period as is reasonably required to so cure; provided, that Sellers have commenced such cure and are diligently pursuing the same), such that the condition set forth in Section 10.1(a) would be incapable of being satisfied by the Escrow Closing Date, (ii) delivery of a valid Notice of Material Concern which is not resolved by mutual agreement prior to the Escrow Closing Date or (iii) an event of bankruptcy, receivership or other similar event of any Seller or any filing with respect thereto;

      (d) by Sellers upon (i) a material breach of a material representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any material representation or warranty of Purchaser shall have become materially untrue, in either case, after written notice from Sellers and a reasonable period to cure such breach (in any event not less than thirty (30) days and for such longer period as is reasonably required to so cure; provided, that Purchaser has commenced such cure and is diligently pursuing the same), such that the conditions set forth in
    Section 10.2(a) would be incapable of being satisfied by the Escrow Closing Date or (ii) an event of bankruptcy, receivership or other similar event of Purchaser or any filing with respect thereto;

      (e) by Purchaser or Sellers, if the Board of Directors of RPI recommends to RPI's stockholders approval or acceptance of an Acquisition Proposal by a person other than Purchaser; or

      (f) by Purchaser if the debt rating of Wal-Mart is reduced to BBB or lower by Standard & Poor's Rating Group or their successors or to Baa3 or lower by Moody's Investors Service, Inc. or their successors.

    12.2 Effect of Termination prior to Escrow Closing.

      (a) In the event of the termination of this Agreement pursuant to
    Section 12.1, this Agreement shall forthwith become void and have no effect (except as otherwise expressly provided herein), without any liability on the part of any party hereto or its partners, affiliates, directors, trustees, holders of beneficial interest, officers or stockholders and all rights and obligations of any party hereto shall cease; provided, however, that the provisions of this Section 12.2 shall survive such termination. Except as otherwise provided in this Agreement, upon such termination, Deposit Escrow Agent shall promptly return the Deposit to Purchaser.

      (b) If Purchaser terminates this Agreement pursuant to Section 12.1(c)(i) or Section 12.1(c)(iii), Purchaser shall be entitled to the remedy provided in Section 11.1(i). Any payment required by this subsection shall be payable by Sellers within three (3) Business Days after demand by Purchaser.

      (c) If Sellers terminate this Agreement pursuant to Section 12.1(d), Sellers shall be entitled to receive the Deposit, together with interest thereon, if any.

      (d) If Purchaser or Sellers terminate this Agreement pursuant to
    Section 12.1(e), Sellers shall pay Purchaser $3,000,000.00 as liquidated damages which shall be deemed to include payment for all of Purchaser's Expenses, and this shall be Purchaser's sole and exclusive remedy under this Agreement, it being understood that Section 11.1 shall not apply, and Purchaser shall be entitled to any payment required under this subsection within three (3) Business Days after demand by Purchaser; provided, however, if this payment is made (either directly to Purchaser or in escrow as provided in Section 12.5 below) and Sellers and Purchaser subsequently enter into a new agreement for the purchase of the Properties, then the purchase price payable thereunder in the absence of this provision shall be increased in the amount of $3,000,000.00.

    12.3 Termination After Escrow Closing. After the Escrow Closing, this Agreement and the Closing Escrow Agreement may only be terminated for any one of the following reasons:

      (a) By mutual written agreement of Purchaser and Sellers.

      (b) By Purchaser or Sellers if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action, restraining or otherwise prohibiting the delivery or recordation, as the case may be, of the documents deposited in escrow at the Escrow Closing and/or the payment to Sellers of the Escrowed Purchase Price and such order, decree, ruling or other action shall have become final and non-appealable; provided that the party seeking to terminate shall have used its reasonable efforts to appeal such order, decree, ruling or other action, unless such order, decree, ruling or other action was against or with respect to the non-terminating party, in which event no such reasonable efforts shall be required.

      (c) By Purchaser or Sellers if this Agreement and the transactions contemplated hereby shall have failed to receive the affirmative vote of the stockholders of RPI holding two-thirds in interest of the shares of RPI's common stock entitled to vote on such matter at a duly convened annual meeting of stockholders or a special meeting of stockholders duly convened for that purpose.

      (d) By Purchaser if an event of bankruptcy, receivership or other similar event of any Seller occurs.

      (e) By Sellers if an event of bankruptcy, receivership or other similar event of Purchaser occurs.

      (f) By Purchaser or Sellers, if the Board of Directors of RPI (i) does not recommend to the stockholders of RPI approval of this Agreement and the transactions contemplated hereby or withdraws any such recommendation or (ii) recommends to RPI's stockholders approval or acceptance of an Acquisition Proposal by a person other than Purchaser.

      (g) By Purchaser or Sellers if no vote of the stockholders of RPI has occurred on or before the Outside Date.

    12.4 Effect of Termination After Escrow Closing.

      (a) In the event of the termination of this Agreement pursuant to
    Section 12.3, this Agreement and the Closing Escrow Agreement shall forthwith terminate and become void and have no force or effect (except as otherwise expressly provided herein and therein), without any liability on the part of any parties hereto or their partners, affiliates, directors, trustees, holders of beneficial interest, officers, or stockholders and all rights and obligations of any party hereto shall cease; provided, however, that the provisions of this
    Section 12.4 shall survive such termination. Upon such termination, (i) the Closing Escrow Agent shall deliver the Escrowed Purchase Price together with all interest thereon to the Purchaser, (ii) the documents deposited in Escrow at the Closing Escrow shall be returned to the party which deposited the same (or shall be destroyed if executed by more than one party), (iii) the

    Management Agreement shall continue in full force and effect in accordance with the terms thereof and (iv) Sellers shall reimburse Purchaser for Lease Costs and Advances, as defined in the Management Agreement, as provided in the Management Agreement.

      (b) If Purchaser or Sellers terminate this Agreement pursuant to
    Section 12.3(c), then PaineWebber shall pay Purchaser (i) one-half of Purchaser's reasonable, documented, out-of-pocket, third party expenses but in no event shall PaineWebber be obligated to pay Purchaser more than $1,000,000.00 and (ii) (A) to the extent the Escrowed Purchase Price is held in immediately available funds as a result of Sellers' request that the Closing Escrow Agent draw on a letter of credit held under the Closing Escrow Agreement, the amount by which Purchaser's actual interest expense on such funds exceeds the interest actually earned on such amount, or (B) to the extent any portion of the Escrowed Purchase Price is held in immediately available funds as a result of Purchaser's election under Section 3.1(b), one-half of the amount by which Purchaser's actual interest expense on such funds exceeds the amount of interest actually earned on such amount up to a maximum of $500,000.00 and Purchaser shall have no further recourse against Sellers or PaineWebber at law or in equity, it being understood that
    Section 11.1 shall not apply. Any payment required under this subsection shall be payable by PaineWebber to Purchaser within three
    (3) Business Days after demand by Purchaser.

      (c) If Purchaser terminates this Agreement pursuant to Section 12.3(d), Purchaser shall be entitled to the remedy described in Section 11.1(i). Any payment required under this subsection shall be payable by Sellers within three (3) Business Days after demand by Purchaser.

      (d) If Sellers terminate this Agreement pursuant to Section 12.3(e), Sellers shall be entitled to the remedy described in the ultimate sentence of Section 11.2.

      (e) If Purchaser or Sellers terminate this Agreement pursuant to
    Section 12.3(f) and, in the event of termination pursuant to subsection
    (i) of such Section 12.3(f), RPI enters into a definitive purchase agreement (notwithstanding the fact that such agreement may be subject to contingencies and/or conditions, such as, by way of example and not limitation, a due diligence period and/or shareholder approval) with respect to an Acquisition Proposal by a person other than Purchaser at any time prior to six (6) months after the Outside Date, Sellers shall pay Purchaser $4,000,000.00 as liquidated damages which shall be deemed to include payment for all of Purchaser's Expenses, and this shall be Purchaser's sole and exclusive remedy at law or in equity under this Agreement, it being understood that Section 11.1 shall not apply, and Purchaser shall be entitled to any payment required under this subsection within three (3) Business Days after demand by Purchaser; provided, however, that, in the event of termination pursuant to
    Section 12.3(f)(i), Sellers shall not pay Purchaser and Purchaser shall not be entitled to any such liquidated damages in the event the Board of Directors of RPI reasonably determines that Purchaser is unlikely to be able to perform any of its material obligations under this Agreement in a timely manner (the "Fiduciary Standard") and provides an officer's certificate to Purchaser to that effect. Sellers shall have the burden of proof in a challenge by Purchaser that the Fiduciary Standard has not been met by RPI's Board of Directors. Purchaser and Sellers further agree that Purchaser's performance of its material obligations hereunder will be deemed not to be able to be timely performed unless Purchaser is able to perform its material obigations within fourteen
    (14) days after the meeting of the stockholders of RPI referenced in
    Section 8.5 hereof. Sellers shall have no obligation to postpone or otherwise reschedule such meeting of stockholders for any reason whatsoever in order to enable Purchaser to timely perform its obligations hereunder. In the event payment is made pursuant to this subsection 12.4(e) (either directly to Purchaser or in escrow as provided in Section 12.5 below), and Sellers and Purchaser subsequently enter into a new agreement for the purchase of the Properties, then the purchase price payable thereunder shall be increased in the amount of $4,000,000.00.

    12.5 Liquidated Damages.

      (a) The parties acknowledge and agree that the provisions for payment of Purchaser's Expenses and Sellers' Expenses and liquidated damages are included herein in order to induce each party to enter into this Agreement and to reimburse each respective party for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement. The parties hereto agree that the payment of Purchaser's Expenses and/or liquidated damages, as the case may be, by Sellers to Purchaser shall constitute liquidated damages with respect to any claim for damages or any other claim which Purchaser would otherwise be entitled to assert against Sellers with respect to this Agreement and the transactions contemplated hereby and shall constitute the only remedy at law or in equity to which Purchaser shall be entitled in connection therewith. The parties further agree that the receipt of the Deposit by Sellers and the payment of Sellers' Expenses by Purchaser to Sellers shall constitute liquidated damages with respect to any claim for damages or any other claim which Sellers would otherwise be entitled to assert against Purchasers with respect to this Agreement and the transactions contemplated hereby and shall constitute the only remedy at law or in equity to which Sellers shall be entitled in connection therewith. Except for nonpayment of the amounts set forth in this Section 12, the parties hereby agree that in no event shall either party seek or obtain any recovery or judgment against any of the other party's assets or against any of the other party's partners (or their constituent partners) or any director, officer, employee or shareholder of any of the foregoing. The parties hereby agree that in no event shall either party be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

      (b) In the event that Sellers are obligated to pay Purchaser the amounts set forth in subsections 12.2(b), 12.2(d), 12.4(b) or 12.4(e) (in each case, the "Liquidated Damage Amount"), Sellers shall pay to Purchaser an amount equal to the lesser of (i) the Liquidated Damage Amount or (ii) the sum of (A) the maximum amount that can be paid to Purchaser without causing Purchaser to fail to meet the requirements of Sections 856(c)(2) and 856(c)(3) of the Code, determined as if the payment of such amount did not constitute income described in Section 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by Purchaser's certified public accountants, plus (B) in the event Purchaser receives either (x) a letter from Purchaser's counsel indicating that Purchaser has received a ruling from the Internal Revenue Service (the "IRS") described in clauses (ii) or (iii) of the following paragraph, or (y) an opinion from Purchaser's counsel as described in clause (iv) of the following paragraph, an amount equal to the Liquidated Damage Amount less the amount payable under clause (A) above and the balance (the "Balance") shall be deposited in escrow in accordance with the next succeeding sentence. Sellers shall deposit into escrow an amount in immediately available federal funds equal to the Balance, with an escrow agent selected by Purchaser (reasonably acceptable to Sellers) and on such terms (subject to the terms of the following paragraph) as shall be agreed upon by Purchaser and the escrow agent. All payments by Sellers pursuant to this paragraph shall be made by wire transfer or bank check within three (3) Business Days after demand by Purchaser. Payment to the Purchaser of the Liquidated Damage Amount or deposit into escrow of an amount equal to the Liquidated Damage Amount, as the case may be, shall satisfy Sellers' obligations in full under the terms and conditions of this Section 12.5(b).

      The escrow agreement shall provide that the amount in escrow or any portion thereof shall not be released to Purchaser unless the escrow agent receives any one or combination of the following: (i) a letter from Purchaser's certified public accountants indicating the maximum amount that can be paid by the escrow agent to Purchaser without causing Purchaser to fail to meet the requirements of Sections 856(c)(2) and 856(c)(3) of the Code, determined as if the payment of such amount did not constitute Qualifying Income, or a subsequent letter revising such amount, in which case the escrow agent shall release such amount to Purchaser, (ii) a letter from Purchaser's counsel indicating that Purchaser received a ruling from the IRS holding that the receipt by Purchaser of the Liquidated Damage Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and 856(c)(3) of the Code, in which case the escrow agent shall release the remainder of the Liquidated Damage Amount to Purchaser, (iii) a letter from Purchaser's counsel indicating that Purchaser received a ruling from the IRS holding that the receipt by Purchaser of the remaining balance of the Liquidated Damage Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto or (iv) an opinion of Purchaser's legal counsel to the effect that the receipt by Purchaser of the Liquidated Damage Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and 856(c)(3) of the Code, in which case the escrow agent shall release the remainder of the Liquidated Damage Amount to Purchaser. Sellers agree to amend this paragraph and the immediately preceding paragraph at the request of Purchaser in order (x) to maximize the portion of the Liquidated Damage Amount that may be distributed to Purchaser hereunder without causing Purchaser to fail to meet the requirements of Sections 856(c)(2) and 856(c)(3) of the Code or (y) to improve Purchaser's chances of securing a favorable ruling described in this Section 12.2(b), provided that no such amendment may result in any additional cost or expense to Sellers or prevent the liquidation of any Seller or cause any Seller to maintain or increase any reserves upon liquidation. The escrow agreement shall also provide that any portion of the Liquidated Damage Amount then held in escrow after the expiration of five (5) years from the date of such escrow shall be released by the escrow agent to Sellers, if then in existence, and if not then in existence, as directed by PaineWebber. Sellers shall not be a party (other than a contingent beneficiary) to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

  13. Prorations and Adjustments at Escrow Closing. On the Escrow Closing Date, in addition to any adjustments expressly provided for in this Agreement, the following items relating to the Properties shall be adjusted or prorated between Purchaser and Sellers (without affecting the Escrowed Purchase Price). The provisions of Section 13 shall survive the Closing.

    13.1 Taxes and Assessments. All real and personal property taxes and assessments with respect to the Projects shall have been paid by Sellers (or Wal-Mart, or such other Anchor Tenant which is responsible for the direct payment thereof, as the case may be) through the fiscal year prior to the tax fiscal year in which the Escrow Closing Date occurs. With regard to real and personal property taxes and assessments for the tax fiscal year in which the Escrow Closing Date occurs, the parties agree that there will be proration of such taxes which are not paid directly by Wal-Mart or such other Anchor Tenant between Purchaser and Sellers at Escrow Closing, with Sellers liable for taxes for the tax fiscal year in which the Escrow Closing occurs up to the Escrow Closing Date and if the Closing occurs, Purchaser liable for such taxes on and after the Escrow Closing Date. If tax assessments for the tax fiscal year during which the Escrow Closing Date occurs are not then finally determined, then the tax figures for the immediately preceding tax fiscal year shall be used for the purposes of prorating taxes on the Escrow Closing Date and within ten (10) Business Days after receipt of information setting forth the actual taxes for the tax fiscal year in which the Escrow Closing occurs, Purchaser and Seller shall further adjust for the taxes.

    13.2 Rents. Sellers and Purchaser shall prorate at Escrow Closing all base or fixed rents ("Basic Rents") and any escalations or pass through of operating and other similar expenses ("Additional Rents") received from all tenants and occupants of the Properties as of the Escrow Closing Date.

    Amounts payable by tenants and occupants of the Properties relating to sales made or gross receipts realized during the year in which the Escrow Closing Date occurs ("Percentage Rents") shall not be adjusted for at Escrow Closing but rather shall be adjusted within thirty (30) days of receipt of such amounts from the applicable tenants of the Projects. Percentage Rent shall be adjusted as of the Escrow Closing Date based on the number of days of ownership.

    All Basic Rents, Additional Rents and Percentage Rents uncollected as of the Escrow Closing Date and owed by tenants or occupants of the Properties on the Escrow Closing Date for any period during the three (3) months immediately preceding the Escrow Closing Date (collectively, the "Past Due Rent") or any monies due under promissory notes for aged receivables, shall be reimbursed to Sellers by Purchaser following Purchaser's collection of such Past Due Rents or any monies due under promissory notes for aged receivables, provided that all Basic Rents, Additional Rents and Percentage Rents collected by Purchaser shall be applied first to the month in which the Escrow Closing occurs, then to the current rents due and finally to Past Due Rent. All Additional Rents collected by Purchaser on an annual basis shall be applied first to the year in which the Escrow Closing occurs then to Past Due Rent. Purchaser shall use reasonable efforts to collect such Past Due Rent or any monies due under promissory notes for aged receivables in the usual course of operation of the Properties, and any such uncollected Past Due Rent or any monies due under promissory notes for aged receivables collected by Purchaser after the Closing shall be paid to Sellers within ten (10) Business Days following the end of the month in which collection thereof occurred, after deducting the reasonable expenses incurred in connection with the collection thereof.

    Sellers shall retain all rights relating to all past due Basic Rents, Additional Rents and Percentage Rents owed by non-occupants of the Properties on the Escrow Closing Date for any period prior to the Escrow Closing Date (including the right to collect such rents and charges), and there shall be no proration of the same as between Sellers and Purchaser.

    13.3 Security Deposits. Sellers shall deposit, in segregated accounts established under the Management Agreement, the amount of any and all deposits paid to Sellers by tenants of the Properties, including without limitation, all rental, security, cleaning, utility, key, damage and other deposits, together with interest thereon which is due to any tenant of the Properties under the provisions of its lease or applicable law.

    13.4 Utilities. Charges for water, electricity, sewer, gas, telephone and all other utilities shall be apportioned between Purchaser and Sellers (without adjustment to the Escrowed Purchase Price) as of the Escrow Closing Date based on meter readings, if reasonably available, or, if not so available on a per diem, based upon the bill therefor for the month immediately preceding the month in which the Escrow Closing Date occurs with an appropriate adjustment, if necessary once the actual bill is received. All such utility adjustments shall be effectuated under the Management Agreement.

    13.5 Other Income and Expenses. All other income and ordinary operating expenses of the Projects, including without limitation, interest and amortization under Existing Indebtedness, public utility charges to the extent not adjusted pursuant to Section 13.4 above, maintenance, interest and principal on the Existing Indebtedness accruing on and after the Escrow Closing Date and other service charges, shall be prorated at the Escrow Closing effective as of the Escrow Closing Date (without adjustment of the Escrowed Purchase Price).

    13.6 Closing Costs. As a material part of the consideration hereunder, as part of the Escrowed Purchased Price, Purchaser shall be responsible for the payment of any and all assumption fees, consent fees, mortgage taxes, and any and all other costs and expenses which may be due in connection with the acquisition of the Properties subject to the Assumed Indebtedness. In addition, Purchaser shall be responsible for the payment of any and all prepayment fees due under the Prepaid Indebtedness. Sellers shall pay transfer taxes and any other taxes imposed by the jurisdictions in which the Properties are located as a result of the transfers of title to the Properties from Sellers to Purchaser, and the amount thereof shall, at Closing, at Sellers' option, either be paid by Sellers to the Closing Escrow Agent or deducted from the Escrowed Purchase Price and paid by Purchaser.

    13.7 Payments during Escrow Period. Income of the Projects received from and after the Escrow Closing Date and expenses of the Projects incurred from and after the Escrow Closing shall be allocated between Sellers and Purchaser as set forth in the Management Agreement.

    13.8 Closing. Upon satisfaction of the conditions to Closing contained in
  Section 10.3 above, the Closing Escrow Agent shall disburse funds held in escrow in accordance with this Agreement and the Closing Escrow Agreement and shall distribute all documents in accordance with the Closing Escrow Agreement and, if applicable, this Agreement. Except as otherwise provided herein or in the Management Agreement, there shall be no other adjustments. The Closing Escrow Agreement shall provide that the Escrowed Purchase Price, together with any additional payments required under this Section 13.8, shall be disbursed (i) to satisfy the Prepaid Indebtedness and the closing costs referenced in Section 13.6, and (ii) the balance, together with all interest earned, if any, on the Escrowed Purchase Price from the Escrow Closing Date through the date the same is disbursed to Sellers, shall be disbursed to Sellers. Notwithstanding the previous sentence, in the event the Manager reasonably disputes the incentive management fee payable pursuant to Section 6E of the Management Agreement, the amount in dispute (the "Holdback Amount") shall be withheld from the amounts paid to Sellers and shall be held in escrow by the Closing Escrow Agent pursuant to the Closing Escrow Agreement. The Holdback Amount shall be disbursed as directed by mutual agreement of Purchaser and Sellers unless Purchaser and Sellers are unable to so agree on such disbursement within thirty (30) days after the Closing, in which case Closing Escrow Agent shall deposit the Holdback Amount with a court of competent jurisdiction to be thereafter disbursed as directed by such court.

    13.9 Post Closing Adjustment. Notwithstanding the provisions of this
  Section 13 to the contrary, Sellers and Purchaser agree on or before February 15, 1997 to adjust any amounts required to be adjusted pursuant to this Section 13 which were not previously adjusted.

  14. Fees and Commissions. Purchaser has engaged Bear and Pearson as its financial advisers in connection with this Agreement, and Purchaser shall be solely responsible for the fees and expenses of Bear and Pearson. Sellers have engaged Lehman as their financial adviser, and Sellers shall be solely responsible for the fees and expenses of Lehman. Purchaser hereby represents and warrants to each Seller that Purchaser has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with the transactions contemplated by this Agreement (other than Bear, Pearson and Lehman). Purchaser further represents and warrants that it has not taken any action other than the execution and delivery of this Agreement which could, if any Seller has an exclusive agreement to sell the Properties result in any such fees or commissions being payable; provided, however, that Purchaser has no knowledge of any such agreement. Purchaser hereby indemnifies and agrees to hold harmless each Seller from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees and court costs) due to Bear or Pearson or which arise as a result of a breach of the representation and warranty made by Purchaser herein. Sellers hereby represent and warrant to Purchaser that Sellers have not contacted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with the transactions contemplated by this Agreement (other than Bear and Lehman), and that they have not taken any action which would result in any real estate brokers, finders or other fees or commissions being due or payable to any other party with respect to the transactions contemplated hereby. Sellers hereby indemnify and agree to hold harmless Purchaser from any loss, liability, damage, cost or expense (including reasonable attorneys' fees and court costs) due to Lehman or which arise as a result of a breach of a representation and warranty made by Seller herein. The indemnities set forth in this Sections 13 and 14 shall survive the Closing.

  15. Survival of Provisions. Sections 7.4, 7.5 and 12.4 of this Agreement survive termination of this Agreement or the Escrow Closing Date, as applicable. Section 12.2 of this Agreement survives termination of this Agreement prior to the Escrow Closing Date. Section 6.2 of this Agreement survives the Escrow Closing Date through the Indemnification Cut-Off Date, and
Section 14 of this Agreement survive the Closing.

  16. Notices. Any notice permitted or required hereunder shall be in writing and shall be sent either by United States Mail, certified with return receipt requested, postage prepaid, properly addressed, by hand delivery, or by reputable overnight courier service and shall be deemed given upon receipt or refusal to accept receipt, in each case, addressed:

  To Purchaser:                      Gimcher Realty Trust
                                     20 South Third Street
                                     Columbus, Ohio 43215
                                     Attn: Herbert Glimcher, Chairman
                                     Fred A. Zantello

  Copies to:                         Robinson Silverman
                                     Pearce Aronsohn & Berman LLP
                                     1290 Avenue of the Americas
                                     New York, New York 10104
                                     Attn: Alan S. Pearce, Esq.

  To Sellers:                        PaineWebber Properties Incorporated
                                     265 Franklin Street, 16th Floor
                                     Boston, Massachusetts 02110
                                     Attn: Lawrence A. Cohen, President and
                                     CEO

  Copies to:                         Goodwin, Procter & Hoar
                                     Exchange Place
                                     Boston MA 02109
                                     Attn: Gilbert G. Menna, P.C.

                                     Campbell & Riggs
                                     1980 Post Oak Boulevard
                                     Suite 2300
                                     Houston, Texas 77056
                                     Attn: Carole R. Riggs, Esq.

  To PaineWebber:                    PaineWebber Incorporated
                                     1285 Avenue of the Americas
                                     New York, New York 10019
                                     Attn: Terrence E. Fancher, Managing
                                     Director

  Copies to:                         Fried, Frank, Harris, Shriver & Jacobson
                                     1001 Pennsylvania Avenue, NW
                                     Suite 800
                                     Washington, DC 20004
                                     Attn: Matt T. Morley, Esq.

  Any party by written notice to the other parties hereto may designate a new or different address for receipt of subsequent notices.

  17. Applicable Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York (without regard to the conflict of laws provisions thereof) and the applicable federal laws of the United States of America and such laws shall govern the validity, construction, enforcement, and interpretation of this Agreement.

  18. Attorneys' Fees. Any party to this Agreement who is the prevailing party in any legal proceeding against any other party to this Agreement brought under or in relation to this Agreement or transaction shall be additionally entitled to recover court costs and reasonable attorneys' fees from the non-prevailing party.

  19. Construction. The parties acknowledge that each party and its legal counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any other documents evidencing the consummation of the transactions described herein, or any amendments, annexes or exhibits hereto or thereto.

  20. No Third-Party Beneficiaries. This Agreement shall, subject to the limitations on assignability herein set forth, inure to the benefit of the parties hereto and their successors and assigns. No agreement herein contained shall inure to the benefit of any person or entity not a party to this Agreement except any assignee of any party hereto pursuant to a written assignment permitted by the terms of this Agreement.

  21. No Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of all the other parties hereto, and any purported assignment without such consent shall be null and void. Notwithstanding the foregoing, Purchaser may assign this Agreement prior to the Escrow Closing Date without Sellers' consent to any entities wholly owned, directly or indirectly, by Purchaser provided notice thereof is given to Sellers prior to the Escrow Closing Date. In addition, Purchaser may designate one or more such entities to acquire title to any of the Properties by notice to Sellers prior to the Escrow Closing Date. In either such event, Purchaser shall remain primarily liable for all obligations hereunder including those that survive the termination of the Agreement or Closing.

  22. Deposit or Escrowed Purchase Price. In the event any party hereto becomes entitled to the Deposit or a portion of the Escrowed Purchase Price, as the case may be, in accordance with the terms of this Agreement and any other party hereto (or representatives for the other party) fails or refuses to deliver an instruction letter to the Deposit Escrow Agent or the Closing Escrow Agent, as the case may be, directing a disbursement of the Deposit or a portion of the Escrowed Purchase Price, as the case may be, after written request from the party entitled thereto, such escrow agent may deliver the Deposit or such portion of the Escrowed Purchase Price, as the case may be, into a court of competent jurisdiction in an interpleader action, and the prevailing party in such interpleader action, as well as such escrow agent as the interpleading party, shall be entitled to a reimbursement of court costs and reasonable attorneys' fees incurred in connection with such action from the non-prevailing party, upon the final order of the court with appropriate jurisdiction stating that such other party is entitled to a disbursement of the Deposit or a portion of the Escrowed Purchase Price, as the case may be.

  23. Entire Agreement. This Agreement, the Deposit Escrow Agreement and any letter agreements entered into contemporaneously with this Agreement, including the Schedules and Exhibits attached hereto, and the Confidentiality Agreement embody the entire agreement between the parties with regard to the subject matter hereof and cannot be varied except by the written agreement of the parties.

  24. Publicity. RPI currently intends on issuing a press release on or after the Effective Date in the form of Schedule 24(a) attached hereto. Purchaser currently intends on issuing a press release on or after the Effective Date in the form of Schedule 24(b) attached hereto. Purchaser and Sellers shall thereafter consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be legally necessary for securities filings, or as required by law or the rules of any applicable stock exchange if it has used its reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. Except with regard to any press release issued pursuant hereto, Purchaser and Sellers shall keep confidential all negotiations and terms regarding this Agreement and the transactions contemplated hereunder (including the existence hereof), except as legally necessary for securities filings, compliance with the rules and regulations of any applicable stock exchange and reporting, legal, accounting and financing purposes. In the event this Agreement is terminated prior to the Closing, Purchaser agrees to return to Sellers all information and documents provided to Purchaser by Sellers under this Agreement and, to the extent Sellers reimburse Purchaser for costs incurred in connection with Purchaser's due diligence, to furnish Sellers copies of all reports, appraisals and memoranda obtained or created by Purchaser or Purchaser's agents in connection with Purchaser's due diligence investigation of the Properties; provided, however, that if Sellers terminate this Agreement because of Purchaser's default, Sellers shall not be required to reimburse Purchaser for such costs.

  25. Regulatory Filings. Purchaser and Sellers shall also use all reasonable efforts to cooperate with one another in (i) determining the filings which are required to be made prior to the Closing with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, (ii) timely making all such filings and timely seeking and obtaining all such consents, approvals, permits or authorizations and (iii) providing all information necessary for Sellers' preparation and filing of any reports which may be required by the Exchange Act, except that Purchaser shall only be required to provide information regarding itself.

  26. Exculpation. (a) This Agreement and all documents, agreements, understandings and arrangements relating to the transactions contemplated hereby have been or will be executed or entered into on behalf of Purchaser by the undersigned, in his capacity as an officer or trustee of Purchaser, which has been formed as a Maryland real estate investment trust, pursuant to a Declaration of Trust of Purchaser dated as of September 1, 1993, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of Purchaser shall be bound or have any personal liability hereunder or thereunder. Sellers shall look solely to the assets of Purchaser for satisfaction of any liability of Purchaser in respect hereof, and all documents, agreements, understandings and arrangements relating hereto, and will not seek recourse or commence any action against any of the trustees, officers or shareholders of Purchaser or any of their personal assets for the performance or payment of any obligation of Purchaser hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions hereunder between Purchaser and Sellers and/or PaineWebber.

  (b) This Agreement and all documents, agreements, understandings and arrangements relating to the transactions contemplated hereby have been or will be executed or entered into on behalf of each of the Sellers and of PaineWebber by the undersigned, in their respective capacities as an officer of such Seller and PaineWebber and not individually, and neither the trustees, partners, directors, officers nor shareholders of any of the Sellers or PaineWebber shall be bound or have any personal liability hereunder or thereafter. Purchaser shall look solely to the assets of Sellers, and in certain express instances set forth herein, of PaineWebber, for satisfaction of any liability of Sellers or PaineWebber in respect hereof, and all documents, agreements, understandings and arrangements relating hereto, and will not seek recourse or commence any action against any of the trustees, partners, directors, officers or shareholders of any of the Sellers or PaineWebber or any of their personal assets for the performance or payment of any obligation of any of the Sellers or PaineWebber hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions hereunder between Purchaser and Sellers and/or PaineWebber.

  27. Liability of Sellers. Except as otherwise set forth herein, the obligations of Sellers hereunder shall be joint and several, and Purchaser may pursue any one or more Sellers without pursuing all Sellers to obtain the remedies set forth herein; provided that such remedies shall not be cumulative.

  IN WITNESS WHEREOF, the undersigned have executed this Purchase and Sale Agreement as of the Effective Date.

                                          Glimcher Realty Trust

                                                   /s/ Herbert Glimcher
                                          By:__________________________________
                                            Name: Herbert Glimcher
                                            Title:  Chairman

                                          Retail Property Investors, Inc.

                                                   /s/ Lawrence A. Cohen
                                          By:__________________________________
                                            Name: Lawrence A. Cohen
                                            Title:  Chief Executive Officer
                                            and President

                                          PaineWebber Retail Property
                                           Investments, Ltd.

                                          By: Retail Property Investors, Inc.,
                                             General Partner

                                                   /s/ Lawrence A. Cohen
                                          By:__________________________________
                                            Name: Lawrence A. Cohen
                                            Title:  Chief Executive Officer
                                            and President

                                          PaineWebber Retail Property
                                           Investments Joint Venture

                                          By: Retail Property Investors, Inc.,
                                             A Venturer thereof

                                                   /s/ Lawrence A. Cohen
                                          By:__________________________________
                                            Name: Lawrence A. Cohen
                                            Title:  Chief Executive Officer
                                            and President

                                          By: PaineWebber Properties
                                           Incorporated,   A Venturer thereof

                                                   /s/ Lawrence A. Cohen
                                          By:__________________________________
                                            Name: Lawrence A. Cohen
                                            Title:  Chief Executive Officer
                                            and President

                                          PaineWebber College Plaza, L.P.

                                          By: Retail Property Investors, Inc.,
                                             General Partner

                                                   /s/ Lawrence A. Cohen
                                          By:__________________________________
                                            Name: Lawrence A. Cohen
                                            Title:  Chief Executive Officer
                                            and President

                                          PaineWebber Marion Towne, L.P.

                                          By: Retail Property Investors, Inc.,
                                             General Partner

                                                   /s/ Lawrence A. Cohen
                                          By:__________________________________
                                            Name: Lawrence A. Cohen
                                            Title:  Chief Executive Officer
                                            and President

  The undersigned hereby executes, delivers and joins in this Agreement for the sole purpose of binding itself to Purchaser with respect to the undersigned's obligations set forth in the provisions of Sections 6, 8.4(a) and 12.4(b) of this Agreement.

                                          PaineWebber Incorporated

                                                  /s/ Terrence E. Fancher
                                          By:__________________________________
                                            Name: Terrence E. Fancher
                                            Title:  Managing Director

  The undersigned Deposit Escrow Agent executes this Agreement for the sole purpose of (a) acknowledging receipt of the Deposit and a fully-executed copy of this Agreement and (b) agreeing to hold the Deposit in accordance with the terms and conditions hereof and of the Deposit Escrow Agreement.

                                          Lawyers Title Insurance Corporation

                                                   /s/ Michael T. Bebon
                                          By:__________________________________
                                            Name: Michael T. Bebon
                                            Title:  Vice President

                                          Date: March 12, 1996

                        RETAIL PROPERTY INVESTORS, INC.
                  PAINEWEBBER RETAIL PROPERTY INVESTORS, LTD.
             PAINEWEBBER RETAIL PROPERTY INVESTMENTS JOINT VENTURE
                        PAINEWEBBER COLLEGE PLAZA, L.P.
                        PAINEWEBBER MARION TOWNE, L.P.
                    C/O PAINEWEBBER PROPERTIES INCORPORATED
                        265 FRANKLIN STREET, 16TH FLOOR
                               BOSTON, MA 02110

                                                                   May 12, 1996

BY HAND

Glimcher Realty Trust
20 South Third Street
Columbus, Ohio 43215
Attn: Herbert Glimcher, Chairman
  and Fred A. Zantello

and

Lawyers Title Insurance Corporation
708 Third Avenue
New York, New York 10017
Attn: Kathryn Andriko, Esq.

  RE: Extension under that certain Purchase and Sale Agreement (the "Sale Agreement") dated as of March 11, 1996 by and among Retail Property Investors, Inc., et al (collectively, the "Sellers") and Glimcher Realty Trust (the "Purchaser")

Ladies and Gentlemen:

  Reference is made to (a) the Sale Agreement and (b) that certain Deposit Escrow Agreement (the "Deposit Escrow Agent") dated as of March 11, 1996 by and among the Sellers, Purchaser and Lawyers Title Insurance Corporation (the "Deposit Escrow Agent"). All initially capitalized terms used herein shall have the meanings set forth in the Sale Agreement.

  The Study Period expired at 5:00 pm on May 10, 1996. The Purchaser has given certain Notices of Material Concern with regard to (i) certain debt related matters, (ii) certain lease and revenue related matters and (iii) certain structural related matters (collectively, the "Material Concerns"). Sellers and Purchaser are in the process of attempting to resolve the Material Concerns.

  Under the terms of the Sale Agreement, unless all Material Concerns are resolved by 10:00 am on the Business Day following the expiration of the Study Period, the Sale Agreement terminates. Purchaser and Sellers desire to attempt to resolve the Material Concerns. Sellers and Purchaser hereby acknowledge and agree that the execution and delivery of this extension does not waive any claims which any party may have against the other whether or not such claim arose prior to the execution of this extension.

  Purchaser and Sellers hereby agree to delete the first sentence of Section
9.1 of the Sale Agreement and replace the following therefor: (changes from Sale Agreement shown in italics)

  Subject to the terms of this Agreement, Sellers and the Purchaser have agreed to close the purchase and sale of the Properties in escrow (the "Escrow Closing") at the offices of Goodwin, Procter & Hoar, Exchange Place, Boston, MA (or such other place as may be mutually agreed to by Sellers and Purchaser) at 5:00 pm Boston time on the Second (2nd) Business Day following the expiration of the Study Period (the "Escrow Closing Date"), or such other date and time as may be mutually agreed upon in writing by Sellers and Purchaser; provided, however, that if all Material Concerns have been resolved on or before the Escrow Closing Date, Sellers and Purchaser shall each have the right to one extension of the date on which the Escrow Closing will occur without cost or penalty for a period of up to five (5) Business Days by notice to the other for the exclusive purpose of satisfying the conditions contained in Sections 10.1 and 10.2 below.

  Sellers and Purchaser hereby agree to amend Section 16 of the Sale Agreement and Section 7 of the Deposit Escrow Agreement to include delivery of notices by facsimile if sent to the addressee at the number indicated below and also concurrently sent by one of the methods listed in Section 16 of the Sale Agreement and Section 7 of the Deposit Escrow Agreement, respectively:

If to Purchaser: Attn: Herbert Glimcher and Fred Zantello (614) 621-9321
If to Robinson Silverman Pearce Aronsohn & Berman LLP: Attn: Alan Pearce (212) 541-4630
If to Sellers: Attn: Lawrence A. Cohen (212) 713-1372
If to Goodwin, Procter & Hoar: Attn: Gilbert G. Menna, P.C. (617) 523-1231
If to Campbell & Riggs: Attn: Carole Riggs (713) 621-5453
If to PaineWebber: Attn: Terrence Fancher (212) 713-7949
If to Fried, Frank, Harris, Shriver & Jacobson: Attn: Matt Morley (202) 639-
7003
  Except as expressly modified herein the Sale Agreement and the Deposit Escrow Agreement are hereby ratified and confirmed in all respects.

  This letter agreement is executed as an instrument under seal in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

                                          Retail Property Investors, Inc.

                                                   /s/ Lawrence A. Cohen
                                          By: _________________________________
                                            Name: Lawrence A. Cohen
                                            Title:  Chief Executive Officer
                                            and President

                                          PaineWebber Retail Property
                                           Investments, Ltd.

                                          By: Retail Property Investors,
                                              Inc.,General Partner

                                                   /s/ Lawrence A. Cohen
                                          By: _________________________________
                                            Name: Lawrence A. Cohen
                                            Title:  Chief Executive Officer
                                            and President

PaineWebber Retail Property
 Investments Joint Venture

By:  Retail Property Investors,
    Inc.,a Venturer thereof

         /s/ Lawrence A. Cohen
By:__________________________________
  Name: Lawrence A. Cohen
  Title:  Chief Executive Officer
  and President

By: PaineWebber Properties
    Incorporated,a Venturer thereof

         /s/ Lawrence A. Cohen
By:__________________________________
  Name: Lawrence A. Cohen
  Title:  Chief Executive Officer
  and President

PaineWebber College Plaza, L.P.

By: Retail Property Investors,
    Inc.,General Partner

         /s/ Lawrence A. Cohen
By:__________________________________
  Name: Lawrence A. Cohen
  Title:  Chief Executive Officer
  and President

PaineWebber Marion Towne, L.P.

By: Retail Property Investors,
    Inc.,General Partner

         /s/ Lawrence A. Cohen
By:__________________________________
  Name: Lawrence A. Cohen
  Title:  Chief Executive Officer
  and President

                                          Acknowledged and agreed to:

                                          PaineWebber Incorporated

                                                  /s/ Terrence E. Fancher
                                          By:__________________________________
                                            Name: Terrence E. Fancher
                                            Title:  Managing Director

                                          Acknowledged and agreed to:

                                          Glimcher Realty Trust

                                                   /s/ Herbert Glimcher
                                          By:__________________________________
                                            Name: Herbert Glimcher
                                            Title:  Chairman

                             GLIMCHER REALTY TRUST
                             20 SOUTH THIRD STREET
                             COLUMBUS, OHIO 43215

                                                             As of May 14, 1996

Retail Property Investors, Inc.
PaineWebber Retail Property Investors, Ltd.
PaineWebber Retail Property Investments Joint Venture
PaineWebber College Plaza, L.P.
PaineWebber Marion Towne, L.P.
c/oPaineWebber Properties Incorporated
  265 Franklin Street, 16th Floor
  Boston, MA 02110

  Re: Amendment to Purchase and Sale Agreement (the "Sale Agreement") dated as of March 11, 1996 by and among Retail Property Investors, Inc., et al (collectively, the "Sellers") and Glimcher Realty Trust (the "Purchaser")

Gentlemen:

  Reference is made to (a) the Sale Agreement and (b) that certain Deposit Escrow Agreement (the "Deposit Escrow Agent") dated as of March 11, 1996 by and among the Sellers, Purchaser and Lawyers Title Insurance Corporation (the "Deposit Escrow Agent"). All initially capitalized terms used herein shall have the meanings set forth in the Sale Agreement.

  The Study Period expired at 5:00 pm on May 10, 1996. The Purchaser has given certain Notices of Material Concern with regard to (i) certain debt related matters, (ii) certain lease and revenue related matters (including issues related to tenant estoppel certificates) and (iii) certain structural related matters (collectively, the "Material Concerns"). Sellers and Purchaser extended to May 14, 1996 the Escrow Closing Date pursuant to that certain letter agreement dated May 12, 1996. In consideration of the resolution of the Material Concerns, Sellers and Purchaser have agreed to amend the Sale Agreement on the terms and conditions herein contained.

  Sellers and Purchaser have agreed that for purposes of raising Material Concerns and for calculating "Cash Flow" during the "Initial Term" (as such terms are defined in the Management Agreement) of the Management Agreement, the Escrow Closing Date shall be deemed to be May 14, 1996.

  Schedules 2(a) and 2(p) to the Sale Agreement are hereby deleted and Schedules 2(a.1) and 2(p.1) attached hereto are replaced therefor.

  Schedule 3.2 and the first and second sentences of Section 3.2 of the Sale Agreement are hereby deleted and the following replaced therefor:

  The Purchase Price (and all other capitalized costs and other amounts treated as purchase price for federal income tax purposes) shall be allocated among the Properties (solely for federal, state and local tax reporting purposes) as indicated by the Purchaser at the Escrow Closing with the prior consent of the Sellers, which consent will not be unreasonably withheld.

  The first clause of Section 3.1 of the Sale Agreement is hereby deleted and the following replaced therefor:

    3.1 Purchase Price. The Purchase Price for the Properties shall be One Hundred Ninety Seven Million Dollars ($197,000,000.00), which, subject to the terms and conditions hereinafter set forth, shall be paid as follows:

  The first sentence of Section 9.1 of the Sale Agreement is hereby deleted and the following replaced therefor:

  The Escrow Closing shall occur at the offices of Goodwin Procter & Hoar LLP, Exchange Place, Boston, MA at 10:00 am on May 30, 1996 (or such other date, time and place as may be mutually agreed upon by Sellers and Purchaser) (except as provided above, the "Escrow Closing Date"); provided, however, that Sellers and Purchaser shall each have the right to one extension of the date on which the Escrow Closing would occur without cost or penalty for a period of up to five (5) Business Days by notice to the other for the exclusive purpose of satisfying the conditions contained in Sections 10.1 and 10.2 below.

  In the event the Escrow Closing has not occurred on or before June 6, 1996 Purchaser shall extend the expiration of the Letter of Credit representing the Deposit to not sooner than ten (10) Business Days after the then anticipated date on which the Escrow Closing would occur. If the Letter of Credit has not been so extended on or before June 7, 1996, Sellers and Purchaser each hereby direct the Deposit Escrow Agent to draw upon the Letter of Credit and hold the proceeds thereof in escrow under the terms of the Deposit Escrow Agreement.

  Notwithstanding the terms and conditions of the Sale Agreement and this Amendment to the contrary, Sellers agree to work with Purchaser and to cause their certified public accountants, lawyers and tax advisors to work with Purchaser and Purchaser's certified public accountants, lawyers and tax advisors in an effort to increase the Purchase Price (to be finally determined on or before the Escrow Closing Date) by up to $4,000,000, with the amount of any such increase to be deposited into escrow at Closing for Purchaser to make capital expenditures to the Properties; provided, however, that the failure to reach mutually acceptable agreement on such an increase in the Purchase Price shall not be a condition precedent to performance or default by either party under the Sale Agreement. Nothing contained in this paragraph is intended to change the net proceeds which would be payable to Sellers at Closing.

  Purchaser has conducted extensive investigations during the Study Period and Sellers and Purchaser therefore each acknowledge and agree that all existing Material Concerns have been resolved by mutual agreement pursuant to this amendment and no further Material Concerns may be raised under the Sale Agreement (except to the extent the holders of the Existing Indebtedness on Crossroads Center and/or Logan Place require prepayment of principal (exclusive of premiums thereon, if any) in amounts materially greater than those set forth on Schedule 2(p.1)).

  Purchaser has consented to the Sellers entering into the those certain Amendment to Mortgage and Release of Cross Collateralization Agreements with respect to the Properties which were subject to Existing Indebtedness held by Aetna on the date of the Sale Agreement, substantially in the form forwarded by Campbell and Riggs to Fred Zantello under cover dated April 26, 1996 (the "Aetna Amendments"). Sellers agree to execute and deliver the Aetna Amendments on or before the Escrow Closing.

  Sellers shall authorize and approve, under the terms of the Management Agreement, the Manager entering into contracts to perform the work described on the excerpt from the Fiscal 1996 Annual Budget attached hereto (the "Capital Budget"). The contracts shall be in amounts not to exceed the then unexpended amount budgeted therefor in the Capital Budget. Sellers shall cause the invoices rendered under such contracts to be paid outside of the calculation of "Cash Flow" under the Management Agreement. Nothing contained in this paragraph is intended otherwise to change the duties and obligations of the parties under the Management Agreement.

  Sellers hereby covenant and agree to use their diligent efforts to obtain consent of the holders of the applicable Assumed Indebtedness and if such consent is obtained, to convey Applewood and Piedmont to the holder of the Assumed Indebtedness on each such Property at or prior to Closing in satisfaction of the Assumed Indebtedness secured exclusively by such Property; provided, however, that such diligent efforts shall not require Sellers to threaten or commence litigation or expend funds and shall in all cases be without liability to Sellers and without continuing liability to Sellers (i.e. the debt shall be satisfied as if it were Prepaid Indebtedness). Although the net proceeds payable to Sellers will not change, if such transactions are accomplished, the Purchase Price under such a scenario would be reduced by the amount of the then outstanding principal balance of the

Assumed Indebtedness secured exclusively by such Property and the Purchaser shall not assume the loans secured by the applicable Property and Schedule 2(a.1) shall be deemed to be revised accordingly. Purchaser's obligations under the Sale Agreement are not conditioned on the accomplishment by Sellers of the conveyance referenced in the first sentence of this paragraph.

  Sellers hereby covenant and agree to cause those portions of the roofs on Barren River Plaza and Applewood (if conveyed to Purchaser) that contain phenolic foam insulation to be repaired or to have a repair program in place at Closing, in each case in accordance with the recommendations of a roofing engineer mutually acceptable to Sellers and Purchaser. Sellers shall cause the costs for such repairs to be paid outside of the calculation of "Cash Flow" under the Management Agreement, in the event such repairs are made prior to the Closing, and if such repairs are made on or after the Closing, at no cost to Purchaser. Sellers intend to pursue warranty claims with manufacturers of the phenolic foam insulation. Purchaser hereby acknowledges and agrees that Sellers shall be entitled to retain any and all claims against such manufacturers, Purchaser shall assign any such claims to Sellers to the extent necessary to enable Sellers to pursue such claims after the Closing, and Purchaser shall cooperate with Sellers in the pursuit of such claims. In the event Purchasers receives any payments from such manufacturers for such claims, all such receipts shall be remitted to Sellers.

  The provisions of Section 26 of the Sale Agreement are hereby incorporated herein by this reference.

  The following is hereby added to the end of Section 8.7:

  Purchaser shall have the right to contact holders of the Existing Indebtedness after the Escrow Closing Date in an effort to negotiate modifications to such Existing Indebtedness; provided, however, that Sellers shall not be obligated to execute any documents in connection with such negotiations or proposed modifications and no such modifications shall be effective unless the Closing occurs. Purchaser shall notify Sellers at least five (5) days prior to any contact with the holders of any Existing Indebtedness and shall keep Sellers informed about the substance of the proposed negotiations and shall forward drafts of any proposed modifications to Sellers and shall consult with Sellers regarding such drafts and the status of such negotiations.

  Except as expressly modified herein, the Sale Agreement and the Deposit Escrow Agreement are hereby ratified and confirmed in all respects.

  This letter agreement is executed as an instrument under seal in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

                                          Glimcher Realty Trust

                                                   /s/ Herbert Glimcher
                                          By: _________________________________
                                            Name:Herbert Glimcher
                                            Title:Chairman

Agreed to and Acknowledged by:

Retail Property Investors, Inc.

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber Retail Property
 Investments, Ltd.

By: Retail Property Investors,
    Inc.,General Partner

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber Retail Property
 Investments Joint Venture

By: Retail Property Investors, Inc.,
    a Venturer thereof

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

By: PaineWebber Properties
    Incorporated, a Venturer thereof

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber College Plaza, L.P.

By: Retail Property Investors, Inc.,
    General Partner

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber Marion Towne, L.P.

By: Retail Property Investors, Inc.,
    General Partner

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

Acknowledged and agreed to:

PaineWebber Incorporated

        /s/ Terrence E. Fancher
By: _________________________________
  Name:Terrence E. Fancher
  Title:Managing Director

                             GLIMCHER REALTY TRUST
                             20 SOUTH THIRD STREET
                             COLUMBUS, OHIO 43215

                                                                   May 30, 1996

Retail Property Investors, Inc.
PaineWebber Retail Property Investors, Ltd.
PaineWebber Retail Property Investments Joint Venture
PaineWebber College Plaza, L.P.
PaineWebber Marion Towne, L.P.
c/oPaineWebber Properties Incorporated
  265 Franklin Street, 16th Floor
  Boston, MA 02110

  Re: Amendment to Purchase and Sale Agreement (the "Sale Agreement") dated as of March 11, 1996 by and among Retail Property Investors, Inc., et al (collectively, the "Sellers") and Glimcher Realty Trust (the "Purchaser")

Gentlemen:

  Reference is made to (a) the Sale Agreement, as amended by Letter Agreement (the "First Amendment") dated as of May 14, 1996 and (b) that certain Deposit Escrow Agreement (the "Deposit Escrow Agent") dated as of March 11, 1996 by and among the Sellers, Purchaser and Lawyers Title Insurance Corporation (the "Deposit Escrow Agent"). All initially capitalized terms used herein shall have the meanings set forth in the Sale Agreement.

  By mutual agreement, the first sentence of Section 9.1 of the Sale Agreement is hereby deleted and the following replaced therefor:

  The Escrow Closing shall occur at the offices of Goodwin Procter & Hoar LLP, Exchange Place, Boston, MA at 10:00 am on June 6, 1996 (or such other date, time and place as may be mutually agreed upon by Sellers and Purchaser) (except as provided in the First Amendment, the "Escrow Closing Date"); provided, however, that Sellers and Purchaser shall each have the right to one extension of the date on which the Escrow Closing would occur without cost or penalty for a period of up to five (5) Business Days by notice to the other for the exclusive purpose of satisfying the conditions contained in Sections 10.1 and 10.2 below.

  In the event the Escrow Closing has not occurred on or before June 6, 1996 Purchaser shall extend the expiration of the Letter of Credit representing the Deposit to not sooner than ten (10) Business Days after the then anticipated date on which the Escrow Closing would occur. If the Letter of Credit has not been so extended on or before June 7, 1996, Sellers and Purchaser each hereby direct the Deposit Escrow Agent to draw upon the Letter of Credit and hold the proceeds thereof in escrow under the terms of the Deposit Escrow Agreement.

  This letter agreement is executed as an instrument under seal in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

                                          Glimcher Realty Trust

                                                   /s/ Herbert Glimcher
                                          By:__________________________________
                                            Name: Herbert Glimcher
                                            Title:  Chairman

Agreed to and Acknowledged by:

Retail Property Investors, Inc.

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber Retail Property
 Investments, Ltd.

By: Retail Property Investors, Inc.,
    General Partner

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber Retail Property
 Investments Joint Venture

By: Retail Property Investors, Inc.,
    a Venturer thereof

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

By: PaineWebber Properties
    Incorporated, a Venturer thereof

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber College Plaza, L.P.

By: Retail Property Investors, Inc.,
    General Partner

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber Marion Towne, L.P.

By: Retail Property Investors, Inc.,
    General Partner

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

Acknowledged and Agreed to:

PaineWebber Incorporated

        /s/ Terrence E. Fancher
By: _________________________________
  Name:Terrence E. Fancher
  Title:Managing Director

                             GLIMCHER REALTY TRUST
                             20 SOUTH THIRD STREET
                             COLUMBUS, OHIO 43215

                                                                   June 6, 1996

Retail Property Investors, Inc.
PaineWebber Retail Property Investors, Ltd.
PaineWebber Retail Property Investments Joint Venture
PaineWebber College Plaza, L.P.
PaineWebber Marion Towne, L.P.
c/oPaineWebber Properties Incorporated
  265 Franklin Street, 16th Floor
  Boston, MA 02110

  Re: Amendment to Purchase and Sale Agreement (the "Sale Agreement") dated as of March 11, 1996 by and among Retail Property Investors, Inc., et al (collectively, the "Sellers") and Glimcher Realty Trust (the "Purchaser")

Gentlemen:

  Reference is made to (a) the Sale Agreement, as amended to date and (b) that certain Deposit Escrow Agreement (the "Deposit Escrow Agent") dated as of March 11, 1996 by and among the Sellers, Purchaser and Lawyers Title Insurance Corporation (the "Deposit Escrow Agent"). All initially capitalized terms used herein shall have the meanings set forth in the Sale Agreement.

  By mutual agreement, the first sentence of Section 9.1 of the Sale Agreement is hereby deleted and the following replaced therefor:

  The Escrow Closing shall occur at the offices of Goodwin Procter & Hoar LLP, Exchange Place, Boston, MA at 10:00 am on June 13, 1996 (or such other date, time and place as may be mutually agreed upon by Sellers and Purchaser) (except as provided in the First Amendment, the "Escrow Closing Date"); provided, however, that Sellers and Purchaser shall each have the right to one extension of the date on which the Escrow Closing would occur without cost or penalty for a period of up to five (5) Business Days by notice to the other for the exclusive purpose of satisfying the conditions contained in Sections 10.1 and 10.2 below.

  Attached hereto as Exhibit 1 is a copy of the extension of the expiration date of the Letter of Credit, the original of which has been delivered to the Deposit Escrow Agent under the terms and conditions of the Deposit Escrow Agreement. Execution of this letter agreement and delivery of an executed copy hereof to the Deposit Escrow Agent shall constitute the mutual written notice and instruction to the Deposit Escrow Agent regarding the extension of the expiration date of the Letter of Credit and of the change in the Escrow Closing Date.

  This letter agreement is executed as an instrument under seal in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

                                          Glimcher Realty Trust

                                                   /s/ George A. Schmidt
                                          By:__________________________________
                                            Name:George A. Schmidt
                                            Title:Secretary

Agreed to and Acknowledged by:

Retail Property Investors, Inc.

         /s/ Lawrence A. Cohen
By:__________________________________
  Name: Lawrence A. Cohen
  Title:  President and Chief
  Executive Officer

PaineWebber Retail
 PropertyInvestments, Ltd.

By: Retail Property Investors,
  Inc.,  General Partner

         /s/ Lawrence A. Cohen
By:__________________________________
  Name: Lawrence A. Cohen
  Title:  President and Chief
  Executive Officer

PaineWebber Retail
 PropertyInvestments Joint Venture

By: Retail Property Investors,
  Inc.,  a Venturer thereof

         /s/ Lawrence A. Cohen
By:__________________________________
  Name: Lawrence A. Cohen
  Title:  President and Chief
  Executive Officer

By: PaineWebber Properties
  Incorporated,  a Venturer thereof

         /s/ Lawrence A. Cohen
By:__________________________________
  Name: Lawrence A. Cohen
  Title:  President and Chief
  Executive Officer

PaineWebber College Plaza, L.P.

By: Retail Property Investors,
  Inc.,  General Partner

         /s/ Lawrence A. Cohen
By:__________________________________
  Name: Lawrence A. Cohen
  Title:  President and Chief
  Executive Officer

PaineWebber Marion Towne, L.P.

By: Retail Property Investors,
    Inc.,General Partner

         /s/ Lawrence A. Cohen
By:__________________________________
  Name: Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

Acknowledged and Agreed to:

PaineWebber Incorporated

        /s/ Terrence E. Fancher
By:__________________________________
  Name: Terrence E. Fancher
  Title:Managing Director

                             GLIMCHER REALTY TRUST
                             20 SOUTH THIRD STREET
                             COLUMBUS, OHIO 43215

                                                                  June 13, 1996

Retail Property Investors, Inc.
PaineWebber Retail Property Investors, Ltd.
PaineWebber Retail Property Investments Joint Venture
PaineWebber College Plaza, L.P.
PaineWebber Marion Towne, L.P.
c/oPaineWebber Properties Incorporated
  265 Franklin Street, 16th Floor
  Boston, MA 02110

  Re: Amendment to Purchase and Sale Agreement (as amended to date, the "Sale Agreement") dated as of March 11, 1996 by and among Retail Property Investors, Inc., et al (collectively, the "Sellers") and Glimcher Realty Trust (the "Purchaser")

Gentlemen:

  Reference is made to (a) the Sale Agreement and (b) that certain Deposit Escrow Agreement (the "Deposit Escrow Agent") dated as of March 11, 1996 by and among the Sellers, Purchaser and Lawyers Title Insurance Corporation (the "Deposit Escrow Agent"). All initially capitalized terms used herein shall have the meanings set forth in the Sale Agreement.

  By mutual agreement, the first sentence of Section 9.1 of the Sale Agreement is hereby deleted and the following replaced therefor:

  The Escrow Closing shall occur at the offices of Goodwin Procter & Hoar LLP, Exchange Place, Boston, MA at 10:00 am on June 20, 1996 (or such other date, time and place as may be mutually agreed upon by Sellers and Purchaser) (except as provided in the First Amendment, the "Escrow Closing Date"); provided, however, that for the exclusive purpose of satisfying the conditions contained in Sections 10.1 and 10.2 below, either Sellers or Purchaser shall have the right to extend the date on which the Escrow Closing would occur without cost or penalty to not later than June 27, 1996 by written notice to the other.

  Section 3.1(b) of the Sale Agreement is hereby deleted and the following paragraph replaced therefor:

    (b) On the Escrow Closing Date, Purchaser shall deliver to Closing Escrow Agent, at Purchaser's option, by wire transfer of immediately available federal funds and/or in the form of an irrevocable, standby letter of credit issued by The Huntington National Bank (or such other financial institution as may be acceptable to Sellers, in their sole and absolute discretion) with an expiration date not earlier than the Outside Date that in the aggregate are an amount (the "Escrowed Purchase Price") equal to the Purchase Price less any portion of the Deposit made in immediately available federal funds which are delivered to the Closing Escrow Agent as part of the Escrow Closing Cash Deposit under the terms and conditions of the Closing Escrow Agreement LESS the principal balance of the Assumed Indebtedness outstanding on the date upon which the Escrow Closing occurs PLUS all of Purchaser's closing costs described in Section 13.6 below. On the Escrow Closing Date, Purchaser shall be entitled to receive from Deposit Escrow Agent any letter of credit delivered as part of the Deposit.

  Sellers and Purchaser hereby agree that the third paragraph of that certain letter agreement among the Purchaser and the Sellers dated as of May 14, 1996 is hereby deleted.

  Sellers and Purchaser hereby agree that the following shall be added to section 6E of the Management Agreement to be executed at the Escrow Closing:
", together with the Cash Flow attributed to the period from May 14, 1996 through the Escrow Closing Date; provided, however, that if the Escrow Closing does not commence on June 20, 1996 the Cash Flow attributed to the period from June 20, 1996 through the Escrow Closing Date shall be excluded."

  Execution of this letter agreement and delivery of an executed copy hereof to the Deposit Escrow Agent shall constitute the mutual written notice to the Deposit Escrow Agent regarding the change in the Escrow Closing Date.

  This letter agreement is executed as an instrument under seal in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.


                                          Glimcher Realty Trust

                                                   /s/ Herbert Glimcher
                                          By:__________________________________
                                            Name: Herbert Glimcher
                                            Title:Chairman


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

Agreed to and Acknowledged by:

Retail Property Investors, Inc.

         /s/ Lawrence A. Cohen
By: _________________________________
  Name: Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber Retail Property
 Investments, Ltd.

By:  Retail Property Investors,
   Inc.,  General Partner

         /s/ Lawrence A. Cohen
By: _________________________________
  Name: Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber Retail Property
 Investments Joint Venture

By:  Retail Property Investors,
   Inc.,  a Venturer thereof

         /s/ Lawrence A. Cohen
By: _________________________________
  Name: Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

By:  PaineWebber Properties
   Incorporated,  a Venturer thereof

         /s/ Lawrence A. Cohen
By: _________________________________
  Name: Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber College Plaza, L.P.

By:  Retail Property Investors,
   Inc.,  General Partner

         /s/ Lawrence A. Cohen
By: _________________________________
  Name: Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber Marion Towne, L.P.

By: Retail Property Investors, Inc.,
    General Partner

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

Acknowledged and Agreed to:

PaineWebber Incorporated

        /s/ Terrence E. Fancher
By: _________________________________
  Name:Terrence E. Fancher
  Title:Managing Director

                             GLIMCHER REALTY TRUST
                             20 SOUTH THIRD STREET
                             COLUMBUS, OHIO 43215

                                                                  June 19, 1996

Retail Property Investors, Inc.
PaineWebber Retail Property Investors, Ltd.
PaineWebber Retail Property Investments Joint Venture
PaineWebber College Plaza, L.P.
PaineWebber Marion Towne, L.P.
c/oPaineWebber Properties Incorporated
  265 Franklin Street, 16th Floor
  Boston, MA 02110

  Re: Amendment to Purchase and Sale Agreement (as amended to date, the "Sale Agreement") dated as of March 11, 1996 by and among Retail Property Investors, Inc., et al (collectively, the "Sellers") and Glimcher Realty Trust (the "Purchaser")

Gentlemen:

  Reference is made to (a) the Sale Agreement and (b) that certain Deposit Escrow Agreement (the "Deposit Escrow Agent") dated as of March 11, 1996 by and among the Sellers, Purchaser and Lawyers Title Insurance Corporation (the "Deposit Escrow Agent"). All initially capitalized terms used herein shall have the meanings set forth in the Sale Agreement.

  Sellers and Purchaser hereby mutually agree to commence the Escrow Closing on June 24, 1996 in the offices of Goodwin Procter & Hoar LLP, Exchange Place, Boston, MA at 10:00 am; provided, however, that nothing contained herein is intended to extend the Escrow Closing Date, time remaining of the essence of the Sale Agreement.

  By mutual agreement, the first sentence of Section 9.1 of the Sale Agreement is hereby deleted and the following replaced therefor:

  The Escrow Closing shall occur at the offices of Goodwin Procter & Hoar LLP, Exchange Place, Boston, MA at 10:00 am on June 27, 1996 (or such other date, time and place as may be mutually agreed upon by Sellers and Purchaser) (the "Escrow Closing Date").

  Sellers and Purchaser hereby agree that the final clause of Section 6E of the Management Agreement to be executed at the Escrow Closing (added by letter agreement dated June 13, 1996) shall be as follows: ", together with the Cash Flow attributed to the period from May 14, 1996 through the Escrow Closing Date."

  Sellers and Purchaser hereby agree that the last two sentences of Section
10.3 of the Sale Agreement are hereby deleted and the following are replaced therefor:

  In the event immediately available federal funds are held in escrow under the Closing Escrow Agreement, (a) Purchaser shall be entitled to the interest earned on the portion of the Escrowed Purchase Price which will be paid to parties other than Sellers, and (b) Sellers shall be entitled to the interest on the remaining portion of the Escrowed Purchase Price with interest being deemed to begin to accrue as of June 20, 1996. In the event immediately available federal funds are not held in escrow under the Closing Escrow Agreement Purchaser shall pay to Sellers at Closing an amount (the "Interest Factor") equal to the product of that portion of the Escrowed Purchase Price paid to Sellers at the Closing multiplied by an interest rate per annum equal to the six (6) month U.S. Treasury Bill rate published in the Wall Street Journal on June 20, 1996 for the number of days from June 20, 1996 through and including the Closing Date.

  Sellers and Purchaser hereby delete Section 13.2 of the Sale Agreement and replace the following therefor:

    13.2 Rents. Sellers and Purchaser shall prorate at Escrow Closing all base or fixed rents ("Basic Rents") and any escalations or pass through of operating and other similar expenses ("Additional Rents") and any prepaid Basic Rents or Additional Rents received from all tenants and occupants of the Properties as of the Escrow Closing Date for the month in which the Escrow Closing occurs.

    All prorations and adjustments made hereunder will be made based upon the number of days of ownership of each party in the period to which the payment or billing relates, treating the Escrow Closing Date as the date of transfer of ownership if the Closing occurs.

    Amounts payable by tenants and occupants of the Properties relating to sales made or gross receipts realized during the year in which the Escrow Closing Date occurs ("Percentage Rents") shall not be adjusted for at Escrow Closing but rather shall be adjusted within thirty (30) days of receipt of such amounts from the applicable tenants of the Projects.

    In addition, (i) all Basic Rents, Additional Rents and Percentage Rents uncollected as of the Escrow Closing Date and owed by tenants or occupants of the Properties on the Escrow Closing Date for any period during the three (3) months immediately preceding the Escrow Closing Date, (ii) any monies due under promissory notes owed by tenants or occupants of the Properties which are not included in clause (i) and (iii) of this paragraph, a list of which is attached hereto and (iii) any monies otherwise due to Sellers for aged receivables listed on the May 31, 1996 Aged Account Receivable Report, a property level summary of which is attached hereto (collectively, (i), (ii) and (iii), the "Past Due Rent"), shall be reimbursed to Sellers by Purchaser following Purchaser's collection thereof, provided that all Basic Rents, Additional Rents and Percentage Rents collected by Purchaser shall be applied first to the month in which the Escrow Closing occurs (if not previously collected), then to the current rents due and payable and finally to Past Due Rent; provided, however, that for purposes of the foregoing application, prepayments of Basic Rents, Additional Rents and Percentage Rents shall be applied to the immediately succeeding month prior to being applied to Past Due Rent.

    All Additional Rents collected by Purchaser on and after the Escrow Closing Date which are not due and payable on the Escrow Closing Date shall be prorated based upon the number of days in the period to which the payment or billing therefor relates. Purchaser shall use reasonable efforts to collect (i) all Past Due Rent and (ii) all Additional Rents on and after the Escrow Closing Date which are not due and payable on the Escrow Closing Date in the usual course of operation of the Properties, and any such amounts shall be paid to Sellers within ten (10) Business Days following the end of the month in which collection thereof occurred, after deducting the reasonable expenses incurred in connection with the collection thereof.

    Sellers shall retain all rights relating to all Basic Rents, Additional Rents and Percentage Rents not included in Past Due Rents which are owed by non-occupants of the Properties on the Escrow Closing Date for any period prior to the Escrow Closing Date (including the right to collect such rents and charges), and there shall be no proration of the same as between Sellers and Purchaser. If any such amounts are paid to Purchaser they shall be promptly remitted to Sellers.

  Execution of this letter agreement and delivery of an executed copy hereof to the Deposit Escrow Agent shall constitute the mutual written notice to the Deposit Escrow Agent regarding the change in the Escrow Closing Date and the commencement of the Escrow Closing.

  This letter agreement is executed as an instrument under seal in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

                                          Glimcher Realty Trust

                                                   /s/ Herbert Glimcher
                                          By: _________________________________
                                            Name:Herbert Glimcher
                                            Title:Chairman


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

Agreed to and Acknowledged by:

Retail Property Investors, Inc.

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber Retail
 PropertyInvestments, Ltd.

By: Retail Property Investors,
    Inc.,General Partner

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber Retail Property
 Investments Joint Venture

By: Retail Property Investors,
    Inc.,a Venturer thereof

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

By: PaineWebber Properties
    Incorporated,a Venturer thereof

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber College Plaza, L.P.

By: Retail Property Investors,
    Inc.,General Partner

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

PaineWebber Marion Towne, L.P.

By: Retail Property Investors,
    Inc.,General Partner

         /s/ Lawrence A. Cohen
By: _________________________________
  Name:Lawrence A. Cohen
  Title:President and Chief
  Executive Officer

Acknowledged and Agreed to:

PaineWebber Incorporated

            /s/ Bruce Rubin
By: _________________________________
  Name:Bruce Rubin
  Title:Senior Vice President

                             GLIMCHER REALTY TRUST
                    GLIMCHER PROPERTIES LIMITED PARTNERSHIP
                             20 SOUTH THIRD STREET
                             COLUMBUS, OHIO 43215

                                                                  June 27, 1996

Retail Property Investors, Inc.
PaineWebber Retail Property Investors, Ltd.
PaineWebber Retail Property Investments Joint Venture
PaineWebber College Plaza, L.P.
PaineWebber Marion Towne, L.P.
c/oPaineWebber Properties Incorporated
  265 Franklin Street, 16th Floor
  Boston, MA 02110

  Re: Purchase and Sale Agreement (as amended to date, the "Sale Agreement") dated as of March 11, 1996 by and among Retail Property Investors, Inc., et al (collectively, the "Sellers") and Glimcher Realty Trust (the "Purchaser")

Gentlemen:

  Reference is made to (a) the Sale Agreement and (b) that certain Deposit Escrow Agreement (the "Deposit Escrow Agreement") dated as of March 11, 1996 by and among the Sellers, Purchaser and Lawyers Title Insurance Corporation (the "Deposit Escrow Agent"). All initially capitalized terms used herein shall have the meanings set forth in the Sale Agreement.

  Pursuant to the terms of the Sale Agreement, Sellers and Purchaser commenced the Escrow Closing on June 24, 1996 in the offices of Goodwin Procter & Hoar LLP, Exchange Place, Boston, MA at 10:00 a.m. and the Escrow Closing occurred on and the Escrow Closing Date is June 27, 1996.

  Purchaser assigned all of its right, title and interest under the Sale Agreement to Glimcher Properties Limited Partnership ("GPLP") pursuant to that certain Assignment and Assumption of Purchase and Sale Agreement of even date.

  The Closing Escrow Agreement has been executed and delivered and the Escrow Closing Letters of Credit have been deposited with Lawyers Title Insurance Corporation (the "Closing Escrow Agent"). GPLP and Sellers have either performed or waived all conditions precedent to Escrow Closing contained in Sections 10.1 and 10.2 of the Sale Agreement (and all Sellers' Escrow Closing Deliveries and Purchaser's Escrow Closing Deliveries under Sections 9.2 and
9.3 of the Sale Agreement have been delivered or waived). By forwarding a copy of this Agreement to the Deposit Escrow Agent, Sellers, Purchaser and GPLP hereby direct the Deposit Escrow Agent to return the Deposit Escrow Letter of Credit to The Huntington National Bank, N.A., 41 South High Street, Columbus, Ohio 43216.

  Notwithstanding the provisions of Section 13.2 of the Sale Agreement to the contrary, Sellers and GPLP have agreed that neither GPLP (nor any manager or any other entity claiming by, through or under GPLP including, but not limited to, Gumberg Realty Advisors, Inc. ("Gumberg") shall bill tenants which are billed annually for reimbursements for any fiscal period which includes the Escrow Closing Date unless and until Sellers have agreed on the billing for such reimbursements. GPLP hereby agrees to use diligent good faith efforts to complete its calculation of such annual billings and deliver the same to Sellers on or before February 28, 1997. Sellers and GPLP hereby agree to use diligent good faith efforts in an attempt to agree on the billings for such reimbursements on or before March 14, 1997. In the event, despite such diligent good faith efforts, Sellers and GPLP have not agreed on the billings for such reimbursements on or before March 14, 1997, Sellers and GPLP hereby agree to submit the matter to binding arbitration according to the rules attached hereto as Exhibit 1. Sellers have delivered to GPLP the Sellers' calculation of such reimbursements as listed on Exhibit 2 attached hereto. Any amounts collected by GPLP pursuant to such billings shall be apportioned as set forth in the Sale Agreement.

  With respect to the lease amendment and easement attached as Exhibit 3 hereto, the applicable Seller has executed such lease amendment and easement and has deposited the same in escrow with the Closing Escrow Agent. Said amendment and easement shall be released from escrow (provided such documents have not been revoked by the tenant thereunder) upon the earlier to occur of
(i) receipt of the written consent of the holder of the Existing Indebtedness on the Property to which the lease amendment and easement relate or (ii) the Closing. In the event the Closing does not occur, said amendment and easement shall be returned to the applicable Seller. The applicable Seller shall use diligent good faith efforts to obtain the consent of the holder of the Existing Indebtedness on the Property to which the lease amendment and easement relate.

  With respect to each of the lease amendments and easements attached as
Exhibit 4 hereto, the applicable Sellers hereby covenant (i) to execute such documents which have been approved by Sellers and GPLP in the forms attached hereto (provided such documents are not revoked by the tenant thereunder) upon the receipt of the written consent of the holders of the Existing Indebtedness on the Property to which each such lease amendment and easement relates or
(ii) at GPLP's option, (a) to execute any or all such documents (provided such documents have not been revoked by the tenant thereunder) at the Closing or
(b) assign Sellers' rights under any or all such documents to GPLP at the Closing. Sellers shall use diligent good faith efforts to obtain the consent of the holders of the Existing Indebtedness on the Properties to which the lease amendments and easements relate and shall permit GPLP to participate in any negotiation or discussions with respect thereto. GPLP hereby authorizes and approves any action (or inaction) required hereunder with respect to such documents and to the extent necessary, waives any and all provisions of the Sale Agreement to the contrary (including, but not limited to title matters and any and all other documents executed and delivered in connection with the Escrow Closing) and agrees that the Schedules to the Sale Agreement shall be deemed amended to reflect same. If, for any reason the holder of the Existing Indebtedness on any Property to which any such lease amendment and easement relate does not permit the assumption of said indebtedness as a result of the matters described herein, GPLP hereby acknowledges and agrees that the Equity Distribution set forth in the Closing Escrow Agreement shall not be impacted in any way as a result of the holder of the Existing Indebtedness on the Properties described in this paragraph refusing to consent to the transfer of the applicable Property to GPLP and the assumption of the applicable Existing Indebtedness, it being acknowledged and agreed that all risk of loss with respect to the matters described in this paragraph (other than the explicit covenants of Sellers granted in this paragraph) shall be GPLP's.

  Certain of the documents received from holders of the Assumed Indebtedness provide that the original borrower thereunder is responsible for payment of assumption and other fees thereunder. Sellers are willing to execute, acknowledge and deliver into escrow the foregoing documents notwithstanding Sellers and GPLP's explicit agreement to the contrary. Purchaser and GPLP hereby acknowledge and agree that notwithstanding the provisions of such assumption documents GPLP is and shall be responsible for such fees under
Section 13.6 of the Sale Agreement. Any loss sustained by Sellers as a result of the execution of the foregoing assignment and assumption documents shall be deemed a loss under the Indemnity Agreement of even date from GRT for the benefit of Sellers.

  Given that the Escrow Closing is being completed after banking hours, Sellers have not swept property level bank accounts and shall be entitled to do so on June 28, 1996; provided, that Sellers leave on deposit with Gumberg funds in the aggregate of $1,197,379.09 (including separate security deposits, all as detailed in the Closing Statement of even date).

  Pursuant to the Sale Agreement, in the event the Closing occurs, GPLP is entitled to Cash Flow, as defined in the Management Agreement, for the period from May 14, 1996 through the Escrow Closing Date. Sellers have retained Cash Flow for the period from May 14, 1996 through the Escrow Closing Date. If the Closing occurs,

GPLP shall be entitled to Cash Flow for such period (as finally adjusted under the Settlement Statement) together with interest thereon, to be calculated as if such amount was deposited on the Escrow Closing Date into the Cash Flow Deposit established under the Closing Escrow Agreement and invested pursuant to the investment parameters described thereunder.

  In the event Aetna Property and Casualty (Travelers) requires real estate tax escrows to be established during the period between the Escrow Closing Date and the Closing, Sellers hereby agree to post amounts relating to their period of ownership (prior to the Escrow Closing Date) on account of Sellers' obligation to pay taxes for such period for such Properties under Section 13.1 of the Sale Agreement.

  This letter agreement is executed as an instrument under seal in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

                                          Glimcher Realty Trust

                                                   /s/ Fred A. Zantello
                                          By: _________________________________
                                                  Name: Fred A. Zantello,
                                                 Executive Vice President

                                          Glimcher Properties Limited
                                           Partnership

                                          By: Glimcher Properties
                                              Corporation,General Partner

                                                   /s/ Fred A. Zantello
                                          By: _________________________________
                                                  Name: Fred A. Zantello,
                                                 Executive Vice President

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

  Executed by the undersigned this 27th day of June, 1996.

                                          Retail Property Investors, Inc., a
                                           Virginia corporation

                                                   /s/ Walter V. Arnold
                                          By: _________________________________
                                            Name: Walter V. Arnold
                                            Title:  Senior Vice President

                                          PaineWebber Retail Property
                                           Investments, Ltd., a Texas limited
                                           partnership

                                          By: Retail Property Investors, Inc.,
                                              General Partner

                                                   /s/ Walter V. Arnold
                                          By: _________________________________
                                            Name: Walter V. Arnold
                                            Title:  Senior Vice President

                                          PaineWebber Retail Property
                                           Investments Joint Venture, a Texas
                                           Joint Venture

                                          By: Retail Property Investors, Inc.,
                                              a Venturer thereof

                                                   /s/ Walter V. Arnold
                                          By: _________________________________
                                            Name: Walter V. Arnold
                                            Title:  Senior Vice President

                                          By: PaineWebber Properties
                                              Incorporated, a Venturer thereof

                                                   /s/ Walter V. Arnold
                                          By: _________________________________
                                            Name: Walter V. Arnold
                                            Title:  Senior Vice President

                                          PaineWebber College Plaza, L.P.,a
                                           Texas limited partnership

                                          By: Retail Property Investors, Inc.,
                                              General Partner

                                                   /s/ Walter V. Arnold
                                          By: _________________________________
                                            Name: Walter V. Arnold
                                            Title:  Senior Vice President

                                          PaineWebber Marion Towne, L.P.,a
                                           Texas limited partnership

                                          By: Retail Property Investors, Inc.,
                                              General Partner

                                                   /s/ Walter V. Arnold
                                          By: _________________________________
                                            Name: Walter V. Arnold
                                            Title:  Senior Vice President

                                    ANNEX B

                           CLOSING ESCROW AGREEMENT

  This Closing Escrow Agreement ("Agreement") is made this 27th day of June, 1996 by and among RETAIL PROPERTY INVESTORS, INC., a Virginia corporation ("RPI"), PAINEWEBBER RETAIL PROPERTY INVESTMENTS, LTD., a Texas limited partnership ("PWRPI"), PAINEWEBBER RETAIL PROPERTY INVESTMENTS JOINT VENTURE, a Texas joint venture ("JV"), PAINEWEBBER COLLEGE PLAZA, L.P., a Texas limited partnership ("College"), and PAINEWEBBER MARION TOWNE, L.P., a Texas limited partnership ("Marion"). RPI, PWRPI, JV, College and Marion are referred to herein individually as "Seller" and collectively as "Sellers", GLIMCHER REALTY TRUST, a Maryland real estate investment trust ("GRT"), GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Purchaser"), and LAWYERS TITLE INSURANCE CORPORATION, with an address of 708 Third Avenue, New York, New York 10017 ("Closing Escrow Agent"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Sale Agreement (as hereinafter defined).

  WHEREAS, Sellers and GRT have entered into a Purchase and Sale Agreement dated as of March 11, 1996, as amended (the "Sale Agreement") for the improved premises owned by Sellers and more fully described therein;

  WHEREAS, GRT has assigned all of its right, title and interest in the Sale Agreement to Purchaser;

  WHEREAS, pursuant to the terms of the Sale Agreement, Sellers and Purchaser desire to hold the Escrow Closing;

  WHEREAS, as a condition to the Escrow Closing and pursuant to Sections 3.1,
9.2 and 9.3 of the Sale Agreement, (a) Purchaser has agreed to deliver Purchaser's Escrow Closing Deliveries to Closing Escrow Agent including, without limitation, the Escrowed Purchase Price in the form of either (i) funds immediately available for reinvestment by Closing Escrow Agent in New York, New York (the "Escrow Closing Cash Deposit"), or (ii) one or more irrevocable letter(s) of credit in the aggregate amount of the Escrowed Purchase Price for the benefit of Closing Escrow Agent and for a term which in no event shall lapse prior to the Outside Date (whether one or more, the "Escrow Closing Letter of Credit"), and (b) Sellers have agreed to deliver Sellers' Escrow Closing Deliveries to the Closing Escrow Agent. The Escrow Closing Letter of Credit and any other letter of credit documentation delivered in connection therewith are sometimes hereinafter collectively referred to as the "Escrow Closing Letter of Credit Documents," and whichever of the Escrow Closing Cash Deposit or the Escrow Closing Letter of Credit Documents is delivered by Purchaser to Closing Escrow Agent pursuant to
Section 1 below hereinafter shall be referred to as the "Escrow Closing Deposit". In the event the Escrow Closing Deposit consists of the Escrow Closing Cash Deposit, the term Escrow Closing Deposit as used herein shall include all interest earned on the Escrow Closing Cash Deposit;

  WHEREAS, simultaneously with the execution and delivery of this Agreement, Sellers, GRT and Purchaser have entered into an Exclusive Commercial Property Management Agreement of even date (the "Management Agreement") pursuant to which the parties thereto have agreed that Purchaser, in its capacity as manager under the Management Agreement, shall deliver the Cash Flow (as defined in the Management Agreement) to Closing Escrow Agent on a periodic basis (such periodic deliveries of Cash Flow being hereinafter referred to collectively as the "Cash Flow Deposit" and together with the Closing Escrow Deposit, sometimes hereinafter collectively referred to as the "Deposits"). The term Cash Flow Deposit as used herein shall include all interest earned on the Cash Flow Deposit;

  WHEREAS, Sellers, GRT and Purchaser are willing to perform their respective obligations under the Sale Agreement as they relate to the Escrow Closing provided the Deposits are held in escrow and administered pursuant to the terms and conditions of this Agreement; and

  WHEREAS, Closing Escrow Agent is willing to hold and administer the Deposits in the manner and upon the conditions hereinafter set forth.

  NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, Sellers, GRT, Purchaser and Closing Escrow Agent agree as follows:

  1. Simultaneously herewith, GRT and/or Purchaser have made Purchaser's Escrow Closing Deliveries (including, without limitation, the Escrow Closing Letter of Credit Documents) to Closing Escrow Agent to be held in escrow pursuant to the terms and conditions stipulated in this Agreement. Simultaneously with the occurrence of the Escrow Closing, Sellers have made Sellers' Escrow Closing Deliveries to Closing Escrow Agent to be held in escrow pursuant to the terms and conditions stipulated in this Agreement. The documents comprising Purchaser's Escrow Closing Deliveries and Sellers' Escrow Closing Deliveries are listed on Exhibit A. Closing Escrow Agent hereby acknowledges receipt of Purchaser's Escrow Closing Deliveries (including the Escrow Closing Letter of Credit Documents) and Sellers' Escrow Closing Deliveries GRT and Sellers hereby agree to cause Purchaser to deliver the Cash Flow Deposit to Closing Escrow Agent in accordance with the terms of the Management Agreement and Purchaser hereby agrees to deliver the Cash Flow Deposit to the Closing Escrow Agent in accordance with the terms of the Management Agreement. In no event shall GRT, Purchaser or Closing Escrow Agent amend or modify any Escrow Closing Letter of Credit Documents without the prior written consent of Sellers which consent may be withheld in Sellers' sole discretion.

  2. Sellers, GRT and Purchaser hereby designate Closing Escrow Agent to serve as Closing Escrow Agent in accordance with the terms and conditions hereof. Closing Escrow Agent hereby accepts such appointment and upon receipt thereof agrees to hold the Deposits, Purchaser's Escrow Closing Deliveries and Sellers' Escrow Closing Deliveries in escrow pursuant to the terms and conditions stipulated herein. Closing Escrow Agent will not be paid an escrow fee for its services hereunder, but shall be entitled to reimbursement of its out of pocket storage costs for Purchaser's Escrow Closing Deliveries and Seller's Escrow Closing Deliveries. Sellers and Purchaser shall each be liable for one-half of such costs and Sellers shall reimburse Purchaser for one-half of the $2,500 already paid by Purchaser to Closing Escrow Agent for such costs. In the event Closing Escrow Agent receives the Escrow Closing Cash Deposit, or at any time Closing Escrow Agent draws upon the Escrow Closing Letter of Credit pursuant to this Agreement, Closing Escrow Agent immediately shall place the Escrow Closing Cash Deposit or the proceeds from the draw on of the Escrow Closing Letter of Credit in an account at Chemical Bank, N.A. (or such other bank which may be agreed upon by Closing Escrow Agent, Sellers, GRT and Purchaser) to be invested or held by such bank in accordance with the investment instructions set forth on Schedule A attached hereto and by this reference incorporated herein. Upon receipt of any installment of the Cash Flow Deposit, Closing Escrow Agent immediately shall place such installment in a separate interest bearing account at Chemical Bank, N.A. (or such other bank which may be agreed upon by Closing Escrow Agent, Sellers, GRT and Purchaser) to be invested or held by such bank in accordance with the investment instructions set forth on Schedule A. Closing Escrow Agent shall provide Sellers with prior notice of the time and place of Closing Escrow Agent's presentation of the Escrow Closing Letter of Credit so that a representative of Sellers may assist in the preparation of and accompany Closing Escrow Agent to such presentation.

  3. Subsequent to the Escrow Closing but prior to the Closing, in the event that either Purchaser or Sellers (the "Terminating Party") shall terminate the Sale Agreement pursuant to Section 12.3 thereof, the Terminating Party shall notify Closing Escrow Agent of such termination in a manner required under
Section 9 hereof (the "Post-Escrow Closing Termination Notice"), which Post-Escrow Closing Termination Notice shall direct Closing Escrow Agent to deliver the Deposits to the parties entitled thereto under the Sale Agreement and direct the Closing Escrow Agent to deliver Sellers' Escrow Closing Deliveries and Purchaser's Escrow Closing Deliveries as follows: documents executed solely by or on behalf of GRT or Purchaser shall be returned to GRT or Purchaser, as the case may be, documents executed by GRT and Purchaser shall be returned to Purchaser, documents executed solely by or on behalf of Sellers shall be returned to Sellers, documents which are executed by GRT, Purchaser and Sellers shall be destroyed absent mutual written agreement from GRT or Purchaser (as the case may be) and Sellers to the contrary, any Escrow Closing Letter of Credit Documents shall be returned to GRT or Purchaser, as the case may be, unless Sellers are entitled to liquidated damages under Section 11.2 or

Section 12.4 of the Sale Agreement and Sellers shall be entitled to receive the Cash Flow Deposit. Upon receipt of the Post-Escrow Closing Termination Notice, Closing Escrow Agent shall notify (in the manner required by Section 9 hereof) the non-terminating party of Closing Escrow Agent's receipt of the Post-Escrow Closing Termination Notice (the "Post-Escrow Closing Release Notice") and Closing Escrow Agent shall then release the Deposits, Sellers' Escrow Closing Deliveries and Purchaser's Escrow Closing Deliveries as directed in the Post-Escrow Closing Termination Notice provided the non-terminating party has not notified (in the manner required by Section 9 hereof) Closing Escrow Agent of its objection (the "Post-Escrow Closing Objection Notice") to such release within five (5) Business Days of such non-terminating party's receipt of the Post-Escrow Closing Release Notice. Any Post-Escrow Closing Objection Notice shall contain an explanation of the objection. In the event the Closing Escrow Agent receives a timely Post-Escrow Closing Objection Notice, Closing Escrow Agent shall continue to hold the Deposits, Sellers' Escrow Closing Deliveries and Purchaser's Escrow Closing Deliveries pursuant to this Agreement and at its sole election may avail itself of all rights it may have hereunder.

  In the event the Post-Escrow Closing Termination Notice is given to Closing Escrow Agent pursuant to Subsection 12.3(e) of the Sale Agreement or if Sellers are otherwise entitled to the remedy in the ultimate sentence of
Section 11.2 of the Sale Agreement, then Closing Escrow Agent shall pay out of the Escrow Closing Deposit (in the manner set forth in the preceding paragraph after drawing on the Escrow Closing Letter of Credit in the manner described in this Agreement, if necessary) any liquidated damages due Sellers under the Sale Agreement, in accordance with Schedule D attached hereto.

  This Agreement automatically shall terminate upon delivery of the Deposits, Sellers' Escrow Closing Deliveries and Purchaser's Escrow Closing Deliveries pursuant to this Section 3.

  4. In the event that the Escrow Closing Letter of Credit Documents constitute the Escrow Closing Deposit, then at any time Closing Escrow Agent receives written notice from Sellers requesting that the Escrow Closing Letter of Credit be drawn (the "Presentation Notice"), Closing Escrow Agent immediately and without obligation to notify or obtain the consent of any other party shall present the Escrow Closing Letter of Credit Documents to the issuing bank and shall draw upon the Escrow Closing Letter of Credit, and GRT and Purchaser hereby authorize and direct Closing Escrow Agent to so present the Escrow Closing Letter of Credit upon Closing Escrow Agent's receipt of the Presentation Notice. Closing Escrow Agent shall provide Sellers with reasonable prior notice of the time and place of the Closing Escrow Agent's presentation of the Escrow Closing Letter of Credit so that representatives of Sellers may assist in the preparation of and accompany Closing Escrow Agent in such presentation. Upon receipt of the proceeds from such draw, Closing Escrow Agent shall deposit such proceeds as required under Section 2 hereof and shall hold such proceeds as the Escrow Closing Deposit hereunder and shall disburse such proceeds in accordance with the terms of this Agreement.

  Sellers shall keep Closing Escrow Agent informed as to the anticipated date of the meeting of the stockholders of RPI and the anticipated Closing Date. Sellers, Purchaser and Closing Escrow Agent shall request payoff letters for the Prepaid Indebtedness as of the anticipated Closing Date (as revised from time to time).

  5. If at any time subsequent to Escrow Closing but prior to the termination of the Sale Agreement Sellers (i) shall notify Closing Escrow Agent, GRT and Purchaser that Sellers have received the affirmative vote of stockholders of RPI holding two-thirds or greater in interest of the shares of RPI's common stock entitled to vote on the transaction contemplated by the Sale Agreement at a duly convened meeting of stockholders ("Sellers' Closing Notice"), and
(ii) shall deliver (A) an opinion of counsel to Sellers in the form delivered as a Sellers' Escrow Closing Delivery, (B) updated exhibits to the instruments set forth in Section 9.2(b) of the Sale Agreement which are being held by Closing Escrow Agent as part of Sellers' Escrow Closing Deliveries and notices to tenants and contract vendors listed on such schedules in the form delivered to the Closing Escrow Agent simultaneously herewith, (C) a certificate from the transfer agent indicating that RPI has received the affirmative vote of stockholders of RPI holding two thirds or greater in interest of the shares of RPI's common stock and (D) notice of the amount, if any, of the Cash Flow Deposit which Sellers reasonably dispute as payable as an incentive management fee under the Management Agreement ("Sellers' Holdback Amount"), then Closing

Escrow Agent immediately and without any obligation to obtain the consent of any other party shall take the actions set forth on Schedule B-1 attached hereto and by this reference incorporated herein (such actions hereinafter being referred to as the "Equity Distribution"). GRT and Purchaser hereby authorize and direct the Closing Escrow Agent to make the Equity Distribution in accordance with the terms hereof and Sellers' Closing Notice upon Closing Escrow Agent's receipt of Sellers' Closing Notice.

  6. Upon completion of the Equity Distribution, Closing Escrow Agent shall notify GRT and Purchaser thereof and upon receipt of such notice, if Closing Escrow Agent has sufficient funds to pay the Prepaid Indebtedness and all assumption fees, consent fees, mortgage taxes and any and all other costs and expenses which may be due in connection with the acquisition of all Properties subject to the Assumed Indebtedness, and all prepayment fees under the Prepaid Indebtedness, Closing Escrow Agent shall take the actions described on Schedule B-2 attached hereto and by this reference incorporated herein. If the Closing Escrow Agent does not have sufficient funds to complete the transaction, Purchaser and/or Purchaser shall deposit such shortfall with the Closing Escrow Agent who shall then be authorized to take the actions described on Schedule B-2. Sellers hereby authorize and direct Closing Escrow Agent to take such actions as directed by Purchaser in accordance with this
Section 6 once sufficient funds have been deposited with the Closing Escrow Agent to complete the transaction.

  In the event Closing Escrow Agent shall continue to hold either the Sellers' Holdback Amount or the Holdback Amount in escrow pursuant to the terms hereof, Closing Escrow Agent shall disburse such amounts only upon the receipt of written instructions therefor from Sellers and Purchaser within thirty (30) days after the Closing.

  7. Purchaser and Sellers do hereby jointly and severally agree that Closing Escrow Agent shall incur no liability whatsoever in connection with its good faith performance under this Agreement, and do hereby jointly and severally release and waive any claims they may have against Closing Escrow Agent which may result from its performance in good faith of its duties and obligations under this Agreement. Closing Escrow Agent shall be liable only to the extent of loss or damage caused by its acts of gross negligence and/or willful misconduct.

  Closing Escrow Agent shall be entitled to rely upon the authenticity of any signature and the genuineness and validity of any writing received by it relating to this Agreement. Closing Escrow Agent may rely upon any oral identification of a party notifying Closing Escrow Agent orally as to explanatory matters relating to this Agreement, if such oral notification is permitted hereunder, it being understood that under no circumstances will Closing Escrow Agent disburse or release funds or the Deposits except in conformance with the procedures for notice (and objections thereto) provided for herein. Closing Escrow Agent shall have no duty to investigate the accuracy of any statement in any notification received in connection with this Agreement. Closing Escrow Agent's duties and obligations hereunder shall be governed solely by the provisions of this Agreement and Closing Escrow Agent shall not have any duties other than the duties expressly imposed herein and shall not be required to take any action other than under and in accordance with the terms hereof.

  Except as provided in Sections 4, 5 and 6 of this Agreement where no mutual consent of GRT, and/or Purchaser, on the one hand, and Sellers, on the other hand, is required, in the event of any disagreement between Purchaser and Sellers resulting in conflicting instructions to, or adverse claims or demands upon, or objections registered with, Closing Escrow Agent with respect to the transfer or release of the Deposits as provided in this Agreement, Closing Escrow Agent may refuse to comply with any such instructions, claims or demands so long as such disagreement shall continue and in so refusing Closing Escrow Agent may decline to release the Escrow Closing Deposit and/or the Cash Flow Deposit. Closing Escrow Agent shall not be or become liable in any way for its failure or refusal to comply with any such conflicting instructions or adverse claims or demands and it shall be entitled to continue to refrain from acting until such conflicting instructions or adverse claims or demands (a) shall have been resolved and Closing Escrow Agent shall have been notified in writing thereof by Purchaser and Sellers; or (b) shall have finally been determined by a court of competent jurisdiction. In the event such conflicting instructions or adverse claims or demands are not resolved pursuant to clause
(a) or (b) of the immediately preceding sentence at least five (5) business days prior to the Outside Date and the Escrow Closing

Letter of Credit Documents constitute the Escrow Closing Deposit or any portion thereof, the Escrow Closing Agent shall present the Escrow Closing Letter of Credit Documents to the issuing bank and shall draw upon the Escrow Closing Letter of Credit and upon receipt of proceeds therefrom shall deliver and hold such proceeds as the Escrow Closing Deposit hereunder.

  In the event the Sale Agreement is terminated as a result of the occurrence of any of the events set forth in Schedule C, Closing Escrow Agent may, at its sole discretion, (i) resign by giving thirty (30) days written notice of its intention to resign to GRT, Purchaser and Sellers; and (ii) be permitted not to issue title policies under any commitment issued at the Escrow Closing and GRT, Purchaser and Sellers shall jointly furnish to Closing Escrow Agent written instructions for the transfer or release of the Deposits. If Closing Escrow Agent shall not have received such joint written instructions within said thirty (30) days, Closing Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Closing Escrow Agent and upon such appointment, deliver the Deposits to such successor or, in the alternative, Closing Escrow Agent shall be entitled to deliver the Deposits to any court of competent jurisdiction and to petition such court to determine the respective rights of GRT, Purchaser and Sellers in the Deposits, whereupon Closing Escrow Agent shall be relieved of all further responsibilities under this Agreement. In the event of the foregoing where the Escrow Closing Letter of Credit Documents constitute the Escrow Closing Deposit, and no substitute Escrow Agent has been agreed upon, then prior to delivery of the Deposits to a court of competent jurisdiction, Closing Escrow Agent first shall present the Escrow Closing Letter of Credit Documents to the issuing bank and shall draw upon the Escrow Closing Letter of Credit and upon receipt of the proceeds therefrom, shall deliver such proceeds as the Escrow Closing Deposit hereunder.

  8. Notwithstanding any other provision of this Agreement, GRT, Purchaser and Sellers agree to indemnify and hold harmless Closing Escrow Agent against any loss, liability or expense incurred without gross negligence or wilful misconduct on Closing Escrow Agent's part and existing out of or in connection with its services under the terms of this Agreement, including the cost and exposure of defending itself against any claim of liability not resulting from gross negligence or wilful misconduct on the part of Closing Escrow Agent.

  9. Any notice required or permitted to be given under this Agreement or by law shall be in writing and unless a specific form of delivery is required by applicable law, may be sent by (i) registered or certified United States mail, postage prepaid, (ii) reputable, overnight express mail service that provides tracing and proof of receipt, or (iii) delivered in person, in each case, to the address or addresses set forth below or such other addresses in the continental U.S. as the parties may designate in writing pursuant to the provisions hereof:

    To GRT:        Glimcher Realty Trust
                   20 South Third Street
                   Columbus, Ohio 43215
                   Attn: Herbert Glimcher, Chairman and Fred A. Zantello

    Copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                   1290 Avenue of the Americas
                   New York, New York 10104
                   Attn: Alan S. Pearce, Esq.

    To Purchaser:  Glimcher Properties Limited Partnership
                   20 South Third Street
                   Columbus, Ohio 43215
                   Attn: Herbert Glimcher, Chairman and Fred A. Zantello

    Copies to:     Robinson Silverman Pearce Aronsohn & Berman LLP
                   1290 Avenue of the Americas
                   New York, New York 10104
                   Attn: Alan S. Pearce, Esq.

    To Sellers:    Retail Property Investors, Inc.
                   PaineWebber Properties Incorporated
                   265 Franklin Street, 16th Floor
                   Boston, Massachusetts 02110
                   Attn: Lawrence A. Cohen, President and CEO

    Copies to:     PaineWebber Incorporated
                   1285 Avenue of the Americas
                   New York, New York 10019
                   Attn:Terrence Fancher, Managing Director

                   Fried, Frank, Harris, Shriver & Jacobson
                   1001 Pennsylvania Avenue, NW
                   Suite 800
                   Washington, DC 20004
                   Attn: Matt Morley, Esq.

                   Goodwin, Procter & Hoar
                   Exchange Place
                   Boston MA 02109
                   Attn:Gilbert G. Menna, P.C.

                   Campbell & Riggs
                   1980 Post Oak Boulevard
                   Suite 2300
                   Houston, Texas 77056
                   Attn:Carole R. Riggs, Esq.

    If to          Lawyers Title Insurance Corporation
    Deposit        708 Third Avenue
    Closing        New York, New York 10017
    Escrow         Attn:Kathryn Andriko, Esq.
    Agent:

  Any such notice shall be deemed to have been given upon the earlier of receipt, or upon any party's refusal of delivery.

  10. All of the provisions of this Agreement shall be binding on the successors and assigns of GRT, Purchaser, Sellers and Closing Escrow Agent and shall inure to the benefit of the successors and assigns of GRT, Purchaser, Sellers and Closing Escrow Agent. No modification of this Agreement shall be valid unless the same is in writing and is signed by all the parties hereto. This Agreement may not be assigned by Sellers, GRT or Purchaser, except in connection with assignment of the Sale Agreement in accordance with the provisions thereof, or by Closing Escrow Agent, except as provided in Section 7 above.

  11. This Agreement, may be executed in counterparts, and if so executed, shall be deemed fully executed when each party hereto has executed, delivered and received at least one such counterpart.

  12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles of the State of New York.

  13. Until such time as the Deposits are released to the party or parties entitled thereto, the Deposits shall not deemed for any purpose to be, and will not be, an asset of such party, and will not be subject to the claims of any creditor of any such party whatsoever, including, without limitation, any lien, garnishment or other form of trustee or attachment process.

  14. (a) This Agreement and all documents, agreements, understandings and arrangements relating to the transactions contemplated hereby have been or will be executed or entered into on behalf of GRT by the undersigned, in his capacity as an officer or trustee of GRT, which has been formed as a Maryland real estate investment trust, pursuant to a Declaration of Trust of GRT dated as of September 1, 1993, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of GRT shall be bound or have any personal liability hereunder or thereunder. Sellers and Closing Escrow Agent shall look solely to the assets of GRT for satisfaction of any liability of GRT in respect hereof, and all documents, agreements, understandings and arrangements relating hereto, and will not seek recourse or commence any action against any of the trustees, officers or shareholders of GRT or any of their personal assets for the performance or payment of any obligation of GRT hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions hereunder between GRT, Sellers and Closing Escrow Agent.

  (b) This Agreement and all documents, agreements, understandings and arrangements relating to the transactions contemplated hereby have been or will be executed or entered into on behalf of each of the Sellers and of Closing Escrow Agent by the undersigned, in their respective capacities as an officer of such Seller and Closing Escrow Agent and not individually, and neither the trustees, partners, directors, officers nor shareholders of any of the Sellers or Closing Escrow Agent shall be bound or have any personal liability hereunder or thereafter. GRT and Closing Escrow Agent shall look solely to the assets of Sellers, and in certain express instances set forth herein, of Closing Escrow Agent, for satisfaction of any liability of Sellers or Closing Escrow Agent in respect hereof, and all documents, agreements, understandings and arrangements relating hereto, and will not seek recourse or commence any action against any of the trustees, partners, directors, officers or shareholders of any of the Sellers or Closing Escrow Agent or any of their personal assets for the performance or payment of any obligation of any of the Sellers or Closing Escrow Agent hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions hereunder between GRT and Sellers and/or Closing Escrow Agent.

  15. Except as otherwise set forth herein, the obligations of Sellers hereunder shall be joint and several, and Closing Escrow Agent and/or GRT and/or Purchaser may pursue any one or more Sellers without pursuing all Sellers to obtain the remedies set forth herein; provided, however, that such remedies shall not be cumulative. Except as otherwise set forth herein, the obligations of GRT and Purchaser hereunder shall be joint and several, and Closing Escrow Agent and/or Sellers may pursue either or both of GRT and Purchaser to obtain the remedies set forth herein; provided, however, that such remedies shall not be cumulative.

  16. Interest earned on the Deposits shall be reported by the Escrow Agent as interest income of the party which receives such interest. Sellers and Purchaser shall provide Escrow Agent with evidence of their taxpayer identification numbers on or before the Escrow Closing Date.

  17. In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, Purchaser and Sellers agree (i) to execute an IRS Form 1099-S Designation Agreement to designate Closing Escrow Agent as the party who shall be responsible for reporting the sale of the Projects to the Internal Revenue Service (the "IRS") on IRS Form 1099-S and (ii) to provide the Closing Escrow Agent with the information necessary to complete Form 1099-
S. The Closing Escrow Agent shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

  IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the date set forth above.

                                          PURCHASER:

                                          Glimcher Realty Trust

                                                  /s/ Fred A. Zantello
                                          By: _________________________________
                                             Name:Fred A. Zantello
                                             Title:Executive Vice President

                                          PURCHASER:

                                          Glimcher Properties Limited
                                          Partnership

                                          By: Glimcher Properties Corporation,
                                             General Partner

                                                  /s/ Fred A. Zantello
                                          By: _________________________________
                                             Name:Fred A. Zantello
                                             Title:Executive Vice President

                                          SELLERS:

                                          Retail Property Investors, Inc.

                                                  /s/ Lawrence A. Cohen
                                          By: _________________________________
                                             Name:Lawrence A. Cohen
                                             Title:Chief Executive Officer and
                                             President

                                          PaineWebber Retail Property
                                          Investments, Ltd.

                                          By: Retail Property Investors, Inc.,
                                             General Partner

                                                  /s/ Lawrence A. Cohen
                                          By: _________________________________
                                             Name:Lawrence A. Cohen
                                             Title:Chief Executive Officer and
                                             President

                                          PaineWebber Retail Property
                                          Investments Joint Venture

                                          By: Retail Property Investors, Inc.,
                                              a Venturer thereof

                                                  /s/ Lawence A. Cohen
                                          By: _________________________________
                                             Name:Lawrence A. Cohen
                                             Title:Chief Executive Officer and
                                             President

                                                By:PaineWebber Properties
                                                     Incorporated, a
                                              Venturer thereof

                                                  /s/ Lawrence A. Cohen
                                          By: _________________________________
                                             Name:Lawrence A. Cohen
                                             Title:Chief Executive Officer and
                                             President

                                          PaineWebber College Plaza, L.P.

                                          By: Retail Property Investors, Inc.,
                                             General Partner

                                                  /s/ Lawrence A. Cohen
                                          By: _________________________________
                                             Name:Lawrence A. Cohen
                                             Title:Chief Executive Officer and
                                             President

                                          PaineWebber Marion Towne, L.P.

                                          By: Retail Property Investors, Inc.,
                                             General Partner

                                                  /s/ Lawrence A. Cohen
                                          By: _________________________________
                                             Name:Lawrence A. Cohen
                                             Title:Chief Executive Officer and
                                             President

                                          CLOSING ESCROW AGENT:

                                          Lawyers Title Insurance Corporation

                                                   /s/ Kathryn Andriko
                                          By: _________________________________
                                             Name:Kathryn Andriko
                                             Title:Commercial Transaction
                                             Counsel
                                             Date:6/27/96

                                  SCHEDULE A

                            INVESTMENT INSTRUCTIONS

  A. In the Escrow Closing Cash Deposit, other proceeds from the draw on the Escrow Closing Letters of Credit, Short Term Direct Treasury Obligations of the United States of America with maturities not to exceed thirty (30) days; provided, however, that maturities for any such thirty (30) day obligations shall not extend beyond August 27, 1996 and shall thereafter have maturities not to exceed twenty-four (24) hours; in each case for the benefit of Retail Property Investors, Inc. (EIN# 04-3060233).

  B. In the Cash Flow Deposit, Short Term Direct Treasury Obligations of the United States of America with maturities not to exceed thirty (30) days; provided, however, that maturities for any such thirty (30) day obligations shall not extend beyond August 27, 1996 and shall thereafter have maturities not to exceed twenty-four (24) hours; in each case for the benefit of Glimcher Properties Limited Partnership (EIN# 31-1390925)

                                 SCHEDULE B-1

                            THE EQUITY DISTRIBUTION

  1. In the event the Escrow Closing Letter of Credit Documents constitute the Escrow Closing Deposit, unless the Purchaser or Purchaser has previously deposited immediately available funds with the Closing Escrow Agent, then Closing Escrow Agent promptly shall present the Escrow Closing Letter of Credit Documents to the issuing bank and draw on the Escrow Closing Letter of Credit.

  2. The Closing Escrow Agent shall disburse to Sellers, from the Escrow Closing Deposit, the amount set forth in Sellers' Closing Notice which amount shall equal:

    (a) that portion of the Escrowed Purchase Price not otherwise required to
  (i) satisfy outstanding principal and interest on Prepaid Indebtedness (and any prepayment penalty due thereon to the extent the Prepaid Indebtedness would have been paid in full at the Escrow Closing) and (ii) pay Sellers' closing costs under Section 13.6 of the Sale Agreement, plus

    (b) either (i) in the event that the Escrow Closing Letter of Credit Documents constituted all or any portion of the Escrow Closing Deposit, the Interest Factor on such portion and/or (ii) in the event that the Escrow Closing Cash Deposit constituted the Escrow Closing Deposit or any portion thereof (without duplication), the interest earned thereon;

  less

    (c) the Holdback Amount, if any, of which Closing Escrow Agent has been notified in writing by Purchaser as of the date of Closing Escrow Agent's receipt of Seller's Closing Notice;

  less

    (d) in the event the Escrow Closing Deposit is held in immediately available funds as a result of Sellers' request that the Closing Escrow Agent draw upon the Escrow Closing Letter of Credit, the amount by which Purchaser's actual interest expense on such funds exceeds interest actually earned on such funds; provided, however, that if funds are not immediately available on the day on which Sellers' Closing Notice and the additional deliveries required to be made under Section 5 (ii) of the Closing Escrow Agreement for the Equity Distribution to be made are delivered to the Closing Escrow Agent as a result of funds under the Escrow Closing Letter of Credit not being immediately available, Sellers shall not be responsible for the amount determined in this subsection (d) from such date through the Closing Date; and

  less

    (e) the amount agreed to by Sellers and Purchaser in accordance with the letter agreement dated as of the date hereof, representing the Cash Flow for the period May 14, 1996 through the Escrow Closing Date if Sellers have not otherwise deposited the Cash Flow for such period in the Cash Flow Deposit or made such Cash Flow available to Purchaser.

                                 SCHEDULE B-2

1. Pay to the holders thereof all Prepaid Indebtedness in full (including, without limitation any prepayment penalties thereon).

2. Record the Deeds and any other title documents and in connection therewith, pay any and all transfer taxes and recording fees associated therewith and provided for under Section 13.6 of the Sale Agreement.

3. Disburse to Purchaser the balance of the Escrow Closing Deposit.

4. Disburse to Purchaser the Cash Flow Deposit less any Sellers' Holdback
   Amount.

5. Deliver the Purchaser's Escrow Closing Deliveries in accordance with instructions given to the Closing Escrow Agent on the Escrow Closing Date.

6. Deliver the Sellers' Escrow Closing Deliveries in accordance with instructions given to the Closing Escrow Agent on the Escrow Closing Date.

7. Notify Sellers and Purchaser of any Seller Holdback Amount or Holdback Amount that Closing Escrow Agent continues to hold in escrow.

                                  SCHEDULE C

  Termination After Escrow Closing. After the Escrow Closing, the Sale Agreement and this Closing Escrow Agreement may only be terminated for any one of the following reasons:

    (a) By mutual written agreement of Purchaser and Sellers.

    (b) By Purchaser or Sellers if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action, restraining or otherwise prohibiting the delivery or recordation, as the case may be, of the documents deposited in escrow at the Escrow Closing and/or the payment to Sellers of the Escrowed Purchase Price and such order, decree, ruling or other action shall have become final and non-appealable; provided that the party seeking to terminate shall have used its reasonable efforts to appeal such order, decree, ruling or other action, unless such order, decree, ruling or other action was against or with respect to the non-terminating party, in which event no such reasonable efforts shall be required.

    (c) By Purchaser or Sellers if the Sale Agreement and the transactions contemplated thereby shall have failed to receive the affirmative vote of the stockholders of RPI holding two-thirds in interest of the shares of RPI's common stock entitled to vote on such matter at a duly convened annual meeting of stockholders or a special meeting of stockholders duly convened for that purpose.

    (d) By Purchaser if an event of bankruptcy, receivership or other similar event of any Seller occurs.

    (e) By Sellers if an event of bankruptcy, receivership or other similar event of Purchaser occurs.

    (f) By Purchaser or Sellers, if the Board of Directors of RPI (i) does not recommend to the stockholders of RPI approval of the Sale Agreement and the transactions contemplated thereby or withdraws any such recommendation or (ii) recommends to RPI's stockholders approval or acceptance of an Acquisition Proposal by a person other than Purchaser.

    (g) By Purchaser or Sellers if no vote of the stockholders of RPI has occurred on or before the Outside Date.

                                  SCHEDULE D

  In the event that Purchaser is obligated to pay Sellers the amounts set forth in subsections 11.2 or 12.4(d) of the Sale Agreement (in each case, the "Purchaser's Liquidated Damage Amount"), Purchaser shall pay to Sellers an amount equal to the lesser of (i) the Purchaser's Liquidated Damage Amount or
(ii) the sum of (A) the maximum amount that can be paid to Sellers without causing Sellers to fail to meet the requirements of Sections 856(c)(2) and 856(c)(3) of the Code, determined as if the payment of such amount did not constitute income described in Section 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by Sellers' certified public accountants, plus (B) in the event Sellers receive either (x) a letter from Sellers' counsel indicating that Sellers have received a ruling from the Internal Revenue Service (the "IRS") described in clauses (ii) or (iii) of the following paragraph, or (y) an opinion from Sellers' counsel as described in clause (iv) of the following paragraph, an amount equal to the Purchaser's Liquidated Damage Amount less the amount payable under clause (A) above and the balance (the "Balance") shall be deposited in escrow in accordance with the next succeeding sentence. Purchaser shall deposit into escrow an amount in immediately available federal funds equal to the Balance, with an escrow agent selected by Sellers (reasonably acceptable to Purchaser) and on such terms (subject to the terms of the following paragraph) as shall be agreed upon by Sellers and the escrow agent. All payments by Purchaser pursuant to this paragraph shall be made by wire transfer or bank check within three (3) Business Days after demand by Sellers. Payment to the Sellers of the Purchaser's Liquidated Damage Amount or deposit into escrow of an amount equal to the Purchaser's Liquidated Damage Amount, as the case may be, shall satisfy Purchaser's obligations in full under the terms and conditions of this Schedule D.

  The escrow agreement shall provide that the amount in escrow or any portion thereof shall not be released to Sellers unless the escrow agent receives any one or combination of the following: (i) a letter from Sellers' certified public accountants indicating the maximum amount that can be paid by the escrow agent to Sellers without causing Sellers to fail to meet the requirements of Sections 856(c)(2) and 856(c)(3) of the Code, determined as if the payment of such amount did not constitute Qualifying Income, or a subsequent letter revising such amount, in which case the escrow agent shall release such amount to Sellers, (ii) a letter from Sellers' counsel indicating that Sellers received a ruling from the IRS holding that the receipt by Sellers of the Purchaser's Liquidated Damage Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and 856(c)(3) of the Code, in which case the escrow agent shall release the remainder of the Purchaser's Liquidated Damage Amount to Sellers, (iii) a letter from Sellers' counsel indicating that Sellers received a ruling from the IRS holding that the receipt by Sellers of the remaining balance of the Purchaser's Liquidated Damage Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto or (iv) an opinion of Sellers' legal counsel to the effect that the receipt by Sellers of the Purchaser's Liquidated Damage Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and 856(c)(3) of the Code, in which case the escrow agent shall release the remainder of the Purchaser's Liquidated Damage Amount to Sellers. Purchaser agree to amend this paragraph and the immediately preceding paragraph at the request of Sellers in order (x) to maximize the portion of the Purchaser's Liquidated Damage Amount that may be distributed to Sellers hereunder without causing Sellers to fail to meet the requirements of Sections 856(c)(2) and 856(c)(3) of the Code or (y) to improve Sellers' chances of securing a favorable ruling described in this Schedule D, provided that no such amendment may result in any additional cost or expense to Purchaser. The escrow agreement shall also provide that any portion of the Purchaser's Liquidated Damage Amount then held in escrow after the expiration of five (5) years from the date of such escrow shall be released by the escrow agent to Purchaser. Purchaser shall not be a party (other than a contingent beneficiary) to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

                                    ANNEX C

                        RETAIL PROPERTY INVESTORS, INC.

                      PLAN OF LIQUIDATION AND DISSOLUTION

  1. Scope and Adoption of the Plan. This Plan of Liquidation and Dissolution (the "Plan") provides for the complete and voluntary liquidation and dissolution of Retail Property Investors, Inc., a Virginia corporation (the "Company"). The Plan has been duly authorized and approved by the Board of Directors of the Company (the "Board") as being expedient and in the best interests of the Company and the holders of its capital stock (the "Shareholders"). The Board has directed that this Plan be submitted to the Shareholders at a duly convened meeting of Shareholders, has recommended approval of the Plan and has authorized the distribution of a proxy statement in connection with the solicitation of proxies for such a meeting (the "Proxy Statement"). Upon such adoption, the Company shall completely liquidate in accordance with the Virginia Stock Corporation Act (the "Act"), as follows:

  2. Effective Date. The effective date of this Plan (the "Effective Date") shall be the date on which it is approved and adopted by the Shareholders.

  3. Filing of Articles of Dissolution. As soon as practicable after the Effective Date, the Company shall file Articles of Dissolution with the State Corporation Commission of Virginia (the "Commission"). On the date that a Certificate of Dissolution is issued by the Commission (the "Dissolution Date"), the dissolution of the Company shall become effective and the Company shall be dissolved; provided, however, that the Company shall continue to exist to the extent necessary to wind up and liquidate its business and affairs, as provided herein.

  4. Continuance of Corporate Existence After the Dissolution Date. The Company shall continue to exist after the Dissolution Date for the purposes of winding up and liquidating its business and affairs, including, without limitation, collecting its assets, disposing of its properties that will not be distributed in kind to the Shareholders, discharging its liabilities, distributing its remaining assets and prosecuting and defending suits, actions, proceedings and claims by or against it; provided that all or substantially all of the net proceeds of the Sale must be distributed to the Shareholders within the Liquidation Period (as defined below).

  5. Federal Taxes. Within thirty (30) days of the Effective Date, unless the Board, within its sole discretion, otherwise determines, the Company shall file IRS Form 966 and a certified copy of the Shareholders' vote authorizing this Plan with the appropriate office of the Internal Revenue Service.

  6. Sale of Assets. Within the period beginning on the Effective Date and ending on December 31, 1996 (the "Liquidation Period"), the Company shall have the authority to engage in such transactions, to execute such documents and to make such filings as may be appropriate or desirable for the purpose of effecting the complete liquidation and dissolution of the Company, including, without limitation, the sale of substantially all of the Company's assets (the "Sale") to Glimcher Realty Trust, a Maryland real estate investment trust ("Glimcher"), pursuant to the Purchase and Sale Agreement, dated March 11, 1996, by and among Glimcher, the Company, PaineWebber Retail Property Investments, Ltd., PaineWebber Retail Property Investments Joint Venture, PaineWebber College Plaza, L.P. and PaineWebber Marion Towne, L.P. as amended from time to time (the "Sale Agreement"). Without limiting the foregoing, the Board and such officers, agents, attorneys or other employees of the Company as the Board shall authorize, shall have the power and authority to consummate the Sale and other transactions described in the Proxy Statement, and to sell, exchange or otherwise dispose of all or any part of its other assets, in one or more transactions, to such persons or entities and upon such terms and conditions as the Board (or such officers, agents, attorneys or other employees of the Company as the Board shall authorize), shall determine with no further approvals by the Shareholders except as required by law.

  7. Reserve for Liabilities. Within the Liquidation Period, the Board shall be entitled, from time to time and within its sole discretion, to seek to cause the Company to pay, or make adequate provision for the payment of, all known liabilities of the Company (including the expenses of the Sale) remaining after the Sale, and to set aside from any assets or funds of the Company, including, without limitation, the proceeds of the Sale, such additional amounts as the Board determines in its sole discretion to be reasonably necessary for the payment of unascertained or contingent liabilities of the Company (including claims, if any, brought by Glimcher).

  8. Partial Liquidating Distribution. As soon as practicable after the consummation of the Sale, and at such time as the Board shall determine in its sole discretion that adequate provision has been made for the payment of all known, contingent and unascertained liabilities of the Company, but in any event within the Liquidation Period, the Board may seek to cause the Company to make a pro rata partial liquidating distribution to Shareholders of record on a date to be determined by the Board. The amount and timing of this distribution shall be within the sole discretion of the Board, and the Board shall not be required to make, or in any manner be liable for not making, any partial liquidating distribution to Shareholders.

  9. Final Liquidating Distribution. Except as otherwise provided below, the Board, at such time as it shall determine in its sole discretion that all known, contingent and unascertained liabilities of the Company, including costs and expenses of liquidation, have been paid or provided for, but in any event within the Liquidation Period, shall seek to cause the Company to distribute pro rata any funds or other property then held by, or for the account of, the Company, including, without limitation, proceeds of the Sale and other dispositions, to Shareholders of record on a date to be determined by the Board.

  10. Liquidating Trust. In the event that it should not be possible or practical for the Company to make the final liquidating distribution to Shareholders within the Liquidation Period, or for any other reason the Board may deem in its sole discretion to be appropriate, the Company may establish a liquidating trust (the "Liquidating Trust") for the benefit of the Shareholders, appoint a trustee as specified in Exhibit A attached hereto (the "Liquidating Trustee") and establish its powers and responsibilities in a trust agreement substantially in the form of Exhibit A attached hereto (the "Trust Agreement"), and transfer to the Liquidating Trust all or part of the assets of the Company, subject to any of its liabilities if the Board so determines.

  In connection with such a transfer to the Liquidating Trust, the Board shall report to the Shareholders that such transfer has occurred and the terms and conditions thereof. All rights and entitlements of the Shareholders shall thereafter be determined in accordance with the Trust Agreement.

  11. Unlocated Shareholders. Any cash or other property held by or for the account of the Company or by the Liquidating Trustee for distribution to Shareholders who can not be located shall, at the time of the final liquidating distribution, be transferred by the Company or the Liquidating Trustee, as the case may be, to a custodian, state official, trustee, or other person authorized by law to receive distributions for the benefit of such unlocated Shareholders, in such manner as may be determined by the Board or the Liquidating Trustee, as the case may be. Such cash or other property shall thereafter be held by such person solely for the benefit of and ultimate distribution, without interest thereon, to such former Shareholder or Shareholders entitled to receive such assets, who shall constitute the sole equitable owners thereof, subject only to such escheat or other laws as may be applicable to unclaimed funds or property, and thereupon all responsibilities and liabilities of the Company, the directors of the Company or the Liquidating Trustee, as the case may be, with respect thereto shall be satisfied and extinguished.

  12. Filing of Articles of Termination of Corporate Existence. When the Company has distributed all of its assets to its creditors and Shareholders (including distributions, if any, made to a Liquidating Trust) and voluntary dissolution proceedings have not been revoked, the Company shall close the stock transfer books of the Company and file Articles of Termination of Corporate Existence with the Commission. Upon the issuance of a Certificate of Termination of Corporate Existence by the Commission, the existence of the Company shall cease, except for the limited purposes described in Section 13.1-750 of the Act, and the directors of the Company shall be discharged of and released from all further powers, authorities, duties, responsibilities, and liabilities as directors.

  13. Stock Certificates. Upon request, the Shareholders of the Company shall surrender to the Company all of their certificates for the Company's capital stock for cancellation. The Company may delay distributions to the Shareholders who have not surrendered their certificates or have not provided acceptable documentation and indemnities for lost certificates. In the event that the Company transfers its assets and liabilities to a Liquidating Trust pursuant to Paragraph 10, at the time of such transfer, the Liquidating Trustee will notify the Shareholders of their respective percentage beneficial interests in the assets held by the Liquidating Trust.

  14. REIT Qualification. The Board shall take such steps as may be necessary to cause the Company to maintain its status as a real estate investment trust for federal income tax purposes until the Company is terminated in accordance with this Plan.

  15. Amendment or Revocation of Plan. The Board may, without any further Shareholder approval, modify, amend, revoke or abandon the Plan, or delay or revoke the dissolution of the Company, at any time or times if it determines that such action would be in the best interests of the Company or the Shareholders.

  16. Termination of Plan. This Plan shall terminate if the Sale Agreement shall have been terminated; provided, however, that such termination shall not affect any contract entered into or other action taken pursuant to this Plan prior to such termination.

                                    ANNEX D

                                LEHMAN BROTHERS

August 23, 1996

Board of Directors
Retail Property Investors, Inc.
1285 Avenue of the Americas
New York, New York 10019

Members of the Board:

  We understand that Glimcher Realty Trust ("Glimcher") is considering the acquisition of 22 retail shopping centers (the "Properties") currently owned directly or indirectly by Retail Property Investors, Inc. (the "Company") for $197,000,000 in cash (the "Proposed Transaction"). We further understand that pursuant to the Proposed Transaction, the Company will retain any cash and cash equivalents it currently holds and that Glimcher will acquire the properties subject to certain outstanding indebtedness and will pay the amount of any fees or penalties associated with the prepayment of certain other indebtedness currently outstanding. The terms and conditions of the Proposed Transaction are set forth in more detail in a Purchase and Sale Agreement dated March 11, 1996 between the Company and Glimcher, as amended by certain letter agreements dated as of May 12, 1996, May 14, 1996, May 30, 1996, June 6, 1996, June 13, 1996, June 19, 1996 and June 27, 1996, and the Exhibits and Schedules attached thereto (as amended, the "Agreement").

  We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the consideration to be received by the Company pursuant to the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision to sell the Properties or the allocation or use of proceeds from the sale of the Properties.

  In arriving at our opinion, we reviewed and analyzed:

    (i) the Agreement and the specific financial terms of the Proposed Transaction;

    (ii) publicly-available information concerning the Company, including the Company's November 30, 1995, February 29, 1996 and May 31, 1996 Form 10-Q's and August 31, 1995 Form 10-K;

    (iii) financial, operating and market information with respect to the business, operations and prospects of the Properties furnished to us by the Company and by PaineWebber Realty Advisors, L.P. (the "Advisor");

    (iv) an appraisal of the Properties as of December 31, 1994 performed by Arthur Andersen LLP, Real Estate Services Group;

    (v) certain market information obtained by us from independent sources regarding conditions and trends in the retail property real estate market generally as well as the retailing industry;

    (vi) a comparison of the financial terms of the Proposed Transaction with the financial terms of other retail property sale transactions that we deemed relevant; and

    (vii) the results of our efforts to solicit proposals and offers from third parties with respect to a purchase of the Properties and the amount and nature of the offers received from other potential acquirers in the bidding process. Under the terms of the Agreement, we were prohibited from soliciting the submission of any other acquisition proposal following execution of the Agreement, and therefore we did not re-contact any other potential acquirors.

  In addition, we have had discussions with the management of the Company and the Advisor concerning the business, operations, financial condition and prospects of the Properties and undertook such other studies, analyses and investigations as we deemed appropriate.

  In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and the Advisor that they are not aware of any facts that would make such information inaccurate or misleading. In arriving at our opinion, we have not conducted a physical inspection of the Properties. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

  Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be received by the Company pursuant to the Proposed Transaction is fair to the Company.

  We have acted as financial advisor to the Company in connection with the sale of the Properties and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities that might arise out of the rendering of this opinion.

  This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.

                                          Very truly yours,

                                          Lehman Brothers

                                    ANNEX E

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 10-K
                                 (AS AMENDED)

[X]ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
   ACT OF 1934

                    FOR FISCAL YEAR ENDED: AUGUST 31, 1995

                                      OR

[_]TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
   EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                  FOR THE TRANSITION PERIOD FROM     TO     .

                        COMMISSION FILE NUMBER: 0-18247

                        RETAIL PROPERTY INVESTORS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              VIRGINIA                                 04-3060233
       (STATE OF ORGANIZATION)            (I.R.S. EMPLOYER IDENTIFICATION NO.)

  1285 AVENUE OF THE AMERICAS, NEW                        10019
           YORK, NEW YORK                              (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE
               OFFICE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                (212) 713-4264

          SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
                NONE                                   REGISTERED
                                                          NONE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                    SHARES OF COMMON STOCK, $.01 PAR VALUE
                               (TITLE OF CLASS)

  Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X].

  Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

  Shares of common stock outstanding as of August 31, 1995: 5,010,050. The aggregate sales price of the shares sold was $100,201,000. This does not reflect market value. There is no current market for these shares.

                      DOCUMENTS INCORPORATED BY REFERENCE

              DOCUMENTS                            FORM 10-K REFERENCE
   ORIGINAL OFFERING PROSPECTUS OF                       PART IV
REGISTRANT DATED OCTOBER 6, 1989, AS
            SUPPLEMENTED

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                        RETAIL PROPERTY INVESTORS, INC.

                                 1995 FORM 10-K

                               TABLE OF CONTENTS

 PART I                                                               PAGE
 ------                                                            -----------
 Item 1  Business................................................          I-1
 Item 2  Properties..............................................          I-5
 Item 3  Legal Proceedings.......................................          I-8
 Item 4  Submission of Matters to a Vote of Security Holders.....          I-8
 PART II
 -------
 Item 5  Market for the Registrant's Shares and Related
          Stockholder Matters....................................         II-1
 Item 6  Selected Financial Data.................................         II-1
 Item 7  Management's Discussion and Analysis of Financial
          Condition and Results of Operations....................         II-2
 Item 8  Financial Statements and Supplementary Data.............         II-8
 Item 9  Changes in and Disagreements with Accountants on
          Accounting and Financial Disclosure....................         II-8
 PART
 III
 ----
 Item 10 Directors and Executive Officers of the Registrant......        III-1
 Item 11 Executive Compensation..................................        III-3
 Item 12 Security Ownership of Certain Beneficial Owners and
          Management.............................................        III-4
 Item 13 Certain Relationships and Related Transactions..........        III-4
 PART IV
 -------
 Item 14 Exhibits, Financial Statement Schedules and Reports on
          Form 8-K...............................................         IV-1
 Signatures......................................................         IV-2
 Index to Exhibits...............................................         IV-3
 Financial Statements and Supplementary Data.....................  F-1 to F-27

                                    PART I

ITEM 1. BUSINESS

  Retail Property Investors, Inc. (the "Company"), formerly PaineWebber Retail Property Investments, Inc., is a corporation organized on August 9, 1989 in the Commonwealth of Virginia for the purpose of investing in a portfolio of retail shopping centers located throughout the midwestern, southern and southeastern United States. The Company has elected and intends to continue to qualify to be taxed as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended, for each taxable year of operations. As a REIT, the Company is allowed a tax deduction for the amount of dividends paid to its shareholders, thereby effectively subjecting the distributed net income of the Company to taxation at the shareholder level only. On October 23, 1989, the Company commenced an initial public offering of up to 10,000,000 shares of its Common Stock (the "Shares"), priced at $10 per Share, pursuant to a Registration Statement filed on Form S-11 under the Securities Act of 1933 (Registration Statement No. 33-29755). The initial offering closed during the second quarter of fiscal 1991, after 10,020,100 shares had been sold (including the sale of 20,100 shares to an affiliate, PaineWebber Group, Inc.), representing gross proceeds of $100,201,000. The Company was originally organized as a finite-life, non-traded REIT that had a stated investment policy of investing exclusively in shopping centers in which Wal-Mart Stores Inc. ("Wal-Mart") was or would be an anchor tenant. The Company invested the net proceeds of the initial public offering in 22 Wal-Mart anchored shopping centers, as discussed in more detail below. During fiscal 1993, the Company's Board of Directors proposed three amendments to the Company's Articles of Incorporation and two resolutions, all of which were approved at a Special Meeting of Shareholders which was held on September 7, 1993. The amendments to the Articles of Incorporation changed the Company from a "finite-life" corporation to an "infinite-life" corporation, increased the number of authorized shares of the Company's Common Stock from 12,500,000 to 25,000,000 and changed the Company's name. The resolutions approved a 1 for 2 Reverse Stock Split of the Company's outstanding shares of Common Stock and affirmed the Company's investment authority under the Articles of Incorporation and Bylaws to invest in property other than shopping centers anchored by Wal-Mart stores.

  The amendments to the Company's Articles of Incorporation and the resolutions which were approved in September 1993 were proposed as part of a plan to reposition the Company in response to changes in the market for publicly held REITs at that time. As reported by the National Association of Real Estate Investment Trusts, Inc., capital formation by REITs in 1993 was the greatest in the industry's 33-year history. The increased activity represented a potentially attractive source of capital for the Company to refinance its outstanding mortgage indebtedness and to take advantage of future growth opportunities in the improving real estate market which existed at that time. During 1993, the Board of Directors determined that in order to best position the Company to access the public capital markets, it would be in the Company's best interests to convert from an externally advised REIT to a self-administered REIT. The Company also investigated the possibility of acquiring a third-party property management and leasing company which would enable property management activities to be conducted internally. In conjunction with these initiatives, the Board of Directors presented several proposals for consideration at the Annual Meeting of Shareholders which was held on November 4, 1994. Approval of these proposals, which involved further amendments to the Company's Articles of Incorporation and Bylaws, was required in order to enable the Company to proceed with an equity offering of its common stock, to pursue listing of the Company's common stock on a national securities exchange and to permit a conversion to self-administration. All of the proposals were approved at the Annual Meeting by the required affirmative vote of the shareholders.

  As discussed further in Item 7, due to changes in interest rate levels and other market factors which adversely affected the market for new public REIT equity offerings during the latter half of calendar 1994 and the first half of calendar 1995, the Company has not completed the final phase of its restructuring plans. In view of the existing capital market conditions, the Company's Board of Directors engaged the investment banking firm of Lehman Brothers Inc. ("Lehman") in June of 1995 to act as its financial adviser and to provide financial and strategic advisory services to the Board of Directors regarding options available to the Company. The strategic options considered included, among other things, a recapitalization of the Company, sales of the Company's assets and the exploration of merger opportunities. In November 1995, Lehman presented a summary to the Board of the proposals received to date. All of the proposals were indications of interest from third parties to buy the Company's real estate assets. At such time, the Board concluded that it would be in the shareholders' best interests to immediately initiate the process of soliciting firm offers to purchase the Company's portfolio of operating investment properties. The Directors have instructed Lehman to work with the various third parties that have expressed an interest in such a transaction to obtain transaction terms most favorable to the Company and its shareholders. At the conclusion of this process, which will include all required buyer's due diligence, the Directors expect to submit and recommend for approval by the shareholders what, in their judgment, is the most favorable proposal. Pursuant to the Company's Articles of Incorporation, the sale of all, or substantially all, of the Company's real estate assets would require shareholder approval. Because the sale of the Company's real estate assets remains contingent upon, among other things, satisfactory completion of buyers' due diligence, negotiation of a definitive sales agreement and the required shareholder approval of such a transaction, there are no assurances that a portfolio sale transaction will be completed.

  As of August 31, 1995, the Company owned 22 retail shopping centers located in nine central and eastern states aggregating approximately 4.4 million square feet of gross leasable area. All of the properties acquired to date are anchored by Wal-Mart stores. The typical property profile for the Company portfolio is a community shopping center of roughly 180,000 square feet (they range in size from 93,304 to 490,970 square feet) anchored by Wal-Mart and a major grocery chain store. The Wal-Mart anchors range in size from 41,000 to 149,000 square feet. The properties generally include designated expansion areas or available land parcels for expansion. At many of the centers, in addition to the Wal-Mart and grocery anchors, there are also national credit tenants such as Sears, JC Penney, Goody's and Lowe's, among others. All centers contain a moderate amount of shop space which is leased to both credit and non-credit tenants. Of the gross leasable space at the Company's properties, 49% is leased to Wal-Mart and its affiliates and 40% is leased to other national and regional credit tenants. The Company's properties are generally located on major state and federal highways, with many at intersections of primary thoroughfares. The majority of the properties are located in county seat markets with a few located in smaller metropolitan areas or at the fringe of larger metropolitan areas.

  Shopping center leases typically provide for a minimum base rental per square foot which the tenant is obligated to pay in all cases ("Minimum Base Rent"), plus additional rentals equal to a negotiated percentage of gross receipts or gross sales above a stated sales volume ("Percentage Rentals"). Small tenants typically pay from 3% to 6% in Percentage Rentals. Anchor tenants or other significant tenants often pay lower Percentage Rentals, and sometimes no Percentage Rentals. The typical Wal-Mart department store lease provides that no Percentage Rentals will be paid during the first seven years. Thereafter, Percentage Rentals will equal only .5% to .75% of gross receipts in excess of the gross receipts during the seventh year of the lease, up to a maximum of $1.00 per square foot. The Company has not realized a significant amount of income from Percentage Rentals to date. In addition to rentals, tenants are ordinarily required to pay their pro rata share of real estate taxes, certain insurance premiums, and other common area maintenance costs. However, the Wal-Mart leases generally contain a limit on Wal-Mart's share of such costs. Certain other costs are usually not paid by the tenants. For example, the landlord is usually responsible for maintaining roofs, exterior walls, foundations and parking areas to some extent.

  As of August 31, 1995, the Company owned the investment properties referred to below:

PROPERTY NAME
AND LOCATION (1)           TYPE OF PROPERTY DATE OF INVESTMENT      SIZE
- ----------------           ---------------- ------------------ ---------------
Village Plaza............. Shopping Center       8/16/89       490,970 Sq. Ft.
Augusta, GA
Logan Place............... Shopping Center       1/18/90       114,748 Sq. Ft.
Russellville, KY
Piedmont Plaza............ Shopping Center       1/19/90       249,052 Sq. Ft.
Greenwood, SC
Artesian Square........... Shopping Center       1/30/90       177,428 Sq. Ft.
Martinsville, IN
Sycamore Square........... Shopping Center       4/26/90       93,304 Sq. Ft.
Ashland City, TN
Audubon Village........... Shopping Center       5/22/90       124,592 Sq. Ft.
Henderson, KY
Crossroads Centre......... Shopping Center       6/15/90       242,430 Sq. Ft.
Knoxville, TN
East Pointe Plaza......... Shopping Center       8/7/90        238,722 Sq. Ft.
Columbia, SC
Cross Creek Plaza......... Shopping Center       12/19/90      237,801 Sq. Ft.
Beaufort, SC
Cypress Bay Plaza......... Shopping Center       12/19/90      258,245 Sq. Ft.
Morehead City, NC
Walterboro Plaza.......... Shopping Center       12/19/90      132,130 Sq. Ft.
Walterboro, SC
Lexington Parkway Plaza... Shopping Center       3/5/91        210,190 Sq. Ft.
Lexington, NC
Roane County Plaza........ Shopping Center       3/5/91        160,198 Sq. Ft.
Rockwood, TN
Franklin Square........... Shopping Center       6/21/91       237,062 Sq. Ft.
Spartanburg, SC
Barren River Plaza........ Shopping Center       8/9/91        234,795 Sq. Ft.
Glasgow, KY
Cumberland Crossing....... Shopping Center       8/9/91        144,734 Sq. Ft.
LaFollette, TN
Applewood Village......... Shopping Center       10/25/91      140,039 Sq. Ft.
Fremont, OH
Aviation Plaza............ Shopping Center       8/31/92       174,715 Sq. Ft.
Osh Kosh, WI
Crossing Meadows.......... Shopping Center       8/31/92       233,984 Sq. Ft.
Onalaska, WI
Southside Plaza........... Shopping Center       10/21/92      172,293 Sq. Ft.
Sanford, NC
College Plaza............. Shopping Center       4/29/93       178,431 Sq. Ft.
Bluefield, VA
Marion Towne Center....... Shopping Center       6/23/93       156,558 Sq. Ft.
Marion, SC

- --------
(1) See Notes to the Financial Statements filed with this Annual Report for a description of the mortgage debt encumbering these real estate investments.

  Wal-Mart remains one of the leading and fastest growing discount mass merchandisers in the United States. As a principal anchor tenant, Wal-Mart frequently participates with the developer during the site planning stage and may influence the developer's decisions regarding site development, architectural design and other aspects of retail center development. An anchor tenant usually commits to a long-term lease with an initial term of 10 to 20 years or more with a succession of renewal options. All of the Company's Wal-Mart leases have an initial term of 20 years. Anchor tenants frequently pay lower rents than non-anchor tenants; however, commitments of anchor tenants who are creditworthy and have proven track records may enable a developer to obtain financing and reduce the speculative risk of the development. The presence of a stable anchor tenant also lends economic stability to the shopping center because of its long-term lease. It has been demonstrated that the presence of a strong anchor tenant will attract more customers, which in turn may support the business of other tenants. As discussed further in Item 7, Wal-Mart has begun building "supercenters", which contain up to 200,000 square feet and include a grocery store component in addition to a Wal-Mart discount store. This practice reflects a broad trend among retailers to maximize selling areas and reduce costs by constructing supercenters or by emphasizing larger properties and closing smaller, marginal stores. In response to these changes, which occurred during the Company's initial acquisition phase, management became particularly selective in its purchase of existing centers in an effort to address Wal-Mart's changing needs by generally purchasing centers with larger Wal-Mart stores which also had future expansion capabilities. Despite such efforts to alter the Company's acquisition criteria to accommodate Wal-Mart's strategic growth plans, there are no assurances that the Company will be able to satisfy Wal-Mart's space and location preferences in any markets in which Wal-Mart determines that expansion of its existing facilities is desirable. In the event Wal-Mart were to vacate any of the Company's properties, it would remain obligated to pay rent and its share of operating expenses through the remaining terms of the leases. However, unless a suitable replacement anchor tenant could be located, such a relocation of a Wal-Mart store would have a long-term negative impact on renewals by other tenants and on the long-term performance of the affected shopping center. Certain tenants of the Company's properties have co-tenancy clauses in their lease agreements which stipulate that if the Wal-Mart anchor space is vacant these tenants are entitled to pay a reduced amount of rent and, in some cases, retain the right to terminate their lease agreements. Management expects that there will be Wal-Mart relocation vacancies at certain of its properties as a result of this trend toward supercenter construction. Wal-Mart's business, as with most retail sales, is seasonal to an extent, with the highest volume of sales occurring between the months of November and January and the lowest volume of sales occurring between the months of February and April. The Wal-Mart discount stores compete with other department, discount department, grocery, drug variety and specialty stores, many of which are national or regional chains. The Company competes for retail tenants with other properties of similar type in the markets in which its shopping centers are located, generally on the basis of location, rental rates, tenant improvement allowances, and tenant mix.

  The Company is engaged solely in the business of real estate investment. Therefore, a presentation of information about industry segments is not applicable.

  There currently are four directors of the Company, three of whom are not affiliated with the Advisor. The Directors are subject to removal by the vote of the holders of a majority of the outstanding Shares. The Directors are responsible for the general policies of the Company, but they are not required to conduct personally the business of the Company. Subject to the supervision of the Company's Board of Directors, the business of the Company has been managed to date by PaineWebber Realty Advisors, L.P. (the "Advisor"), a limited partnership composed of PaineWebber Properties Incorporated ("PWPI"), a Delaware corporation, and Properties Associates, L.P., a Virginia limited partnership. Both partners of the Advisor are affiliates of PaineWebber Incorporated ("PWI"). PWI is a subsidiary of PaineWebber Group Inc. ("PaineWebber").

  The terms of transactions between the Company and the Advisor and its affiliates are set forth in Items 11 and 13 below to which reference is hereby made for a description of such terms and transactions.

ITEM 2. PROPERTIES

  The Company owns directly, or through a partnership interest, the operating properties referred to under Item 1 above to which reference is made for the description, name and location of such properties.

  Occupancy figures for each fiscal quarter during 1995, along with an average for the year, are presented below for each property:

                                                 PERCENT LEASED AT
                                    --------------------------------------------
                                                                     FISCAL 1995
                                    11/30/94 2/28/95 5/31/95 8/31/95   AVERAGE
                                    -------- ------- ------- ------- -----------
Village Plaza......................   100%     100%    100%    100%      100%
Logan Place........................    97%      97%     98%     98%       98%
Piedmont Plaza.....................   100%     100%    100%    100%      100%
Artesian Square....................   100%     100%    100%    100%      100%
Sycamore Square....................    93%      87%     87%     89%       89%
Audubon Village....................    93%      94%     94%     94%       94%
Crossroads Centre..................   100%     100%     99%    100%      100%
East Pointe Plaza..................    82%      82%     82%     82%       82%
Cross Creek Plaza..................    98%      98%     98%     98%       98%
Cypress Bay Plaza..................    98%      98%     98%     98%       98%
Walterboro Plaza...................    95%      95%     95%     95%       95%
Lexington Parkway Plaza............    96%      96%     88%     88%       92%
Roane County Plaza.................   100%     100%    100%    100%      100%
Franklin Square....................   100%     100%    100%    100%      100%
Barren River Plaza.................   100%     100%    100%    100%      100%
Cumberland Crossing................   100%     100%    100%    100%      100%
Applewood Village..................   100%     100%    100%    100%      100%
Aviation Plaza.....................    99%      99%     99%     99%       99%
Crossing Meadows...................   100%     100%    100%    100%      100%
Southside Plaza....................   100%     100%    100%    100%      100%
College Plaza......................   100%     100%    100%    100%      100%
Marion Towne Center................   100%     100%    100%    100%      100%

  The Village Plaza shopping center, located in Augusta, Georgia, is the Company's largest property, representing 11% of the Company's total assets as of August 31, 1995 and 11% of the Company's total revenues for the year ended August 31, 1995. The Village Plaza property is encumbered by a mortgage loan with a principal balance of $18,900,000 as of August 31, 1995. The loan bears interest at 8% (after the effect a loan buydown fee paid at inception) and requires monthly payments of interest-only through November 1996. Thereafter, monthly payments of principal and interest totalling $138,682 are due through maturity on November 1, 1999. At maturity, a balloon payment of $18,401,949 would be due. For calendar year 1995, the Company owed real estate taxes with respect to Village Plaza at a rate of $27.22 per $1,000 of assessed value. Such taxes amounted to $101,339.

  Certain information concerning the Federal income tax basis of the Village Plaza property and the methods of depreciation used for Federal income tax purposes is summarized below (in thousands):

                                            FEDERAL INCOME
                                              TAX BASIS          METHOD OF
PROPERTY COMPONENT                          AS OF 9/30/95    DEPRECIATION USED
- ------------------                          -------------- ---------------------
Land.......................................    $ 6,307     N/A
Land improvements..........................      3,556     20 year straight-line
Building...................................     14,321     40 year straight-line
Personal property..........................        971     12 year straight-line
Tenant improvements........................         40     12 year straight-line
                                               -------
                                               $25,195
                                               =======

  As of August 31, 1995, three tenants leased greater than 10% of the leasable square footage at Village Plaza. Certain information regarding these tenants and their leases is summarized below:

                                                               ANNUAL    LEASE
                                                  SQUARE FEET   BASE   EXPIRATION    RENEWAL
         TENANT                MERCHANDISE         OCCUPIED     RENT      DATE       OPTIONS
         ------          ------------------------ ----------- -------- ---------- --------------
Wal-Mart................ Discount Department        149,211   $380,937  10/28/08  5 successive
                          Store                                                    5-year
                                                                                   options
Sam's Club.............. Member Warehouse           106,728   $531,505   7/11/08  5 successive
                          (Wal-Mart affiliate)                                     5-year
                                                                                   options
Home Quarters........... Home Improvements           95,971   $434,874   1/31/09  4 successive
                                                                                   5-year
                                                                                   options

  Scheduled lease expirations at Village Plaza over the next ten years are summarized as follows:

                                                 SQUARE      ANNUAL
                                      NUMBER   FOOTAGE OF BASE RENT OF  PERCENT
                                     OF LEASES  EXPIRING    EXPIRING   OF TOTAL
YEAR ENDED AUGUST 31                 EXPIRING    LEASES      LEASES    BASE RENT
- --------------------                 --------- ---------- ------------ ---------
1996................................      3       5,600     $ 69,700        3%
1997................................      1       1,600     $ 21,600        1%
1998................................      5      15,500     $175,699        7%
1999................................      3      48,960     $355,236       14%
2000................................      4       8,400     $ 96,000        4%
2001................................    --          --           --       --
2002................................      1      23,000     $184,000        7%
2003................................    --          --           --       --
2004................................    --          --           --       --
2005................................    --          --           --       --

  The average leased percentage and effective rent per square foot for Village Plaza for each of the past five fiscal years is summarized as follows:

  FISCAL 1991       FISCAL 1992      FISCAL 1993      FISCAL 1994      FISCAL 1995
- ----------------- ---------------- ---------------- ---------------- ----------------
EFFECTIVE         EFFECTIVE        EFFECTIVE        EFFECTIVE        EFFECTIVE
  RENT              RENT             RENT             RENT             RENT
   PER               PER              PER              PER              PER
AVERAGE %  SQUARE AVERAGE % SQUARE AVERAGE % SQUARE AVERAGE % SQUARE AVERAGE % SQUARE
 LEASED    FOOT *  LEASED   FOOT *  LEASED   FOOT *  LEASED   FOOT*   LEASED   FOOT*
- ---------  ------ --------- ------ --------- ------ --------- ------ --------- ------
   94%     $5.99      98%   $5.61     100%   $5.90     100%   $5.95     100%   $5.98

- --------
* Effective rent per square foot is calculated as total annualized base and percentage rent divided by average occupied square feet. The amount of occupied square feet used for this calculation excludes two expansions of the Wal-Mart anchor store at Village Plaza because the expansions are not owned by the Company and, therefore, are not covered under the terms of the lease agreement.

  The average leased percentage and effective rent per square foot for each property (other than Village Plaza) for each of the past three fiscal years is summarized as follows:

                             FISCAL 1993         FISCAL 1994         FISCAL 1995
                         ------------------- ------------------- -------------------
                                   EFFECTIVE           EFFECTIVE           EFFECTIVE
                                     RENT                RENT                RENT
                                      PER                 PER                 PER
                         AVERAGE %  SQUARE   AVERAGE %  SQUARE   AVERAGE %  SQUARE
                          LEASED    FOOT *    LEASED     FOOT*    LEASED     FOOT*
                         --------- --------- --------- --------- --------- ---------
Logan Place.............     92%     $4.10       95%     $3.99       98%     $4.01
Piedmont Plaza..........     99%     $5.50      100%     $5.50      100%     $5.76
Artesian Square.........     98%     $4.84      100%     $5.17      100%     $5.23
Sycamore Square.........     79%     $4.79       86%     $4.52       89%     $4.54
Audubon Village.........     96%     $5.52       93%     $5.25       94%     $5.33
Crossroads Centre.......     98%     $4.85       99%     $4.66      100%     $4.70
East Pointe Plaza.......     73%     $6.00       76%     $5.90       82%     $5.86
Cross Creek Plaza.......     96%     $5.82       96%     $5.94       98%     $5.92
Cypress Bay Plaza.......     93%     $5.21       97%     $5.38       98%     $5.66
Walterboro Plaza........     98%     $5.16       97%     $5.17       95%     $5.22
Lexington Parkway
 Plaza..................     99%     $4.86       98%     $4.99       92%     $4.98
Roane County Plaza......     99%     $4.75       99%     $4.76      100%     $4.80
Franklin Square.........    100%     $5.07      100%     $5.18      100%     $5.27
Barren River Plaza......     99%     $5.24      100%     $5.15      100%     $5.26
Cumberland Crossing.....     97%     $5.17      100%     $5.22      100%     $5.32
Applewood Village.......     99%     $4.99      100%     $5.09      100%     $5.15
Aviation Plaza..........    100%     $5.26      100%     $5.28       99%     $5.31
Crossing Meadows........     98%     $5.36      100%     $5.49      100%     $5.61
Southside Plaza.........    100%     $5.99      100%     $5.91      100%     $5.88
College Plaza...........    100%     $6.24      100%     $6.26      100%     $6.30
Marion Towne Center.....    100%     $5.68      100%     $5.70      100%     $5.64

- --------
* Effective rent per square foot is calculated as total annualized base and percentage rent divided by average occupied square feet. The amount of occupied square feet used for this calculation excludes certain expansions of the Wal-Mart anchor stores at five of the properties because such expansions are not owned by the Company and, therefore, are not covered under the terms of the respective lease agreements.

ITEM 3. LEGAL PROCEEDINGS

  In November 1994, a series of purported class actions (the "New York Limited Partnership Actions") were filed in the United States District Court for the Southern District of New York concerning PaineWebber Incorporated's sale and sponsorship of various limited partnership interests and common stock, including the securities offered by the Company. The lawsuits were brought against PaineWebber Incorporated and Paine Webber Group, Inc. (together, "PaineWebber"), among others, by allegedly dissatisfied investors. In March 1995, after the actions were consolidated under the title In re PaineWebber Limited Partnership Litigation, the plaintiffs amended their complaint to assert claims against a variety of other defendants, including PaineWebber Properties Incorporated, which is the General Partner of the Advisor. The Company is not a defendant in the New York Limited Partnership Actions. On May 30, 1995, the court certified class action treatment of the claims asserted in the litigation.

  The amended complaint in the New York Limited Partnership Actions alleges, among other things, that, in connection with the sale of common stock of the Company, the defendants (1) failed to provide adequate disclosure of the risks involved; (2) made false and misleading representations about the safety of the investments and the Company's anticipated performance; and (3) marketed the Company to investors for whom such investments were not suitable. The plaintiffs, who are not shareholders of the Company but are suing on behalf of all persons who invested in the Company, also allege that following the sale of the common stock of the Company the defendants misrepresented financial information about the Company's value and performance. The amended complaint alleges that the defendants violated the Racketeer Influenced and Corrupt Organizations Act ("RICO") and the federal securities laws. The plaintiffs seek unspecified damages, including reimbursement for all sums invested by them in the Company, as well as disgorgement of all fees and other income derived by PaineWebber from the Company. In addition, the plaintiffs also seek treble damages under RICO.

  The defendant's time to move against or answer the complaint has not yet expired, but the Company is informed that PWPI intends to vigorously contest the allegations of this litigation. The Advisory Agreement and the Company's Articles of Incorporation require the Company to indemnify the Advisor and other PaineWebber affiliates for costs and liabilities of litigation in certain limited circumstances. Management has had discussions with representatives of PaineWebber, and, based on such discussions, the Company does not believe that PaineWebber intends to invoke the indemnity. However, if PaineWebber were to demand the indemnity and such obligation were deemed applicable and enforceable in connection with the New York Limited Partnership Actions, the indemnity could have a material adverse effect on the Company's financial statements, taken as a whole.

  In addition, two of the Company's shareholders initiated proceedings in Virginia state court during fiscal 1995 to compel the Company to deliver the names and addresses of shareholders. One shareholder has withdrawn his suit and settled out of court in a confidential settlement with PaineWebber Incorporated. In the second suit, the circuit court found in favor of the plaintiff and ordered the Company to provide the names and addresses of shareholders. As of the date of this report, the circuit court has stayed the order pending the Company's application for review by the Supreme Court of Virginia. Management believes that this action will be resolved without material adverse effect on the Company's financial statements, taken as a whole.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

  None.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S SHARES AND RELATED STOCKHOLDER MATTERS

  During the initial public offering period, which commenced October 23, 1989 and closed in the second quarter of fiscal 1991, the selling price of the shares of common stock was $10 per Share (prior to the effect of the 1 for 2 reverse stock split which was effected in fiscal 1994). As of August 31, 1995, there were 5,986 record holders of the Company's Shares. At the present time, there is no established public market for the resale of the Shares.

  The Company is required to make distributions to shareholders in an amount equal to at least 95% of its taxable income in order to continue to qualify as a REIT. The Company incurred a taxable loss in fiscal 1995 and therefore, was not required to pay a cash dividend in order to retain its REIT status.

ITEM 6. SELECTED FINANCIAL DATA

                        RETAIL PROPERTY INVESTORS, INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
            YEARS ENDED AUGUST 31, 1995, 1994, 1993, 1992 AND 1991

                                 1995      1994      1993      1992      1991
                               --------  --------  --------  --------  --------
Revenues...................... $ 25,009  $ 24,590  $ 22,606  $ 18,582  $ 14,485
Net income (loss) before
 cumulative effect of change
 in accounting method......... $ (6,364) $ (6,070) $ (1,732) $ (1,990) $     78
Cumulative effect on prior
 periods (to August 31, 1990)
 of change in accounting
 method....................... $    --   $    --   $    --   $    --   $    338
Net income (loss)............. $ (6,364) $ (6,070) $ (1,732) $ (1,990) $    416
Per share amounts (1):
  Net income (loss) before
   cumulative effect of change
   in accounting method....... $  (1.27) $  (1.21) $  (0.35) $  (0.40) $   0.02
  Cumulative effect on prior
   periods (to August 31,
   1990) of change in
   accounting method.......... $    --   $    --   $    --   $    --   $   0.06
  Net income (loss)........... $  (1.27) $  (1.21) $  (0.35) $  (0.40) $   0.08
  Cash dividends declared..... $    --   $   0.80  $   1.60  $   1.60  $   1.52
Mortgage notes payable, net... $156,508  $157,599  $156,547  $135,978  $113,528
Total assets.................. $202,544  $208,910  $219,086  $207,619  $199,568

- --------
(1) The above per share amounts have been adjusted to give effect to a 1 for 2 reverse stock split of the common stock effective as of September 7, 1993. See the accompanying financial statements of the Company for further details regarding the reverse stock split.

  The above selected financial data should be read in conjunction with the financial statements and related notes appearing elsewhere in this Annual Report.

  The above earnings and cash dividends declared per share of common stock are based upon the weighted average number of shares outstanding on a daily basis during the years ended August 31, 1995, 1994, 1993, 1992 and 1991, as adjusted for the 1 for 2 reverse stock split effective September 7, 1993 (5,010,050, 5,010,050, 5,010,050, 5,010,050 and 4,927,517, respectively). The actual per share computation for each shareholder for periods prior to fiscal 1992 will vary according to when the shareholder's shares were issued.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

  The Company was formed for the purpose of investing in a portfolio of retail shopping centers anchored primarily by discount retailers and has invested in centers containing Wal-Mart Stores, Inc. ("Wal-Mart") as the principal anchor tenant. The Company raised $100,201,000 in an initial public offering between October 1989 and December 1990 and completed the investment of the initial net offering proceeds in fiscal 1993 with the acquisition of the last of its 22 shopping centers. These centers, which were financed with approximately 75% leverage, contain approximately 4.4 million square feet of leasable space and include other national and regional credit tenants. Of the total gross leasable square footage at the Company's properties, 49% is leased to Wal-Mart and its affiliates and 40% is leased to other national and regional credit tenants. The overall portfolio occupancy level was 99% as of August 31, 1995. The Company was originally organized as a finite-life, non-traded REIT. During fiscal 1993, management of the Company began to pursue a plan to reposition the Company in response to changes in the market for publicly held REITs at that time. As reported by the National Association of Real Estate Investment Trusts, Inc., capital formation by REITs in 1993 was the greatest in the industry's 33-year history. The increased activity represented a potentially attractive source of capital for the Company to refinance its outstanding mortgage indebtedness and to take advantage of future growth opportunities in the improving real estate market which existed at that time. In order to position the Company to access the public capital markets, certain changes to the Company's Articles of Incorporation and Bylaws were required. Such changes, which were approved by the required affirmative vote of the shareholders, involved, among other things, the conversion of the Company from a "finite-life" corporation to an "infinite-life" corporation, an increase in the number of authorized shares of the Company's common stock from 12,500,000 to 25,000,000, the completion of a 1 for 2 Reverse Stock Split of the Company's outstanding shares of common stock and the conversion from an externally advised REIT to a self-administered REIT.

  Due to changes in interest rate levels and other market factors which adversely affected the market for new public REIT equity offerings during the latter half of calendar 1994 and the first half of calendar 1995, the Company has not completed the final phase of its restructuring plans, which included the conversion to self-administration, the completion of a second equity offering of its common stock and the listing of the Company's common stock on a national securities exchange. In view of the existing capital market conditions and the resulting possibility that such restructuring plans might not be feasible in the near term, the Company's Board of Directors engaged the investment banking firm of Lehman Brothers Inc. ("Lehman") in June of 1995 to act as its financial adviser and to provide financial and strategic advisory services to the Board of Directors regarding options available to the Company. The strategic options considered included, among other things, a recapitalization of the Company, sales of the Company's assets and the exploration of merger opportunities. Lehman's services have included the solicitation and identification of potential transactions for the Company, the evaluation of these transactions, and the provision of advice to the Board regarding them. In November 1995, Lehman presented a summary to the Board of the proposals received to date. All of the proposals were indications of interest from third parties to buy the Company's real estate assets. At such time, the Board concluded that it would be in the shareholders' best interests to immediately initiate the process of soliciting firm offers to purchase the Company's portfolio of operating investment properties. The Directors have instructed Lehman to work with the various third parties that have expressed an interest in such a transaction to obtain transaction terms most favorable to the Company and its shareholders. At the conclusion of this process, which will include all required buyer's due diligence, the Directors expect to submit and recommend for approval by the shareholders what, in their judgment, is the most favorable proposal. Pursuant to the Company's Articles of Incorporation, the sale of all, or substantially all, of the Company's real estate assets would require shareholder approval. Because the sale of the Company's real estate assets remains contingent upon, among other things, satisfactory completion of buyer's due diligence, negotiation of a definitive sales agreement and the required shareholder approval, there are no assurances that such a transaction will be completed.

  The Company's original investment objectives were to (1) provide quarterly cash distributions, a substantial portion of which was expected to have deferred federal income tax liability; (ii) achieve long-term capital appreciation through potential appreciation in the values of the Company's properties; and (iii) preserve and protect the shareholders' capital. The Company, for the most part, has not achieved these original objectives. From its inception in 1989 through the end of fiscal 1993, the Company was in the process of investing the net proceeds of its initial public offering. Delays in the placement of such proceeds in real estate assets resulted from a number of unforeseen changes in the real estate and mortgage financing markets. Because the acquisition period was longer than originally anticipated and because there was a significant decline in short-term reinvestment rates during the acquisition period, the Company had lower than anticipated earnings during this period. In addition to the extended acquisition period, the Company's earnings were affected by changes in its acquisition criteria. As Wal-Mart accelerated its in-house development activity and increased the size of its prototype store, the Company attempted to keep pace with these developments by modifying its acquisition criteria. As a result, acquisition costs exceeded the original budgets for legal and investment analysis expenses. The consequences of these conditions are that the Company supported a portion of its quarterly dividend payments to shareholders during this period by returning capital from cash reserves. The use of cash reserves in this manner, along with the need for funds to pay for the initial costs of pursuing the desired restructuring and recapitalization transactions, led to the Directors' decision to suspend dividend payments in the second quarter of fiscal 1994. Through the date of the dividend suspension in fiscal 1994, shareholders had received total dividend payments of approximately $30.8 million, of which approximately $9.7 million was from cash reserves. Based on the preliminary results of Lehman's solicitation of potential transactions, it does not appear that the Company will realize any appreciation in the aggregate value of the operating investment properties if, as expected, it completes a portfolio sale transaction in the near term. The unadjusted cost basis of the Company's portfolio of operating properties totalled $222,974,000 (including capitalized acquisition fees and expenses of $6.7 million) as of August 31, 1995. Real estate values for retail shopping centers in many markets have begun to be affected by the effects of overbuilding and consolidations among retailers which have resulted in an oversupply of space. In addition, the conditions in the capital markets for public REIT stocks discussed further above have resulted in a drop off in acquisition demand from large institutional buyers of retail properties. Lastly, certain strategic changes in Wal-Mart's corporate growth plans, which are discussed in more detail below, appear to have resulted in potential buyers attributing a higher leasing risk to the Company's portfolio of properties. In light of such conditions, the Board of Directors believes that a bulk sale of the portfolio of properties may result in higher net proceeds than if the properties were sold on an individual basis, and therefore may represent the best available course of action for the Company's shareholders.

  Based on the Board's decision to solicit offers to purchase the Company's portfolio of properties in the near term, the payment of regular quarterly dividends will not be reinstated at this time. A distribution of net sales proceeds and accumulated cash reserves, after payment of all liquidation-related expenses, would be made subsequent to the completion of a sale transaction. As a result of the Company's plans to pursue a course of action which is expected to result in the sale of all of the operating investment properties during fiscal 1996, the Company's financial statements as of August 31, 1995 reflect the reclassification of the operating investment properties and certain related assets to operating investment properties held for sale and the writedown of the individual properties to the lower of adjusted cost or net realizable value. The Company recorded an impairment loss for financial reporting purposes of $3,850,000 in fiscal 1995 in connection with this accounting treatment. The resulting writedown applies only to the properties for which losses are expected based on the estimated fair values. The expected gains on properties for which fair value less costs to sell exceeds the adjusted cost basis will be recognized in the period in which a sale transaction is completed.

  Over the past several years, Wal-Mart has significantly changed its prototype store concept, requiring larger stores with additional expansion space to accommodate increasing per store sales volume. Additionally, Wal-Mart has begun building "supercenters", which contain up to 200,000 square feet and include a grocery store component in addition to a Wal-Mart discount store. This practice reflects a broad trend among retailers to maximize selling areas and reduce costs by constructing supercenters or by emphasizing larger properties and closing smaller, marginal stores. In response to these changes, which occurred during the Company's initial acquisition phase, management became particularly selective in its purchase of existing centers in an effort to address Wal-Mart's changing needs by generally purchasing centers with larger Wal-Mart stores which also had future expansion capabilities. Despite such efforts to alter the Company's acquisition criteria to accommodate Wal-Mart's strategic growth plans, there are no assurances that the Company will be able to satisfy Wal-Mart's space and location preferences in any markets in which Wal-Mart determines that expansion of its existing facilities is desirable. In the event Wal-Mart were to vacate any of the Company's properties, it would remain obligated to pay rent and its share of operating expenses through the remaining terms of the leases, which have scheduled expiration dates between the years 2007 and 2012. However, unless a suitable replacement anchor tenant could be located, such a relocation of a Wal-Mart store would have a long-term negative impact on renewals by other tenants and on the long-term performance of the affected shopping center. Certain tenants of the Company's properties have co-tenancy clauses in their lease agreements which stipulate that if the Wal-Mart anchor space is vacant these tenants are entitled to pay a reduced amount of rent and, in some cases, retain the right to terminate their lease agreements. To date, Wal-Mart has completed or begun expansions of its existing stores at 6 of the Company's 22 properties. At both the Village Plaza and Franklin Square properties, two separate expansions of the original Wal-Mart space have been completed to date. Such Wal-Mart expansions have been constructed and financed by Wal-Mart and, as a result, do not generate any additional rental income for the Company. However, benefits to the Company include increased shopper traffic as described above which generally strengthens the performance of other tenants in the center, cost savings which result from sharing fixed operational expenses over a larger tenant base, and a reinforcement of Wal-Mart's long-term commitment to the respective center. As previously reported, the Company had been working with Wal-Mart on plans to redevelop and expand its store at Applewood Village. However, Wal-Mart has exercised an option on an alternative site and it appears likely that Wal-Mart will relocate in this market. In addition, it was previously reported that a Wal-Mart expansion at Cross Creek Plaza was expected to start shortly. During the third quarter of fiscal 1995, the Company was informed that Wal-Mart is not proceeding with the expansion at this time in order to re-evaluate its prototype store requirements in this market area, and does not anticipate any expansion until 1997. Subsequent to year end, Wal-Mart announced plans to build a 200,000 square foot supercenter on land secured by the Company adjacent to Audubon Village. The construction of this supercenter will be financed by Wal-Mart, which will purchase the option to buy the land from the Company. The fact that this new supercenter will be located adjacent to the Company's property should mitigate the impact on property operations of this Wal-Mart relocation. The construction and operation of the Wal-Mart supercenter is expected to solidify the Audubon Village property's location as the retail hub in the market area and enhance leasing activities for the remaining shop space. Although Wal-Mart will close its store in Audubon Village when it opens its new supercenter, it will remain obligated to pay rent and its pro-rata share of the shopping center's expenses. Furthermore, the increased level of shopper traffic that is expected to be generated by the new Wal-Mart supercenter may provide an opportunity to re-lease the vacated Wal-Mart store at Audubon Village to another single anchor tenant or multiple tenants under more favorable lease terms than the present Wal-Mart lease would provide. However, there are no assurances that such leasing results will be achieved. Management expects that there will be additional Wal-Mart relocations which could affect certain of the Company's properties over the course of the next several years as a result of this trend toward supercenter construction. Management has been and will continue, over the Company's remaining holding period, to be proactive in securing additional land, relocating tenants and working with Wal-Mart to accommodate its expansion plans in order to attempt to minimize the Company's Wal-Mart relocation risk.

  At the present time, the leasing status of the Company's non-Wal-Mart space remains strong. All but three of the properties maintained overall occupancy levels of 94% or better as of year end. The remaining vacancy at East Pointe Plaza, which was 82% leased as of August 31, 1995, consists primarily of the 40,000 square foot anchor space vacated in fiscal 1993 by a national chain that declared bankruptcy. A lease has been executed for 16,400 square feet of this space with a strong regional clothing retailer. Lease negotiations are ongoing with a pet supply superstore for the remaining 23,600 square feet. The Company expects to spend approximately $380,000 to re-configure this space to accommodate these two tenants. If both of these tenants take occupancy at East Pointe, the center would be 98% occupied. The same regional clothing retailer moving into East Pointe has also executed a lease at Lexington Parkway Plaza for the vacant 17,050 square foot space at that property, which was 92% leased as of August 31, 1995. Subsequent to year end, the Company spent approximately $87,000 on tenant improvements to prepare the space for this tenant, which will open for business in December 1995. Once this tenant takes occupancy, the property will be 100% leased. The only other property with any significant vacancy is Sycamore Square, which was 89% leased as of year end. This shopping center, which is located in Ashland, Tennessee, is the smallest of the Company's properties, with 93,000 square feet of leasable space. As previously reported, the Company had been considering the acquisition of an adjacent parcel of land at Aviation Plaza to construct a 50,000 square foot anchor space for a national credit tenant plus 15,000 square feet of additional shop space. During the second quarter of fiscal 1995, negotiations regarding this potential development reached an impasse, and the Company did not extend its option to purchase the required parcel of land. However, an unrelated entity is proceeding with a development of a JC Penney store on this site, which should have a favorable impact on traffic at Aviation Plaza. At College Plaza, the Company reviewed a possible land acquisition and development plan for an expansion which would consist of a new 30,000 square foot junior department store plus 15,000 square feet of additional shop space. For the present time, management has postponed pursuit of these expansion plans.

  In addition to the general retail market conditions and Wal-Mart relocation risk discussed above, the decision by the Directors to pursue a sale of the Company's real estate assets at the present time is also partly based on the refinancing risk to which the Company has been and would remain subject in the event that it continues to hold the operating properties for long-term investment purposes. As noted above, the Company financed approximately 75% of the original purchase prices of its 22 Wal-Mart anchored shopping centers with loans having terms of between 4 and 10 years. The first phase of these maturity dates occurred between December 1994 and September 1995. During fiscal 1995 the Company completed the refinancings of all of the mortgage loans maturing in fiscal 1995 and the first half of fiscal 1996. At such time, the Company was still pursuing its restructuring plans. Accordingly, the Company sought to obtain the flexible prepayment terms and/or shorter term loans which would accommodate such plans. In total, mortgage loans representing 28% of the originally issued debt secured by seven of the Company's operating investment properties have been refinanced. The mortgage loans that were repaid had outstanding principal balances which totalled $47,290,000 and effective interest rates ranging from 9.34% to 10.02% per annum. The new mortgage loans, together with an unsecured note in the amount of $1,175,000 which was taken back by an affiliate, had initial principal balances aggregating $47,000,000 and all require monthly principal and interest payments throughout their terms, which range from 3 to 20 years. One mortgage loan in the initial principal amount of $24,200,000, which is secured by three operating investment properties, carries a variable interest rate equal to the 30-day LIBOR rate plus 3.5% per annum for the first twelve months, 30-day LIBOR plus 3.75% for the next twelve months and 30-day LIBOR plus 4.25% for the final twelve months. The 30-day LIBOR rate was equal to 6.06% per annum as of August 31, 1995. The rest of the new mortgage loans bear interest at fixed rates ranging from 8.75% to 9.125% per annum. The Company paid approximately $1,439,000 toward the closing of these new loans to cover third-party financing fees and transaction costs. The Company also paid $290,000 toward the reduction of the principal balances of the loans. The Applewood Village loan, which had been held by an affiliate, PaineWebber Properties Incorporated ("PWPI"), since September 1993, had a principal balance of $5,175,000. On June 14, 1995, the Company secured a new mortgage loan in the amount of $4,000,000 which repaid a portion of the PWPI loan. PWPI agreed to take back an unsecured loan for the difference, in the amount of $1,175,000. The unsecured loan has a 15-year term and carries an interest rate tied to PWPI's cost of funds, not to exceed 8% per annum. The lower principal balance on the new mortgage loan reflects the uncertainty associated with the relocation of the Wal-Mart anchor store at the Applewood property, as discussed further above.

  Certain of the Company's outstanding mortgage loans include substantial prepayment penalties. In the event that the Company proceeds with a portfolio sale transaction in the near term, such penalties would be payable to the lenders unless the prospective buyer agrees to assume the outstanding loan, if permitted under the terms of the loan agreement, or unless the Company can negotiate any reduction in the contractual amounts owed. The evaluation of any firm purchase offers received will include an assessment of the impact of the terms of such offers on any debt prepayment penalties which would be borne by the Company. The remaining fiscal 1996 loan maturities, totalling $13,498,000, are scheduled for the spring of 1996 and will occur prior to the expected completion date of a portfolio sale transaction. Accordingly, management is evaluating the refinancing options available to the Company in addition to initiating discussions with the current lenders regarding possible extensions of the scheduled maturity dates. The goal for any contemplated refinancings, in light of the Company's potential portfolio sale plans, would be to minimize transaction costs while obtaining attractive and assumable terms. Management believes that with the current favorable interest rate environment and the strong supply of capital which continues to be available for real estate lending, completing the required refinancing or extension transactions for these maturing obligations should be achievable. In addition, the Company has accumulated significant liquidity as a result of the suspension of dividend payments which could be used in the event that market conditions change and additional equity is required to be contributed to complete such transactions. The next significant loan maturities are not scheduled until fiscal 1998.

  As reported on the Company's Statements of Cash Flows, net cash provided by operating activities increased by approximately $3,473,000 in fiscal 1995 as compared to the prior year. As discussed in more detail below, in fiscal 1994 the Company incurred significant expenses in pursuing its restructuring plans which were charged to operations as a result of the delays in the plans for a secondary equity offering. Net cash provided by investing activities totalled $132,000 during fiscal 1995, as compared to net cash used for investing activities of $1,315,000 for fiscal 1994. This increase in net cash flows from investing activities primarily reflects a decrease in funds spent on tenant improvements in fiscal 1995 and the initial funding of the capital improvement reserve in fiscal 1994. The Company had net cash used for financing activities of $2,928,000 in fiscal 1995, as compared to $4,528,000 for fiscal 1994. This change is a direct result of the suspension of dividends which took place in the second quarter of fiscal 1994. This elimination of dividend payments for all of fiscal 1995 was partially offset by the use of funds to pay down principal on the Company's mortgage loans and pay transactions costs as part of the refinancing transactions discussed further above.

  As of August 31, 1995, the Company had available cash and cash equivalents of approximately $5,943,000. Such amounts will be used for leasing costs, financing expenses and the Company's working capital requirements. In addition, as of August 31, 1995 the Company had a capital improvement reserve of approximately $1.2 million which is available, in part, to pay for the costs of required capital improvements to the operating properties. The source of future liquidity and dividends to the shareholders is expected to be through cash generated from the operations of the income-producing properties, interest income on working capital reserves and proceeds from the sale or refinancing of the investment properties. Such sources of liquidity are expected to be sufficient to meet the Company's needs on both a short-term and long-term basis. The Company generally will be obligated to distribute annually at least 95% of its taxable income to its shareholders in order to continue to qualify as a REIT under the Internal Revenue Code. The Company incurred a loss for both book and tax purposes in fiscal 1995 and, therefore, was not required to pay a cash dividend in order to retain its REIT status. Due to the non-cash depreciation and amortization charges which will continue to be recognized for both book and tax purposes, losses are expected to be reported in 1996 as well.

RESULTS OF OPERATIONS

 1995 Compared to 1994

  The Company reported a net loss of $6,364,000 for the year ended August 31, 1995, as compared to a net loss of $6,070,000 for the prior year. The increase in net loss occurred despite a decrease in non-recurring charges recorded in fiscal 1995 as compared to the prior year. Due to changing conditions in the debt and equity markets which impacted the Company's restructuring plans, the Company took significant charges against earnings in fiscal 1994 to reflect certain costs incurred in connection with the restructuring plans which were either no longer expected to have future economic benefit or were no longer deferrable because the prospects for a second equity offering were uncertain as of the end of fiscal 1994. Acquisition due diligence costs totalling approximately $2,015,000 and non-deferrable offering expenses of $1,561,000 were charged to earnings in fiscal 1994. In addition, interest expense and related fees in fiscal 1994 included $760,000 paid to one of the Company's mortgage lenders to extend a debt prepayment agreement, which was entered into as part of the Company's restructuring plans, but which was allowed to lapse due to increases in market interest rates. Such non-recurring charges, which totalled $4.3 million, were approximately $400,000 greater than the non-recurring charges reflected in the fiscal 1995 net loss, which consist primarily of the writedown of the Company's assets to the lower of adjusted cost or fair value less costs to sell at August 31, 1995, in the amount of $3.9 million, as discussed further above.

  The unfavorable change in the Company's net operating results for fiscal 1995 was primarily the result of increases in interest expense, depreciation and amortization and general and administrative expenses during fiscal 1995. Interest expense, net of the prior year prepayment extension fees referred to above, increased by $584,000 mainly due to the write-off of unamortized loan buydown fees totalling $336,000 at the time of the Lexington Parkway, Roane County and Applewood Village mortgage loan refinancings. Interest expense also increased due to additional amortization of deferred loan costs associated with the loans refinanced in the current year and increases in the prime lending rate, upon which the variable rate College Plaza loan is based. Non-cash depreciation and amortization charges increased by $161,000 due to property expansion and tenant improvement costs, as well as the related leasing commissions, which have been incurred over the past two years. General and administrative expenses increased by $734,000 in fiscal 1995 partly as a result of certain costs, totalling approximately $289,000, which were incurred in connection with an independent valuation of the Company's operating properties which was commissioned in fiscal 1995 as part of management's ongoing refinancing and portfolio management efforts. In addition, fiscal 1995 general and administrative expenses include certain professional fees and other costs, of approximately $258,000, which were incurred during the first quarter in connection with the Company's planned conversion to self-administration and self-management.

  An increase in revenues of $419,000 and decreases in bad debt expense, REIT management fees and financial and investor servicing expenses for the year ended August 31, 1995 served to partially offset the unfavorable changes referred to above. The increase in revenues is mainly due to a 1% increase in base rental income and a $179,000 increase in interest income. The increase in base rental income is attributable to base rent increases on lease renewals as well as the signing of several new leases during fiscal 1995. The increase in interest income was achieved due to the higher average invested cash reserve balances which have resulted from the suspension of the Company's dividend payments to shareholders. REIT management fees and financial and investor servicing fees declined by a total of $261,000 due to the Advisor's decision to waive collection of such amounts effective March 1, 1995. The Advisor agreed to forego payments for its services for a period of at least one year as an accommodation to the Company in order to maximize earnings and cash flow while the strategic plans regarding the Company's future operations are evaluated and implemented.

 1994 Compared to 1993

  The Company reported a net loss of approximately $6,070,000 for fiscal 1994, as compared to a net loss of approximately $1,732,000 for the prior year. The increase in net loss was due, in large part, to the expenses incurred in pursuing certain shareholder approvals and restructuring plans. Due to the changing conditions in the debt and equity markets which impacted the Company's restructuring plans, the Company took significant charges against earnings in fiscal 1994 to reflect certain costs incurred in connection with the restructuring plans which were either no longer expected to have future economic benefit or were no longer deferrable because the prospects for a second equity offering were uncertain as of the end of fiscal 1994. Acquisition due diligence costs totalling approximately $2,015,000 related to certain properties that were reviewed for potential acquisition as part of the planned public offering, but were withdrawn by the sellers due to delays in the timing of the offering, were written off to investment analysis expense during fiscal 1994. All expenses incurred in connection with the planned equity offering, as well as a possible securitized debt offering, were written off to non-deferrable offering expenses. The non-deferrable offering expenses, which totalled approximately $1,562,000, include legal, regulatory and rating agency expenses, in addition to costs incurred in determining the appropriate terms for the proposed equity offering and preparing required filings for regulatory purposes. Additionally, extension fees of $760,000 related to the debt prepayment agreement which lapsed during fiscal 1994, were included in the balance of interest expense and related fees in fiscal 1994.

  Net operating income from the Company's shopping centers, before depreciation expense and amortization of loan buydown fees increased from approximately $6,640,000 for fiscal 1993 to approximately $7,526,000 for fiscal 1994. The increase in net operating income from the properties resulted mainly from the additional contribution of operating income from the three shopping centers purchased during fiscal 1993. In addition, leasing gains at several of the properties accounted for a portion of the increase in rental income and expense reimbursements during fiscal 1994. As of August 31, 1994, the portfolio was 99% leased on average. Non-cash depreciation and amortization charges increased by approximately $764,000 in fiscal 1994, mainly due to acquisitions, property expansions and tenant improvements.

 1993 Compared to 1992

  The Company reported a net loss of approximately $1,732,000 for fiscal 1993 as compared to a net loss of approximately $1,990,000 in fiscal 1992. As of August 31, 1993, the Company had acquired 22 retail shopping centers. The Company had 19 shopping centers in its portfolio at the end of fiscal 1992. Accordingly, the results of operations for the twelve months ended August 31, 1993 are not directly comparable to fiscal 1992 as a result of new acquisitions in 1993 and the reflection of partial year operations for acquisitions in the prior year.

  Net operating income from the Company's shopping centers, before depreciation expense and amortization of loan buydown fees increased from approximately $4,355,000 for fiscal 1992 to approximately $6,640,000 for fiscal 1993. The increase in net operating income from the properties resulted primarily from the incremental contribution of operating income from the six shopping centers purchased during the 24 months ended August 31, 1993. In addition, base rental revenues increased at 10 of the 16 properties that the Company owned for all of fiscal 1992 and 1993. Offsetting the increase in property operating income was a decline in interest income of approximately $1,019,000 which reflected both the investment of offering proceeds in real estate assets and a decline in interest rates earned on reserves and uninvested proceeds. General and administrative expenses decreased in fiscal 1993 as a result of lower professional fees associated with the management of the Company's assets. Professional fees declined in fiscal 1993 in part due to a reduction in required legal fees associated with administering certain loan and acquisition escrow reserves and due to the expiration, or impending expiration, of a number of the Company's master lease agreements.

 Inflation

  The Company commenced operations on August 9, 1989 and completed its sixth full year of operations in fiscal 1995. The effects of inflation and changes in prices on the Company's operating results to date have not been significant. Inflation in future periods is likely to have a minimal effect on the Company's net cash flow. Virtually all of the tenants in the Company's retail properties have leases which require the tenants to bear certain costs of maintenance, insurance, and property taxes. As a result, inflationary increases in such expenses would be passed through to the tenants, thereby limiting the Company's exposure to property operating expenses attributable to vacant space. In addition, the majority of the tenant leases provide for the payment of additional rentals calculated as a percentage of tenant revenues over stated base amounts. Tenant revenues would be expected to rise during periods of inflation. Such increases in tenant reimbursements and percentage rentals would be expected to offset, for the most part, increases in property and Company operating expenses.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

  The financial statements and supplementary data are included under Item 14 of this Annual Report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

  None.

                                   PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

  There currently are four directors of the Company, three of whom are not affiliated with the Advisor. The directors are subject to removal by the vote of the holders of a majority of the outstanding shares. The directors are responsible for the general policies of the Company, but they are not required to conduct personally the business of the Company.

  (a) and (b) The names and ages of the directors and executive officers of the Company are as follows:

                                                                                DATE ELECTED
NAME                                           OFFICE                       AGE  TO OFFICE
- ----                      ------------------------------------------------- --- ------------
Lawrence A. Cohen.......  President, Chief Executive Officer and Director    42   5/15/91
Lawrence S. Bacow (1)...  Director                                           44   8/20/93
Joseph W. Robertson, Jr.
 (1)....................  Director                                           48   10/20/89
J. William Sharman, Jr.
 (1)....................  Director                                           55   10/20/89
Walter V. Arnold........  Senior Vice President and Chief Financial Officer  48   10/20/89
James A. Snyder.........  Senior Vice President                              50   7/6/92
John B. Watts III.......  Senior Vice President                              42   5/31/91
Timothy J. Medlock......  Vice President and Treasurer                       34   10/20/89
Rock M. D'Errico........  Vice President                                     39   11/01/89
Dorothy F. Haughey......  Secretary                                          69   10/20/89

- --------
(1) Member of the Audit Committee. The Board of Directors of the Company has established an Audit Committee that consists of the Independent Directors. Independent Directors are those Directors who are not affiliated, directly or indirectly, with an affiliate of the Company. The Audit Committee was established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit fees and review the adequacy of the Company's internal accounting controls.

  (c) PaineWebber Properties Incorporated ("PWPI"), a general partner of the Advisor, assists the directors and officers of the Company in the management and control of the Company's affairs. The principal executive officers of PWPI are as follows:

NAME                                            OFFICE                       AGE
- ----                       ------------------------------------------------- ---
Lawrence A. Cohen......... President and Chief Executive Officer              42
Walter V. Arnold.......... Senior Vice President and Chief Financial Officer  48
James A. Snyder........... Senior Vice President                              50
John B. Watts III......... Senior Vice President                              42
David F. Brooks........... First Vice President and Assistant Treasurer       53
Timothy J. Medlock........ Vice President and Treasurer                       34
Thomas W. Boland.......... Vice President                                     33

  (d) There is no family relationship among any of the foregoing directors or officers. All of the foregoing directors and officers of the Company have been elected to serve until the Company's next annual meeting.

  (e) The business experience of each of the directors and officers of the Company, as well as the principal executive officers of PWPI, is as follows:

  Lawrence A. Cohen has served as President, Chief Executive Officer and Director of the Company since 1991. Mr. Cohen is also President and Chief Executive Officer of PWPI. Mr. Cohen joined PWPI in January 1989 as its Executive Vice President and Director of Marketing and Sales. He is a member of the Board of

Directors and the Investment Committee of PWPI. Mr. Cohen is also a member of the board of directors of PaineWebber Independent Living Mortgage Fund, Inc. ("PWIL I") and PaineWebber Independent Living Mortgage Inc. II ("PWIL II"). PWIL I and PWIL II are REITs that were formed to invest in mortgage loans secured by rental housing projects for independent senior citizens. From 1984 to 1988, Mr. Cohen was First Vice President of VMS Realty Partners where he was responsible for origination and structuring of real estate investment programs and for managing national broker-dealer relationships. Mr. Cohen received his L.L.M (in Taxation) from New York University School of Law and his J.D. degree from St. John's University School of Law. Mr. Cohen received his B.B.A degree in Accounting from George Washington University. He is a member of the New York Bar and is a Certified Public Accountant.

  Lawrence S. Bacow is a professor at the Massachusetts Institute of Technology ("M.I.T.") where he is on the faculty of the M.I.T. Center for Real Estate and the M.I.T. Department of Urban Studies and Planning. He joined the Company as a director in August 1993. Professor Bacow joined the M.I.T. faculty in 1977 and served as a director of the Center for Real Estate from 1990 until 1992. While on leave from M.I.T. from 1985 to 1987, Professor Bacow served as Chief Operating Officer of Spaulding Investment Company, a New England-based real estate firm. From 1990 to 1992, he was a principal of Artel Associates, Inc., a provider of real estate advisory services to investment entities. Professor Bacow is a director of Northland Investment Corporation and Grubb & Ellis. He received his B.S. in economics from M.I.T., his J.D. from Harvard Law School, and his Ph. D. from Harvard's Kennedy School of Government.

  Joseph W. Robertson, Jr. has served as a director of the Company since 1989. Mr. Robertson is Executive Vice President and Chief Financial Officer of Weingarten Realty Investors, a REIT that owns, develops and operates shopping centers and other commercial real estate. In 1971, Mr. Robertson joined Weingarten Realty, Inc., the predecessor of Weingarten Realty Investors, and served as Executive Vice President and Chief Financial Officer from 1980 to 1985 when Weingarten Realty Investors was formed. Mr. Robertson serves as a trustee of Weingarten Realty Investors and as a director of Weingarten Properties, Inc.

  J. William Sharman, Jr. is a director of the Company and has held such position since he was elected to the Board of Directors as of October 20, 1989. Mr. Sharman is also a director of PWIL 1 and PWIL II. Mr. Sharman is the Chairman of the Board and President of Lancaster Hotel Management, L.C., a hotel management company, and Bayou Equities, Inc. , a hotel development company. Mr. Sharman served for ten years as Chairman of the Board and President of The Lancaster Group, Inc., a real estate development firm based in Houston, Texas, which is the predecessor of Lancaster Hotel Management, L.C., and Bayou Equities, Inc. Mr. Sharman is Vice Chairman of Small Luxury Hotels, Ltd. of the United Kingdom, an international hotel marketing and reservations firm. He has a Bachelor of Science degree in Civil Engineering from the University of Notre Dame. In April 1991, Mr. Sharman filed personal bankruptcy and was discharged in October 1991 without exceptions or objections. Mr. Sharman's bankruptcy resulted from the refusal of an RTC successor-lender to renegotiate repayment terms of a commercial mortgage personally guaranteed by Mr. Sharman on a hotel owned by a partnership in which Mr. Sharman was a limited partner.

  Walter V. Arnold is a Senior Vice President and Chief Financial Officer of the Company and Senior Vice President and Chief Financial Officer of PWPI which he joined in October 1985. Mr. Arnold joined PWI in 1983 with the acquisition of Rotan Mosle, Inc. where he had been First Vice President and Controller since 1978, and where he continued until joining PWPI. He began his career in 1974 with Arthur Young & Company in Houston. Mr. Arnold is a Certified Public Accountant licensed in the state of Texas.

  James A. Snyder is a Senior Vice President of the Company and a Senior Vice President and Member of the Investment Committee of PWPI. Mr. Snyder re-joined PWPI in July 1992 having served previously as an officer of PWPI from July 1980 to August 1987. From January 1991 to July 1992, Mr. Snyder was with the Resolution Trust Corporation, where he served as the Vice President of Asset Sales prior to re-joining PWPI. From February 1989 to October 1990, he was President of Kan Am Investors, Inc., a real estate investment company. During the period August 1987 to February 1989, Mr. Snyder was Executive Vice President and Chief Financial Officer of Southeast Regional Management Inc., a real estate development company.

  John B. Watts III is a Senior Vice President of the Managing General Partner and a Senior Vice President of the Adviser which he joined in June 1988. Mr. Watts has had over 16 years of experience in acquisitions, dispositions and finance of real estate. He received degrees of Bachelor of Architecture, Bachelor of Arts and Master of Business Administration from the University of Arkansas.

  David F. Brooks is a First Vice President and Assistant Treasurer of PWPI. Mr. Brooks joined PWPI in March 1980. From 1972 to 1980, Mr. Brooks was an Assistant Treasurer of Property Capital Advisors, Inc. and also, from March 1974 to February 1980, the Assistant Treasurer of Capital for Real Estate, which provided real estate investment, asset management and consulting services.

  Timothy J. Medlock is Vice President and Treasurer of the Company and a Vice President and Treasurer of PWPI which he joined in 1986. From June 1988 to August 1989, Mr. Medlock served as the Controller of PWPI. From 1983 to 1986, Mr. Medlock was associated with Deloitte Haskins & Sells. Mr. Medlock graduated from Colgate University in 1983 and received his Masters in Accounting from New York University in 1985.

  Rock M. D'Errico is Vice President of the Company and a Vice President of PWPI which he joined in 1986. Previously he was associated with First Winthrop Corporation and John Hancock Mutual Life Insurance Company as a Real Estate Asset Manager.

  Thomas W. Boland is a Vice President and Manager of Financial Reporting of PWPI which he joined in 1988. From 1984 to 1987 Mr. Boland was associated with Arthur Young & Company. Mr. Boland is a Certified Public Accountant licensed in the state of Massachusetts. He holds a B.S. in Accounting from Merrimack College and an M.B.A. from Boston University.

  Dorothy F. Haughey is Secretary of the Company, Assistant Secretary of PaineWebber and Secretary of PWI and PWPI. Ms. Haughey joined PaineWebber in 1962.

  (f) None of the directors and officers was involved in legal proceedings which are material to an evaluation of his or her ability or integrity as a director or officer.

  (g) Compliance With Exchange Act Filing Requirements: The Securities Exchange Act of 1934 requires the officers and directors of the Company, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten-percent beneficial holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, the Company believes that, during the year ended August 31, 1995, all filing requirements applicable to its officers, directors and ten-percent beneficial holders were complied with.

ITEM 11. EXECUTIVE COMPENSATION

  The three unaffiliated directors each receive an annual fee of $12,000, plus $1,000 for each meeting attended, and reimbursement for expenses incurred in attending meetings and as a result of other work performed for the Company. The affiliated director does not receive any compensation from the Company.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  (a) As of the date hereof, no person of record owns or is known by the Registrant to own beneficially more than five percent of the outstanding shares of common stock of the Company.

  (b) The following table sets forth the ownership of shares owned directly or indirectly by the Directors and principal officers of the Company as of August 31, 1995:

                                                                  NUMBER OF
                                                                    SHARES
                                                                 BENEFICIALLY   PERCENT
     TITLE OF CLASS              NAME OF BENEFICIAL OWNER           OWNED       OF CLASS
     --------------       -------------------------------------- ------------ ------------
Shares of Common Stock..  Lawrence A. Cohen                       350 Shares  Less than 1%
                          All Directors and Officers of the
                           Company, as a group                    350 Shares  Less than 1%

  (c) There exists no arrangement, known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company has entered into an advisory agreement with PaineWebber Realty Advisors, L.P. (the "Advisor") to perform various services in connection with the sale of the Shares, the management of the Company and the acquisition, management and disposition of the Company's investments. The Advisor is a limited partnership composed of PaineWebber Properties Incorporated ("PWPI") as the general partner and Properties Associates, L.P. ("PA") as the limited partner. Both partners of the Advisor are affiliates of PaineWebber Incorporated ("PWI"), which is a wholly owned subsidiary of PaineWebber Group, Inc. ("PaineWebber"). The advisory agreement is renewable on an annual basis at the discretion of the Company's Board of Directors. The type of compensation to be paid by the Company to the Advisor and its affiliates under the terms of the Advisory Agreement is as follows:

    (i) Under the Advisory Agreement, the Advisor has specific management responsibilities to perform day-to-day operations of the Company and to act as the investment advisor and consultant for the Company in connection with general policy and investment decisions. The Advisor will receive an annual Asset Management Fee and an Advisory Incentive Fee of 0.25% and 0.25%, respectively, of the Capital Contributions of the Company. The Advisory Incentive Fee is subordinated to the shareholders' receipt of distributions of net cash sufficient to provide a return equal to 8% per annum on their Invested Capital, as defined. During the quarter ended February 28, 1994, the payment of regular quarterly distributions was temporarily suspended. Accordingly, the Advisor has not earned any Advisory Incentive Fees since December 1, 1993. Effective March 1, 1995, the Advisor agreed to indefinitely waive its management fees in order to maximize the Company's earnings and cash flow while certain strategic plans regarding the Company's future operations are evaluated and implemented. The Advisor earned asset management fees of $125,000 for the year ended August 31, 1995 which reflects management fees paid from September 1, 1994 through February 28, 1995.

    (ii) For its services in finding and recommending investments, and for analyzing, structuring and negotiating the purchase of properties by the Company, PWPI will receive non-recurring Acquisition Fees equal to 3% of the Capital Contributions. PWPI received acquisition fees in connection with the Company's real estate investments in the amount of $3,006,000.

    (iii) Fees equal to 1/2 of 1% of any financing and 1% of any refinancing obtained by the Company for which the Advisor renders substantial services, and for which no fees are paid to a third party, will be paid to the Advisor as compensation for such services. No such fees had been earned as of August 31, 1995.

    (iv) Upon disposition of the Company's investments, the Advisor may earn sales commissions and disposition fees. These fees and commissions will be subordinated to the repayment to shareholders of their Capital Contributions plus certain minimum returns on their Invested Capital. In no event will the disposition fees exceed an amount equal to 15% of Disposition Proceeds remaining after the shareholders have received an amount equal to their Capital Contributions plus a return on Invested Capital of 6% per annum, cumulative and noncompounded. No disposition fees or sales commissions have been earned as of August 31, 1995.

  An affiliate of the Advisor performs certain accounting, tax preparation, securities law compliance and investor communications and relations services for Company. Total costs incurred by this affiliate in providing these services are allocated among several entities, including the Company. Effective March 1, 1995, the Advisor agreed that it will not be reimbursed for providing these services to the Company. As with the management fees discussed above, the Advisor has agreed to waive these servicing fees in order to maximize the Company's earnings and cash flow while certain strategic plans regarding the Company's future operations are evaluated and implemented. For the year ended August 31, 1995, the Company paid $111,000 to this affiliate, representing reimbursements from September 1, 1994 through February 28, 1995 for providing the above services to the Company.

  Mitchell Hutchins Institutional Investors, Inc. ("Mitchell Hutchins") provides cash management services with respect to the Company's cash assets. Mitchell Hutchins is a subsidiary of Mitchell Hutchins Asset Management, Inc., an independently operated subsidiary of PaineWebber. For the year ended August 31, 1995, Mitchell Hutchins earned fees of $8,000 for managing the Company's cash assets. Fees charged by Mitchell Hutchins are based on a percentage of invested cash reserves which varies based on the total amount of invested cash which Mitchell Hutchins manages on behalf of PWPI.

  The Company has engaged the services of a consulting firm for certain professional services related to its mortgage loan refinancing and acquisition due diligence activities. The consulting firm is a partnership in which Mr. Robert J. Pansegrau is one of two current partners. Mr. Pansegrau is formerly a Senior Vice President of the Company who resigned effective March 31, 1993. The consulting firm received fee compensation from the Company totalling approximately $186,000 for the year ended August 31, 1995. The consulting firm also received reimbursement for out-of-pocket expenses of approximately $79,000 for the year ended August 31, 1995.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

  (a) The following documents are filed as part of this report:

      (1) and (2) Financial Statements and Schedule:

           The response to this portion of Item 14 is submitted as a separate section of this report. See Index to Financial Statements and Financial Statement Schedule at page F-1.

      (3) Exhibits:

           The exhibits listed on the accompanying index to exhibits at page IV-3 are filed as part of this Report.

  (b) No Current Reports on Form 8-K were filed during the last quarter of fiscal 1995.

  (c) Exhibits:

      See (a)(3) above.

  (d) Financial Statement Schedule:

           The response to this portion of Item 14 is submitted as a separate section of this report. See Index to Financial Statements and Financial Statement Schedule at page F-1.

                                  SIGNATURES

  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Retail Property Investors, Inc.

                                                   /s/ Lawrence A. Cohen
                                          By: _________________________________
                                            Name: Lawrence A. Cohen
                                            Title:  President, Chief Executive
                                                    Officer and Director

                                                   /s/ Walter V. Arnold
                                          By: _________________________________
                                            Name: Walter V. Arnold
                                            Title:  Senior Vice President and
                                                   Chief Financial Officer
                                            (additionally functioning as chief
                                            accounting officer)

Dated: December 11, 1995

  Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacity and on the dates indicated.

      /s/ Lawrence S. Bacow                       Date: December 11, 1995
By: _________________________________
  Name: Lawrence S. Bacow
  Title: Director

      /s/ Joseph W. Robertson, Jr.                Date: December 11, 1995
By: _________________________________
  Name: Joseph W. Robertson, Jr.
  Title: Director

      /s/ J. William Sharman, Jr.                 Date: December 11, 1995
By: _________________________________
  Name: J. William Sharman, Jr.
  Title: Director

                           ANNUAL REPORT ON FORM 10-K
                                 ITEM 14(A)(3)

                        RETAIL PROPERTY INVESTORS, INC.

                               INDEX TO EXHIBITS

                                              PAGE NUMBER IN THE REPORT
 EXHIBIT NO.     DESCRIPTION OF DOCUMENT         OR OTHER REFERENCE
 -----------     -----------------------      -------------------------
  (3) and (4) Prospectus of the Registrant  Filed with the Commission
              dated October 6, 1989, as     pursuant to Rule 424(c)
              supplemented.                 and incorporated herein by
                                            reference.
  (10)        Material contracts            Filed with the Commission
              previously filed as exhibits  pursuant to Section 13 or
              to registration statements    15(d) of the Securities
              and amendments thereto of     Exchange Act of 1934 and
              the registrant together with  incorporated herein by
              all such contracts filed as   reference.
              exhibits of previously filed
              Forms 8-K and Forms 10-K are
              hereby incorporated herein
              by reference.
  (13)        Annual Report to              No Annual Report for the
              Stockholders                  year ended August 31, 1995
                                            has been sent to the
                                            shareholders. An Annual
                                            Report will be sent to the
                                            shareholders subsequent to
                                            this filing.

                           ANNUAL REPORT ON FORM 10-K
                             ITEM 14(A)(1) AND (2)

                        RETAIL PROPERTY INVESTORS, INC.

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

                                                                      REFERENCE
                                                                      ---------
RETAIL PROPERTY INVESTORS, INC.:
  Report of Independent Accountants..................................    F-2
  Balance sheets at August 31, 1995 and 1994.........................    F-3
  Statements of operations for the years ended August 31, 1995, 1994
   and 1993..........................................................    F-4
  Statements of changes in shareholders' equity for the years ended
   August 31, 1995, 1994 and 1993....................................    F-5
  Statements of cash flows for the years ended August 31, 1995, 1994
   and 1993..........................................................    F-6
  Notes to financial statements......................................    F-7
  Schedule III--Real Estate and Accumulated Depreciation.............   F-24

  Other schedules have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements, including the notes thereto.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Retail Property Investors, Inc.

  In our opinion, the financial statements listed in the index appearing under
Item 14(a)(1) and (2) on page F-1 present fairly, in all material respects, the financial position of Retail Property Investors, Inc. (the "Company") at August 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended August 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          Price Waterhouse LLP

Boston, Massachusetts
December 11, 1995, except as to Note 8
 which is as of July 17, 1996

                        RETAIL PROPERTY INVESTORS, INC.

                                 BALANCE SHEETS

                            AUGUST 31, 1995 AND 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              1995       1994
                                                            ---------  --------
                          ASSETS
Operating investment properties:
  Operating investment properties held for sale, net
   (Note 4)...............................................  $ 192,311  $    --
  Land....................................................        --     37,845
  Buildings and improvements..............................        --    175,293
  Furniture and equipment.................................        --      9,676
                                                            ---------  --------
                                                              192,311   222,814
  Less: accumulated depreciation..........................        --    (21,080)
                                                            ---------  --------
                                                              192,311   201,734
Cash and cash equivalents.................................      5,943     3,282
Escrowed cash.............................................      1,067     1,378
Accounts receivable, net of allowance for doubtful
 accounts of $80 ($91 in 1994)............................        170       497
Other assets..............................................         77        69
Prepaid expenses..........................................        308       260
Capital improvement reserve...............................      1,201     1,182
Deferred expenses, net of accumulated amortization of $446
 ($296 in 1994)...........................................      1,467       508
                                                            ---------  --------
                                                            $ 202,544  $208,910
                                                            =========  ========
           LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable--affiliates..............................  $       4  $     67
Accounts payable and accrued expenses.....................      1,316     1,343
Mortgage interest payable.................................        358       167
Note payable--affiliate...................................      1,168       --
Security deposits and other liabilities...................        768       948
Mortgage notes payable, net...............................    156,508   157,599
                                                            ---------  --------
    Total liabilities.....................................    160,122   160,124
Contingencies (Note 7)
Shareholders' equity (Note 2.I):
  Common stock, $.01 par value, 50,000,000 shares
   authorized, 5,010,050 shares issued and outstanding....         50        50
  Additional paid-in capital, net of offering costs.......     87,181    87,181
  Accumulated deficit.....................................    (44,809)  (38,445)
                                                            ---------  --------
    Total shareholders' equity............................     42,422    48,786
                                                            ---------  --------
                                                            $ 202,544  $208,910
                                                            =========  ========

                See accompanying notes to financial statements.

                        RETAIL PROPERTY INVESTORS, INC.

                            STATEMENTS OF OPERATIONS

               FOR THE YEARS ENDED AUGUST 31, 1995, 1994 AND 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      1995     1994     1993
                                                     -------  -------  -------
Revenues:
  Rental income and expense reimbursements.......... $24,682  $24,442  $22,175
  Interest income...................................     327      148      431
                                                     -------  -------  -------
                                                      25,009   24,590   22,606
Expenses:
  Interest expense and related fees.................  15,283   15,459   13,620
  Depreciation and amortization.....................   6,495    6,334    5,571
  Property expenses.................................   2,348    2,207    1,996
  Real estate taxes.................................   1,329    1,370    1,296
  General and administrative........................   1,702      968      900
  Financial and investor servicing expenses.........     111      260      262
  REIT management fees..............................     125      237      501
  Bad debt expense..................................      21      241       72
  Cash management fees..............................       8        8       40
  Non-deferrable offering expenses..................     --     1,561      --
  Investment analysis expense.......................     101    2,015       80
  Loss on impairment of assets held for sale........   3,850      --       --
                                                     -------  -------  -------
                                                      31,373   30,660   24,338
                                                     -------  -------  -------
Net loss............................................ $(6,364) $(6,070) $(1,732)
                                                     =======  =======  =======
Per share amounts (Note 2.I):
  Net loss.......................................... $ (1.27) $ (1.21) $ (0.35)
                                                     =======  =======  =======
  Cash dividends declared........................... $   --   $  0.80  $  1.60
                                                     =======  =======  =======


                See accompanying notes to financial statements.

                        RETAIL PROPERTY INVESTORS, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED AUGUST 31, 1995, 1994 AND 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                COMMON STOCK
                               $.01 PAR VALUE    ADDITIONAL
                              ------------------  PAID-IN   ACCUMULATED
                                SHARES    AMOUNT  CAPITAL     DEFICIT    TOTAL
                              ----------  ------ ---------- ----------- -------
Shareholders' equity at
 August 31, 1992............  10,020,100   $100   $87,131    $(18,619)  $68,612
Adjustment to give effect to
 a 1 for 2 reverse stock
 split effective as of
 September 7, 1993
 (Note 2.I).................  (5,010,050)   (50)       50         --        --
Cash dividends declared.....         --     --        --       (8,016)   (8,016)
Net loss....................         --     --        --      ( 1,732)  ( 1,732)
                              ----------   ----   -------    --------   -------
Shareholders' equity at
 August 31, 1993............   5,010,050     50    87,181     (28,367)   58,864
Cash dividends declared.....         --     --        --       (4,008)   (4,008)
Net loss....................         --     --        --       (6,070)   (6,070)
                              ----------   ----   -------    --------   -------
Shareholders' equity at
 August 31, 1994............   5,010,050     50    87,181     (38,445)   48,786
Net loss....................         --     --        --       (6,364)   (6,364)
                              ----------   ----   -------    --------   -------
Shareholders' equity at
 August 31, 1995............   5,010,050   $ 50   $87,181    $(44,809)  $42,422
                              ==========   ====   =======    ========   =======


                See accompanying notes to financial statements.

                        RETAIL PROPERTY INVESTORS, INC.

                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED AUGUST 31, 1995, 1994 AND 1993
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (IN THOUSANDS)

                                                    1995      1994      1993
                                                  --------  --------  --------
Cash flows from operating activities:
  Net loss....................................... $ (6,364) $ (6,070) $ (1,732)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Depreciation and amortization................    6,495     6,334     5,571
    Amortization of loan buydown fees............    1,566     1,572     1,420
    Amortization of deferred financing costs.....      265        29        29
    Loss on impairment of assets held for sale...    3,850       --        --
    Changes in assets and liabilities:
      Accounts receivable........................       22       543      (245)
      Other assets...............................       (8)      422       527
      Prepaid expenses...........................      (48)       66       (55)
      Deferred expenses..........................     (224)      238       --
      Accounts payable--affiliates...............      (63)     (578)      128
      Accounts payable and accrued expenses......      (27)      202       (50)
      Mortgage interest payable..................      191       (60)      (53)
      Security deposits and other liabilities....     (180)     (714)      621
                                                  --------  --------  --------
        Total adjustments........................   11,839     8,054     7,893
                                                  --------  --------  --------
        Net cash provided by operating
         activities..............................    5,475     1,984     6,161
                                                  --------  --------  --------
Cash flows from investing activities:
  Additions to operating investment properties...     (178)     (767)  (29,772)
  Use of (additions to) escrowed cash............      311        65      (897)
  Additions to capital improvement reserve.......      (19)     (939)     (243)
  Restricted cash used to fund commitments.......      --        --      6,747
  Master lease payments received.................      --        326       708
                                                  --------  --------  --------
        Net cash provided by (used for) investing
         activities..............................      114    (1,315)  (23,457)
                                                  --------  --------  --------
Cash flows from financing activities:
  Dividends paid to shareholders.................      --     (4,008)   (8,016)
  Proceeds from issuance of mortgage notes
   payable.......................................   45,825       100    21,383
  Payment of debt issuance costs.................   (1,439)      --       (653)
  Proceeds from issuance of unsecured note
   payable.......................................    1,175       --        --
  Payment of loan buydown fees...................      --        --       (452)
  Repayment of principal on mortgage notes
   payable.......................................  (48,482)     (620)     (444)
  Repayment of principal on unsecured note
   payable.......................................       (7)      --        --
                                                  --------  --------  --------
        Net cash (used for) provided by financing
         activities..............................   (2,928)   (4,528)   11,818
                                                  --------  --------  --------
Net increase (decrease) in cash and cash
 equivalents.....................................    2,661    (3,859)   (5,478)
Cash and cash equivalents, beginning of year.....    3,282     7,141    12,619
                                                  --------  --------  --------
Cash and cash equivalents, end of year........... $  5,943  $  3,282  $  7,141
                                                  ========  ========  ========
SUPPLEMENTAL DISCLOSURE:
Cash paid during the year for interest........... $ 13,261  $ 13,917  $ 12,224
                                                  ========  ========  ========

                See accompanying notes to financial statements.

                        RETAIL PROPERTY INVESTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND RECENT BUSINESS DEVELOPMENTS

  Retail Property Investors, Inc. (the "Company"), formerly PaineWebber Retail Property Investments, Inc., is a corporation organized on August 9, 1989 in the Commonwealth of Virginia for the purpose of investing in a portfolio of retail shopping centers located throughout the midwestern, southern and southeastern United States. The Company commenced an initial public offering of up to 10,000,000 shares of its common stock (the "Shares"), priced at $10 per Share, on October 23, 1989 pursuant to a Registration Statement filed on Form S-11 under the Securities Act of 1933 (Registration Statement No. 33-29755). The initial offering closed on December 24, 1990, after 10,020,100 shares had been sold. The Company received capital contributions of $100,201,000, of which $201,000 was received from the sale of 20,100 shares to an affiliate, PaineWebber Group, Inc. ("PaineWebber"). As of October 15, 1995, PaineWebber held 38,000 shares of the Company's common stock. The Company was originally organized as a finite-life, non-traded real estate investment trust that had a stated investment policy of investing exclusively in shopping centers in which Wal-Mart Stores, Inc. ("Wal-Mart") was or would be an anchor tenant. During fiscal 1993, the Company's Board of Directors proposed three amendments to the Company's Articles of Incorporation and two resolutions, all of which were approved at a Special Meeting of Shareholders which was held on September 7, 1993. The amendments to the Articles of Incorporation changed the Company from a "finite-life" corporation to an "infinite-life" corporation, increased the number of authorized shares of the Company's Common Stock from 12,500,000 to 25,000,000 and changed the Company's name. The resolutions approved a 1 for 2 Reverse Stock Split of the Company's outstanding shares of Common Stock and affirmed the Company's investment authority under the Articles of Incorporation and Bylaws to invest in property other than shopping centers anchored by Wal-Mart stores.

 1994 Developments

  The amendments to the Company's Articles of Incorporation and the resolutions which were approved in September 1993 were proposed as part of a plan to reposition the Company to take advantage of the liquidity and potentially attractive source of capital available in the market for publicly held REITs at that time. During 1993, the Board of Directors determined that in order to best position the Company to access the public capital markets, it would be in the Company's best interests to convert from an externally advised REIT to a self-administered REIT. The Company also investigated the possibility of acquiring a third-party property management and leasing company which would enable property management activities to be conducted internally. In conjunction with these initiatives, the Board of Directors presented several proposals for consideration at the Annual Meeting of Shareholders which was held November 4, 1994. Approval of these proposals, which involved further amendments to the Company's Articles of Incorporation and Bylaws, was required in order to enable the Company to proceed with an equity offering of its common stock, to pursue listing of the Company's common stock on a national securities exchange and to permit a conversion to self-administration. All of the proposals were approved at the Annual Meeting by the required affirmative vote of the shareholders. However, due to a deterioration in the public equity markets for REIT stocks during the latter part of 1994, management delayed its plans to proceed with a public offering and subsequent listing of the Company's common stock on a national securities exchange pending an improvement in the market conditions. As a result of the delays in the timing of the planned public offering which had been contemplated in fiscal 1994, the Company took significant charges against earnings in fiscal 1994 to reflect certain costs incurred in connection with the Company's restructuring plans which were either no longer expected to have future economic benefit or were no longer deferrable because the prospects for a second equity offering were uncertain. Acquisition due diligence costs totalling approximately $2,015,000 related to certain properties that had been reviewed for potential acquisition as part of the planned public offering were written off to investment analysis expense during fiscal 1994 (see Note 4). All expenses incurred in connection with the planned equity offering, as well as a possible securitized debt offering, in the aggregate amount of approximately $1,561,000, were written off to non-

                        RETAIL PROPERTY INVESTORS, INC.

deferrable offering expenses. In addition, extension fees of $760,000 related to a debt prepayment agreement which lapsed during fiscal 1994 were written off to interest expense during the year.

 1995 Developments

  Due to changes in interest rate levels and other market factors which adversely affected the market for new public REIT equity offerings during the latter half of calendar 1994 and the first half of calendar 1995, the Company has not completed the final phase of its restructuring plans. In view of the existing capital market conditions, the Company's Board of Directors engaged the investment banking firm of Lehman Brothers Inc. ("Lehman") in June of 1995 to act as its financial adviser and to provide financial and strategic advisory services to the Board of Directors regarding options available to the Company. The strategic options considered included, among other things, a recapitalization of the Company, sales of the Company's assets and the exploration of merger opportunities. Lehman's services have included the solicitation and identification of potential transactions for the Company, the evaluation of these transactions, and the provision of advice to the Board regarding them. In November 1995, Lehman presented a summary to the Board of the proposals received to date. All of the proposals were indications of interest from third parties to buy the Company's real estate assets. At such time, the Board concluded that it would be in the shareholders' best interests to immediately initiate the process of soliciting firm offers to purchase the Company's portfolio of operating investment properties. The Directors have instructed Lehman to work with the various third parties that have expressed an interest in such a transaction to obtain transaction terms most favorable to the Company and its shareholders. At the conclusion of this process, which will include all required buyer's due diligence, the Directors expect to submit and recommend for approval by the shareholders what, in their judgment, is the most favorable proposal. Pursuant to the Company's Articles of Incorporation, the sale of all, or substantially all, of the Company's real estate assets would require shareholder approval. Because the sale of the Company's real estate assets remains contingent upon, among other things, satisfactory completion of buyer's due diligence, negotiation of a definitive sales agreement and the required shareholder approval, there are no assurances that such a transaction will be completed. Nonetheless, since the Directors have committed to pursue this course of action, the Company's financial statements as of August 31, 1995 reflect the reclassification of operating investment properties and certain related assets as operating investment properties held for sale and the writedown of the individual operating properties to the lower of adjusted cost or net realizable value. The Company recorded a loss for financial reporting purposes of $3,850,000 in fiscal 1995 in connection with this accounting treatment. See Notes 2 and 4 for a further discussion.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 A. INCOME TAXES

    The Company has elected and intends to continue to qualify to be taxed as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended, for each taxable year of operations. As a REIT, the Company is allowed a tax deduction for the amount of dividends paid to its shareholders, thereby effectively subjecting the distributed net income of the Company to taxation at the shareholder level only, provided it distributes at least 95% of its real estate investment trust taxable income and meets certain other requirements for qualifying as a REIT. The Company incurred a loss for both book and tax purposes in fiscal 1995 and, therefore, was not required to pay a cash dividend in order to retain its REIT status.

 B. OPERATING INVESTMENT PROPERTIES

    Operating investment properties are carried at the lower of cost, reduced by guaranteed master lease payments (see Note 4) and accumulated depreciation, or net realizable value. The net realizable value of a property held for long-term investment purposes is measured by the recoverability of the Company's

                        RETAIL PROPERTY INVESTORS, INC.

  investment through expected future cash flows on an undiscounted basis, which may exceed the property's current market value. The net realizable value of a property held for sale approximates its current market value, less disposal costs, plus depreciation through the expected date of sale. As of August 31, 1994, the operating investment properties were held for long-term investment purposes and were recorded at adjusted cost on the accompanying balance sheet. As discussed further in Notes 1 and 4, all of the Company's operating investment properties were held for sale as of August 31, 1995. Accordingly, the Company has reclassified the operating properties and certain related assets to operating investment properties held for sale and has recorded each property at the lower of adjusted cost or net realizable value as of August 31, 1995.

    Depreciation expense has been computed using the straight-line method over an estimated useful life of forty years for the buildings and improvements, twenty years for land improvements and twelve years for personal property. Certain costs and fees (including the acquisition fees paid to an affiliate, as described in Note 3) related to the acquisition of the properties have been capitalized and are included in the cost of the operating investment properties. Major additions and betterments are capitalized, while minor repairs and maintenance are charged to expense.

 C. CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts held in banks and money market accounts and overnight, investment-grade commercial paper investments administered by Mitchell Hutchins Institutional Investors, Inc. (see Note 3).

 D. ESCROWED CASH

    Escrowed cash consists of master lease escrows, various lender escrows and real estate tax and insurance premium escrows. The master lease escrows represented funds the Company received directly as collateral, or obtained by drawing on letters of credit which were used as collateral, under certain master lease agreements (see Note 4). The balance of these escrows was approximately $428,000 at August 31, 1994. Corresponding amounts, representing unearned master lease payments for fiscal 1994, are included in the balance of security deposits and other liabilities on the accompanying balance sheet as of August 31, 1994. During fiscal 1995, the remaining cash collateral held by the Company was returned to the sellers as a result of the expiration or termination of their respective master lease agreements.

    The lender escrows are amounts held by various mortgage lenders to be released upon the completion of certain construction projects and other events relating to the individual property refinancings or acquisitions. The balance of the lender escrows amounted to approximately $75,000 and $172,000 at August 31, 1995 and 1994, respectively.

    The Company maintains separate real estate tax and insurance premium escrows for each property. The balance of these escrows was approximately $992,000 and $778,000 at August 31, 1995 and 1994, respectively. Real estate tax and insurance premium escrows for Cross Creek Plaza, Cypress Bay Plaza, Marion Towne Center, Southside Plaza and Walterboro Plaza are controlled by the respective mortgage lenders. The remainder of the funds segregated for the payment of real estate taxes and insurance premiums are not restricted by third parties.

 E. CAPITAL IMPROVEMENT RESERVE

    The Company has elected to fund a capital improvement reserve to cover the cost of future capital improvement expenditures. The balance of the capital improvement reserve at August 31, 1995 and 1994

                        RETAIL PROPERTY INVESTORS, INC.

  was approximately $1,201,000 and $1,182,000, respectively. The Company is currently funding $.06 per square foot of leasable space owned (approximately 4.4 million square feet as of August 31, 1995), on an annual basis, to the reserve. The amount funded may be adjusted by the Company, from time to time, when considered appropriate given the amount of capital improvements anticipated.

    The reserve also includes funds that were retained by the Company at the acquisition of certain properties to pay for items deemed to be the responsibility of the sellers. As of August 31, 1995 and 1994, these funds included in the capital improvement reserve totalled $50,000 and $62,000, respectively. The capital improvement reserve is not restricted by any third parties.

 F. ORGANIZATION COSTS AND DEFERRED EXPENSES

    Organization costs consisted of legal fees incurred in connection with the organization of the Company. Organization costs were amortized using the straight-line method over a 60-month period and were fully amortized as of August 31, 1994. Deferred expenses as of August 31, 1995 and 1994 include costs incurred in connection with the mortgage notes payable, leasing commissions and computer software. Capitalized loan costs are amortized using the straight-line method over the term of the related loans, which range from 3 to 20 years (see Note 5). The amortization of capitalized loan costs is included in interest expense on the accompanying statements of operations. Leasing commissions are amortized using the straight-line method over the term of the related lease, generally 3 to 5 years. Software costs are being amortized using the straight-line method over a 60-month period. As discussed further in Note 4, due to the Company's plans to pursue a sale of its operating investment properties, deferred leasing commissions as of August 31, 1995 were reclassified as part of the balance of operating investment properties held for sale for purposes of measuring the expected losses to be incurred upon disposal.

 G. OFFERING COSTS

    Offering costs consist primarily of selling commissions and other costs such as printing and mailing costs, legal fees, filing fees and other marketing costs associated with the initial offering of Shares. Selling commissions incurred in connection with the Company's initial public offering were equal to approximately 8% of the gross proceeds raised. Commissions totalling $7,984,000 were paid to PaineWebber Incorporated in connection with the sale of Shares from the initial public offering. All of the offering costs associated with the initial public offering are shown as a reduction of additional paid-in capital on the accompanying balance sheets.

 H. REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. The revenue recognition method takes into consideration scheduled rent increases. As of August 31, 1995 and 1994, the difference between the revenue recorded on the straight-line method and the payments made in accordance with the lease agreements totalled $305,000 and $255,000, respectively. The amount of such deferred rent receivable is included in the balance of interest and other receivables as of August 31, 1994. As discussed further in Note 4, due to the Company's plans to pursue a sale of its operating investment properties, deferred rent receivable as of August 31, 1995 was reclassified as part of the balance of operating investment properties held for sale for purposes of measuring the expected losses to be incurred upon disposal. The Company uses the allowance method to account for bad debt expense on its tenant receivables.

 I. COMMON STOCK AND EARNINGS PER SHARE OF COMMON STOCK

    Effective September 7, 1993, the shareholders voted to increase the number of authorized shares of common stock from 12,500,000 to 25,000,000 and approved a 1 for 2 reverse stock split to shareholders of

                        RETAIL PROPERTY INVESTORS, INC.

  record on such date. The stated par value per share of common stock was not changed from $.01. A total of $50,100 was reclassified from the stated value of common stock to additional paid-in capital in connection with the reverse stock split. Effective November 4, 1994, the shareholders voted to increase the number of authorized shares of common stock from 25,000,000 to 50,000,000.

    The earnings and cash dividends declared per share of common stock on the accompanying statements of operations are based upon the weighted average number of shares outstanding on a daily basis during each of the three years in the period ended August 31, 1995, of 5,010,050, as adjusted for the 1 for 2 reverse stock split.

 J. FAIR VALUE DISCLOSURES

    FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

      Cash and cash equivalents: The carrying amount reported on the balance sheet for cash and cash equivalents approximates its fair value.

      Escrowed cash: The carrying amount reported on the balance sheet for escrowed cash approximates its fair value.

      Capital improvement reserve: The carrying amount reported on the balance sheet for capital improvement reserve approximates its fair value.

      Note payable--affiliate: The fair value of the long-term note payable to an affiliate was estimated using discounted cash flow analyses based on the Company's current incremental borrowing rate for long-term indebtedness.

      Mortgage notes payable: The fair value of the Company's long-term mortgage indebtedness was estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

    The carrying amounts and fair values of the Company's financial instruments at August 31, 1995 are as follows (amounts in thousands):

                                                      CARRYING AMOUNT FAIR VALUE
                                                      --------------- ----------
     Cash and cash equivalents.......................    $  5,943      $  5,943
     Escrowed cash...................................       1,067         1,067
     Capital improvement reserve.....................       1,201         1,201
     Note payable--affiliate.........................       1,168           914
     Mortgage notes payable, net.....................     156,508       165,206

                        RETAIL PROPERTY INVESTORS, INC.

3. THE ADVISORY AGREEMENT AND RELATED PARTY TRANSACTIONS

  The Company has entered into an advisory agreement with PaineWebber Realty Advisors, L.P. (the "Advisor") to perform various services in connection with the sale of the Shares, the management of the Company and the acquisition, management and disposition of the Company's investments. The Advisor is a limited partnership composed of PaineWebber Properties Incorporated ("PWPI") as the general partner and Properties Associates, L.P. ("PA") as the limited partner. Both partners of the Advisor are affiliates of PaineWebber Incorporated ("PWI"), which is a wholly owned subsidiary of PaineWebber Group Inc. ("PaineWebber"). The advisory agreement is renewable on an annual basis at the discretion of the Company's Board of Directors. The type of compensation to be paid by the Company to the Advisor and its affiliates under the terms of the Advisory Agreement is as follows:

  (i) Under the Advisory Agreement, the Advisor has specific management responsibilities to perform day-to-day operations of the Company and to act as the investment advisor and consultant for the Company in connection with general policy and investment decisions. The Advisor will receive an annual Asset Management Fee and an Advisory Incentive Fee of 0.25% and 0.25%, respectively, of the Capital Contributions of the Company. The Advisory Incentive Fee is subordinated to the shareholders' receipt of distributions of net cash sufficient to provide a return equal to 8% per annum on their Invested Capital, as defined. During the quarter ended February 28, 1994, the payment of regular quarterly distributions was temporarily suspended. Accordingly, the Advisor has not earned any Advisory Incentive Fees since December 1, 1993. Furthermore, during the quarter ended May 31, 1994 the Advisor agreed to waive its rights to the collection of previously deferred Advisory Incentive Fees in the aggregate amount of $76,000. This amount is reflected as a reduction of management fee expense for the year ended August 31, 1994. Effective March 1, 1995, the Advisor agreed to waive its management fees for a period of at least one year in order to maximize the Company's earnings and cash flow while certain strategic plans regarding the Company's future operations are evaluated and implemented. The Advisor earned total management fees of $125,000, $237,000 and $501,000 for the period September 1, 1994 through February 28, 1995 and the years ended August 31, 1994 and 1993, respectively. Accounts payable--affiliates at August 31, 1994 included management fees payable to the Advisor totalling $62,000.

  (ii) For its services in finding and recommending investments, and for analyzing, structuring and negotiating the purchase of properties by the Company, PWPI was to receive non-recurring Acquisition Fees equal to 3% of the Capital Contributions. PWPI received acquisition fees in connection with the Company's real estate investments in the amount of $3,006,000.

  (iii) Fees equal to 1/2 of 1% of any financing and 1% of any refinancing obtained by the Company for which the Advisor renders substantial services, and for which no fees are paid to a third party, will be paid to the Advisor as compensation for such services. No such fees had been earned as of August 31, 1995.

  (iv) Upon disposition of the Company's investments, the Advisor may earn sales commissions and disposition fees. These fees and commissions will be subordinated to the repayment to shareholders of their Capital Contributions plus certain minimum returns on their Invested Capital. In no event will the disposition fees exceed an amount equal to 15% of Disposition Proceeds remaining after the shareholders have received an amount equal to their Capital Contributions plus a return on Invested Capital of 6% per annum, cumulative and noncompounded. No disposition fees or sales commissions have been earned as of August 31, 1995.

  Financial and investor servicing expenses represent reimbursements to an affiliate of the Advisor for providing certain financial, accounting and investor communication services to the Company. Effective March 1, 1995, the Advisor agreed that it will not be reimbursed for providing these services to the Company. As with the

                        RETAIL PROPERTY INVESTORS, INC.

management fees described above, the Advisor has agreed to waive these servicing fees for a period of at least one year in order to maximize the Company's earnings and cash flow while certain strategic plans regarding the Company's future operations are evaluated and implemented. For the period September 1, 1994 through February 28, 1995 and the years ended August 31, 1994 and 1993, the Company paid $111,000, $260,000 and $262,000, respectively, to this affiliate for providing such services to the Company.

  Mitchell Hutchins Institutional Investors, Inc. ("Mitchell Hutchins") provides cash management services with respect to the Company's cash assets. Mitchell Hutchins is a subsidiary of Mitchell Hutchins Asset Management, Inc., an independently operated subsidiary of PaineWebber. For the years ended August 31, 1995, 1994 and 1993, Mitchell Hutchins earned fees of $8,000, $8,000 and $40,000, respectively, for managing the Company's cash assets. Accounts payable--affiliates at August 31, 1995 and 1994 includes $4,000 and $5,000, respectively, payable to Mitchell Hutchins.

  The Company has engaged the services of a consulting firm for certain professional services related to its mortgage loan refinancing and acquisition due diligence activities. The consulting firm is a partnership in which Mr. Robert J. Pansegrau is one of two current partners. Mr. Pansegrau is formerly a Senior Vice President of the Company who resigned effective March 31, 1993. The consulting firm received fee compensation from the Company totalling approximately $186,000, $282,000 and $215,000 for the years ended August 31, 1995, 1994 and 1993, respectively. The consulting firm also received reimbursement for out-of-pocket expenses of approximately $79,000, $167,000 and $83,000 for the years ended August 31, 1995, 1994 and 1993, respectively.

  In June 1995, the Company secured a new mortgage loan in the amount of $4,000,000 to repay a portion of the first mortgage loan held by PWPI which was secured by the Applewood Village operating property in the amount of $5,175,000 (see Note 5). PWPI agreed to make an unsecured loan for the difference, in the amount of $1,175,000, which has a 15-year term and carries an interest rate tied to PWPI's cost of funds, not to exceed 8% per annum. The note is fully amortizing over its term and requires monthly payments of principal and interest through maturity in June 2010. The balance of this note payable to affiliate as of August 31, 1995 was $1,168,000. Interest expense incurred by the Company in fiscal 1995 under the terms of this note agreement totalled $12,000.

4. OPERATING INVESTMENT PROPERTIES

  Through August 31, 1995, the Company had acquired 22 Wal-Mart anchored shopping centers. The ownership of the Company's operating properties described below is legally held by four limited partnerships in which the Company is the sole general partner. These partnerships were created in order to, among other things, facilitate the communication of income tax information to the Company's shareholders. The limited partner of the partnerships is PaineWebber Properties Incorporated ("PWPI"), which is the general partner of the Advisor (see Note 3). The economic interest of PWPI in the partnerships is generally limited to a share of the Company's Disposition Proceeds, as defined, to which the Advisor was originally entitled through the Disposition Fee, as defined in the Company's original offering prospectus. Per the terms of the limited partnership agreements, all distributions of operating cash flow generated to date have been allocated to the Company. Furthermore, as a limited partner in the partnerships, PWPI has no control over the operations of the partnerships or of the operating properties, other than in its capacity as a partner of the Advisor. The legal ownership of the Company's operating investment properties by the partnerships has virtually no impact on the Company's financial position or results of operations. Accordingly, the partnerships are consolidated with the Company for financial reporting purposes. The name, location and size of the acquired properties, along with information related to the respective purchase prices and adjusted cost basis as of August 31, 1995, are as follows (in thousands):

                        RETAIL PROPERTY INVESTORS, INC.

                                                           COSTS
NAME                                       ACQUISITION  CAPITALIZED    MASTER    ADJUSTED
LOCATION                   DATE   PURCHASE  FEES AND   SUBSEQUENT TO    LEASE    COST AT
SIZE                     ACQUIRED PRICE(1) EXPENSES(2)  ACQUISITION  PAYMENTS(3) 8/31/95
- --------                 -------- -------- ----------- ------------- ----------- --------
Village Plaza...........  8/16/89 $23,975     $394         $826         $618     $24,577
 Augusta, GA
 490,970 square feet
Logan Place.............  1/18/90   4,917      189           16          232       4,890
 Russellville, KY
 114,748 square feet
Piedmont Plaza..........  1/19/90  13,500      263           29          107      13,685
 Greenwood, SC
 249,052 square feet
Artesian Square.........  1/30/90   6,990      203          989          392       7,790
 Martinsville, IN
 177,428 square feet
Sycamore Square.........  4/26/90   4,970      172           23          130       5,035
 Ashland City, TN
 93,304 square feet
Audubon Village.........  5/22/90   6,350      215           30          --        6,595
 Henderson, KY
 124,592 square feet
Crossroads Centre.......  6/15/90   9,914      246           35          --       10,195
 Knoxville, TN
 242,430 square feet
East Pointe Plaza.......  8/07/90  13,936      269          437          306      14,336
 Columbia, SC
 238,722 square feet
Walterboro Plaza - ..... 12/19/90   6,645      284           14          136       6,807
 Phases I and II
 Walterboro, SC
 132,130 square feet
Cypress Bay Plaza....... 12/19/90  12,235      215           88          522      12,016
 Morehead City, NC
 258,245 square feet
Cross Creek Plaza....... 12/19/90  13,565      302           15          525      13,357
 Beaufort, SC
 237,801 square feet
Lexington Parkway
 Plaza..................  3/05/91  10,290      251           70          208      10,403
 Lexington, NC
 210,190 square feet
Roane County Plaza......  3/05/91   7,000      197          --            43       7,154
 Rockwood, TN
 160,198 square feet
Franklin Square.........  6/21/91   9,018      232           45           26       9,269
 Spartanburg, SC
 237,062 square feet
Barren River Plaza......  8/09/91  11,788      412           49           57      12,192
 Glasgow, KY
 234,795 square feet
Cumberland Crossing.....  8/09/91   7,458      370           31          116       7,743
 LaFollette, TN
 144,734 square feet

                        RETAIL PROPERTY INVESTORS, INC.

                                                            COSTS
NAME                                        ACQUISITION  CAPITALIZED    MASTER    ADJUSTED
LOCATION                    DATE   PURCHASE  FEES AND   SUBSEQUENT TO    LEASE    COST AT
SIZE                      ACQUIRED PRICE(1) EXPENSES(2)  ACQUISITION  PAYMENTS(3) 8/31/95
- --------                  -------- -------- ----------- ------------- ----------- --------
Applewood Village.......  10/25/91 $  6,965   $  389       $  --        $   25    $  7,329
 Fremont, OH
 140,039 square feet
Aviation Plaza..........   8/31/92    8,349      337          --           --        8,686
 Oshkosh, WI
 174,715 square feet
Crossing Meadows Plaza..   8/31/92   12,100      356            6          --       12,462
 Onalaska, WI
 233,984 square feet
Southside Plaza.........  10/21/92    9,200      356            7          --        9,563
 Sanford, NC
 172,293 square feet
College Plaza...........   4/29/93    9,900      461          --             2      10,359
 Bluefield, VA
 178,431 square feet
Marion Towne Center.....   6/23/93    7,907      624          --           --        8,531
 Marion, SC
 156,558 square feet
                                   --------   ------       ------       ------    --------
                                   $216,972   $6,737       $2,710       $3,445    $222,974
                                   ========   ======       ======       ======    ========

- --------
(1) At the closing of certain property acquisitions, a portion of the purchase price amounts were retained by the Company to pay for certain items deemed to be the responsibility of the sellers. These amounts are included in security deposits and other liabilities on the accompanying balance sheet and totalled approximately $62,000 at August 31, 1994. All such amounts had been released as of August 31, 1995.
(2) Acquisition fees and expenses include the 3% fee payable to PWPI (see Note
    3) and other capitalized costs incurred in connection with the acquisition of the properties (e.g. legal fees, appraisal fees, other closing costs, etc.). Certain expenses incurred to investigate potential investments are recorded as other assets pending the closing of a transaction and are reclassified after acquisition to the cost basis of the related property. Expenses incurred to review potential investments which are subsequently not acquired by the Company are charged to investment analysis expense once the Company stops pursuing the acquisition.
(3) The Company originally entered into master lease agreements with the sellers and certain of their affiliates (the "Guarantors") of each of the operating properties acquired. The master lease agreements generally provide that, for a period of up to 36 to 60 months (depending on the credit status of the tenant in occupancy) from the date of the acquisition of the operating property, the Guarantors will guarantee that the aggregate cash flow from all non-anchor tenants will not be less than the aggregate pro-forma net cash flow from non-anchor tenants projected at the time of the purchase. In the event that the actual aggregate net cash flow is less than the guaranteed amount, the Guarantors are obligated to make cash payments to the Company equal to any such deficit. All amounts earned under the master lease agreements are treated as purchase price adjustments and recorded as reductions to the carrying values of the related operating property for financial reporting purposes. Certain of the Guarantors secured their guarantees with cash collateral held by the Company or with letters of credit. During the quarter ended February 28, 1995, the Company entered into a settlement agreement related to the outstanding master lease obligations on the Southside Plaza and Collage Plaza properties, which were both with the only remaining lessee for which the Company held cash collateral. During the quarter ended May 31, 1995, the Company entered into a similar settlement agreement related to the Aviation Plaza and Crossing Meadows master lease obligations. As part of these settlement agreements, the Company agreed to the early termination of the respective

                        RETAIL PROPERTY INVESTORS, INC.

   master leases and to the release of the related cash collateral or letters of credit in return for the agreement of the related management agent to certain changes to the property management contracts. The master leases which were terminated as part of these settlements related to properties which currently do not generate any master lease payments based on their present leasing status. Applewood Village is the only property remaining under a master lease and currently is not generating any master lease payments based on the present leasing level. The Applewood Village master lease is scheduled to expire in November 1996.

  As discussed in Note 1, as a result of the decision by the Board of Directors to solicit offers to purchase the Company's portfolio of properties in the near term, the accompanying statement of operations for fiscal 1995 includes a loss of $3,850,000 to reflect the writedown of the individual operating investment properties and certain related assets to the lower of adjusted cost or net realizable value as of August 31, 1995. Such loss applies only to the properties for which losses are expected based on the estimated fair values. The expected gains on properties for which the estimated fair value less costs to sell exceeds the adjusted cost basis will be recognized in the period in which a sale transaction is completed. The Company will continue to recognize depreciation on its assets held for sale through the date of disposal. Operating investment properties held for sale on the accompanying balance sheet as of August 31, 1995 is comprised of the following amounts (in thousands):

     Land............................................................. $ 37,845
     Buildings and improvements.......................................  175,453
     Furniture and equipment..........................................    9,676
                                                                       --------
                                                                        222,974
     Less: accumulated depreciation...................................  (27,409)
                                                                       --------
                                                                        195,565
     Deferred rent receivable.........................................      305
     Deferred leasing commissions, net................................      291
                                                                       --------
                                                                        196,161
     Less: Allowance for possible impairment loss.....................   (3,850)
                                                                       --------
                                                                       $192,311
                                                                       ========

                        RETAIL PROPERTY INVESTORS, INC.

5. MORTGAGE NOTES PAYABLE

  Mortgage notes payable, reduced by unamortized loan buydown fees (see below), at August 31, 1995 and 1994 consists of the following (in thousands):

                                                           1995      1994
                                                         --------  --------
Mortgage notes payable to a financial institution which
 are secured by Village Plaza,                           $ 49,005  $ 76,495
 Piedmont Plaza, Artesian Square, Logan Place, Sycamore
  Square and Crossroads                                    (2,504)   (3,104)
                                                         --------  --------
 Centre as of August 31, 1995. In addition, notes          46,501    73,391
 secured by Cross Creek Plaza, Cypress Bay Plaza and
 Walterboro Plaza in the aggregate principal amount of
 $22,710, which were due to mature in December 1994,
 were refinanced in December 1994, and the mortgage
 note secured by Audubon Village in the amount of
 $4,780, which was due to mature on September 1, 1995,
 was refinanced in June 1995. Maturity dates for the
 six remaining loans range from November 1, 1999 to
 July 1, 2000. The balance of these mortgage notes
 require monthly payments of interest only at 8% for
 the first seven years and then principal and interest
 at 8% until maturity. These notes contain certain
 cross default and cross collateral provisions. See
 discussion of effective interest rates and loan
 buydown fees below.
Mortgage notes payable to a financial institution which
 are secured by East Pointe                                24,678    24,917
 Plaza, Cumberland Crossing and Barren River Plaza. The
 mortgage note on East                                     (1,022)   (1,160)
                                                         --------  --------
 Pointe Plaza, in the principal amount of $11,150,         23,656    23,757
 calls for monthly interest only payments at 8% per
 annum through June 1996. The balance of these mortgage
 notes require monthly payments of principal and
 interest at 8% through June 1996. After June 1996,
 monthly payments of principal and interest, at a rate
 to be determined by the lender, are due on all three
 notes until maturity on June 10, 2001. These notes
 contain certain cross default and cross collateral
 provisions. See discussion of effective interest rates
 and loan buydown fees below.
Mortgage note payable to a financial institution
 secured by Franklin Square as of                           6,600    26,400
 August 31, 1995. In addition, the note secured by
  Applewood Village in the amount                             (83)     (670)
                                                         --------  --------
 of $5,175, which was payable to PWPI and due to mature     6,517    25,730
 on November 1, 1995, was refinanced in June 1995; the
 note secured by Walterboro Phase II in the amount of
 $1,650, due to mature on July 1, 1995, was refinanced
 in December 1994; and the notes secured by Lexington
 Parkway Plaza and Roane County Plaza in the aggregate
 principal amount of $12,975, which were payable to
 PWPI and due to mature in April 1996, were refinanced
 in February 1995. The remaining note requires monthly
 interest only payments at 8% per annum until maturity
 on June 21, 1996. See discussion of effective interest
 rates and loan buydown fees below.
Mortgage note payable to a financial institution se-       23,680       --
 cured by Cross Creek Plaza, Cypress Bay Plaza and Wal-
 terboro Plaza (Phases I and II). The loan bears inter-
 est at a variable rate equal to 30-day LIBOR plus
 3.50% per annum for the first twelve months (9.56% as
 of August 31, 1995), 30-day LIBOR plus 3.75% for the
 next twelve months and 30-day LIBOR plus 4.25% for the
 final twelve months. Monthly payments of interest and
 principal (based on a 15-year amortization schedule)
 are due until maturity on December 10, 1997. The Com-
 pany purchased an interest rate cap which covers the
 first twelve months of the loan period. The interest
 rate cap limits the Company's exposure to the variable
 interest rate in the event that 30-day LIBOR rates in-
 crease above 8% per annum, which would limit the in-
 terest rate on the loan to a maximum of 11.5% through
 December 1995.

                        RETAIL PROPERTY INVESTORS, INC.

                                                           1995      1994
                                                         --------  --------
Mortgage notes payable to a financial institution        $ 17,487  $    --
 secured by Audubon Village, Lexington Parkway Plaza
 and Roane County Plaza. The notes secured by the
 Lexington and Roane properties bear interest at a
 fixed rate of 9.125% per annum and require monthly
 payments of principal and interest aggregating $119
 through maturity on March 1, 2015. The note secured by
 Audubon Village bears interest at 8.75% per annum and
 requires monthly payments of principal and interest of
 $43 through maturity on June 1, 2000.

Mortgage notes payable to a financial institution which
 are secured by Aviation Plaza                             16,321    16,405
 and Crossing Meadows. Monthly payment terms for the
  loan secured by Aviation                                   (815)     (991)
                                                         --------  --------
 Plaza, in the principal amount of $6,800,000, call for    15,506    15,414
 interest only payments at 8% per annum through August
 1, 1995 and principal and interest payments at 8%
 thereafter until maturity. The loan secured by
 Crossing Meadows requires monthly payments, including
 interest at 8% per annum, of $71 until maturity. Both
 notes are scheduled to mature on June 1, 1999. See
 discussion of effective interest rates and loan
 buydown fees below.

Mortgage note payable to a financial institution which
 is secured by Southside Plaza.                             6,686     6,779
 The note requires monthly payments, including interest
  at 6.83% per annum, of $46                                 (219)     (283)
                                                         --------  --------
 until maturity on November 5, 1997. See discussion of      6,467     6,496
 effective interest rates and loan buydown fees below.

Mortgage note payable to a bank which is secured by         6,898     6,939
 College Plaza. Interest on the note accrues at prime
 plus .75% per annum (9.5% as of August 31, 1995).
 Monthly payments equal to the greater of $58 or ac-
 crued interest for such month are payable until matu-
 rity on April 23, 1996.

Mortgage note payable to a financial institution which      5,817     5,872
 is secured by Marion Towne Center. The note, which was
 issued on June 23, 1993, calls for monthly payments,
 including interest at 8% per annum, of $44 until matu-
 rity on July 1, 2002. The lender has the option, upon
 120 days' written notice, to call the loan due at the
 end of each of the third year and the sixth year of
 the loan. If the loan is not called at such time, the
 lender may adjust the interest rate.

Mortgage note payable to a financial institution se-        3,979       --
 cured by Applewood Village. The note bears interest at
 9% per annum and requires monthly principal and inter-
 est payments of $41 until maturity on June 10, 2010.
                                                         --------  --------
 Total mortgage notes payable, net                       $156,508  $157,599
                                                         ========  ========
SUMMARY OF OUTSTANDING MORTGAGE NOTES PAYABLE
 Total outstanding mortgage principal balances as of
  August 31, 1995 and August 31, 1994                    $161,151  $163,807
 Aggregate unamortized loan buydown fees                   (4,643)   (6,208)
                                                         --------  --------
 Total mortgage notes payable, net                       $156,508  $157,599
                                                         ========  ========

  At the time of the closing of certain of the mortgage notes listed above, the Company paid fees to the lenders in return for the lenders' agreement to reduce the stated interest rate on the loans to 8% per annum (6.83% in the case of Southside Plaza) over the terms of the loans. The fees have been recorded as reductions of the outstanding principal amounts and are being amortized, using the effective interest method, over the terms of the respective loans. The effective interest rates on these outstanding loans ranged from 8.47% to 9.76% per annum as of August 31, 1995.

                        RETAIL PROPERTY INVESTORS, INC.

  As discussed further in Note 1, the Company is currently in the process of soliciting offers for the purchase of the operating investment properties which serve as collateral for the above mortgage loans. The obligation to repay the lenders with respect to such loans at the time of any potential sale transaction would be equal to the outstanding mortgage principal balance prior to unamortized loan buydown fees. In conjunction with a sale transaction, the amount of any remaining unamortized buydown fees would be written off as a loss on the early extinguishment of debt. In addition, certain of the Company's outstanding mortgage loans include substantial prepayment penalties. In the event that the Company proceeds with a portfolio sale transaction in the near term, such penalties would be payable to the lenders unless the prospective buyer agrees to assume the outstanding loan, if permitted under the terms of the loan agreement, or unless the Company can negotiate any reduction in the contractual amounts owed. Any prepayment penalties paid by the Company would be recorded as a loss on the early extinguishment of debt.

  The Company is not in technical compliance with provisions in certain of the above mortgage loan agreements which require formal lender approval of all property expansions and lease modifications. Under the terms of the loan agreements, failure to comply with such terms may constitute events of default. Management has been working with the lenders to obtain the necessary approvals and believes that all instances of non-compliance will be cured during fiscal 1996. The instances of non-compliance relate to six loans with three different lenders. Such loans had aggregate principal balances of approximately $58,322,000 as of August 31, 1995. The summary of scheduled debt maturities presented below shows the adjusted maturities which reflect the changes which would occur if the lenders on these six loans were to declare defaults and accelerate the loan obligations as a result of these circumstances. The lenders have not indicated that they have any intentions of declaring defaults on the related mortgage loans in connection with these administrative matters and management would not expect them to do so as long as diligent efforts continue to be made to resolve the outstanding issues.

  Aggregate maturities of mortgage notes payable for the next five years and thereafter are as follows (in thousands):

                                                                 AMOUNT AS
                                                                ADJUSTED TO
                                                               REFLECT LOANS
                                                            IN TECHNICAL DEFAULT
     YEAR ENDED AUGUST 31:                                   AS DUE IMMEDIATELY
     ---------------------                                  --------------------
     1996..................................................       $ 66,784
     1997..................................................          1,851
     1998..................................................         21,424
     1999..................................................         17,128
     2000..................................................         22,085
     Thereafter............................................         31,879
                                                                  --------
                                                                  $161,151
                                                                  ========

                        RETAIL PROPERTY INVESTORS, INC.

6. RENTAL INCOME

  The Company derives rental income from leasing shopping center space. All of the Company's leasing agreements are operating leases expiring in one to twenty years. Base rental income of $22,183,000, $21,958,000 and $19,982,000 was earned for the years ended August 31, 1995, 1994 and 1993, respectively. The following is a schedule of minimum future lease payments from noncancellable operating leases as of August 31, 1995 (in thousands):

     YEAR ENDED AUGUST 31:
     ---------------------
     1996.............................................................. $ 21,397
     1997..............................................................   19,617
     1998..............................................................   17,876
     1999..............................................................   16,921
     2000..............................................................   15,546
     Thereafter........................................................  129,929
                                                                        --------
                                                                        $221,286
                                                                        ========

  Total minimum future lease payments do not include percentage rentals due under certain leases, which are based upon lessees' sales volumes. Percentage rentals of approximately $160,000, $92,000 and $48,000 were earned for the years ended August 31, 1995, 1994 and 1993, respectively. Virtually all tenant leases also require lessees to pay all or a portion of real estate taxes and certain property operating costs.

  Rental income of approximately $7,913,000, $7,913,000 and $7,237,000 was received from leases with Wal-Mart and its affiliates for the years ended August 31, 1995, 1994 and 1993 respectively. Such amounts comprise 36% of total base rental income for each of those years. No other tenant has accounted for more than 10% of the Company's rental income during any period since inception.

7. CONTINGENCIES

  In November 1994, a series of purported class actions (the "New York Limited Partnership Actions") were filed in the United States District Court for the Southern District of New York concerning PaineWebber Incorporated's sale and sponsorship of various limited partnership interests and common stock, including the securities offered by the Company. The lawsuits were brought against PaineWebber Incorporated and Paine Webber Group, Inc. (together, "PaineWebber"), among others, by allegedly dissatisfied investors. In March 1995, after the actions were consolidated under the title In re PaineWebber Limited Partnership Litigation, the plaintiffs amended their complaint to assert claims against a variety of other defendants, including PaineWebber Properties Incorporated, which is the General Partner of the Advisor. The Company is not a defendant in the New York Limited Partnership Actions. On May 30, 1995, the court certified class action treatment of the claims asserted in the litigation.

  The amended complaint in the New York Limited Partnership Actions alleges, among other things, that, in connection with the sale of common stock of the Company, the defendants (1) failed to provide adequate disclosure of the risks involved; (2) made false and misleading representations about the safety of the investments and the Company's anticipated performance; and (3) marketed the Company to investors for whom such investments were not suitable. The plaintiffs, who are not shareholders of the Company but are suing on behalf of all persons who invested in the Company, also allege that following the sale of the common stock of the Company the defendants misrepresented financial information about the Company's value and performance. The amended complaint alleges that the defendants violated the Racketeer Influenced and Corrupt Organizations Act ("RICO") and the federal securities laws. The plaintiffs seek unspecified damages, including reimbursement for

                        RETAIL PROPERTY INVESTORS, INC.

all sums invested by them in the Company, as well as disgorgement of all fees and other income derived by PaineWebber from the Company. In addition, the plaintiffs also seek treble damages under RICO.

  The defendant's time to move against or answer the complaint has not yet expired, but the Company is informed that PWPI intends to vigorously contest the allegations of this litigation. The Advisory Agreement and the Company's Articles of Incorporation require the Company to indemnify the Advisor and other PaineWebber affiliates for costs and liabilities of litigation in certain limited circumstances. Management has had discussions with representatives of PaineWebber, and, based on such discussions, the Company does not believe that PaineWebber intends to invoke the indemnity. However, if PaineWebber were to demand the indemnity and such obligation were deemed applicable and enforceable in connection with the New York Limited Partnership Actions, the indemnity could have a material adverse effect on the Company's financial statements, taken as a whole. The ultimate outcome of this matter cannot be determined at the present time. Accordingly, no provision for any liability that may result from such indemnification has been made in the accompanying financial statements.

  The Company is a party to certain other legal actions in the normal course of business. Management believes these actions will be resolved without material adverse effect on the Company's financial statements, taken as a whole.

8. SUBSEQUENT EVENTS

  As reported in the Special Update to Shareholders dated March 15, 1996, the Company announced the execution of a definitive agreement for the sale of its assets to Glimcher Realty Trust ("GRT"). Under the original terms of the agreement, GRT was to have purchased the properties of the Company subject to certain indebtedness and leases for an aggregate purchase price of approximately $203 million plus prepayment penalties on debt to be prepaid and assumption fees on debt to be assumed, subject to certain adjustments. As of May 14, 1996, the terms of the purchase contract were amended to reduce the aggregate purchase price to $197 million plus prepayment penalties and assumption fees. The sale transaction closed into escrow on June 27, 1996 with GRT depositing the net proceeds required to close the transaction in the form of bank letters of credit. Consummation of the sale remains subject to approval by the shareholders of the Company and may also be terminated by the Company in accordance with the fiduciary obligations of its Board of Directors. During the escrow period in which the Company will seek to obtain the required shareholder approval, the Company's operating properties will be managed by GRT pursuant to a management agreement which is cancellable in the event that the sale is not completed. Under the terms of the management agreement, GRT will receive a base fee of 3% of the gross operating revenues of the properties. In addition, in the event that the sale is successfully consummated, GRT would earn an incentive management fee equal to the net cash flow of the properties attributable to the period commencing on May 14, 1996 and ending on the date of the final closing of the sale transaction. If the sale is completed, the Company will be entitled to interest earnings during the escrow period on net proceeds of approximately $37,401,000 at a rate equivalent to the published market rate on 6-month U.S. Treasury Bills as of June 20, 1996. The sale agreement with GRT calls for GRT to receive certain compensatory payments in the event that the sale is not consummated for certain specified reasons. A proxy statement regarding the sale transaction is currently being prepared, and it is expected that the Board will distribute it to the Company's shareholders for approval during the fourth quarter of fiscal 1996. A Special Meeting of the shareholders is expected to be held in October 1996 to vote on the transaction and the complete liquidation and dissolution of the Company. Pursuant to the Company's Articles of Incorporation and Virginia law, the sale of all, or substantially all, of the Company's real estate assets requires shareholder approval. Approval by two-thirds of the Company's outstanding shares would be required in order to proceed with the sale transaction. In the event that the sale transaction is approved and completed, the Company is expected to be liquidated within a reasonable time frame following the closing of the transaction.

                        RETAIL PROPERTY INVESTORS, INC.

  As discussed in Note 7, an affiliate of the Advisor to the Company was named as a defendant in a class action lawsuit against PaineWebber Incorporated ("PaineWebber") and a number of its affiliates relating to PaineWebber's sale of 70 direct investment offerings, including the offering of shares of the Company's common stock. In January 1996, PaineWebber signed a memorandum of understanding with the plaintiffs in this class action outlining the terms under which the parties have agreed to settle the case. Pursuant to that memorandum of understanding, PaineWebber irrevocably deposited $125 million into an escrow fund under the supervision of the United States District Court for the Southern District of New York to be used to resolve the litigation in accordance with a definitive settlement agreement and a plan of allocation which the parties expect to submit to the court for its consideration and approval within the next several months. Until a definitive settlement and plan of allocation is approved by the court, there can be no assurance what, if any, payment or non-monetary benefits will be made available to shareholders in Retail Property Investors, Inc. Under certain limited circumstances, pursuant to the Advisory Agreement and other contractual obligations, PaineWebber affiliates could be entitled to indemnification for expenses and liabilities in connection with this litigation. However, by written agreement dated April 1, 1996 PaineWebber and its affiliates have waived all such rights with regard to this litigation and any other similar litigation that has been or may be threatened, asserted or filed by or on behalf of purchasers of the Company's common stock. Thus, the Advisor believes that these matters will have no material effect on the Company's financial statements, taken as a whole.

            SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                        RETAIL PROPERTY INVESTORS, INC.

             SCHEDULE OF REAL ESTATE AND ACCUMULATED DEPRECIATION

                                AUGUST 31, 1995
                                (IN THOUSANDS)

                                     INITIAL COST TO                     GROSS AMOUNT AT WHICH CARRIED AT
                                       PARTNERSHIP                                CLOSE OF PERIOD
                                   --------------------      COSTS      -----------------------------------
                                            BUILDINGS     CAPITALIZED            BUILDINGS,
                                           IMPROVEMENTS    (REMOVED)            IMPROVEMENTS  TOTAL, LESS
                                            & PERSONAL   SUBSEQUENT TO           & PERSONAL  ALLOWANCE FOR  ACCUMULATED
  DESCRIPTION     ENCUMBRANCES (A)  LAND     PROPERTY   ACQUISITION (B)  LAND     PROPERTY   IMPAIRMENT (C) DEPRECIATION
  -----------     ---------------- ------- ------------ --------------- ------- ------------ -------------- ------------
Shopping Cen-         $ 18,900     $ 6,307   $ 18,062        $ 208      $ 6,307   $ 18,270      $ 24,577       $3,741
ter.............
Augusta, GA
Shopping Cen-
ter.............
Greenwood, SC           10,125       1,532     12,231          (78)       1,532     12,153        13,685        2,234
Shopping Cen-
ter.............
Russellville, KY         3,715         448      4,659         (245)         448      4,442         4,890          817
                                                                                                     (28)
                                                                                                --------
                                                                                                   4,862
Shopping Cen-
ter.............
Martinsville, IN         5,340         730      6,464          596          730      7,060         7,790        1,263
Shopping Cen-
ter.............
Ashland City, TN         3,595         616      4,527         (576)         616      4,419         5,035          887
                                                                                                    (468)
                                                                                                --------
                                                                                                   4,567
Shopping Cen-
ter.............
Henderson, KY            4,506         704      5,860         (226)         704      5,891         6,595        1,000
                                                                                                    (257)
                                                                                                --------
                                                                                                   6,338
Shopping Cen-
ter.............
Knoxville, TN            7,330       1,813      8,347          (83)       1,813      8,382        10,195        1,441
                                                                                                    (118)
                                                                                                --------
                                                                                                  10,077
Shopping Cen-
ter.............
Columbia, SC            11,150       4,244      9,965         (250)       4,244     10,092        14,336        1,815
                                                                                                    (377)
                                                                                                --------
                                                                                                  13,959
Shopping Cen-            9,785       3,292     10,578         (513)       3,292     10,065        13,357        1,513
ter.............
Beaufort, SC
Shopping Cen-            9,002       1,104     11,346         (434)       1,104     10,912        12,016        1,724
ter.............
Morehead City,
NC
                                        LIFE ON WHICH
                                        DEPRECIATION
                                          IN LATEST
                                           INCOME
                    DATE OF      DATE     STATEMENT
  DESCRIPTION     CONSTRUCTION ACQUIRED  IS COMPUTED
  -----------     ------------ -------- -------------
Shopping Cen-         1988      8/16/89  12-40 yrs.
ter.............
Augusta, GA
Shopping Cen-
ter.............
Greenwood, SC         1990      1/19/90  12-40 yrs.
Shopping Cen-
ter.............
Russellville, KY      1988      1/18/90  12-40 yrs.


Shopping Cen-
ter.............
Martinsville, IN      1989      1/30/90  12-40 yrs.
Shopping Cen-
ter.............
Ashland City, TN      1990      4/26/90  12-40 yrs.


Shopping Cen-
ter.............
Henderson, KY         1989      5/22/90  12-40 yrs.


Shopping Cen-
ter.............
Knoxville, TN         1990      6/15/90  12-40 yrs.


Shopping Cen-
ter.............
Columbia, SC          1990       8/7/90  12-40 yrs.


Shopping Cen-         1990     12/19/90  12-40 yrs.
ter.............
Beaufort, SC
Shopping Cen-         1989     12/19/90  12-40 yrs.
ter.............
Morehead City,
NC

                                    INITIAL COST TO                     GROSS AMOUNT AT WHICH CARRIED AT
                                      PARTNERSHIP                                CLOSE OF PERIOD
                                  --------------------      COSTS      -----------------------------------
                                           BUILDINGS     CAPITALIZED            BUILDINGS,
                                          IMPROVEMENTS    (REMOVED)            IMPROVEMENTS  TOTAL, LESS
                                           & PERSONAL   SUBSEQUENT TO           & PERSONAL  ALLOWANCE FOR  ACCUMULATED
  DESCRIPTION    ENCUMBRANCES (A)  LAND     PROPERTY   ACQUISITION (B)  LAND     PROPERTY   IMPAIRMENT (C) DEPRECIATION
  -----------    ---------------- ------- ------------ --------------- ------- ------------ -------------- ------------
Shopping Cen-           4,893         929      6,001          (361)        929      5,878         6,807          793
 ter............                                                                                   (238)
 Walterboro, SC                                                                                --------
                                                                                                  6,569
Shopping Cen-           7,729       2,438      8,103          (275)      2,438      7,965        10,403        1,269
 ter............                                                                                   (137)
 Lexington, NC                                                                                 --------
                                                                                                 10,266
Shopping Cen-           5,252       1,280      5,918           (44)      1,280      5,874         7,154          918
 ter............
 Rockwood, TN
Shopping Cen-           6,600       2,361      6,888            20       2,361      6,908         9,269        1,032
 ter............
 Spartanburg, SC
Shopping Cen-           8,279         929     11,275          (152)        929     11,263        12,192        1,517
 ter............                                                                                   (140)
 Glasgow, KY                                                                                   --------
                                                                                                 12,052
Shopping Cen-           5,249         737      7,093          (177)        737      7,006         7,743          969
 ter............                                                                                    (90)
 LaFollette, TN                                                                                --------
                                                                                                  7,653
Shopping Cen-           3,979         728      6,626        (1,372)        728      6,601         7,329          814
 ter............                                                                                 (1,347)
 Fremont, OH                                                                                   --------

                                                                                                  5,982
Shopping Cen-           6,795       1,806      6,880           --        1,806      6,880         8,686          661
 ter............
 Osh Kosh, WI
Shopping Cen-           9,526       2,570      9,886             6       2,570      9,892        12,462          924
 ter............
 Onalaska, WI
Shopping Cen-           6,686       1,274      8,282          (274)      1,274      8,289         9,563          765
 ter............                                                                                   (281)
 Sanford, NC                                                                                   --------
                                                                                                  9,282
Shopping Cen-           6,898       1,626      8,735            (2)      1,626      8,733        10,359          693
 ter............
 Bluefield, VA
Shopping Cen-           5,817         377      8,153          (368)        377      8,154         8,531          619
 ter............     --------     -------   --------       -------     -------   --------          (369)     -------
 Marion, SC                                                                                    --------
                                                                                                  8,162
                                                                                               --------
                     $161,151     $37,845   $185,879       $(4,600)    $37,845   $185,129      $219,124      $27,409
                     ========     =======   ========       =======     =======   ========      ========      =======
                                       LIFE ON WHICH
                                       DEPRECIATION
                                         IN LATEST
                                          INCOME
                   DATE OF      DATE     STATEMENT
  DESCRIPTION    CONSTRUCTION ACQUIRED  IS COMPUTED
  -----------    ------------ -------- -------------
Shopping Cen-        1989     12/19/90  12-40 yrs.
 ter............
 Walterboro, SC

Shopping Cen-        1990     3/5/91    12-40 yrs.
 ter............
 Lexington, NC

Shopping Cen-        1989     3/5/91    12-40 yrs.
 ter............
 Rockwood, TN
Shopping Cen-        1987     6/21/91   12-40 yrs.
 ter............
 Spartanburg, SC
Shopping Cen-        1990     8/9/91    12-40 yrs.
 ter............
 Glasgow, KY

Shopping Cen-        1990     8/9/91    12-40 yrs.
 ter............
 LaFollette, TN

Shopping Cen-        1990     10/25/91  12-40 yrs.
 ter............
 Fremont, OH


Shopping Cen-        1990     8/31/92   12-40 yrs.
 ter............
 Osh Kosh, WI
Shopping Cen-        1991     8/31/92   12-40 yrs.
 ter............
 Onalaska, WI
Shopping Cen-        1991     10/21/92  3-40 yrs.
 ter............
 Sanford, NC

Shopping Cen-        1992     4/29/93   12-40 yrs.
 ter............
 Bluefield, VA
Shopping Cen-        1992     6/23/93   12-40 yrs.
 ter............
 Marion, SC



Notes
(A) See Note 5 of Notes to Financial Statements for a description of the debt encumbering the properties.
(B) Included in Costs Capitalized (Removed) Subsequent to Acquisition are certain master lease payments earned that are recorded as reductions in the cost basis of the properties for financial reporting purposes. See Note 4 to the financial statements for a further description of these payments. Also included in Costs Capitalized (Removed) Subsequent to Acquisition is the provision for impairment loss described in Note C below.
(C) The gross amount reflected above includes an impairment loss of $3,850 recognized in fiscal 1995 to writedown the operating investment properties to the lower of adjusted cost or net realizable value. See Notes 1, 2 and 4 for a further discussion. The aggregate cost of real estate owned at August 31, 1995 for Federal income tax purposes is approximately $219,529.

(D) Reconciliation of real estate owned:

                                                    1995      1994      1993
                                                  --------  --------  --------
  Balance at beginning of year................... $222,814  $222,373  $193,310
  Acquisitions and improvements..................      178       767    29,772
  Disposal of fully depreciated tenant improve-
   ments.........................................      (18)      --        --
  Reduction of basis due to master lease payments
   received......................................      --       (326)     (708)
  Provision for loss on impairment of assets held
   for sale......................................   (3,850)      --        --
                                                  --------  --------  --------
  Balance at end of year......................... $219,124  $222,814  $222,374
                                                  ========  ========  ========

(E) Reconciliation of accumulated depreciation:
  Balance at beginning of year................... $ 21,080  $ 14,863  $  9,334
  Depreciation expense...........................    6,347     6,217     5,529
  Disposal of fully depreciated tenant improve-
   ments.........................................      (18)      --        --
                                                  --------  --------  --------
  Balance at end of year......................... $ 27,409  $ 21,080  $ 14,863
                                                  ========  ========  ========

                                    ANNEX F

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 10-Q

[X]         QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                    FOR QUARTERLY PERIOD ENDED MAY 31, 1996

                                      OR

[_]        TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                  FOR THE TRANSITION PERIOD FROM     TO    .

                        COMMISSION FILE NUMBER: 0-18247

                        RETAIL PROPERTY INVESTORS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          VIRGINIA                                    04-3060233
   (STATE ORGANIZATION)                             (I.R.S.EMPLOYER
                                                   IDENTIFICATION NO.)

  1285 AVENUE OF THE AMERICAS, NEW YORK,                10019
 NEW YORK (ADDRESS OF PRINCIPAL EXECUTIVE             (ZIP CODE)
                 OFFICE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                (212) 713-4264

          Securities registered pursuant to Section 12(b) of the Act:

                                            NAME OF EACH EXCHANGE ON
TITLE OF EACH CLASS                             WHICH REGISTERED
- -------------------                         ------------------------
Shares of Common Stocks                               None

          Securities registered pursuant to Section 12(g) of the Act:

                            SHARES OF COMMON STOCK
                               (TITLE OF CLASS)

  Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No

  Shares of common stock outstanding as of May 31, 1996: 5,010,050. The aggregate sales price of the shares sold was $100,201,000. This does not reflect market value. There is no current market for these shares.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                        RETAIL PROPERTY INVESTORS, INC.

                                 BALANCE SHEETS

                  MAY 31, 1996 AND AUGUST 31, 1995 (UNAUDITED)
                                 (IN THOUSANDS)

                          ASSETS
                                                             MAY 31  AUGUST 31
                                                            -------- ---------
Operating investment properties held for sale, net (Note
 5)........................................................ $187,601 $192,311
Cash and cash equivalents..................................    7,057    5,943
Escrowed cash..............................................    1,167    1,067
Accounts receivable, net...................................      985      170
Other assets...............................................       45       77
Prepaid expenses...........................................      121      308
Capital improvement reserve................................    1,331    1,201
Deferred expenses, net.....................................    1,100    1,467
                                                            -------- --------
                                                            $199,407 $202,544
                                                            ======== ========
           LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable--affiliates............................... $     16 $      4
Accounts payable and accrued expenses......................    1,743    1,316
Mortgage interest payable..................................      316      358
Security deposits and other liabilities....................      153      768
Note payable--affiliate....................................    1,136    1,168
Mortgage notes payable, net................................  155,749  156,508
Shareholders' equity.......................................   40,294   42,422
                                                            -------- --------
                                                            $199,407 $202,544
                                                            ======== ========


                            See accompanying notes.

                        RETAIL PROPERTY INVESTORS, INC.

                            STATEMENTS OF OPERATIONS

     FOR THE THREE AND NINE MONTHS ENDED MAY 31, 1996 AND 1995 (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      THREE MONTHS ENDED    NINE MONTHS ENDED
                                            MAY 31,              MAY 31,
                                      --------------------  ------------------
                                        1996       1995       1996      1995
                                      ---------  ---------  --------  --------
Revenues:
  Rental income and expense reim-
   bursements........................    $6,521     $6,501   $18,960   $19,108
  Interest income....................       118         89       363       217
                                      ---------  ---------  --------  --------
                                          6,639      6,590    19,323    19,325
Expenses:
  Interest expense and related fees..     3,661      3,654    11,093    11,240
  Depreciation and amortization......     1,598      1,590     4,837     4,775
  Property operating expenses........       648        675     1,933     1,759
  Real estate taxes..................       376        327     1,084       979
  Portfolio sale expenses............       551        --      1,282       --
  General and administrative ex-
   penses............................       290        352       676     1,237
  Loss on impairment of assets held
   for sale..........................       128        --        510       --
  Bad debt expense...................         3         10        15        30
  Cash management fees...............        10          2        21         6
  Financial and investor servicing
   expenses..........................       --         --        --        111
  REIT management fees...............       --         --        --        125
  Investment analysis expense........       --         --        --        101
                                      ---------  ---------  --------  --------
                                          7,265      6,610    21,451    20,363
                                      ---------  ---------  --------  --------
Net loss.............................    $ (626) $     (20) $ (2,128) $ (1,038)
                                      =========  =========  ========  ========
Net loss per share of common stock...    $(0.12) $   (0.01) $  (0.42) $  (0.21)
                                      =========  =========  ========  ========

  The above net loss per share of common stock is based upon the 5,010,050 shares outstanding during each period.

                            See accompanying notes.

                        RETAIL PROPERTY INVESTORS, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

          FOR THE NINE MONTHS ENDED MAY 31, 1996 AND 1995 (UNAUDITED)
                                 (IN THOUSANDS)


                               COMMON STOCK
                              $.01 PAR VALUE  ADDITIONAL
                             ----------------  PAID-IN   ACCUMULATED
                             SHARES   AMOUNT   CAPITAL     DEFICIT    TOTAL
                             -------  ------- ---------- ----------- --------
Shareholders' equity at Au-
 gust 31, 1994..............   5,010   $   50  $87,181    $(38,445)  $ 48,786
Net loss....................     --       --       --       (1,038)    (1,038)
                             -------   ------  -------    --------   --------
Shareholders' equity at May
 31, 1995...................   5,010   $   50  $87,181    $(39,483)  $ 47,748
                             =======   ======  =======    ========   ========
Shareholders' equity at Au-
 gust 31, 1995..............   5,010   $   50  $87,181    $(44,809)  $ 42,422
Net loss....................     --       --       --       (2,128)    (2,128)
                             -------   ------  -------    --------   --------
Shareholders' equity at May
 31, 1996...................   5,010   $   50  $87,181    $(46,937)  $ 40,294
                             =======   ======  =======    ========   ========



                            See accompanying notes.

                        RETAIL PROPERTY INVESTORS, INC.

                            STATEMENTS OF CASH FLOWS

          FOR THE NINE MONTHS ENDED MAY 31, 1996 AND 1995 (UNAUDITED)
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (IN THOUSANDS)

                                                               1996      1995
                                                             --------  --------
Cash flows from operating activities:
 Net loss..................................................  $ (2,128) $ (1,038)
 Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization............................     4,837     4,775
  Amortization of loan buydown fees........................       732     1,169
  Amortization of deferred financing costs.................       286         9
  Loss on impairment of assets held for sale...............       510       --
  Changes in assets and liabilities:
   Accounts receivable.....................................      (815)     (722)
   Other assets............................................        32      (125)
   Prepaid expenses........................................       187       177
   Deferred expenses.......................................      (172)     (128)
   Accounts payable--affiliates............................        12       (65)
   Accounts payable and accrued expenses...................       427      (200)
   Mortgage interest payable...............................       (42)      190
   Security deposits and other liabilities.................      (615)     (667)
                                                             --------  --------
    Total adjustments......................................     5,379     4,413
                                                             --------  --------
    Net cash provided by operating activities..............     3,251     3,375
                                                             --------  --------
Cash flows from investing activities:
 Additions to operating investment properties..............      (384)     (190)
 Net (additions to) withdrawals from escrowed cash.........      (100)      130
 Additions to capital improvement reserve..................      (130)       (2)
 Master lease payments refunded............................       --         (3)
                                                             --------  --------
    Net cash used in investing activities..................      (614)      (65)
                                                             --------  --------
Cash flows from financing activities:
 Proceeds from issuance of mortgage notes payable..........       --     37,300
 Deferred loan costs.......................................       --     (1,309)
 Principal repayments on mortgage notes payable............    (1,491)  (38,096)
 Principal repayments on note payable--affiliate...........       (32)      --
                                                             --------  --------
    Net cash used in financing activities..................    (1,523)   (2,105)
                                                             --------  --------
Net increase in cash and cash equivalents..................     1,114     1,205
Cash and cash equivalents, beginning of period.............     5,943     3,282
                                                             --------  --------
Cash and cash equivalents, end of period...................  $  7,057  $  4,487
                                                             ========  ========
Cash paid during the period for interest and related fees..  $ 10,117  $  9,872
                                                             ========  ========

                            See accompanying notes.

                        RETAIL PROPERTY INVESTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. GENERAL AND RECENT BUSINESS DEVELOPMENTS

  The accompanying financial statements, footnotes, and discussion should be read in conjunction with the financial statements and footnotes contained in the Company's Annual Report for the year ended August 31, 1995. In the opinion of management, the accompanying financial statements, which have not been audited, reflect all adjustments necessary to present fairly the results of the interim period. All of the accounting adjustments reflected in the accompanying interim financial statements are of a normal recurring nature.

  As reported in the Special Update to Shareholders dated March 15, 1996, the Company announced the execution of a definitive agreement for the sale of its assets to Glimcher Realty Trust ("GRT"). Under the original terms of the agreement, GRT was to have purchased the properties of the Company subject to certain indebtedness for an aggregate purchase price of $203 million plus prepayment penalties on debt to be prepaid and assumption fees on debt to be assumed, subject to certain adjustments. As of May 14, 1996, the terms of the purchase contract were amended to reduce the aggregate purchase price to $197 million plus prepayment penalties and assumption fees. The sale transaction closed into escrow on June 27, 1996 with GRT depositing the net proceeds required to close the transaction in the form of bank letters of credit. Consummation of the sale remains subject to approval by the shareholders of the Company and may also be terminated by the Company in accordance with the fiduciary obligations of its Board of Directors. During the escrow period in which the Company will seek to obtain the required shareholder approval, the Company's operating properties will be managed by GRT pursuant to a management agreement which is cancellable in the event that the sale is not completed. Under the terms of the management agreement, GRT will receive a base fee of 3% of the gross operating revenues of the properties. In addition, in the event that the sale is successfully consummated, GRT would earn an incentive management fee equal to the net cash flow of the properties attributable to the period commencing on May 14, 1996 and ending on the date of the final closing of the sale transaction. If the sale is completed, the Company will be entitled to interest earnings during the escrow period on net proceeds of approximately $37,401,000 at a rate equivalent to the published market rate on 6-month U.S. Treasury Bills as of June 20, 1996. The sale agreement with GRT calls for GRT to receive certain compensatory payments in the event that the sale is not consummated for certain specified reasons. A proxy statement regarding the sale transaction is currently being prepared, and it is expected that the Board will distribute it to the Company's shareholders for approval during the fourth quarter of fiscal 1996. A Special Meeting of the shareholders is expected to be held in October 1996 to vote on the transaction and the complete liquidation and dissolution of the Company. Pursuant to the Company's Articles of Incorporation and Virginia law, the sale of all, or substantially all, of the Company's real estate assets requires shareholder approval. Approval by two-thirds of the Company's outstanding shares would be required in order to proceed with the sale transaction. In the event that the sale transaction is approved and completed, the Company is expected to be liquidated within a reasonable time period following the closing of the transaction.

  Because the sale of the Company's real estate assets remains contingent upon the required shareholder approval, there can be no assurances that such a transaction will be completed. Nonetheless, since the Board has committed to pursue this course of action, the Company's financial statements as of May 31, 1996 andAugust 31, 1995 reflect the reclassification of operating investment properties and certain related assets as operating investment properties held for sale and the writedown of the individual operating properties to the lower of adjusted cost or net realizable value. The Company recorded a loss for financial reporting purposes of $3,850,000 for the year ended August 31, 1995 in connection with this accounting treatment. An additional loss of $510,000 was recognized for the nine months ended May 31, 1996 to reserve for certain additional capitalized costs related to specific properties for which impairment losses were recorded in fiscal 1995. See Note 5 for a further discussion. The Company would adopt the liquidation basis of accounting, whereby all assets and liabilities would be carried at their estimated settlement amounts, upon approval of the sale transaction by the requisite vote of the shareholders.

                        RETAIL PROPERTY INVESTORS, INC.

                                  (UNAUDITED)


2. ESCROWED CASH

  Escrowed cash consists of various lender escrows and real estate tax and insurance premium escrows. The lender escrows are amounts held by one mortgage lender to be released upon the completion of certain construction projects and other events relating to the loan secured by Cross Creek Plaza, Cypress Bay Plaza and Walterboro Plaza (see Note 6). The balance at both May 31, 1996 and August 31, 1995 of the lender escrows amounted to $75,000. The Company maintains separate real estate tax and insurance premium escrows for each property. The balance of these escrows was $1,092,000 and $992,000 at May 31, 1996 and August 31, 1995, respectively. Real estate tax and insurance premium escrows for Cross Creek Plaza, Cypress Bay Plaza, Marion Towne Center, Southside Plaza and Walterboro Plaza are controlled by the respective mortgage lenders. The remainder of the funds segregated for the payment of real estate taxes and insurance premiums are not restricted by third parties.

3. CAPITAL IMPROVEMENT RESERVE

  The Company maintains a capital improvement reserve to cover the cost of potential future capital improvement expenditures related to the operating investment properties. The balance of the capital improvement reserve at May 31, 1996 and August 31, 1995 was $1,331,000 and $1,201,000, respectively. The
Company funded $.06 per square foot of leasable space owned (approximately 4.4 million square feet) to the capital improvement reserve on an annual basis through February 29, 1996. The Company discontinued funding this reserve account in the third quarter of fiscal 1996 as a result of the proposed sale of the Company's assets as discussed in Note 1. As of May 31, 1996, in accordance with the terms of the sale agreement discussed in Note 1, the Company remains obligated to fund approximately $500,000 in capital items prior to the final closing of the sale transaction and to establish a repair program for two roofs for which the Company is proceeding on claims against the manufacturer. In the event that the sale transaction is completed, the capital improvement reserve would be used for these two purposes and any remaining funds would be available for distribution to the shareholders. The capital improvement reserve is not restricted by any third parties.

4. RELATED PARTY TRANSACTIONS

  For the six months ended February 28, 1995, the Advisor earned management fees equal to .25% per annum of the capital contributions of the Company, or $125,000, in accordance with the Advisory Agreement. In addition, an affiliate of the Advisor was reimbursed for $111,000 for providing certain financial, accounting and investor communication services to the Company for the six months ended February 28, 1995. Effective March 1, 1995, the Advisor agreed to waive its management fees and agreed that it will not be reimbursed for providing certain financial, accounting and investor communication services to the Company through the earlier to occur of March 1, 1997 or the date of the annual meeting of the Board of Directors.

  Mitchell Hutchins Institutional Investors, Inc. ("Mitchell Hutchins") provides cash management services with respect to the Company's cash assets. Mitchell Hutchins is a subsidiary of Mitchell Hutchins Assets Management, Inc., an independently operated subsidiary of PaineWebber. For the nine-month periods ended May 31, 1996 and 1995, Mitchell Hutchins earned fees totalling $21,000 and $6,000, respectively, for managing the Company's cash assets. Accounts payable--affiliates at May 31, 1996 and August 31, 1995 consist of $16,000 and $4,000, respectively, payable to Mitchell Hutchins.

  In September 1993, in order to take advantage of a negotiated prepayment right which was due to expire, PaineWebber Properties Incorporated (PWP), a general partner of the Advisor, purchased the mortgage note secured by Applewood Village from the original lender at par for $5,175,000. The Applewood Village mortgage loan was refinanced in June 1995 for $4,000,000 leaving a balance of $1,175,000 which PWP agreed to hold as

                        RETAIL PROPERTY INVESTORS, INC.

                                  (UNAUDITED)

an unsecured note payable. Subsequent to the quarter ended May 31, 1996, PWP agreed to release the Company from its remaining obligation under this promissory note. Effective June 1, 1996, the outstanding balance of this note payable to affiliate, of $1,136,000, was forgiven. The gain on forgiveness of indebtedness resulting from this transaction will be recognized in the Company's statement of operations in the fourth quarter of fiscal 1996.

5. OPERATING INVESTMENT PROPERTIES

  The Company invested its initial net offering proceeds through the acquisition of 22 Wal-Mart anchored shopping centers. The name, location and size of the acquired properties, along with information related to the respective purchase prices and carrying values as of May 31, 1996, are as follows (in thousands):

                                                            COSTS
          NAME                             ACQUISITION   CAPITALIZED     MASTER    ADJUSTED
        LOCATION           DATE   PURCHASE   FEES AND   SUBSEQUENT TO    LEASE     COST AT
          SIZE           ACQUIRED  PRICE   EXPENSES (1)  ACQUISITION  PAYMENTS (2) 5/31/96
        --------         -------- -------- ------------ ------------- ------------ --------
Village Plaza........... 8/16/89  $23,975      $394         $826          $618     $24,577
Augusta, GA
490,970
square feet
Logan Place............. 1/18/90    4,917       189           16           232       4,890
Russellville, KY
114,748
square feet
Piedmont Plaza.......... 1/19/90   13,500       263           29           107      13,685
Greenwood, SC
249,052
square feet
Artesian Square......... 1/30/90    6,990       203          989           392       7,790
Martinsville, IN
177,428
square feet
Sycamore Square......... 4/26/90    4,970       172           23           130       5,035
Ashland City, TN
93,304
square feet
Audubon Village......... 5/22/90    6,350       215           30           --        6,595
Henderson, KY
124,592
square feet
Crossroads Centre....... 6/15/90    9,914       246           42           --       10,202
Knoxville, TN
242,430
square feet

                        RETAIL PROPERTY INVESTORS, INC.

                                  (UNAUDITED)

                                                             COSTS
          NAME                              ACQUISITION   CAPITALIZED     MASTER    ADJUSTED
        LOCATION            DATE   PURCHASE   FEES AND   SUBSEQUENT TO    LEASE     COST AT
          SIZE            ACQUIRED  PRICE   EXPENSES (1)  ACQUISITION  PAYMENTS (2) 5/31/96
        --------          -------- -------- ------------ ------------- ------------ --------
East Pointe Plaza.......   8/07/90  13,936      269           737          306       14,636
Columbia, SC
279,261
square feet
Walterboro Plaza--Phases
 I and II...............  12/19/90   6,645      284            22          136        6,815
Walterboro, SC
132,130
square feet
Cypress Bay Plaza.......  12/19/90  12,235      215            94          522       12,022
Morehead City, NC
258,245
square feet
Cross Creek Plaza.......  12/19/90  13,565      302            20          525       13,362
Beaufort, SC
237,765
square feet
Lexington Parkway Pla-
 za.....................   3/05/91  10,290      251           115          208       10,448
Lexington, NC
210,150
square feet
Roane County Plaza......   3/05/91   7,000      197           --            43        7,154
Rockwood, TN
160,198
square feet
Franklin Square.........   6/21/91   9,018      232            45           26        9,269
Spartanburg, SC
237,062
square feet
Barren River Plaza......   8/09/91  11,788      412            49           57       12,192
Glasgow, KY
234,795
square feet
Cumberland Crossing.....   8/09/91   7,458      370            32          116        7,744
LaFollette, TN
144,734
square feet
Applewood Village.......  10/25/91   6,965      389           --            25        7,329
Fremont, OH
140,039
square feet

                        RETAIL PROPERTY INVESTORS, INC.

                                  (UNAUDITED)


                                                             COSTS
          NAME                              ACQUISITION   CAPITALIZED     MASTER    ADJUSTED
        LOCATION            DATE   PURCHASE   FEES AND   SUBSEQUENT TO    LEASE     COST AT
          SIZE            ACQUIRED  PRICE   EXPENSES (1)  ACQUISITION  PAYMENTS (2) 5/31/96
        --------          -------- -------- ------------ ------------- ------------ --------
Aviation Plaza..........   8/31/92    8,349       337          --            --        8,686
Oshkosh, WI
174,715
square feet
Crossing Meadows Plaza..   8/31/92   12,100       356            6           --       12,462
Onalaska, WI
233,984
square feet
Southside Plaza.........  10/21/92    9,200       356            7           --        9,563
Sanford, NC
172,293
square feet
College Plaza...........   4/29/93    9,900       461          --              2      10,359
Bluefield, VA
178,431
square feet
Marion Towne Center.....   6/23/93    7,907       624           12           --        8,543
Marion, SC
156,543
square feet
                                   --------    ------       ------        ------    --------
                                   $216,972    $6,737       $3,094        $3,445    $223,358
                                   ========    ======       ======        ======    ========

- --------
(1) Acquisition fees and expenses include a 3% fee paid to PWP and other capitalized costs incurred in connection with the acquisition of the properties (e.g. legal fees, appraisal fees, other closing costs, etc.). Certain expenses incurred to investigate potential investments were recorded as other assets pending the closing of a transaction and were reclassified after acquisition to the cost basis of the related property. Expenses incurred to review potential investments which were subsequently not acquired by the Company were charged to investment analysis expense once the Company stopped pursuing the acquisition.
(2) The Company originally entered into master lease agreements with the sellers and certain of their affiliates (the "Guarantors") of each of the operating properties acquired. The master lease agreements generally provided that, for a period of up to 36 to 60 months (depending on the credit status of the tenant in occupancy) from the date of the acquisition of the operating property, the Guarantors guaranteed that the aggregate cash flow from all non-anchor tenants would not be less than the aggregate pro-forma net cash flow from non-anchor tenants projected at the time of the purchase. In the event that the actual aggregate net cash flow was less than the guaranteed amount, the Guarantors were obligated to make cash payments to the Company equal to any such deficit. All amounts earned under the master lease agreements were treated as purchase price adjustments and recorded as reductions to the carrying values of the related operating property for financial reporting purposes. Subsequent to the quarter ended May 31, 1996, the final master lease covering the Applewood Village property was terminated. As a result, the Company has no further rights or obligations under the master leases.

                        RETAIL PROPERTY INVESTORS, INC.

                                  (UNAUDITED)


  As discussed in Note 1, as a result of the decision by the Board to pursue a sale of the Company's portfolio of properties, the Company's operating investment properties and certain related assets have been classified as investment properties held for sale on the accompanying balance sheets at May 31, 1996 and August 31, 1995. The balances of investment properties held for sale are net of an allowance for possible impairment loss of $4,360,000 and $3,850,000 at May 31, 1996 and August 31, 1995, respectively, which reflect the writedown of such assets to the lower of adjusted cost or net realizable value. Such allowance applies only to the properties for which losses are expected based on their estimated fair values. The expected gains on properties for which the estimated fair value less costs to sell exceeds the adjusted cost basis would be recognized in the period in which a sale transaction is completed. Based on the proposed aggregate purchase price for the Company's assets discussed in Note 1, the Company would have recognized a net gain of approximately $9 million for financial reporting purposes if the potential sale transaction had been completed as of May 31, 1996. The Company will continue to recognize depreciation on its assets held for sale through the date of disposal which would increase the amount of the aggregate gain recognized upon the completion of the transaction. Costs to proxy the Company's shareholders and complete the potential sale transaction will be expensed as incurred.

  Operating investment properties held for sale on the accompanying balance sheets as of May 31, 1996 and August 31, 1995 are comprised of the following amounts (in thousands):

                                                            MAY 31    AUGUST 31
                                                           ---------  ---------
   Land................................................... $  37,845  $  37,845
   Buildings and improvements.............................   175,837    175,453
   Furniture and equipment................................     9,676      9,676
                                                           ---------  ---------
                                                             223,358    222,974
   Less: accumulated depreciation.........................   (32,131)   (27,409)
                                                           ---------  ---------
                                                             191,227    195,565
   Deferred rent receivable...............................       305        305
   Deferred leasing commissions, net......................       429        291
                                                           ---------  ---------
                                                             191,961    196,161
   Less: Allowance for possible impairment loss...........    (4,360)    (3,850)
                                                           ---------  ---------
                                                           $ 187,601  $ 192,311
                                                           =========  =========

                        RETAIL PROPERTY INVESTORS, INC.

                                  (UNAUDITED)


6. MORTGAGE NOTES PAYABLE

  Mortgage notes payable, reduced by unamortized loan buydown fees (see below), at May 31, 1996 and August 31, 1995 consist of the following (in thousands):

                                                             MAY 31   AUGUST 31
                                                            --------  ---------
Mortgage notes payable to a financial institution which     $ 49,005  $ 49,005
 are secured by Village Plaza,
 Piedmont Plaza, Artesian Square, Logan Place, Sycamore       (2,156)   (2,504)
 Square and Crossroads Centre.                              --------  --------
 These mortgage notes require monthly payments of interest    46,849    46,501
 only at 8% for the first seven years and then principal
 and interest at 8% until maturity which ranges from No-
 vember 1, 1999 to July 1, 2000. These notes contain cer-
 tain cross default and cross collateral provisions. See
 discussion of effective interest rates and loan buydown
 fees below.

Mortgage notes payable to a financial institution which       24,486    24,678
 are secured by East Pointe Plaza,
 Cumberland Crossing and Barren River Plaza. The mortgage       (918)   (1,022)
 note on East Pointe Plaza,                                 --------  --------
 in the principal amount of $11,150, calls for monthly in-    23,568    23,656
 terest-only payments at 8% per annum through June 1996.
 The balance of these mortgage notes require monthly pay-
 ments of principal and interest at 8% through June 1996.
 Effective June 10, 1996, all three notes require monthly
 payments of principal and interest at 8.75% per annum
 through maturity on June 10, 2001. These notes contain
 certain cross default and cross collateral provisions.
 See discussion of effective interest rates and loan
 buydown fees below.

Mortgage note payable to a financial institution secured
 by Franklin Square. The note                                  6,600     6,600
 requires monthly interest-only payments at 8% per annum         (10)      (83)
 until maturity, which is                                   --------  --------
 scheduled for June 21, 1996. See discussion of effective      6,590     6,517
 interest rates, loan buydown fees and terms of extension
 agreement below.

Mortgage note payable to a financial institution secured      23,057    23,680
 by Cross Creek Plaza, Cypress Bay Plaza and Walterboro
 Plaza. The loan bears interest at a variable rate equal
 to 30-day LIBOR plus 3.50% per annum for the first twelve
 months (9.19% as of May 31, 1996), 30-day LIBOR plus
 3.75% for the next twelve months and 30-day LIBOR plus
 4.25% for the final twelve months. Monthly payments of
 interest and principal (based on a 15-year amortization
 schedule) are due until maturity on December 10, 1997.

Mortgage notes payable to a financial institution secured     17,207    17,487
 by Audubon Village, Lexington Parkway Plaza and Roane
 County Plaza. The notes secured by the Lexington and
 Roane properties bear interest at a fixed rate of 9.125%
 per annum and require monthly payments of principal and
 interest aggregating $119 through maturity on March 1,
 2015. The note secured by Audubon Village bears interest
 at 8.75% per annum and requires monthly payments of prin-
 cipal and interest of $43 through maturity on June 1,
 2000.

Mortgage notes payable to a financial institution which       16,179    16,321
 are secured by Aviation Plaza and
 Crossing Meadows. Monthly payment terms for the loan se-       (671)     (815)
 cured by Aviation Plaza, in                                --------  --------
 the principal amount of $6,800, call for interest only       15,508    15,506
 payments at 8% per annum through
 August 1, 1995 and principal and interest payments at 8%
 thereafter until maturity. The loan secured by Crossing
 Meadows requires monthly payments, including interest at
 8% per annum, of $71 until maturity. Both notes are
 scheduled to mature on June 1, 1999. See discussion of
 effective interest rates and loan buydown fees below.

                        RETAIL PROPERTY INVESTORS, INC.

                                  (UNAUDITED)

                                                             MAY 31   AUGUST 31
                                                            --------  ---------
Mortgage note payable to a financial institution which is   $  6,610  $  6,686
 secured by Southside Plaza.
 The note requires monthly payments, including interest at      (156)     (219)
 6.83% per annum, of $46 until                              --------  --------
 maturity on November 5, 1997. See discussion of effective     6,454     6,467
 interest rates and loan buydown fees below.

Mortgage note payable to a bank which is secured by Col-       6,862     6,898
 lege Plaza. Interest on the note accrued at prime plus
 0.75% per annum (9.0% as of May 31, 1996). Monthly pay-
 ments equal to the greater of $58 or accrued interest for
 such month were payable until maturity, which was origi-
 nally scheduled for April 23, 1996. See discussion below
 regarding extension agreement.

Mortgage note payable to a financial institution which is      5,774     5,817
 secured by Marion Towne
 Center. The note, which was issued on June 23, 1993,
 calls for monthly payments, including interest at 8% per
 annum, of $44 until maturity on July 1, 2002. The lender
 has the option, upon 120 days' written notice, to call
 the loan due at the end of each of the third year and the
 sixth year of the loan. If the loan is not called at such
 time, the lender may adjust the interest rate.

Mortgage note payable to a financial institution secured       3,880     3,979
 by Applewood Village. The note bears interest at 9% per
 annum and requires monthly principal and interest pay-
 ments of $41 until maturity on June 10, 2010.
                                                            --------  --------
Total mortgage notes payable, net                           $155,749  $156,508
                                                            ========  ========

SUMMARY OF OUTSTANDING MORTGAGE NOTES PAYABLE

Aggregate unamortized loan buydown fees.....................   (3,911)   (4,643)
                                                             --------  --------
Total mortgage notes payable, net........................... $155,749  $156,508
                                                             ========  ========

                        RETAIL PROPERTY INVESTORS, INC.

                                  (UNAUDITED)

  At the time of the original closing of certain of the mortgage notes listed above, the Company paid fees to the lenders in return for the lenders' agreement to reduce the stated interest rate on the loans to 8% per annum (6.83% in the case of Southside Plaza) over the terms of the loans. The fees have been recorded as reductions of the outstanding principal amounts and are being amortized, using the effective interest method, over the terms of the respective loans. The effective interest rates on these outstanding loans ranged from 8.47% to 9.76% per annum as of May 31, 1996.

  As discussed further in Note 1, the Company has entered into a contract for the sale of the operating investment properties which serve as collateral for the above mortgage loans. The obligation to repay the lenders with respect to such loans at the time of any potential sale transaction would be equal to the outstanding mortgage principal balance prior to unamortized loan buydown fees. In conjunction with a sale transaction, the amount of any remaining unamortized buydown fees would be written off as a loss on the early extinguishment of debt. In addition, certain of the Company's outstanding mortgage loans include substantial prepayment penalties. Under the terms of the potential portfolio sale transaction, the buyer has agreed to pay the penalties and fees associated with prepaying or assuming the outstanding mortgage loans.

  During the quarter ended May 31, 1996, the Company reached an agreement with the lender of the College Plaza and Franklin Square notes on terms for an extension of the two notes. The maturity date of both notes was extended to March 31, 1997. Subsequent to the original maturity dates, the interest rate for both mortgage notes will be a variable rate equal to either prime plus 0.75% or LIBOR plus 2.75%, as selected by the Company. Formal closing of the College Plaza extension agreement occurred in May 1996. Formal closing of the Franklin Square extension agreement is expected to occur during the fourth quarter of fiscal 1996.

                        RETAIL PROPERTY INVESTORS, INC.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

  As reported in the Special Update to Shareholders dated March 15, 1996, the Company announced the execution of a definitive agreement for the sale of its assets to Glimcher Realty Trust ("GRT"). Under the original terms of the agreement, GRT was to have purchased the properties of the Company subject to certain indebtedness for an aggregate purchase price of $203 million plus prepayment penalties on debt to be prepaid and assumption fees on debt to be assumed, subject to certain adjustments. As of May 14, 1996, the terms of the purchase contract were amended to reduce the aggregate purchase price to $197 million plus prepayment penalties and assumption fees. The sale transaction closed into escrow on June 27, 1996 with GRT depositing the net proceeds required to close the transaction in the form of bank letters of credit. Consummation of the sale remains subject to approval by the shareholders of the Company and may also be terminated by the Company in accordance with the fiduciary obligations of its Board of Directors. During the escrow period in which the Company will seek to obtain the required shareholder approval, the Company's operating properties will be managed by GRT pursuant to a management agreement which is cancellable in the event that the sale is not completed. Under the terms of the management agreement, GRT will receive a base fee of 3% of the gross operating revenues of the properties. In addition, in the event that the sale is successfully consummated, GRT would earn an incentive management fee equal to the net cash flow of the properties attributable to the period commencing on May 14, 1996 and ending on the date of the final closing of the sale transaction. If the sale is completed, the Company will be entitled to interest earnings during the escrow period on net proceeds of approximately $37,401,000 at a rate equivalent to the published market rate on 6-month U.S. Treasury Bills as of June 20, 1996. The sale agreement with GRT calls for GRT to receive certain compensatory payments in the event that the sale is not consummated for certain specified reasons. A proxy statement regarding the sale transaction is currently being prepared, and it is expected that the Board will distribute it to the Company's shareholders for approval during the fourth quarter of fiscal 1996. A Special Meeting of the shareholders is expected to be held in October 1996 to vote on the transaction and the complete liquidation and dissolution of the Company. Pursuant to the Company's Articles of Incorporation and Virginia law, the sale of all, or substantially all, of the Company's real estate assets requires shareholder approval. Approval by two-thirds of the Company's outstanding shares would be required in order to proceed with the sale transaction. In the event that the sale transaction is approved and completed, the Company is expected to be liquidated within a reasonable time period following the closing of the transaction.

  As discussed further in the Annual Report, the Company's Board of Directors engaged the investment banking firm of Lehman Brothers Inc. ("Lehman") in June of 1995 to act as its financial adviser and to provide financial and strategic advisory services to the Board regarding options available to the Company in light of adverse changes in the market for REIT stocks at that time which prohibited the Company from completing the final phase of its restructuring plans. Such plans had included the conversion of the Company to a self-administered REIT, the completion of a second equity offering and the listing of the Company's common stock on a national securities exchange. The strategic options which were considered included a recapitalization of the Company, sales of the Company's assets and the exploration of merger opportunities. Lehman's services have included the solicitation and identification of potential transactions for the Company, the evaluation of these transactions, and the provision of advice to the Board regarding them. In November 1995, Lehman presented to the Board a summary of the proposals received to date. All of the proposals were indications of interest from third parties to buy the Company's real estate assets. In view of the existing capital market conditions, the expectations that the Company's restructuring plans might not be feasible in the near term, and the indications of interest received, the Board concluded that it would be in the shareholders' best interests to immediately initiate the process of soliciting offers to purchase the Company's portfolio of operating investment properties. The

Board instructed Lehman to work with the various third parties that expressed an interest in such a transaction to obtain transaction terms most favorable to the Company and its shareholders. During the second quarter of fiscal 1996, the Board received three offers and, after evaluation of the proposals, selected the offer from GRT and negotiated a purchase and sale agreement. Subsequent to the completion of due diligence by GRT and final negotiations, the sale transaction was closed into escrow as described above.

  While the prospective selling price of the Company's assets significantly exceeds the book value of the assets, net of accumulated depreciation and the reserve for impairment loss discussed further below, the amount is below the aggregate price at which the 22 properties were purchased by the Company between August 1989 and June 1993. At the present time, real estate values for retail shopping centers in many markets have been adversely impacted by the effects of overbuilding and corporate restructurings and consolidations among retailers which have resulted in an oversupply of space. In addition, the conditions in the capital markets for public REIT stocks referred to above have resulted in a drop off in acquisition demand from large institutional buyers of retail properties. Furthermore, certain strategic changes in Wal-Mart's corporate growth plans, which are discussed in more detail in the Annual Report, appear to have resulted in potential buyers attributing a higher leasing risk to the Company's portfolio of properties. In light of such conditions, the Board believes that a bulk sale of the portfolio of properties may result in higher net proceeds than if the properties were sold on an individual basis, and therefore may represent the best available course of action for the Company's shareholders. As previously reported, during the first quarter of fiscal 1996 Wal-Mart announced plans to build a 200,000 square foot Supercenter on land secured by the Company adjacent to Audubon Village, subject to various regulatory approvals. During the second quarter of fiscal 1996, the Planning Board in Henderson, Kentucky rejected Wal-Mart's proposal to construct the Supercenter adjacent to the Company's site. The Company and Wal-Mart have been discussing potential options in light of this development. During the third quarter, Wal-Mart decided to discontinue, for the present time, its efforts to construct a Supercenter store and is currently operating its existing store in Audubon Village. As discussed further in the Annual Report, it was anticipated that Wal-Mart would vacate its store at Applewood Village in Fremont, Ohio. During the second quarter of fiscal 1996, Wal-Mart vacated, as expected, to relocate to a newly constructed Supercenter several miles away. During the first quarter of fiscal 1996, the Company learned that Wal-Mart is also expected to relocate from Piedmont Plaza in Greenwood, South Carolina to a new Supercenter currently under construction in that market. Wal-Mart will remain obligated to pay rent and its share of expenses under the existing leases at Applewood Village and Piedmont Plaza through the remainder of its lease terms, which run through January 2010 and September 2009, respectively. Management will continue to work, in conjunction with GRT during the escrow period, to establish a long-term strategy for these assets.

  At the present time, the leasing status of the Company's non-Wal-Mart space remains strong. The Company's portfolio of 22 shopping centers was 98% leased overall as of May 31, 1996, and leased shop space, excluding anchors, was 91%. During the first quarter of fiscal 1996, Hamrick's, a regional clothing manufacturer and retailer took occupancy of approximately 17,000 square feet of space at Lexington Parkway Plaza. The Company spent approximately $87,000 on tenant improvements to prepare the space for this tenant which opened for business in December 1995. During the second quarter, an agreement with a third party developer to construct a JC Penney store and a mini-anchor space on land adjacent to the Aviation Plaza shopping center was reached. The construction of these stores, which is expected to be completed in the Fall of 1996, should enhance the appeal of and customer traffic at the property. During the third quarter, the new Hamrick's and Superpetz anchor stores totalling 40,000 square feet at East Pointe Plaza opened for business. The Company spent approximately $379,000 to re-configure this space to accommodate these two tenants. The only property with any significant vacancy is Sycamore Square, which was 89% leased as of May 31, 1996. This shopping center, which is located in Ashland City, Tennessee, is the smallest of the Company's properties with 93,000 square feet of leasable space.

  In addition to the general retail market conditions and Wal-Mart relocation risk discussed above, the decision by the Board to pursue a sale of the Company's real estate assets at the present time is also partly based on the refinancing risk to which the Company has been and would remain subject in the event that it continues to hold the operating properties for long-term investment purposes. The first mortgage loans secured by the College Plaza and Franklin Square properties are held by the same lender and were scheduled to mature during fiscal 1996. The principal balance of the College Plaza loan at May 31, 1996 was $6,862,000 and the original maturity date was April 23, 1996. The principal balance of the Franklin Square loan at May 31, 1996 was $6,600,000 and the original maturity date was June 21, 1996. During the quarter ended May 31, 1996, the Company reached an agreement with the lender of the College Plaza and Franklin Square notes on terms for an extension of the two notes. The maturity date of both notes was extended to March 31, 1997. Subsequent to the original maturity dates, the interest rate for both mortgage notes will be a variable rate equal to either prime plus 0.75% or LIBOR plus 2.75%, as selected by the Company. Formal closing of the College Plaza extension agreement occurred in May 1996. Formal closing of the Franklin Square extension agreement is expected to occur during the fourth quarter of fiscal 1996. The next significant loan maturities are not scheduled until fiscal 1998. The obligation to repay the lenders with respect to the outstanding mortgage loans at the time of any potential sale transaction would be equal to the outstanding mortgage principal balance prior to unamortized loan buydown fees. In conjunction with a sale transaction, the amount of any remaining unamortized loan buydown fees ($3.9 million as of May 31, 1996) would be written off as a loss on the early extinguishment of debt. In addition, certain of the Company's outstanding mortgage loans include substantial prepayment penalties. Under the terms of the proposed portfolio sale transaction, GRT has agreed to pay the penalties and fees associated with prepaying or assuming the outstanding mortgage loans.

  As a result of the Company's plans to pursue a course of action which is expected to result in the sale of all of the operating investment properties during calendar year 1996, the Company's financial statements as of May 31, 1996 and August 31, 1995 reflect the classification of the operating investment properties and certain related assets as operating investment properties held for sale and the writedown of the individual properties to the lower of adjusted cost or net realizable value. The Company recorded an impairment loss for financial reporting purposes of $3,850,000 for the year ended August 31, 1995 in connection with this accounting treatment. An additional loss of $510,000 was recognized for the nine months ended May 31, 1996 to reserve for certain additional capitalized costs related to specific properties for which impairment losses were recorded in fiscal 1995. The resulting allowance for possible impairment loss applies only to the properties for which losses are expected based on their individual estimated fair values. The expected gains on properties for which fair value less costs to sell exceeds the adjusted cost basis would be recognized in the period in which a sale transaction is completed. Based on the proposed aggregate purchase price for the Company's assets discussed above, the Company would have recognized a net gain of approximately $9 million for financial reporting purposes if the potential sale transaction had been completed as of May 31, 1996. The Company will continue to recognize depreciation on its assets held for sale through the date of disposal which would increase the amount of the aggregate gain recognized upon the completion of the transaction. Costs to proxy the Company's shareholders and complete the potential sale transaction will be expensed as incurred.

  As previously reported, in September 1993, in order to take advantage of a negotiated prepayment right which was due to expire, PaineWebber Properties Incorporated (PWP), a general partner of the Advisor, purchased the mortgage note secured by Applewood Village from the original lender at par for $5,175,000. The Applewood Village mortgage loan was refinanced in June 1995 for $4,000,000 leaving a balance of $1,175,000 which PWP agreed to hold as an unsecured note payable. Subsequent to the quarter ended May 31, 1996, PWP agreed to release the Company from its remaining obligation under this promissory note. Effective June 1, 1996, the outstanding balance of this note payable to affiliate, of $1,136,000, was forgiven. The gain on forgiveness of indebtedness resulting from this transaction will be recognized in the Company's statement of operations in the fourth quarter of fiscal 1996.

  Based on the potential sale of the portfolio, pending the outcome of the shareholder vote regarding the transaction, the Board has determined that the payment of regular quarterly dividends will remain suspended for the present time. As of May 31, 1996, the Company had available cash and cash equivalents of $7,057,000. In the event that the proposed sale transaction is approved and completed, a portion of such amount will be used for the Company's working capital requirements (including portfolio sale expenses), as necessary, through the date of the Company's liquidation, which would be expected to occur in late calendar year 1996. If the sale transaction is not completed and the Company continues its operations as a going concern, such amount would also be used for leasing costs, financing expenses and, potentially, for dividends to the shareholders. In addition, as of May 31, 1996 the Company had a capital improvement reserve of $1,331,000 which is available, in part, to pay for potential costs of required future capital improvements to the operating properties. As of May 31, 1996, in accordance with the terms of the sale agreement discussed above, the Company remains obligated to fund approximately $500,000 in capital items prior to the final closing of the sale transaction and to establish a repair program for two roofs for which the Company is proceeding on claims against the manufacturer. In the event that the sale transaction is completed, the capital improvement reserve would be used for these two purposes and any remaining funds would be available for distribution to the shareholders. The amount of the Company's available cash assets, net of all disposition-related expenses and after the possible establishment of a reserve for contingent obligations, would be paid out to the shareholders following the closing of the proposed sale transaction in the event that such transaction is successfully completed. Management is currently working to finalize its estimates of disposition-related expenses and required reserves, if any, for contingent liabilities. Until such analysis is complete, it is not possible to determine the amount of any potential liquidating distribution to the shareholders. In addition, certain net assets and liabilities of the Company that could not be settled in cash prior to the Company's planned liquidation date in late calendar year 1996 might be transferred into a liquidating trust for the benefit of the shareholders. Under such circumstances, a nominal residual payment to the shareholders out of the liquidating trust would be expected to be made in a subsequent year. The Company is generally obligated to distribute annually at least 95% of its taxable income to its shareholders in order to continue to qualify as a REIT under the Internal Revenue Code. The Company incurred a loss for both book and tax purposes in 1995 and, therefore, was not required to pay a cash dividend in order to retain its REIT status. Due to the non-cash depreciation and amortization charges which will continue to be recognized for both book and tax purposes, losses are expected to be reported in 1996 as well, prior to any sale of the Company's operating investment properties.

RESULTS OF OPERATIONS

 Three Months Ended May 31, 1996

  The Company reported a net loss of $626,000 for the three months ended May 31, 1996 as compared to a net loss of $20,000 for the same three-month period in fiscal 1995. The increase in net loss for the third quarter of fiscal 1996 resulted primarily due to costs totalling $551,000 incurred in the current three-month period in connection with the pending portfolio sale transaction and the recognition of an impairment loss of $128,000 for the current three-month period, as discussed further above. The portfolio sale expenses include certain legal and accounting expenses directly associated with the transaction and the related shareholder approval process. Such costs will continue to be expensed as incurred in future quarters. The unfavorable changes in the Company's net operating results were partially offset by slight increases in both rental and interest income and a decrease in general and administrative expenses. Interest income increased by $29,000 for the current three-month period due to the higher average invested cash reserve balances which have resulted from the suspension of the Company's dividend payments to shareholders. General and administrative expenses decreased by $62,000 for the current three-month period primarily due to a reduction in certain recurring professional fees.

 Nine Months Ended May 31, 1996

  The Company reported a net loss of $2,128,000 for the nine months ended May 31, 1996 as compared to a net loss of $1,038,000 for the same nine-month period in fiscal 1995. This $1,090,000 increase in net loss resulted primarily from the combined effect of expenditures totalling $1,282,000 incurred in the current nine-month period in connection with the pending portfolio sale transaction and the recognition of an impairment loss of $510,000 for the current nine-month period, as discussed further above. In addition, rental revenues decreased by $148,000 primarily due to a decrease in tenant reimbursements during the nine-month period ended May 31, 1996 when compared to the same period in fiscal 1995. The Company's portfolio of shopping center properties was 98% leased overall for both nine-month periods ended May 31, 1996 and 1995. Leased shop space, excluding anchors, averaged 91% for the nine months ended May 31, 1996, down from 92% for the same period in the prior year. An increase in property operating expenses of $174,000, which resulted mainly from an increase in snow removal costs at several properties from the record breaking snowfall levels this winter, also contributed to the increase in the Company's net loss for the current nine-month period. The unfavorable changes in the Company's net operating results were partially offset by an increase in interest income and decreases in the interest, general and administrative, REIT management fee and financial and investor servicing expense categories. Interest income increased by $146,000 due to the higher average invested cash reserve balances which have resulted from the suspension of the Company's dividend payments to shareholders. Interest expense decreased by $147,000 during the nine-month period ended May 31, 1996 primarily due to the reduction in effective interest rates associated with certain loans refinanced in fiscal 1995. General and administrative expenses decreased by $561,000 mainly due to costs incurred in the prior year related to an independent valuation of the Company's operating properties which was commissioned in fiscal 1995 as part of management's refinancing and portfolio management efforts. REIT management fees and financial and investor servicing expenses declined by a total of $236,000 due to the Advisor's decision to waive collection of such amounts effective March 1, 1995. As discussed further in the Annual Report, the Advisor agreed to forego payments for its services as an accommodation to the Company in order to maximize earnings and cash flow while the strategic plans regarding the Company's future operations were evaluated and implemented.

                                    PART II

OTHER INFORMATION

 Item 1. Legal Proceedings

  As previously disclosed, an affiliate of the Advisor to the Company was named as a defendant in a class action lawsuit against PaineWebber Incorporated ("PaineWebber") and a number of its affiliates relating to PaineWebber's sale of 70 direct investment offerings, including the offering of shares of the Company's common stock. The Company is not a defendant in this action. In January 1996, PaineWebber signed a memorandum of understanding with the plaintiffs in this class action outlining the terms under which the parties have agreed to settle the case. Pursuant to that memorandum of understanding, PaineWebber irrevocably deposited $125 million into an escrow fund under the supervision of the United States District Court for the Southern District of New York to be used to resolve the litigation in accordance with a definitive settlement agreement and a plan of allocation which the parties expect to submit to the court for its consideration and approval within the next several months. Until a definitive settlement and plan of allocation is approved by the court, there can be no assurance what, if any, payment or non-monetary benefits will be made available to shareholders in Retail Property Investors, Inc.

  In February 1996, approximately 150 plaintiffs filed an action entitled Abbate v. PaineWebber Inc. in Sacramento, California Superior Court against PaineWebber Incorporated and various affiliated entities concerning the plaintiffs' purchases of various limited partnership interests and REIT stocks, including those offered by the Company. The complaint alleges, among other things, that PaineWebber and its related entities committed fraud and misrepresentation and breached fiduciary duties allegedly owed to the plaintiffs by selling or promoting investments that were unsuitable for the plaintiffs and by overstating the benefits, understating the risks and failing to state material facts concerning the investments. The complaint seeks compensatory damages of $15 million plus punitive damages. The eventual outcome of this litigation and the potential impact, if any, on the Company's shareholders cannot be determined at the present time.

  In June 1996, approximately 50 plaintiffs filed an action entitled Bandrowski v. PaineWebber Inc. in Sacramento, California Superior Court against PaineWebber Incorporated and various affiliated entities concerning the plaintiffs' purchases of various limited partnership interests and REIT stocks, including those offered by the Company. The complaint is substantially similar to the complaint in the Abbate action described above, and seeks compensatory damages of $3.4 million plus punitive damages.

  In July 1996, approximately 15 plaintiffs filed an action entitled Barstad
v. PaineWebber Inc. in Maricopa County, Arizona Superior Court against PaineWebber Incorporated and various affiliated entities concerning the plaintiffs' purchases of various limited partnership interests and REIT stocks, including those offered by the Company. The complaint is substantially similar to the complaint in the Abbate action described above, and seeks compensatory damages of $752,000 plus punitive damages.

  Under certain limited circumstances, pursuant to the Advisory Agreement and other contractual obligations, PaineWebber affiliates could be entitled to indemnification for expenses and liabilities in connection with this litigation. However, PaineWebber and its affiliates have formally waived all such rights with regard to this litigation and any other similar litigation that has been or may be threatened, asserted or filed by or on behalf of purchasers of the Company's common stock. Thus, the Advisor believes that these matters will have no material effect on the Company's financial statements, taken as a whole.

 Item 2. through 5. NONE

 Item 6. Exhibits and Reports on Form 8-K

  (a) Exhibits:NONE

  (b) Reports on Form 8-K:

  A Current Report dated March 12, 1996 on Form 8-K was filed by the registrant during the third quarter of fiscal 1996, reporting the proposed sale of the Company's real estate portfolio.

                        RETAIL PROPERTY INVESTORS, INC.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Retail Property Investors, Inc.

                                          By:  /s/ Walter V. Arnold
                                          _____________________________________
                                           Walter V. Arnold Senior Vice
                                           President and Chief Financial
                                           Officer

Dated: July 9, 1996

                             FOLD AND DETACH HERE
                        RETAIL PROPERTY INVESTORS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints Walter V. Arnold and Linda Z. MacDonald, and each of them, proxies and attorneys-in-fact of the undersigned, with the full power of substitution, to represent and to vote, as designated below, all the shares of Common Stock of Retail Property Investors, Inc. (the "Company") held of record by the undersigned on August 21, 1996 at the Special Meeting of Shareholders to be held on October 16, 1996, and at any adjournment or postponement thereof.

  The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated August 23, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL
                                     (Continued and to be signed on other side)

                                                           /X/       Pleasemark
                                                                     your votes
                                                                    as indicated

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1.

1.To approve and adopt the "Transaction," consisting of the sale of substantially all of the Company's assets to Glimcher Realty Trust, a Maryland real estate investment trust ("Glimcher"), pursuant to the Purchase and Sale Agreement by and among Glimcher, the Company and the Company's affiliated partnerships and joint venture, dated as of March 11, 1996, as amended, and the complete and voluntary liquidation and dissolution of the Company, in accordance with the terms of the Plan of Liquidation and Dissolution of the Company (the "Plan"), each as more fully described in the accompanying Proxy Statement and corresponding Annexes. A vote to approve the Transaction constitutes approval of Fleet National Bank to act as trustee of a liquidating trust and authorization of the transfer of all of the Company's remaining assets to such liquidating trust in accordance with the Plan.

                          FOR     AGAINST     ABSTAIN
                          / /       / /         / /


2. To vote, in their discretion, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.


                                Dated ________________________________________

                                ______________________________________________

                                Signature(s) of Shareholders _________________ PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                               (SEE OTHER SIDE)




Please indicate any change in the above address







                              FOLD AND DETACH HERE